As filed with the Securities and Exchange Commission on June 5, 2024.

Registration No. 333-279752

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

Amendment No. 1
To

Form F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

________________________

Linkers Industries Limited
(Exact name of Registrant as specified in its charter)

________________________

Not Applicable
(Translation of Registrant’s name into English)

British Virgin Islands	3670	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Lot A99, Jalan 2A-3, A101 & A102, Jalan 2A, Kawasan Perusahaan MIEL
Sungai Lalang, 08000 Sungai Petani, Kedah Darul Aman, Malaysia
+60 4-4417802
(Address, including zip code, and telephone number, including area code, of principal executive offices)

________________________

c/o Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
+1 800-221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

________________________

With a Copy to:

Lawrence S. Venick, Esq. Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Place, Central Hong Kong SAR Telephone: +852-3923-1111	Fang Liu, Esq. VCL Law LLP 1945 Old Gallows Road, Suite 260 Vienna, VA 22182 Telephone: +1 (703) 919-7285

________________________

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, as amended, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act: Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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†        The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

•        Public Offering Prospectus.    A prospectus to be used for the public offering by the Registrant of up to 2,200,000 Class A Ordinary Shares of the Registrant (the “Public Offering Prospectus”) through the underwriter named on the cover page of the Public Offering Prospectus.

•        Resale Prospectus.    A prospectus to be used for the resale by the Selling Shareholders set forth therein of 2,200,000 Class A Ordinary Shares in aggregate of the Registrant (the “Resale Prospectus”).

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

•        they contain different outside and inside front covers and back covers;

•        they contain different Offering sections in the Prospectus Summary section beginning on page Alt-1;

•        they contain different Use of Proceeds sections on page Alt-13;

•        They contain different Lock-up Agreements section on page Alt-13;

•        a Selling Shareholders section is included in the Resale Prospectus;

•        a Selling Shareholders Plan of Distribution is inserted; and

•        the Legal Matters section in the Resale Prospectus on page Alt-16 deletes the reference to counsel for the underwriter.

The Registrant has included in this Registration Statement a set of alternate pages after the back cover page of the Public Offering Prospectus (the “Alternate Pages”) to reflect the foregoing differences in the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the Registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the Selling Shareholders.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JUNE 5, 2024

2,200,000 Class A Ordinary Shares

Linkers Industries Limited

This is the initial public offering of the Class A ordinary shares, par value US$0.00001 per share (“Class A Ordinary Shares”), of Linkers Industries Limited (“LIL”). We are offering 2,200,000 Class A Ordinary Shares of LIL, representing 16.36% of the issued and outstanding ordinary shares, par value US$0.00001 per shares (“Ordinary Shares”), of LIL following completion of this offering, assuming the underwriters do not exercise their over-allotment option. Following this offering, 16.36% of the issued and outstanding Ordinary Shares will be held by public shareholders, assuming the underwriters do not exercise their over-allotment option. The Selling Shareholders are offering 2,200,000, Class A Ordinary Shares to be sold pursuant to the Resale Prospectus. We will not receive any proceeds from the sale of the Class A Ordinary Shares to be sold by the Selling Shareholders.

Prior to this offering, there has been no public market for our Class A Ordinary Shares. The offering price of our Class A Ordinary Shares in this offering is expected to be between US$4 and US$6 per share. We intend to apply to list our Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “LNKS.” There is no assurance that our listing application will be approved by the Nasdaq Capital Market, and if our application is not approved by the Nasdaq Capital Market, this initial public offering will be terminated.

We will be a “controlled company” as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this offering and the sale of our Class A Ordinary Shares by the Selling Shareholders pursuant to the Resale Prospectus, Mr. Man Tak Lau, our controlling shareholder (“Controlling Shareholder”) will own 5,829,500 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares, being 61.93% of our total issued and outstanding Ordinary Shares and representing 91.60% of the total voting power, assuming that the underwriters do not exercise their over-allotment option. As a result, our Controlling Shareholder will have the ability to control the outcome of certain matters submitted to shareholders for approval through his controlling ownership of the Company, such as the election of directors, amendments to our organizational documents and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions. See “Risk Factors — Risks Related to our Class A Ordinary Shares — our Controlling Shareholder has significant voting power and may take actions that may not be in the best interests of our other shareholders” for further information. However, even if we are deemed as a “controlled company,” we do not intend to avail ourselves of the corporate governance exemptions afforded to a “controlled company” under the Nasdaq Stock Market Rules. See “Risk Factors — We are a “controlled company” within the meaning of the Nasdaq listing rules, and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.”

LIL is a holding company registered and incorporated in the British Virgin Islands (“BVI”), and is not a Malaysian operating company. As a holding company with no material operations, we conduct our operations in Malaysia through our operating subsidiary, TEM. This is an offering of the Class A Ordinary Shares of LIL, the holding company incorporated in the BVI, instead of shares of our operating subsidiary, TEM. You may never directly hold any equity interest in our operating subsidiary.

Unless otherwise stated, references to the “Company”, “Group”, “we”, “us”, and “our” in the prospectus are to LIL, the BVI entity that will issue the Class A Ordinary Shares being offered in this prospectus. References to “our operating subsidiary” and “operating subsidiary” refer to TEM. Although our ownership interest in TEM is held through an intermediate company in the BVI, the structure under which we operate involves unique risks to investors. See “Risk Factors — Risks Related to our Corporate Structure”.

Investing in our Class A Ordinary Shares is highly speculative and involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our Class A Ordinary Shares in “Risk Factors” beginning on page 14 of this prospectus.

We are both an “emerging growth company” and a “foreign private issuer” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements.    See “Prospectus Summary — Implications of Being an Emerging Growth Company” and “Prospectus Summary — Implications of Being a Foreign Private Issuer” for additional information.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share		Total(2)
Initial public offering price	US$	5(3)	US$	11,000,000
Underwriting discounts(1)	US$	0.35	US$	770,000
Proceeds, before expenses, to us	US$	4.65	US$	10,230,000

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(1)       Represents underwriting discounts equal to 7.0% per Class A Ordinary Share.

(2)       Assumes that the underwriters do not exercise any portion of their over-allotment option.

(3)       Based on an assumed initial public offering price of $5 per share, the mid-point of the estimated range of the initial public offering price shown on the cover page of this prospectus.

Based on an assumed initial public offering price of $5 per share, the mid-point of the estimated range of the initial public offering price shown on the cover page of this prospectus. We expect our total cash expenses for this offering to be approximately US$1,327,331, exclusive of the underwriting discounts and non-accountable expense allowance. In addition, we will pay additional items of value in connection with this offering that are viewed by the Financial Industry Regulatory Authority, or FINRA, as underwriting compensation. These payments will further reduce proceeds available to us before expenses. See “Underwriting” for further information.

This offering is being conducted on a firm commitment basis. The underwriters are obligated to take and pay for all of the shares if any such shares are taken. We have granted the underwriters an option for a period of forty-five (45) days after the closing of this offering to purchase up to 15% of the total number of our Class A Ordinary Shares offered by us pursuant to this offering (excluding shares subject to this option), solely for the purpose of covering over-allotments, at the initial public offering price less the underwriting discounts. If the underwriters exercise the option in full, the total underwriting discounts payable will be US$885,500 based on an assumed initial public offering price of US$5 per Class A Ordinary Share, and the total gross proceeds to us, before underwriting discounts and expenses, will be US$12,650,000.

If we complete this offering, net proceeds will be delivered to us on the closing date. The underwriters expect to deliver the Class A Ordinary Shares against payment as set forth under “Underwriting” on or about [*], 2024.

The date of this prospectus is            , 2024.

We are responsible for the information contained in this prospectus and any free writing prospectus we prepare or authorize. We have not, and the underwriters have not, authorized anyone to provide you with different information, and we and the underwriters take no responsibility for any other information others may give you. We are not, and the underwriters are not, making an offer to sell our Class A Ordinary Shares in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or the sale of any Class A Ordinary Shares.

For investors outside the United States: Neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Class A Ordinary Shares and the distribution of this prospectus outside the United States.

We are registered and incorporated in the BVI and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the U.S. Securities and Exchange Commission, or the SEC, we currently qualify for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the U.S. Securities and Exchange Commission, or the SEC, as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Until and including [•], 2024 (twenty-five (25) days after the date of this prospectus), all dealers that buy, sell or trade our Class A Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

We obtained statistical, market and other industry data and forecasts used in this prospectus from market research, publicly available information and industry publications, including, but not limited to, an industry report commissioned by us and prepared by Ken Research Private Limited, a third-party independent industry research firm, to provide information regarding the industry we operate in. Industry publications, research, surveys, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus, and to risks due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these forecasts and other forward-looking information.

i

CONVENTIONS THAT APPLY TO THIS PROSPECTUS

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to:

•        “Articles” or “Articles of Association” are to the second amended and restated articles of association of our Company adopted on December 8, 2023, with effect from February 21, 2024 and as amended, supplemented and/or otherwise modified from time to time;

•        “BVI” is to the British Virgin Islands;

•        “BVI Act” is to the BVI Business Companies Act as amended from time to time;

•        “Class A Ordinary Shares” are to the Class A ordinary shares with a par value of US$0.00001 each of LIL;

•        “Class B Ordinary Shares” are to the Class B ordinary shares with a par value of US$0.00001 each of LIL;

•        “Controlling Shareholder” is to Mr. Man Tak Lau, who beneficially owns an aggregate of 8,329,500 Ordinary Shares, including 5,829,500 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares, which will represent 61.93% of the total issued and outstanding Ordinary Shares, representing 91.60% of the total voting power, immediately after the completion of this offering and the sale of our Class A Ordinary Shares by the Selling Shareholders pursuant to the Resale Prospectus assuming the underwriters do not exercise their over-allotment option;

•        “COVID-19” is to the Coronavirus Disease 2019;

•        “Exchange Act” is to the U.S. Securities Exchange Act of 1934, as amended;

•        “Euro,” “EUR,” or “€” is to the currency of the member states participating in the European Monetary Union;

•        “Hong Kong” is to the Hong Kong Special Administrative Region of the PRC;

•        “IPO” is to an initial public offering of securities;

•        “Malaysia Factory” is to the production site of TEM located in Kedah Darul Aman, Malaysia;

•        “Memorandum” or “Memorandum of Association” is to the second amended and restated memorandum of association of our Company adopted on December 8, 2023, with effect from February 21, 2024 and as amended, supplemented and/or otherwise modified from time to time;

•        “Ordinary Shares” or “Shares” are to the Class A Ordinary Shares and the Class B Ordinary Shares;

•        “our operating subsidiary” or “operating subsidiary” is to TEM;

•        “PRC”, “China” or “Mainland China” is to the People’s Republic of China;

•        “RM” is to Ringgit Malaysia, the legal currency of Malaysia;

•        “Securities Act” is to the U.S. Securities Act of 1933, as amended;

•        “TEM” is to TEM Electronics (M) Sdn. Bhd., a company established in Malaysia with limited liability, a direct wholly-owned subsidiary of TSPL and an indirect wholly-owned subsidiary of LIL;

•        “TSPL” is to TEM SP Limited, a company incorporated in the BVI with limited liability, a direct wholly-owned subsidiary of LIL;

•        “U.S. dollars” or “US$” or “dollars” or “USD” are to the legal currency of the United States; and

•        “we”, “us”, “our”, “our Company”, the “Company”, “our Group”, the “Group”, or “LIL” in this prospectus are to Linkers Industries Limited, a business company incorporated in the BVI with limited liability under the BVI Act on December 8, 2022, that will issue the Class A Ordinary Shares being offered.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the underwriters of their over-allotment option.

LIL is a holding company registered and incorporated in the BVI with operations conducted in Malaysia through its operating subsidiary, TEM. LIL’s reporting currency is RM. This prospectus contains translations of RM into U.S. dollars solely for the convenience of the reader. Unless otherwise noted, all translations from RM to U.S. dollars and from U.S. dollars to RM in this prospectus were calculated at the noon buying rate of US$1 = RM4.6650 on June 30, 2023 for figures during the fiscal years ended June 30, 2022 and 2023 and at the noon buying rate of US$1 = RM4.5903 on December 29, 2023 for the figures during the six months ended December 31, 2023, respectively, each as published in H.10 statistical release of the Board of Governors of the Federal Reserve System. We make no representation that the RM or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or RM, as the case may be, at any particular rate or at all.

LIL’s fiscal year ends on June 30. References to a particular “fiscal year” are to our fiscal year ended June 30 of that calendar year. References to a particular “year” are also to our fiscal year ended June 30 of that calendar year unless the text indicates otherwise.

INDUSTRY AND MARKET DATA

This prospectus includes statistical, market and other industry data and forecasts used in this prospectus from market research, publicly available information and industry publications, including, but not limited to, an industry report commissioned by us and prepared by Ken Research Private Limited, a third-party independent industry research firm, to provide information regarding the industry we operate in, as well as estimates by our management based on such data. Industry publications, research, surveys, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus, and to risks due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these forecasts and other forward-looking information.

Market data and statistics are inherently predictive and speculative and are not necessarily reflective of actual market conditions. Such statistics are based on market research, which itself is based on sampling and subjective judgments by both the researchers and the respondents, including judgments about what types of products and transactions should be included in the relevant market. In addition, the value of comparisons of statistics for different markets is limited by many factors, including that (i) the markets are defined differently, (ii) the underlying information was gathered by different methods, and (iii) different assumptions were applied in compiling the data. Accordingly, the market statistics included in this prospectus should be viewed with caution.

TRADEMARKS, SERVICE MARKS, AND TRADE NAMES

Solely for convenience, the trademarks, service marks, and trade names referred to in this prospectus are without the ® and TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names. This prospectus contains additional trademarks, service marks, and trade names of others, which are the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in our Class A Ordinary Shares. You should read the entire prospectus carefully, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and the related notes thereto, in each case included in this prospectus. Unless the context otherwise requires, all references in this prospectus to “we”, “us”, “our”, “our Group”, “our company”, and “LIL” refer to Linkers Industries Limited You should carefully consider, among other things, the matters discussed in the section of this prospectus titled “Business” before making an investment decision.

Overview

Through our operating subsidiary, we are a manufacturer and a supplier of wire/cable harnesses with our manufacturing operations in Malaysia and have more than 20 years’ experience in the wire/cable harnesses industry. Wire/cable harness refers to an assembly of wires/cables bound together with straps, cable ties and electrical tapes to transmit signals or electrical power. Our customers are generally global brand name manufacturers and original equipment manufacturers (“OEMs”) in the home appliances, industrial products and automotive industries that are mainly based in the Asia Pacific Region.

We work closely with customers in each stage of a product’s life cycle, including design, prototyping and production. Our business model enables us to offer customized wire harness for different applications and electrics designs. Our products are customized and made-to-order in accordance with the specific technical requirements of our customers.

Our Competitive Strengths

We believe the following competitive strengths differentiate our operating subsidiary from its competitors:

•        Customer base in diversified industries and long term business relationship with renowned global brand name manufacturers and OEMs;

•        Extensive understanding of wire harness production process, up to date machinery and efficient management resulting in competitive pricing while maintaining quality;

•        High standard and commitment to quality control;

•        Strong customized production platform; and

•        Experienced management team with extensive knowledge of the manufacturing industry where we operate.

Our Strategies

We aim to accomplish our business objective, further strengthen our market position and continue to be a competitive manufacturer and supplier of wire/cable harnesses by pursing the following key strategies:

•        Upgrade and increase our production capacity;

•        Strengthen our sales and marketing efforts to diversify our customer base;

•        Enhance our capability level; and

•        Acquisition of companies and/or formation of joint ventures.

Corporate History and Structure

On October 31, 1995, TEM was established under the laws of Malaysia to engage in the business of manufacturing connectors, assemblies and wire/cable harness. TSPL was incorporated under the laws of the BVI on November 15, 2022 as an investment holding company. As part of the reorganization, on December 14, 2022, TSPL acquired the entire issued share capital of TEM.

On December 8, 2022, LIL was incorporated under the laws of the BVI as a holding company. As part of the reorganization, on December 21, 2022, LIL acquired the entire issued share capital of TSPL, following which TSPL was wholly-owned by LIL, and TEM was indirectly wholly-owned by LIL.

We are offering 2,200,000 Class A Ordinary Shares, representing 16.36% of the Ordinary Shares following the completion of this offering, assuming the underwriters do not exercise their over-allotment option. The chart below illustrates our corporate structure and identify our subsidiaries as of the date of this prospectus/upon completion of this offering and the sale of our Class A Ordinary Shares by the Selling Shareholders pursuant to the Resale Prospectus of this offering:

Mr. Man Tak Lau
Other Pre-IPO Investors
Public
Pre IPO%/Post IPO%
74.04%/61.93%
25.96%/5.36%
0%/32.71%
Linkers Industries Limited (BVI)
100%
TEM SP Limited (BVI)
100%
TEM Electronics (M) Sdn. Bhd. (Malaysia)

We will be a “controlled company” as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this offering and the sale of our Class A Ordinary Shares by the Selling Shareholders pursuant to the Resale Prospectus, our Controlling Shareholder, will own 61.93% of our total issued and outstanding Ordinary Shares, representing 91.60% of the total voting power, assuming that the underwriters do not exercise their over-allotment option, and may have the ability to determine matters requiring approval by shareholders.

Investors are purchasing securities of our holding company, LIL, instead of securities of our operating subsidiary, through which our operations are conducted.

Transfers of Cash to and from Our Subsidiaries

As part of our cash management policies and procedures, our management monitors the cash position of our subsidiaries regularly and prepares budgets on a monthly basis to ensure it has the necessary funds to fulfil its obligations for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our chief financial officer and subject to approval by our board of directors.

Cash is transferred through our organization in the following manner: (i) funds are transferred to TEM, our operating subsidiary in Malaysia, from LIL as needed through our BVI subsidiary in the form of capital contributions or shareholder loans, as the case may be; and (ii) dividends or other distributions may be paid by TEM to LIL through our BVI subsidiary.

Under BVI Act, a BVI company can provide funding to its direct subsidiary (i) by making shareholder’s loan, (ii) by way of further subscription for shares or (iii) by way of capital contribution without subscribing for further shares. For LIL to transfer cash to its subsidiaries, LIL is permitted under the laws of the BVI to provide funding to its direct subsidiary, TSPL, in the three aforementioned ways subject to certain restrictions laid down in the BVI Act (as amended) and the memorandum and articles of association of LIL. Similarly, TSPL is permitted under the laws of the BVI to provide funding to our operating subsidiary, TEM, in the three aforementioned ways subject to certain restrictions laid down in the BVI Act (as amended) and the memorandum and articles of association of TSPL.

TEM’s ability to transfer funds to us in the form of dividends or other distributions is not materially restricted by regulatory provisions in accordance with laws and regulations in Malaysia. TEM is free to remit divestment proceeds, profits, dividends, or any income arising from any investment in Malaysia, as long as the payment is made in foreign currency, instead of Malaysian Ringgit, and in accordance with the Foreign Exchange Notices issued by the Bank Negara Malaysia (the Central Bank of Malaysia) (“BNM”).

Under the BVI Act (as amended), subject to the memorandum and articles of association, a BVI company may make a dividend distribution to its shareholders to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due.

Other than the above, we did not adopt or maintain any cash management policies and procedures dictating the amount of such funding or how funds are transferred and our subsidiaries have not experienced any difficulties or limitations on their ability to transfer cash between each other, to distribute earnings from our subsidiaries to LIL and to settle amounts owed under any applicable agreements as of the date of this prospectus.

During the six months ended December 31, 2023 and the years ended June 30, 2023 and 2022, LIL did not declare or pay any dividends or distributions and there was no transfer of assets among LIL and its subsidiaries.

We do not expect to pay dividends on our Shares in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our operating subsidiary’s business. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Enforcement of Civil Liabilities

We are incorporated under the laws of the BVI with limited liability. Substantially all of our assets are located outside the United States. In addition, all of our directors and executive officers are nationals or residents in Malaysia or Hong Kong and substantially all of their assets are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors. See “Risk Factors — Risks Related to our Ordinary Shares — You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Malaysia or Hong Kong against us or our directors named in the prospectus based on foreign laws.” for more information.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Conyers Dill & Pearman, our counsel as to the laws of the BVI, has advised us that there is uncertainty as to whether the courts of the BVI would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers to impose liabilities predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in the BVI against us or our directors or officers predicated upon the federal securities laws of the United States or the securities law of any state in the United States.

We have been advised by Conyers Dill & Pearman that although there is no statutory enforcement in the BVI of judgments obtained in the federal or state courts of the United States (and the BVI is not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the BVI would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts in the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the BVI, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the BVI, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the BVI and (f) there is due compliance with the correct procedures under the laws of the BVI. However, the BVI courts are unlikely to enforce a punitive judgment of a United States court predicated upon the civil liability provisions of the federal securities laws in the United States without retrial on the merits if such judgment is determined by the courts of the BVI to give rise to obligations to make payments that may be regarded as fines, penalties or punitive in nature.

Mah-Kamariyah & Philip Koh, our counsel as to the laws of Malaysia, has advised us that the enforcement of a foreign judgment in Malaysia could be effected through either statutory enforcement or the common law rule of enforcement. Under the Reciprocal Enforcement of Judgments Act 1958 of Malaysia, or REJA, judgments given by superior courts of reciprocating countries, as listed in the First Schedule to the REJA are recognized and may be enforced directly or summarily by way of registration of the judgment provided that such judgments satisfy the requirements as specified under the REJA. Foreign judgments obtained in countries other than the countries listed in the First Schedule to REJA, have to be enforced through the common law rule. Although the United States is not a reciprocating country listed in the First Schedule to the REJA, a judgment pronounced in the United States may still be enforced in Malaysia pursuant to Malaysian common law principles provided that such foreign judgments must fulfil certain conditions which includes the following:

(a)     the judgment is for a definite sum, and which is final and conclusive;

(b)    the original court granting the judgment had jurisdiction in the action;

(c)     the judgment was not obtained by fraud;

(d)    the proceedings in which the judgment was obtained were not contrary to natural justice; and

(e)     the enforcement of the judgment would not be contrary to public policy in Malaysia.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

Hastings & Co., our counsel as to the laws of Hong Kong, has advised us that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty); and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Summary of Key Risk Factors

Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may materially and adversely affect our business, financial condition, results of operations, cash flows and prospects that you should consider before making a decision to invest in our Class A Ordinary Shares. These risks are discussed more fully in “Risk Factors”. These risks include, but are not limited to, the following:

Risks Related to Doing Business in Malaysia (for a more detailed discussion, see “Risk Factors — Risks Related to Doing Business in Malaysia” beginning on page 14 of this prospectus)

•        Our operations are subject to various laws and regulations in Malaysia (see page 14 of this prospectus).

•        Developments in the social, political, regulatory and economic environment in Malaysia may have a material adverse impact on us (see page 14 of this prospectus).

•        We face the risk that changes in the policies of the Malaysian government could have a significant impact upon the business we may be able to conduct in Malaysia and the profitability of such business (see page 15 of this prospectus).

•        Fluctuations in exchange rates could adversely affect our business and the value of our securities (see page 15 of this prospectus).

•        We are subject to foreign exchange control policies in Malaysia (see page 15 of this prospectus).

Risks Related to Our Business and Industry (for a more detailed discussion, see “Risk Factors — Risks Related to Our Business and Industry” beginning on page 16 of this prospectus)

•        Fluctuations in the prices of our major raw materials could materially and adversely affect our business, financial conditions and results of operations (see page 16 of this prospectus).

•        An unanticipated or prolonged interruption of operations at production facility would have a material and adverse effect on our business, financial conditions and results of operations (see page 16 of this prospectus).

•        Our failure to acquire raw materials or to fill our customers’ orders in a timely and cost-effective manner could materially and adversely affect our business operations (see page 17 of this prospectus).

•        The economy in general may not grow as quickly as expected, which could adversely affect our revenues and business prospects (see page 17 of this prospectus).

•        We generate a significant amount of export sales. Conducting business in overseas markets involves risks and uncertainties such as foreign exchange rate exposure and political and economic instability that could lead to reduced overseas sales and reduced profitability associated with such sales (see page 17 of this prospectus).

•        If we fail to effectively implement our production plan or our inventories become obsolete, our future performance and operating results will be adversely affected (see page 17 of this prospectus).

•        We rely on a limited number of major customers, of which may reduce or stop making purchase orders for our products (see page 18 of this prospectus).

Risks Related to our Corporate Structure (for a more detailed discussion, see “Risk Factors — Risks Related to our Corporate Structure” beginning on page 23 of this prospectus)

•        Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial (see page 23 of this prospectus).

•        We cannot predict the effect our dual-class structure may have on the market price of our Class A Ordinary Shares (see page 23 of this prospectus).

•        The future sales of Class A Ordinary Shares by existing shareholders, including the sales pursuant to the Resale Prospectus, may adversely affect the market price of our Ordinary Share (see page 24 of this prospectus).

•        Our Controlling Shareholder has significant voting power and may take actions that may not be in the best interests of our other shareholders (see page 24 of this prospectus).

•        We are a “controlled company” within the meaning of the Nasdaq listing rules, and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders (see page 24 of this prospectus).

•        Our Controlling Shareholder’s shareholdings in companies with similar businesses may lead to conflicts of interest with our Company and our other shareholders (see page 25 of this prospectus).

•        Certain of our directors may allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs (see page 25 of this prospectus).

Risks Related to our Class A Ordinary Shares (for a more detailed discussion, see “Risk Factors — Risks Related to our Class A Ordinary Shares” beginning on page 25 of this prospectus)

•        If we fail to meet applicable listing requirements, Nasdaq may not approve our listing application, or may delist our Class A Ordinary Shares from trading, in which case the liquidity and market price of our Class A Ordinary Shares could decline (see page 25 of this prospectus).

•        There has been no public market for our Class A Ordinary Shares prior to this offering, and you may not be able to resell our Class A Ordinary Shares at or above the price you pay for them, or at all (see page 26 of this prospectus).

•        Our Class A Ordinary Shares are expected to initially trade under US$5.00 per share and thus would be known as “penny stock.” Trading in penny stocks has certain restrictions and these restrictions could negatively affect the price and liquidity of our Class A Ordinary Shares (see page 26 of this prospectus).

•        Volatility in the price of our Class A Ordinary Shares may subject us to securities litigation (see page 26 of this prospectus).

•        The market price of our Class A Ordinary Shares may be highly volatile, and you could lose all or part of your investment (see page 27 of this prospectus).

•        Our pre-IPO shareholders, including our Controlling Shareholder, will be able to sell their shares after completion of this offering subject to restrictions under Rule 144 (see page 27 of this prospectus).

•        Substantial future sales or perceived sales of our Class A Ordinary Shares in the public market could cause the price of our Class A Ordinary Shares to decline (see page 28 of this prospectus).

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), enacted in April 2012. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

•        may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

•        are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analysing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis;”

•        are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•        are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay”, “say-on frequency” and “say-on-golden-parachute” votes);

•        are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

•        are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

•        will not be required to conduct an evaluation of our internal control over financial reporting.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

IMPLICATIONS OF BEING A FOREIGN PRIVATE ISSUER

We are a “foreign private issuer” within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions of the Exchange Act that are applicable to United States domestic public companies. For example:

•        we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

•        for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•        we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•        we are exempt from provisions of Regulation Fair Disclosure aimed at preventing issuers from making selective disclosures of material information;

•        we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

•        our officers, directors and principal shareholders are not required to comply with Section 16 of the Exchange Act requiring them to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s notification of non-compliance requirement (Rule 5625), the voting rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

IMPLICATIONS OF BEING A CONTROLLED COMPANY

Controlled companies are exempt from the majority of independent director requirements. Controlled companies are subject to an exemption from Nasdaq standards requiring that the board of a listed company consist of a majority of independent directors within one year of the listing date.

Public Companies that qualify as a “controlled company” with securities listed on the Nasdaq, must comply with the exchange’s continued listing standards to maintain their listings. Nasdaq has adopted qualitative listing standards. Companies that do not comply with these corporate governance requirements may lose their listing status. Under the Nasdaq rules, a “controlled company” is a company with more than 50% of its voting power held by a single person, entity or group. Under Nasdaq rules, a “controlled company” is exempt from certain corporate governance requirements including:

•        the requirement that a majority of the board of directors consist of independent directors;

•        the requirement that a listed company have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•        the requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•        the requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

Upon completion of this offering and the sale of our Class A Ordinary Shares by the Selling Shareholders pursuant to the Resale Prospectus, the outstanding shares of LIL will consist of 13,450,000 Ordinary Shares, assuming the underwriters do not exercise their over-allotment option to purchase additional Class A Ordinary Shares, or 13,780,000 Ordinary Shares, assuming the over-allotment option is exercised in full. Immediately after completion of this offering, our Controlling Shareholder will own 61.93% of our total issued and outstanding Ordinary Shares, representing 91.60% of the total voting power, assuming that the underwriters do not exercise their over-allotment option, or 60.45% of our total issued and outstanding Ordinary Shares, representing 91.11% of the total voting power, assuming that the over-allotment option is exercised in full. As a result, we will be a “controlled company” as defined under Nasdaq Listing Rule 5615(c) because our Controlling Shareholder will hold more than 50% of the voting power for the election of directors, and our Controlling Shareholder may have the ability to determine matters requiring approval by shareholders. As a “controlled company”, we are permitted to elect not to comply with certain corporate governance requirements. We do not plan to rely on these exemptions, but we may elect to do so after we complete this offering. If we elected to rely on the “controlled company” exemptions, a majority of the members of our board of directors might not be independent directors, our nominating and corporate governance and compensation committees might not consist entirely of independent directors upon closing of the offering, and you would not have the same protection afforded to shareholders of companies that are subject to Nasdaq’s corporate governance rules

IMPACT OF COVID-19

Since late December 2019, the outbreak of COVID-19 spread rapidly throughout China and later to the rest of the world. On January 30, 2020, the International Health Regulations Emergency Committee of the World Health Organization declared the outbreak a “Public Health Emergency of International Concern (PHEIC)”, and later on March 11, 2020 a global pandemic. The COVID-19 outbreak has led governments across the globe to impose a series of measures intended to contain its spread, including border closures, travel bans, quarantine measures, social distancing, and restrictions on business operations and large gatherings. From 2020 to the middle of 2021, COVID-19 vaccination program had been greatly promoted around the globe. While the spread of COVID-19 was substantially controlled in 2021, several types of COVID-19 variants emerged in different parts of the world and restrictions were re-imposed from time to time in certain cities to combat sporadic outbreaks.

The impacts of COVID-19 on our business, financial condition, and results of operations include, but are not limited to, the following:

•        the Malaysia Factory was affected by the implementation of the Restriction of Movement Order (the “Order”) announced by the Malaysian government on March 16, 2020. This Order, effective nationwide initially for 2 weeks from March 18, 2020 and the Malaysia Factory was therefore requested to shut down. We had managed to obtain the conditional approval on April 19, 2020 from the Malaysian government to partially resume the operation in the Malaysia Factory subject to certain health precautionary requirements. Nonetheless, under these circumstances the production capacity of the Malaysia Factory is still far behind from its full capacity due to the uncertainty of labor workforce and lower efficiency after implementing the necessary measures to curb against the COVID-19. The Order was later changed to Conditional Movement Control Order (the “CMCO”) on May 4, 2020 and then to Recovery Movement Control Order (the “RMCO”) on June 10, 2020 and the RMCO was extended until the end of 2020. The RMCO caused a disruption on the Malaysia Factory’s operations including delay in receipt of raw material and delivery of finished products and the visit of customers from outside Malaysia.

•        The Malaysian government reimposed Full Movement Control Order (the “FMCO”) on May 28, 2021. This FMCO, effective nationwide with total lockdown for 2 weeks from June 1, 2021 and extended to June 28, 2021. On 27 June 2021, the Malaysian government announced that country-wide lockdowns will be extended indefinitely until daily cases fall below 4,000. The Malaysia Factory obtained the conditional approval to continue with partial operation from June 1, 2021, under these circumstances the production capacity of the Malaysia Factory was still far behind from its full capacity. Later on, the Malaysian government introduced National Recovery Plan to help the country emerge from the COVID-19 pandemic and its economic fallout. On September 15, 2021, the Malaysia Factory’s workers vaccination ratio was higher than 80% and were allowed to operate with 100% manpower.

•        As of March 2022, Malaysia stood at position 26 as the country with the highest COVID-19 cases as recorded under the coronavirus statistics of the “worldometer”. Total COVID-19 cases in Malaysia hit approximately 3.6 million and associated fatality of 33,228. These figures are huge relative to the small size economy of the country. We are witnessing the adverse impact on the purchasing power of consumers in Malaysia, where our operations are mainly conducted as a direct result of the prolonged pandemic. As such, the extent to which the coronavirus may continue to adversely impact the Malaysian economy is uncertain. In the event that the Malaysian economy suffers, demand for our products may diminish, which would in turn result in adverse impacts on our revenues, cash flows, financial condition and business prospect.

According to WHO, the COVID-19 pandemic “has been on a downward trend” with immunity increasing due to increasing administration of vaccines globally. Whilst there are remaining uncertainties posted by the potential evolution of COVID-19, the WHO Director-General announced on 5 May 2023 that COVID-19 no longer constitutes a PHEIC and is now an established and ongoing health issue, concurring with the advice of the IHR Emergency Committee of the WHO. Notwithstanding such announcement, disruptions like general slowdown in economic conditions globally and volatility in the capital markets posed by COVID-19 are far-reaching and prevalent. The extent to which COVID-19 impacts our operating subsidiary’s business in the future will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extended period of time, our operating subsidiary’s ability to pursue its business objectives may be materially adversely affected. In addition, our ability to raise equity and debt financing which may be adversely impacted by COVID-19 and other events, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all. We will continue to closely monitor the situation throughout 2023 and beyond.

CORPORATE INFORMATION

Our principal executive office is located at Lot A99, Jalan 2A-3, A101 & A102, Jalan 2A, Kawasan Perusahaan MIEL Sungai Lalang, 08000 Sungai Petani, Kedah Darul Aman, Malaysia. Our telephone number is +604-4417802. Our registered office in the BVI is located at Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, VG 1110, British Virgin Islands. Our website is www.linkers-hk.com. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

THE OFFERING(1)

Below is a summary of the terms of the offering:-

Issuer:	Linkers Industries Limited
Ordinary Shares being offered by us:	2,200,000 Class A Ordinary Shares
Offering price per Class A Ordinary Shares:	We estimate the initial public offering price will be between US$4 and US$6 per Class A Ordinary Share
Number of Ordinary Shares issued and outstanding prior to this offering:	11,250,000 Ordinary Shares including 8,750,000 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares
Number of Ordinary Shares issued and outstanding after this offering:

13,450,000 Ordinary Shares, including 10,950,000 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares, assuming no exercise of the underwriters’ over-allotment option.

13,780,000 Ordinary Shares, including 11,280,000 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares, assuming full exercise of the underwriters’ over-allotment option

Voting Rights	Class A Ordinary Shares are entitled to one (1) vote per share. Class B Ordinary Shares are entitled to twenty (20) votes per share.

Holders of Class A Ordinary Shares and Class B Ordinary Shares will vote together as a single class, unless otherwise required by law or our Memorandum and Articles. The holder of our Class B Ordinary Shares will hold approximately 91.60% of the total votes for our issued and outstanding Shares including 9.56% of the total votes from his Class A Ordinary Shares and 82.04% of the total votes from his Class B Ordinary Shares, following the completion of this Offering, assuming no exercise of the underwriters’ over-allotment option, and will have the ability to control the outcome of matters submitted to our shareholders for approval, including the election of our directors and the approval of any change in control transaction. See the sections titled “Principal Shareholders” and “Description of Share” for additional information.

Over-allotment option:

We have granted the underwriters an option for a period of forty-five (45) days after the closing of this offering to purchase up to 15% of the total number of our Class A Ordinary Shares offered by us pursuant to this offering (excluding shares subject to this option), solely for the purpose of covering over-allotments, at the initial public offering price less the underwriting discounts.

Use of proceeds:

Based upon an initial public offering price of US$5 per Share (the midpoint of the price range set forth on the cover page of this prospectus), we estimate that we will receive net proceeds from this offering, after deducting the estimated underwriting discounts, non-accountable expense allowance and the estimated offering expenses payable by us, of approximately US$8,792,669 if the underwriters do not exercise their over-allotment option, and US$10,310,669 if the underwriters exercise their over-allotment option in full.

We plan to use the net proceeds of this offering as follows:

•   Approximately 30% for potential acquisition of companies and/or formation of joint ventures within the value chain of the wire/cable harnesses industry;

•   Approximately 20% for purchase of machinery/equipment;

•   Approximately 10% for marketing promotion and setting up global sales offices, in particular in the U.S.; and

•   Approximately 40% for funding working capital.

We will not receive any of the proceeds from the sale of shares by the Selling Shareholders pursuant to the Resale Prospectus.

For more information on the use of proceeds, see “Use of Proceeds” on page 40.

Lock-up:

All of our principal shareholders (defined as owners of 5% or more of our Ordinary Shares) have agreed with the underwriters, subject to certain exceptions, not to offer, issue, sell, transfer, contract to sell, encumber, grant any option for the sale of or otherwise dispose of, directly or indirectly, any of our Ordinary Shares or other securities convertible into or exercisable or exchangeable for our Ordinary Shares for a period of 180 days from the date of this prospectus. See “Shares Eligible for Future Sale” and “Underwriting” for more information.

Transfer Agent	VStock Transfer, LLC
Proposed Nasdaq Capital Market symbol	We intend to apply to list our Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “LNKS”.
Risk factors:

Investing in our Class A Ordinary Shares is highly speculative and involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 14.

Unless otherwise indicated, all information contained in this prospectus assumes no exercise of the underwriters’ over-allotment option and is based on 11,250,000 Ordinary Shares outstanding as of the date of this prospectus.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the BVI with limited liability. We are incorporated in the BVI because of certain benefits associated with being a BVI business company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the BVI has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, BVI companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, all of our directors and executive officers are nationals or residents in Malaysia or Hong Kong and substantially all of their assets are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

We have appointed Cogency Global Inc., as our agent to receive service of process with respect to any action brought against us in the United States in connection with this offering under the federal securities laws of the United States or of any State in the United States.

Enforceability

BVI

Conyers Dill & Pearman, our counsel as to the laws of the BVI, has advised us that there is uncertainty as to whether the courts of the BVI would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers to impose liabilities predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in the BVI against us or our directors or officers predicated upon the federal securities laws of the United States or the securities law of any state in the United States.

We have been advised by Conyers Dill & Pearman that although there is no statutory enforcement in the BVI of judgments obtained in the federal or state courts of the United States (and the BVI is not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the BVI would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts in the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the BVI, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the BVI, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the BVI and (f) there is due compliance with the correct procedures under the laws of the BVI. However, the BVI courts are unlikely to enforce a punitive judgment of a United States court predicated upon the civil liability provisions of the federal securities laws in the United States without retrial on the merits if such judgment is determined by the courts of the BVI to give rise to obligations to make payments that may be regarded as fines, penalties or punitive in nature.

Malaysia

Mah-Kamariyah & Philip Koh, our counsel as to the laws of Malaysia, has advised us that the enforcement of a foreign judgment in Malaysia could be effected through either statutory enforcement or the common law rule of enforcement. Under the Reciprocal Enforcement of Judgments Act 1958 of Malaysia, or REJA, judgments given by superior courts of reciprocating countries, as listed in the First Schedule to the REJA are recognized and may be enforced directly or summarily by way of registration of the judgment provided that such judgments satisfy the requirements as specified under the REJA. Foreign judgments obtained in countries other than the countries listed in the First Schedule to the REJA, have to be enforced through the common law rule. Although the United States is not a reciprocating country listed in the First Schedule to the REJA, a judgment pronounced in the United States may still be enforced in Malaysia pursuant to Malaysian common law principles provided that such foreign judgments must fulfil certain conditions which includes the following:

(a)     the judgment is for a definite sum, and which is final and conclusive;

(b)    the original court granting the judgment had jurisdiction in the action;

(c)     the judgment was not obtained by fraud;

(d)    the proceedings in which the judgment was obtained were not contrary to natural justice; and

(e)     the enforcement of the judgment would not be contrary to public policy in Malaysia.

Hong Kong

Hastings & Co., our counsel as to the laws of Hong Kong, has advised us that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

RISK FACTORS

An investment in our Class A Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Class A Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations, or cash flow could be materially and adversely affected, which could cause the trading price of our Class A Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and discussed in other parts of this prospectus are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Class A Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to Doing Business in Malaysia

Our operations are subject to various laws and regulations in Malaysia.

Our business is regulated by various laws and regulations in Malaysia such as regulations on business licenses, intellectual property rights, employment, personal data and privacy, dividends, unmanned aircraft, distribution trade services and cybersecurity. Please refer to the section titled “Regulations” in this prospectus for more details. Certain registrations, certificates and/or licenses for the conduct of our business are required under the above laws.

Based on our experience, some of the laws and regulations of the place where we operate our business are subject to amendments, uncertainty in interpretation and administrative actions from time to time. Therefore, we cannot assure you that, for the implementation of our business plans and the introduction of any new services or products, we will be able to obtain all the necessary registrations, certificates and/or licenses. Any failure to comply with the above laws and regulations may give rise to fines, administrative penalties and/or prosecution against us, which may adversely affect our reputation, financial condition or results of operation.

Developments in the social, political, regulatory and economic environment in Malaysia may have a material adverse impact on us.

Our business, prospects, financial condition and results of operations may be adversely affected by social, political, regulatory and economic developments in Malaysia. Such political and economic uncertainties include, but are not limited to, the risks of war, terrorism, nationalism, nullification of contract, changes in interest rates, imposition of capital controls and methods of taxation.

Negative developments in Malaysia’s socio-political environment may adversely affect our business, financial condition, results of operations and prospects. The Malaysian economy registered modest growth of approximately 3.1% in 2021 and after contraction of 5.6% in 2020, according to the Department of Statistics Malaysia. Although the overall Malaysian economic environment (in which we predominantly operate) appears to be positive, there can be no assurance that this will continue to prevail in the future. Economic growth is determined by countless factors, and it is extremely difficult to predict with any level of absolute certainty. Furthermore, on March 11, 2020, the World Health Organization or WHO declared the coronavirus or COVID-19 a pandemic. To help counter the transmission of COVID-19, the government of Malaysia initiated movement control orders (“MCO”), the first effective from March 18, 2020. The MCO had resulted in quarantines, travel restrictions, and the temporary closure of stores and facilities in Malaysia. The first MCO was extended three times, each for a two-weeks period, until May 12, 2020. On May 13, 2020, the MCO was eased to the CMCO where most business sectors were allowed to operate under strict rules and Standard Operating Procedures mandated by the Government of Malaysia. The CMCO was further relaxed, and on June 8, 2020, Malaysia moved into the RMCO. Due to a resurgence of COVID-19, the CMCO was reimposed in the states of Sabah, Selangor, Kuala Lumpur and Putrajaya effective from October 14, 2020. On November 7, 2020, the CMCO was extended to a wider geographical area to include another six states in the country. Effectively, ten of thirteen states in Malaysia were placed under CMCO with the exceptions of Perlis, Pahang and Kelantan. On January 1, 2021, the Government of Malaysia extended the RMCO through March 31, 2021. On January 12, 2021, the Malaysian government declared a state of emergency nationwide to combat COVID-19. Intermittent lockdowns were imposed in various states and districts in the country. On March 5, 2021, lockdowns in most part of the country was eased to a

CMCO, nevertheless, COVID-19 cases in the country continue to rise. On May 12, 2021, Malaysia was again put under a full lockdown nationwide, until the earlier of (i) daily COVID-19 cases infection of the country fall below 4,000; (ii) intensive Unit Care, or ICU, wards start operating at a moderate level; or (iii) 10% of the Malaysian population is fully vaccinated. The country is administering over 400,000 doses of COVID-19 vaccines daily. On July 17, 2021, the full lockdown was slightly eased as 13.9% of the Malaysian population was fully vaccinated, with another 30% having received at least one dose of the vaccine. As of March 2022, Malaysia stood at position 26 as the country with the highest COVID-19 cases as recorded under the coronavirus statistics of the “worldometer”. Total COVID-19 cases in Malaysia hit approximately 3.6 million and associated fatality of 33,228. These figures are huge relative to the small size economy of the country. We are witnessing the adverse impact on the purchasing power of consumers in Malaysia, where our operations are mainly conducted as a direct result of the prolonged pandemic. As such, the extent to which the coronavirus may continue to adversely impact the Malaysian economy is uncertain. In the event that the Malaysia economy suffers, demand for our products may diminish, which would in turn result in adverse impacts on our revenues, cash flows, financial condition and business prospect.

We face the risk that changes in the policies of the Malaysian government could have a significant impact upon the business we may be able to conduct in Malaysia and the profitability of such business.

Policies of the Malaysian government can have significant effects on the economic conditions of Malaysia. A change in policies by the Malaysian government could adversely affect our interests by, among other factors: changes in laws, regulations or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, imports or sources of supplies, or the expropriation or nationalization of private enterprises. We cannot assure you that the government will continue to pursue current policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting Malaysia’s political, economic and social environment.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

We are exposed to fluctuations in the value of the RM. To the extent the USD increases in value relative to the RM, our margins may be adversely affected. Foreign exchange rates may also impact trade between countries as fluctuations in currencies may impact the value of goods as between two trading countries. We do not take actions to hedge against foreign exchange and transaction risks and are therefore exposed to the swing in the value of the RM. Consequently, short-term or long-term exchange rate movements or controls may have a material adverse effect on our business, financial condition, results of operations and liquidity.

We are subject to foreign exchange control policies in Malaysia.

The ability of our subsidiaries to pay dividends or make other payments to us may be restricted by the foreign exchange control policies in the countries where we operate. For example, there are foreign exchange policies in Malaysia which support the monitoring of capital flows into and out of the country in order to preserve its financial and economic stability. The foreign exchange policies are administered by the Foreign Exchange Administration, an arm of BNM. The foreign exchange policies monitor and regulate both residents and non-residents of Malaysia. Under the current Foreign Exchange Administration rules issued by BNM, non-residents are free to repatriate any amount of funds from Malaysia in foreign currency other than the currency of Israel at any time (subject to limited exceptions), including capital, divestment proceeds, profits, dividends, rental, fees and interest arising from investment in Malaysia, subject to any withholding tax. In the event BNM or any other country where we operate introduces any restrictions in the future, our ability to repatriate dividends or other payments from our subsidiaries in Malaysia or in such other countries may be affected. Since we are a BVI holding company and rely principally on dividends and other payments from our subsidiaries for our cash requirements, any restrictions on such dividends or other payments could materially and adversely affect our liquidity, financial condition and results of operations.

Failure to comply with the U.S. Foreign Corrupt Practices Act and Malaysia anti-corruption laws could subject us to penalties and other adverse consequences.

We are required to comply the Malaysia’s anti-corruption laws and the United States Foreign Corrupt Practices Act (“FCPA”), which generally prohibit U.S.-based companies and their intermediaries from making improper payments to non-U.S. officials for the purpose of obtaining or retaining business, directing business to another, or securing an advantage. In addition, U.S. public companies are required to maintain records that accurately and fairly represent their transactions and have an adequate system of internal accounting controls. Under the FCPA, U.S. companies may be held liable for the corrupt actions taken by directors, officers, employees, agents, or other strategic or local partners or representatives. As such, if we or our intermediaries fail to comply with the requirements of the FCPA or similar legislation, governmental authorities in the United States and elsewhere could seek to impose substantial civil and/or criminal fines and penalties which could have a material adverse effect on our business, reputation, operating results and financial condition.

We rely on dividends and other distributions on equity paid by our subsidiaries to fund our cash and financing requirements, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

LIL is a BVI holding company and has no material assets other than the ownership of equity interests in our subsidiaries. We rely on dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and to service any debt we may incur. If any one of our subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. Our ability to service our debt, if any, depends on the results of operations of our subsidiaries and upon the ability of such subsidiaries to provide us with cash, whether in the form of dividends, loans or other distributions, to pay amounts due on our obligations. Future financing arrangements may contain negative covenants that limit the ability of our subsidiaries to declare or pay dividends or make distributions. Our subsidiaries are separate and distinct legal entities; to the extent that we need funds, and our subsidiaries are restricted from declaring or paying such dividends or making such distributions under applicable law or regulations or are otherwise unable to provide such funds (for example, due to restrictions in future financing arrangements that limit the ability of our operating subsidiaries to distribute funds), our liquidity and financial condition could be materially harmed.

Because our principal assets are located outside of the United States and most of our directors and officers reside outside of the United States, it may be difficult for you to enforce your rights based on U.S. federal securities laws against us or our officers and directors or to enforce a judgment of a United States court against us or our officers and directors in Malaysia.

All of our directors and officers are nationals and residents of a country other than the United States and most of their assets are located outside the United States. In addition, all of our assets are located outside of the United States. It may therefore be difficult for investors in the United States to effect service of process within the United States upon us or our directors and officers or to enforce their legal rights based on the civil liability provisions of the U.S. federal securities laws against us or our directors and officers in the courts of the U.S., BVI or Malaysia and, even if civil judgments are obtained in U.S. courts, to enforce such judgments in Malaysian courts.

Risks Related to Our Business and Industry

Fluctuations in the prices of our major raw materials could materially and adversely affect our business, financial conditions and results of operations.

Some of our raw materials are subject to price volatility as a result of changes in levels of global demand, supply disruptions, political influence on trade, fluctuation on import duties, extended/uncertainties in lead time and other factors. In particular, connectors and terminals, which constitute a large portion of our raw materials requirements and are made of metal and plastic that are considered as commodities. We cannot assure you that we will be able to effectively manage the risk of price fluctuations of wire at all times. If there is an increase in the prices of copper, wires, terminals, connectors, plastic materials and other raw materials that we require for our production, we may not be able to shift such corresponding price increase to our customers in a timely manner, and this may have a material and adverse effect on our business, financial conditions and results of operations.

An unanticipated or prolonged interruption of operations at production facility would have a material and adverse effect on our business, financial conditions and results of operations.

Our business is dependent on the continued and uninterrupted performance of our production facility. However, our production facility is subject to operating risks, including equipment failures, failures to comply with applicable regulations, disruptions in power supply, industrial accidents, labor shortages, strike, fire, earthquake or other natural calamities, and acts of sabotage. If any unanticipated or prolonged interruption of operations at our production facility occurs as a result of any of the foregoing or other risks or factors, we may not be able to deliver our products to our customers in a timely manner or at all. Consequently, our business reputation and customer relationship may be damaged, we may be subject to compensation claims from customers and our ability to attract new businesses may be adversely affected.

Our failure to acquire raw materials or to fill our customers’ orders in a timely and cost-effective manner could materially and adversely affect our business operations.

We rely on third-party suppliers to meet our raw materials requirements and we do not enter into any long-term contracts with them. The terms of services provided by our suppliers may be susceptible to fluctuations with regard to pricing, timing and quality. The principal types of raw materials in the manufacturing of our products consist of silicon and polyvinyl chloride wires, plastic materials, connectors, terminals and various other components such as relays, timers and thermistors. Business relationships with our key suppliers could deteriorate, and existing procurement arrangements could change without advance notice. If any of our major suppliers is unable to deliver raw materials according to such schedule or in such volume as is required for our production, and we fail to purchase from other suppliers in a timely and cost-effective manner, our manufacture and delivery of products required by our customers could be delayed. In addition, we may sometimes need to purchase raw materials, components and other supplies in the market at higher prices to meet our production deadlines if the delivery of the raw materials and components that we ordered is delayed. Our relationships with our customers could be adversely affected as a result of any of such delays or increases of our selling price due to an increase in purchase prices of raw materials and other supplies, which may materially and adversely affect our business, financial conditions and results of operations.

Moreover, as we do not have long-term contracts with our suppliers, we may not be able to exercise adequate control over their operations. As a result, we are not able to ensure their compliance with applicable laws and regulations. We are not in a position to ascertain whether our suppliers have obtained all licenses, permits and approvals necessary for their operations, or complied with all applicable laws and regulations. Failure on the part of any of our suppliers to comply with applicable laws and regulations may damage our corporate image, and adversely affect our customer relationships.

The economy in general may not grow as quickly as expected, which could adversely affect our revenues and business prospects.

Our business and prospects depend on the continuing development of the international economy, with our sales to customers located mainly in the Asia Pacific Region. We cannot assure you that the Asia Pacific region economy will continue to grow at the same pace as in the past. Economic growth is determined by countless factors, and it is extremely difficult to predict with any level of absolute certainty. In the event that the Asia Pacific region economy suffers, demand for the products we currently offer may diminish, which would in turn result in decreased likelihood of profitability. This could in turn result in a substantial need for restructuring of our business objectives and could result in a partial or entire loss of an investment in our company.

We generate a significant amount of export sales. Conducting business in overseas markets involves risks and uncertainties such as foreign exchange rate exposure and political and economic instability that could lead to reduced overseas sales and reduced profitability associated with such sales.

We generated a significant amount of export sales, which principally consisted of our sales to customers located mainly in the Asia Pacific Region. We believe that overseas risks and uncertainties could lead to reduced overseas sales and reduced profitability associated with such sales, which would reduce our overall sales and profits.

If we fail to effectively implement our production plan or our inventories become obsolete, our future performance and operating results will be adversely affected.

We plan our production primarily based on our projection and orders received from our customers. However, we cannot guarantee that our internal projections of the demand are accurate. If our projections for orders are inaccurate, we may build up raw materials of our products in excess of actual demand. Our inventory mainly comprises raw materials, components and finished products. Raw materials mainly comprise connectors, terminals, silicon and polyvinyl chloride wires and other materials and components, such as relays, timers and thermistors, used in the production of our products. Our inventories may become obsolete as a result of adverse changes in industry standards and emergence of new or substitute products in our industry. If we fail to effectively manage our production and inventory levels or otherwise have significant levels of obsolete or excessive inventories, our business, financial conditions and results of operations may be materially and adversely affected.

We rely on a limited number of major customers, of which may reduce or stop making purchase orders for our products.

Revenue generated from our top five customers accounted for 86.5%, 92.4% and 95.5% of our total revenue for the six months ended December 31, 2023 and the years ended June 30, 2023 and 2022, respectively. Despite that we have entered into framework agreements with some of our customers, we do not have long-term agreements with any of our top five customers, and their purchases are made on an order-by-order basis. Our business with our customers has been, and we expect it will continue to be, conducted based on the actual orders received from time to time. Our customers are not obligated in any way to continue placing orders with us at the same or increasing levels, or at all. Their level of demand for our products may fluctuate significantly from period to period. Such fluctuation is attributable mainly to changes in customer demand, including their business strategies, operational needs and product portfolio. In addition, a majority of our revenue are generated from customers located in the Asia Pacific Region. If there are any material changes in the economic and political environment and local laws and regulations in these countries, it may adversely affect our sales to the respective customers located therein.

We may be exposed to infringement or misappropriation claims by third parties, which, if determined adversely to us, could cause us to pay significant damage awards.

Our success depends largely on our ability to use and develop our technology and know-how without infringing the intellectual property rights of third parties. The validity and scope of claims relating to the design and other technologies for our products involve complex scientific, legal and factual questions and analysis and, therefore, the validity and scope of our technology, know-how and other intellectual property may be highly uncertain. Our competitors may bring intellectual property infringement claims against us for the purposes of gaining competitive advantages over us. The defense and prosecution of intellectual property suits, patent opposition proceedings and related legal and administrative proceedings can be both costly and time-consuming and may significantly divert the effort and resources of our technical and management personnel. If any claim is adversely determined against us in any of such potential litigation or proceedings, we could be subject to significant liabilities to third parties. As a result, we may be required to seek licenses from third parties, pay ongoing royalties and also redesign our products. We could further be subject to injunctions prohibiting the manufacture and sale of our products or the use of our technologies. Protracted litigation could also result in our existing or potential customers deferring or limiting their purchase or use of our products until resolution of such litigation.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and reputation.

We rely on a combination of trademark laws and other methods to protect our intellectual property rights. It could be difficult and expensive to police unauthorized use of intellectual property. The steps we have taken may be inadequate in preventing misappropriation of our technologies, trademarks, trade names or other intellectual property. Our inability to prevent others from unauthorized use of our intellectual property could harm our business, reputation and competitive positions. Further, we may have to enforce our intellectual property rights through litigation. Such potential litigation may result in substantial costs and diversion of resources and management attention.

Failure to comply with applicable environmental regulations and safety standards could harm our business.

We are required to comply with various environmental, occupational health and safety laws and regulations in Malaysia. Our production operations are subject to periodic monitoring visits by the relevant government authority on safety, health and machineries aspects. We also need to conduct periodic mandatory assessment report on chemical and noise hazard every three years as required by the relevant governmental authority. If more stringent environmental protection, occupational health and safety laws, regulations and standards are introduced, we may need to utilize significant financial resources to ensure compliance, which will result in an increase in our operating costs and have a material and adverse effect on our business, financial conditions and results of operations.

Our production processes involve machineries and equipment that may be prone to industrial accidents. There can be no assurance that industrial accidents, whether caused by malfunction or misuse of equipment or machineries, will not occur in the future. In such event, we may be liable to claims brought against us by injured employees or their families in cases of fatalities. We may also be subject to fines or penalties for violations of applicable health and safety laws and regulations by government authorities as well as suspension of our operations for investigation after such incidents. In addition, we may also be required by local government authorities to amend and implement new health and safety requirements to prevent the reoccurrence of such incidents in the future. Any of the aforementioned could have a material and adverse effect on our reputation, business, financial condition and results of operations.

Failure to renew our current leases or to locate desirable alternatives for our production facility may materially and adversely affect our business.

Our production facility, offices and warehouses are presently located on leased premises. At the end of each lease term, we may not be able to negotiate an extension of the lease and may therefore be forced to move to a different location, or the rent we pay may increase significantly. This could disrupt our operations and adversely affect our profitability. In addition, we may not be able to obtain new leases at desirable locations on acceptable terms to accommodate our future growth, which could materially and adversely affect our business, financial conditions and results of operations.

We may experience labor shortage or unrest or may incur high labor costs.

Some of our production processes, such as assembly of parts and components, are labor intensive. While we have not experienced any significant labor shortages in the past, we cannot assure you that we will not face such problems in the future. In addition, as a result of changes in the labor market conditions or industry practices or minimum wage requirements or otherwise, we may be required to increase the wages of our workers. In order for us to remain competitive, we expect the salary levels of our employees and contract workers will continue to be determined according to the prevailing market wage rates in relevant locations as well as the performances of such employees and contract workers in the foreseeable future. However, we cannot assure you that we will not face labor unrest or we will not raise the wages of our employees and contract workers whether due to labor unrest in our Group or as a result of wage rise of other manufacturing companies in Malaysia. Labor unrest will disrupt our production and the higher wages will result in increased labor costs for us. If we cannot increase our product prices to offset the additional labor costs in a timely manner or in a sufficient amount or if we experience labor shortage or labor unrest, our business, financial conditions and results of operations may be materially and adversely affected.

We may require additional capital in the future, which may not be available or may only be available on unfavorable terms.

We use various machinery and equipment, including automated cutting, stripping and crimping machines, in our production facility. Our future capital requirements may be substantial as we seek to expand our operations and production capacity, including purchasing new machinery and equipment. There is no assurance that we will have adequate internal and external resources to fund our future capital requirements. We may from time to time need to raise additional funds to meet such capital requirements. However, any equity or debt financing, if available at all, may be on terms that are not favorable to us. A large amount of bank borrowings and other debts may result in a significant increase in interest expenses while at the same time exposing us to increased interest rate risks. Equity financings could result in dilution to the shareholding of our shareholders, and the securities issued in future financings may have rights, preferences and privileges that are senior to those of our Shares. If we fail to obtain necessary funding on acceptable terms or at all, we may be forced to delay capital investment projects, research and development activities, potential acquisitions and investments or otherwise curtail or cease operations.

Our business, financial conditions and results of operations are adversely affected by economic cycles, including the global financial and economic crisis.

Our business is highly correlated with the trend and development of the global home appliances, industrial products and automotive industries. The demand for our products relies on the market condition of such industries which might fluctuate over time. If the global demand for products in such industries falls as a result of adverse economic cycles, the demand for our products may also fall, which would have a material and adverse effect on our business, financial conditions and results of operations. There are significant uncertainties and risks that may adversely affect the continued recovery of the global economy. There is no assurance that the global economy will continue to grow at a stable pace or at all, or will not experience a recession in the future. If the global economy grows at a lower than expected rate or experiences a recession in the future, demand for our products will decrease and our business, financial conditions and results of operations would be materially and adversely affected.

We may not be able to develop, manufacture and introduce new and technologically enhanced products that meet our customers’ requirements consistently.

The markets for our products are characterized by rapid changes caused by the frequent emergence of new technologies. This requires us to anticipate and respond rapidly to changes in industry standards and customer needs and to develop, manufacture and introduce new and enhanced products on a timely and cost effective basis. Failure to anticipate and respond to customers’ changing needs and emerging technological trends timely and accurately, to develop, manufacture and introduce products that meet the evolving needs of our customers could adversely affect our relationships with our customers, thus resulting in our loss of market share. If this occurs, it may have a material and adverse effect on our business, financial conditions and results of operations.

Our products are required to meet industry standards or governmental safety requirements and our customers place significant emphasis on product quality and reliability in selecting their suppliers. As a result, if our products experience quality deficiency issues, our business, financial conditions and results of operations could be materially and adversely affected.

Our business depends on delivering products of consistently high quality. Many of our products are subject to industry standards set by various authorities and organizations, including the European Union and international standards on the use of chemicals and raw materials, such as the Restriction of Hazardous Substances Directive, as well as the specifications required by our customers. Further, we are required to meet product safety and other requirements imposed by the relevant government authorities in countries that our products or the end-products of our customers are sold to and our customers place significant emphasis on product quality and reliability in selecting us as their supplier. To ensure high quality standards, our products are inspected and tested for quality by our quality control personnel in accordance with our internal procedures. There is no assurance that our quality inspection and testing procedures may be effectively complied with at all times. Failure to comply with such quality inspection and testing procedures by our employees could result in faulty or defective products being delivered to our customers. In addition, our quality testing procedures may not always be sufficient. Any changes in the relevant industry technical standards or governmental safety requirements will affect our sales if our products do not meet such new standards or requirements. There is no assurance that such problems will not occur in the future. Significant quality defects of our products may result in damage of our reputation and loss of customers and future sales, and may subject us to potential compensation claims by affected customers.

We face significant competition in our business and our inability to compete effectively would be detrimental to our business and prospects for future growth.

We operate in a highly competitive industry where the entry barrier is low. As such, we face significant competition in our business. The industry and markets for our products are characterized by factors such as rapid technological change and new product development, rapid product obsolescence, evolving industry standards and significant price erosion over the life of a product. We primarily compete on the following bases:

•        product functionality, quality and reliability;

•        design, technical and manufacturing capabilities;

•        ability to meet customers’ delivery schedules;

•        customer relationships and services; and

•        product price.

There can be no assurance that we will maintain our competitiveness in any of these areas with respect to any of our products. Many of our existing and potential competitors may have significantly greater financial, manufacturing, sales, marketing and other resources than we have. If we fail to compete effectively in the future, our business and prospects for future growth would be materially and adversely affected.

We are exposed to credit risks of our customers.

We are exposed to credit risks of our customers. We do not have access to all the information necessary to form a comprehensive view on their creditworthiness. The complete financial and operational conditions of customers are not always available to us, and we may not be in any position to obtain such information. As a result, if any of our major customers experiences any financial difficulty and fails to settle the outstanding amounts due to us in accordance with the agreed credit terms, our working capital position may be adversely affected. Provisions for impairment or write-offs may also be required for trade receivables.

In the course of business, we may from time to time engage in actions, legal proceedings to collect unpaid or disputed amounts due from our customers. After all reasonable steps have been taken to attempt to recover outstanding payments, we may need to resolve by commencing legal actions. Any ongoing legal proceedings or disputes with customers may distract our senior management’s attention and consume our time and other resources. In addition, even if we ultimately succeed in our claims, there may be negative publicity attached to such actions, which may materially and adversely affect our reputation and brand names. In the case of an adverse verdict, we may be required to pay significant monetary damages, assume significant liabilities or suspend or terminate parts of our operations.

We are dependent on our key executives and personnel.

Our future success depends upon our management, as they have critical industry experience and relationships that we need to implement our business strategy. They play a pivotal role in our daily operations and business strategies. They also develop strong bonds with the clients they serve. A loss of the services of any members of our management could negatively affect the implementation of our business plan. The remaining of our workforce are skilled personnel with many duties in their area of specialization. Our competitors may offer more favorable compensation packages to them. The loss of the services of any member of our workforce could negatively impact our operations, and making it difficult to move forward with our expansion plan. We cannot assure you that we will be able to attract or retain key executives and personnel to maintain or expand our business.

We may be unable to achieve our business objectives.

We accomplish our objectives through the implementation of our future plans. In the event that we fail to implement such growth strategy, or to do so in a timely manner, or on commercially acceptable terms, we may not be able to achieve our projected business growth and it may adversely affect our operating results. Moreover, the successful implementation of our future plans is subject to significant business, economic and competitive uncertainties and contingencies that are beyond our control and could postpone or increase the costs of implementation.

Our financial result for the year ending June 30, 2024 is expected to be adversely affected by non-recurring listing expenses.

Our management is of the view that our financial results for the year ending June 30, 2024 are expected to be adversely affected by the listing expenses in relation to the offering, the nature of which is non-recurring. See “Expenses related to this offering” section of this prospectus for further information. Part of the listing expenses is expected to be accounted for as a deduction from equity upon listing while part of the listing expenses has been and is expected to be recognized as expenses in the consolidated statements of income which is expected to be recognized for the year ending June 30, 2024. Accordingly, the results of operation and financial performance for the year ending June 30, 2024 may be adversely impacted, and may or may not be comparable to our financial performance in the past.

We may be subject to litigation, arbitration or other legal proceeding risk.

We may be subject to arbitration claims and lawsuits in the ordinary course of our business. As of the date of this prospectus, we are not a party to, and are not aware of any threat of, any legal proceeding that, in the opinion of our management, is likely to have a material adverse effect on our business, financial condition or results of operations. Actions brought against us may result in settlements, awards, injunctions, fines, penalties and other results adverse to us. A substantial judgment, settlement, fine or penalty could be material to our operating results or cash flows for a particular period, depending on our results for that period, or could cause us significant reputational harm, which could harm our business prospects.

Our internal control system may become ineffective or inadequate.

We rely on our internal control system to ensure effective business operations. We have established, maintained and relied on an internal control system comprising a series of policies and procedures. There is no assurance that the internal control system in place will prove at all times adequate and effective to deal with all the possible risks given the fast-changing environment in which we operate. We cannot assure that our internal control system has no deficiencies or inherent limitations, or that it can fully prevent us from our employees’ misconduct. Such deficiencies or inherent limitations may adversely affect our financial condition and results of operations.

A sustained outbreak of the COVID-19 pandemic could have a material adverse impact on our business, financial condition, and results of operations.

The COVID-19 pandemic continues to rapidly evolve. At this time, there continues to be volatility and uncertainty relating to the full extent to which the COVID-19 pandemic and the various responses to it will impact our business, operations and financial results. The Malaysian government imposed varying measures to combat COVID-19, ranging from different degrees of movement control orders to nationwide lockdowns. See also “Risks Related to Doing Business in Malaysia — Developments in the social, political, regulatory and economic environment in Malaysia may have a material adverse impact on us”. The implementation of measures to prevent the spread of COVID-19 have resulted in disruptions to our business development efforts which depend, in part, on attendance at in-person meetings, industry conferences and other events. In addition, economic slowdowns and uncertainty brought by COVID-19 have negatively affected market demand and customer spending.

The COVID-19 pandemic has caused companies like us and our business partners to implement temporary adjustments to work schedules and travel plans, mandating employees to work from home and collaborate remotely. As a result, we may have experienced lower efficiency and productivity, internally and externally, which may adversely affect our service quality. Moreover, our business depends on our employees. If any of our employees has contracted or is suspected of having contracted COVID-19, these employees will be required to be quarantined, otherwise they could pass it to our employees, potentially resulting in severe disruption to our business.

The extent to which the COVID-19 pandemic may impact our results will depend on future developments, which are highly uncertain and cannot be predicted as of the date of this prospectus, including the effectiveness of vaccines and other treatments for COVID-19, and other new information that may emerge concerning the severity of the pandemic and steps taken to contain the pandemic or treat its impact, among others. The pandemic and the current financial, economic and capital markets environment, and future developments in the global supply chain and other areas present material uncertainty and risk with respect to our performance, financial condition, results of operations and cash flows.

We face risks related to natural disasters, health epidemics and other outbreaks, which could significantly disrupt our operations.

We are vulnerable to natural disasters and other calamities. Fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks or similar events may give rise to server interruptions, breakdowns, system failures, technology platform failures or Internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect our ability to operate, including communicating with clients and the relevant listing authorities. Moreover, besides COVID-19, our business and ability to operate could also be adversely affected by Ebola virus disease, Zika virus disease, H1N1 flu, H7N9 flu, avian flu, SARS or other epidemics.

Our operations through our operating subsidiary are located in Malaysia, where a majority of our employees currently reside. Consequently, we are highly susceptible to factors adversely affecting Malaysia. If any of the abovementioned natural disasters, health epidemics or other outbreaks were to occur in Malaysia, we may experience material disruptions, such as temporary closure of our offices, production facility and suspension of services, which may materially and adversely affect our business, financial condition and results of operations.

The war in Ukraine could materially and adversely affect our business and results of operations.

The recent outbreak of war in Ukraine has already affected global economic markets, including a dramatic increase in the price of oil and gas, and the uncertain resolution of this conflict could result in protracted and/or severe damage to the global economy. Russia’s recent military interventions in Ukraine have led to, and may lead to, additional sanctions being levied by the United States, European Union and other countries against Russia. Russia’s military incursion and the resulting sanctions could adversely affect global energy and financial markets and thus could affect the global markets, our customers’ businesses and potentially our business. As at the date of this prospectus, to the best knowledge of the Company, we and our subsidiaries (i) do not have any direct business or contracts with any Russian or Ukraine entity as a supplier or customer, (ii) do not have any knowledge whether any our customers or suppliers have any direct business or contracts with any Russian entity, (iii) our business segments, products, lines of service, projects, or operations are not materially impacted by supply chain disruptions by the war in Ukraine, and (iv) have not been financially affected by the war in Ukraine. The extent and duration of the military action, sanctions and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions caused by Russian military action or resulting sanctions may magnify the impact of other risks described in this section. We cannot predict the progress or outcome of the situation in Ukraine, as the conflict and governmental reactions are rapidly developing and beyond their control. Prolonged unrest, intensified military activities or more extensive sanctions impacting the region could have a material adverse effect on the global economy, and such effect could in turn have a material adverse effect on our business, financial condition, results of operations, and prospects.

We do not anticipate any new or heightened risk of potential cyberattacks by state actors or others since Russia’s invasion of Ukraine, and we have not taken any actions to mitigate such potential risks. Our board of directors will continue to monitor any potential risks that might arise due to the war in Ukraine which are specific to the Company, including but not limited to risks related to cybersecurity, sanctions, and supply chain, suppliers, or service providers in affected regions as well as risks connected with ongoing or halted operations or investments in affected regions.

Risks Related to our Corporate Structure

Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.

We have a dual-class voting structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Based on our dual-class voting structure, holders of Class A Ordinary Shares will be entitled to one (1) vote per share in respect of matters requiring the votes of shareholders, while holders of Class B Ordinary Shares will be entitled to twenty (20) votes per share. Due to the disparate voting powers associated with our two classes of ordinary shares, our Controlling Shareholder will beneficially own 91.60% of the aggregate voting power of our Company immediately following the completion of this Offering, assuming that the underwriters do not exercise their over-allotment option. The interests of our Controlling Shareholder may not coincide with your interests, and it may make decisions with which you disagree, including decisions on important topics such as the composition of the board of directors, compensation, management succession, and our business and financial strategy. To the extent that the interests of our Controlling Shareholder differ from your interests, you may be disadvantaged by any action that they may seek to pursue. This concentrated control could also discourage others from pursuing any potential merger, takeover or other change of control transactions, which could have the effect of depriving the holders of our Class A Ordinary Shares of the opportunity to sell their shares at a premium over the prevailing market price.

We cannot predict the effect our dual-class structure may have on the market price of our Class A Ordinary Shares.

We cannot predict whether our dual-class structure will result in a lower or more volatile market price of our Class A Ordinary Shares, adverse publicity or other adverse consequences. For example, certain index providers have announced and implemented restrictions on including companies with multiple-class share structures in certain of their indices. In July 2017, FTSE Russell announced that it would require new constituents of its indices to have greater than 5% of the company’s voting rights in the hands of public stockholders, and S&P Dow Jones announced that it would no longer admit companies with multiple-class share structures to certain of its indices. Affected indices include the Russell 2000 and the S&P 500, S&P MidCap 400 and S&P SmallCap 600, which together make up the S&P Composite 1500. Also in 2017, MSCI, a leading stock index provider, opened public consultations on its treatment of no-vote and multi-class structures and temporarily barred new multi-class listings from certain of its indices; however, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Under such announced and implemented policies, the dual-class structure of our ordinary shares would make us ineligible for inclusion in certain indices and, as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices would not invest in our Class A Ordinary Shares. These policies are relatively new and it is unclear what effect, if any, they will have on the valuations of publicly-traded companies excluded from such indices, but it is possible that they may adversely affect valuations, as compared to similar companies that are included. Due to the dual-class structure of our ordinary shares, we will likely be excluded from certain indices and we cannot assure you that other stock indices will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from certain stock indices would likely preclude investment by many of these funds and could make our Class A Ordinary Shares less attractive to other investors. As a result, the market price of our Class A Ordinary Shares could be adversely affected.

The future sales of Class A Ordinary Shares by existing shareholders, including the sales pursuant to the Resale Prospectus, may adversely affect the market price of our Class A Ordinary Share.

As a relatively small-capitalization company with relatively small public float we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. The Class A Ordinary Shares registered for resale as part of the Resale Prospectus, once registered, will constitute a considerable percentage of our public float. Sales of a substantial number of our Class A Ordinary Shares in the public market could occur at any time. The sales of a substantial number of registered shares could result in a significant decline in the public trading price of our Class A Ordinary Shares and could impair our ability to raise capital through the sale or issuance of additional Class A Ordinary Shares. We are unable to predict the effect that such sales may have on the prevailing market price of our Class A Ordinary Shares. Despite such a decline in the public trading price, certain Selling Shareholders may still experience a positive rate of return on the Class A Ordinary Shares due to the lower price that they purchased the Class A Ordinary Shares compared to other public investors and may be incentivized to sell their Class A Ordinary Shares when others are not.

Our Controlling Shareholder has significant voting power and may take actions that may not be in the best interests of our other shareholders.

As of the date of this prospectus, our directors, officers and our Controlling Shareholder hold in aggregate 74.04% or more of our Ordinary Shares. After this offering, our Controlling Shareholder will hold in aggregate 61.93% or more of our Ordinary Shares. We will be a “controlled company” as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this offering and the sale of our Class A Ordinary Shares by the Selling Shareholders pursuant to the Resale Prospectus, our Controlling Shareholder, will own 61.93% of our total issued and outstanding Shares, representing 91.60% of the total voting power, assuming that the underwriters do not exercise their over-allotment option. Our Controlling Shareholder will have the ability to control the outcome of certain matters submitted to shareholders for approval through his controlling ownership of the company, such as the election of directors, amendments to our organizational documents and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions.

The interests of these shareholders may not be the same as, or may even conflict with, your interests. For example, these shareholders could attempt to delay or prevent a change in control of us, even if such change in control would benefit our other shareholders, which could deprive our shareholders of an opportunity to receive a premium for their Class A Ordinary Shares as part of a sale of us or our assets, and might affect the prevailing market price of our Class A Ordinary Shares due to investors’ perceptions that conflicts of interest may exist or arise. As a result, this concentration of ownership may not be in the best interests of our other shareholders.

We are a “controlled company” within the meaning of the Nasdaq listing rules, and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.

Following this offering and the sale of our Class A Ordinary Shares by the Selling Shareholders pursuant to the Resale Prospectus, our largest shareholder will continue to own more than a majority of the voting power of our outstanding Ordinary Shares. Under the Nasdaq listing rules, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and is permitted to phase in its compliance with the independent committee requirements. Although we do not intend to rely on the “controlled company” exemptions under the Nasdaq listing rules even if we are deemed a “controlled company”, we could elect to rely on these exemptions in the future. If we were to elect to rely on the “controlled company” exemptions, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, if we rely on the exemptions, during the period we remain a “controlled company” and during any transition period following a time when we are no longer a “controlled company”, you would not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Our Controlling Shareholder’s shareholdings in companies with similar businesses may lead to conflicts of interest with our Company and our other shareholders.

Our Controlling Shareholder is also the controlling shareholder of TEM Holdings Limited and Brascabos International Group Ltd, being companies which are engaged in manufacturing of wire/cable harnesses and other related products in PRC and Brazil, respectively. When there are new business opportunities of manufacturing of wire/cable harnesses introduced to our Controlling Shareholder, potential conflicts of interest may arise in how our Controlling Shareholder allocates such opportunities between the three companies. TEM Holdings Limited and Brascabos International Group Ltd are also the suppliers and customers of certain component of our business. Our Controlling Shareholder’s relationship with the two companies may influence our Company’s decision making and such decision may not be in the best interest of our Company and our other shareholders.

Certain of our directors may allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs.

Certain of our directors are engaged in several other business endeavors. As our directors are not required to commit their full time to our affairs, a conflict of interest may arise in how certain of our directors allocate their time between our operations and their other businesses. If the other business affairs of certain of our directors require them to devote substantial amounts of time to such affairs, it may cause distraction to their attention and could have a negative impact on our ability to operate efficiently. However, our directors are aware of his/her fiduciary duties as a director of a company and shall exercise the care, diligence and skill that a reasonable director would exercise when such conflict arises.

Risks Related to our Class A Ordinary Shares

If we fail to meet applicable listing requirements, Nasdaq may not approve our listing application, or may delist our Class A Ordinary Shares from trading, in which case the liquidity and market price of our Class A Ordinary Shares could decline.

We intend to apply to list our Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “LNKS.” There is no assurance that our listing application will be approved by the Nasdaq Capital Market, and if our application is not approved by the Nasdaq Capital Market, this initial public offering will be terminated. We expect that our Class A Ordinary Shares will be listed on Nasdaq Capital Market on or promptly after the date of this prospectus. However, we cannot assure you that we will be able to meet Nasdaq’s initial listing standards or that we will be able to meet the continued listing standards of Nasdaq in the future. If we fail to comply with the applicable listing standards and Nasdaq delists our Class A Ordinary Shares, we and our shareholders could face significant material adverse consequences, including:

•        a limited availability of market quotations for our Class A Ordinary Shares;

•        reduced liquidity for our Class A Ordinary Shares;

•        a limited amount of news about us and analyst coverage of us; and

•        a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

The U.S. National Securities Markets Improvement Act of 1996 prevents or pre-empts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our Class A Ordinary Shares will be listed on Nasdaq, such securities will be covered securities. Although states are pre-empted from regulating the sale of our Class A Ordinary Shares when they are listed on Nasdaq, this statute does allow the states to investigate companies if there is a suspicion of fraud, and if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities on a case-by-case basis. Further, if we were no longer listed on Nasdaq, our Class A Ordinary Shares would not be covered securities and we would be subject to regulations in each state in which we offer our Class A Ordinary Shares.

There has been no public market for our Class A Ordinary Shares prior to this offering, and you may not be able to resell our Class A Ordinary Shares at or above the price you pay for them, or at all.

Prior to this offering, there has been no public market for our Class A Ordinary Shares. We intend to apply to list our Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “LNKS.” There is no assurance that our listing application will be approved by the Nasdaq Capital Market, and if our application is not approved by the Nasdaq Capital Market, this initial public offering will be terminated. An active public market for our Ordinary Shares, however, may not develop or be sustained after the offering, in which case the market price and liquidity of our Class A Ordinary Shares will be materially and adversely affected.

In recent years, the stock markets generally have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may significantly affect the market price of our Class A Ordinary Shares, regardless of our actual operating performance. These fluctuations may be even more pronounced in the trading market for our Class A Ordinary Shares shortly following this offering. If the market price of our Class A Ordinary Shares after this offering does not ever exceed the initial public offering price, you may not realize any return on your investment in us and may lose some or all of your investment.

In addition, in the past, class action litigation has often been instituted against companies whose securities have experienced periods of volatility in market price. Securities litigation brought against us following volatility in the price of our Class A Ordinary Shares, regardless of the merit or ultimate results of such litigation, could result in substantial costs, which would hurt our financial condition and results of operations and divert management’s attention and resources from our business.

Our Class A Ordinary Shares are expected to initially trade under US$5.00 per share and thus would be known as “penny stock.” Trading in penny stocks has certain restrictions and these restrictions could negatively affect the price and liquidity of our Class A Ordinary Shares.

Our Class A Ordinary Shares are expected to initially trade below US$5.00 per share. As a result, our Class A Ordinary Shares would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than US$5.00 per share, subject to certain exceptions. Depending on market fluctuations, our Class A Ordinary Shares could be considered to be “penny stock.” A penny stock is subject to rules that impose additional sales practice requirements on brokers/dealers who sell these securities to persons other than established members and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, a broker/dealer must receive the purchaser’s written consent to the transaction prior to the purchase and must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of brokers/dealers to sell our Class A Ordinary Shares, and may negatively affect the ability of holders of our Class A Ordinary Shares to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks generally do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to do so.

Volatility in the price of our Class A Ordinary Shares may subject us to securities litigation.

The market for our Class A Ordinary Shares may have, when compared to seasoned issuers, significant price volatility and we expect that our Class A Ordinary Share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

The market price of our Class A Ordinary Shares may be highly volatile, and you could lose all or part of your investment.

The trading price of our Class A Ordinary Shares is likely to be volatile. Upon the consummation of this offering, we will have a relatively small public float due to the relatively small size of this offering, and the concentrated ownership of our Class A Ordinary Shares among our executive officers and directors. As a result of our small public float, our Class A Ordinary Shares may be less liquid and have greater stock price volatility than the shares of companies with broader public ownership. Our stock price could be subject to wide fluctuations in response to a variety of other factors, which include:

•        whether we achieve our anticipated corporate objectives;

•        changes in financial or operational estimates or projections;

•        termination of the lock-up agreement or other restrictions on the ability of our shareholders and other security holders to sell shares after this offering; and

•        general economic or political conditions in Malaysia, the United States, or elsewhere.

In addition, the stock price of a number of companies involved in initial public offerings, particularly among companies with relatively smaller public floats, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our Class A Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

In addition, if the trading volumes of our Class A Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Class A Ordinary Shares. This low volume of trades could also cause the price of our Class A Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Class A Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Class A Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Class A Ordinary Shares. A decline in the market price of our Class A Ordinary Shares also could adversely affect our ability to sell additional Ordinary Shares or other securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in the ordinary shares will develop or be sustained. If an active market does not develop, holders of our Class A Ordinary Shares may be unable to readily sell the Class A Ordinary Shares they hold or may not be able to sell their Class A Ordinary Shares at all.

In the past, shareholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

Our pre-IPO shareholders, including our Controlling Shareholder, will be able to sell their shares after completion of this offering subject to restrictions under Rule 144.

Our pre-IPO shareholders, including our Controlling Shareholder, may be able to sell their Ordinary Shares pursuant to Rule 144 under the Securities Act after completion of this offering and after expiration of the applicable lock-up period. Because these shareholders have paid a lower price per Ordinary Share than participants in this offering, when they are able to sell their pre-IPO shares under Rule 144, they may be more willing to accept a lower sales price than the IPO price. This fact could impact the trading price of our Class A Ordinary Shares following completion of the offering, to the detriment of participants in this offering. Under Rule 144, before our pre-IPO shareholders can sell their shares, in addition to meeting other requirements, they must meet the required holding period. We do not expect any of the Ordinary Shares to be sold pursuant to Rule 144 during the pendency of this offering.

Substantial future sales or perceived sales of our Ordinary Shares in the public market could cause the price of our Class A Ordinary Shares to decline.

Sales of our Ordinary Shares in the public market, or the perception that these sales could occur, could cause their market price to decline. Such sales might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate. Additionally, if any existing shareholder or shareholders sell a substantial amount of our Ordinary Shares, this, in turn, could have a material adverse effect on their price.

Because our initial public offering price is substantially higher than our pro forma net tangible book value per share, you will incur immediate and substantial dilution in the book value of your Class A Ordinary Shares.

Investors purchasing our Class A Ordinary Shares in this offering will pay a price per share that substantially exceeds the pro forma as adjusted net tangible book value per Class A Ordinary Share. As a result, investors purchasing Class A Ordinary Shares in this offering will incur immediate dilution. See “Dilution” for more information on the dilution you may experience as a result of investing in this offering.

Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our Class A Ordinary Shares.

We anticipate that we will use the net proceeds from this offering for our manufacturing business and other corporate purposes. We have not determined a specific use for a portion of the net proceeds of this offering now earmarked for working capital and other general corporate purposes, and our management will have considerable discretion in deciding how to apply these proceeds. You will not have the opportunity to assess whether the proceeds would be used appropriately before you make your investment decision, and you must therefore rely on the judgment of our management regarding the application of the net proceeds of this offering. We cannot assure you that the net proceeds will be used in a manner that would improve our results of operations or increase the price of our Class A Ordinary Shares, nor that these net proceeds will be placed only in investments that generate income or appreciate in value.

Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

Upon the closing of this offering, we will become subject to the periodic reporting requirements of the Exchange Act. We will design our disclosure controls and procedures to provide reasonable assurance that the information we must disclose in reports we file or submit under the Exchange Act is accumulated and communicated to management, and recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures, no matter how well-conceived and operated, can provide only reasonable, but not absolute, assurance that the objectives of the control system are met.

These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple errors or mistakes. Additionally, controls can be circumvented by the individual acts of a person, by collusion of two or more people, or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements due to error or fraud may occur and not be detected.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Class A Ordinary Shares if the market price of our Class A Ordinary Shares increases. Under BVI law, we may only pay dividends if we will, immediately after the payment of dividend, satisfy the solvency test (i.e. the value of the our assets exceeds our liabilities and we are able to pay our debts as they fall due).

Because the amount, timing, and whether or not we distribute dividends at all is entirely at the discretion of our board of directors, you must rely on price appreciation of our Class A Ordinary Shares for return on your investment.

Subject to the BVI Act and the memorandum and articles of association, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the payment of dividend, the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due. There is no further BVI statutory restriction on the amount of funds which may be distributed by us by dividend. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Class A Ordinary Shares will likely depend entirely upon any future price appreciation of our Class A Ordinary Shares. We cannot assure you that our Class A Ordinary Shares will appreciate in value after this offering or even maintain the price at which you purchased our Class A Ordinary Shares. You may not realize a return on your investment in our Class A Ordinary Shares and you may even lose your entire investment in our Class A Ordinary Shares.

Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our Class A Ordinary Share price or trading volume to decline.

If a trading market for our Class A Ordinary Share develops, the trading market will be influenced to some extent by the research and reports that industry or financial analysts publish about us and our business. We do not control these analysts. As a new public company, we may be slow to attract research coverage and the analysts who publish information about our Class A Ordinary Shares will have had relatively little experience with us or possibly with our industry as well, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet their estimates. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us provide inaccurate or unfavorable research or issue an adverse opinion regarding our Class A Ordinary Share price, our share price could decline. If one or more of these analysts cease coverage of us or fail to publish reports covering us regularly, we could lose visibility in the market, which in turn could cause our share price or trading volume to decline and result in the loss of all or a part of your investment in us.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Malaysia or Hong Kong against us or our directors named in the prospectus based on foreign laws.

We are incorporated under the laws of the BVI. We conduct our operations in Malaysia through our operating subsidiary and substantially all of our assets are located in Malaysia. In addition, all of our directors and executive officers named in this prospectus reside in Malaysia or Hong Kong, and substantially all of their assets are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or our directors and officers in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the BVI, Malaysia, Hong Kong, or other relevant jurisdictions may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

There is uncertainty as to whether the courts of the BVI would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers to impose liabilities predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in the BVI against us or our directors or officers predicated upon the federal securities laws of the United States or the securities law of any state in the United States.

Hastings & Co., our counsel as to the laws of Hong Kong, has advised us that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

As the rights of a shareholder under BVI law differ from those under U.S. law, you may have fewer protections than you would as a shareholder of a U.S. corporation.

Our corporate affairs are governed by our Memorandum and Articles of Association, the BVI Act (as amended), and the common law of the BVI. The rights of shareholders to take legal action against our directors, action by minority shareholders and the fiduciary responsibilities of our directors and officers under BVI law are governed by the BVI Act and the common law of the BVI. The common law of the BVI is derived in part from comparatively limited judicial precedent in the BVI as well as from the English common law and the wider Commonwealth, which has persuasive, but not binding, authority on a court in the BVI. The rights of our shareholders and the fiduciary responsibilities of our directors under BVI law are largely codified in the BVI Act, but are potentially not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, BVI has a less developed body of securities laws as compared to the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law.

Therefore, you may have more difficulty protecting your interests in connection with actions taken by our directors and officers or our principal shareholders than you would as a shareholder of a corporation incorporated in the United States.

BVI companies may not be able to initiate shareholder derivative actions, thereby depriving shareholders of the ability to protect their interests.

Shareholders of BVI companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. Shareholders of a BVI company could, however, bring a derivative action in the BVI courts, and there is a clear statutory right to commence such derivative claims under Section 184C of the BVI Act. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a BVI company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. BVI courts are also unlikely to recognize or enforce against us judgments of courts in the United States based on certain liability provisions of U.S. securities law; and to impose liabilities against us, in original actions brought in the BVI, based on certain liability provisions of U.S. securities laws that are penal in nature. There is no statutory recognition in the BVI of judgments obtained in the United States, although the courts of the BVI will generally recognise as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts in the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the BVI, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the BVI, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the BVI and (f) there is due compliance with the correct procedures under the laws of the BVI. This means that even if shareholders were to sue us successfully, they may not be able to recover anything to make up for the losses suffered.

BVI laws may provide less protection for minority shareholders than those under U.S. law, and therefore minority shareholders who are dissatisfied with the conduct of our affairs may not have the same options as to recourse in comparison to the shareholders of a U.S. corporation.

Under the laws of the BVI, the rights of minority shareholders are protected by provisions of the BVI Act dealing with shareholder remedies and other remedies available under common law (in tort or contractual remedies).

The BVI Act contains various mechanism to protect minority shareholders, including: (i) Restraining or Compliance Orders: if a company or a director of a company engages in, proposes to engage in or has engaged in, conduct that contravenes the BVI Act or the company’s memorandum and articles of association, the court may, on the application of a member or a director of the company, make an order directing the company or its director to comply with, or restraining the company or director from engaging in conduct that contravenes, the BVI Act or the company’s memorandum and articles of association; (ii) Derivative Actions: the court may, on the application of a member of a company, grant leave to that member to: (a) bring proceedings in the name and on behalf of that company; or (b) intervene in proceedings to which the company is a party for the purpose of continuing, defending or discontinuing the proceedings on behalf of the company; (iii) Unfair Prejudice Remedies: a member of a company who considers that the affairs of the company have been, are being or are likely to be, conducted in a manner that is, or any acts of the company have been, or are, likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him, may apply to the court for an order and, if the court considers that it is just and equitable to do so, it may make such order as it thinks fit, including, without limitation, one or more of the following orders: (a) in the case of a shareholder, requiring the company or any other person to acquire the shareholder’s shares; (b) requiring the company or any other person to pay compensation to the member; (c) regulating the future conduct of the company’s affairs; (d) amending the memorandum or articles of association of the company; (e) appointing a receiver of the company; (f) appointing a liquidator of the company under section 159(1) of the Insolvency Act; (g) directing the rectification of the records of the company; and (h) setting aside any decision made or action taken by the company or its directors in breach of the BVI Act or the company’s memorandum and articles of association; (iv) Personal and Representative Actions: a member is able to bring an action against the company for a breach of a duty owed by the company to member in his capacity as a member. Where a member brings such an action and other members have the same (or substantially the same) action against the company, the court may appoint the first member to represent all or some of the members having the same interest and may make an order: (a) as to the control and conduct of the proceedings; (b) as to the costs of the proceedings; and (c) directing the distribution of any amount ordered to be paid by a defendant in the proceedings among the members represented.

The BVI Act provides that any member of a company is entitled to payment of the fair value of his shares upon dissenting from any of the following: (i) a merger, if the company is a constituent company, unless the company is the surviving company and the member continues to hold the same or similar shares; (ii) a consolidation, if the company is a constituent company; (iii) any sale, transfer, lease, exchange or other disposition of more than 50% of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including: (a) a disposition pursuant to an order of the court having jurisdiction in the matter; (b) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interests within one (1) year after the date of disposition; or (c) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (iv) a redemption of 10% or less of the issued shares of the company required by the holders of 90% or more of the shares of the company pursuant to the terms of the BVI Act; and (v) an arrangement, if permitted by the court.

Generally any other claims against a company by its shareholders must be based on the general laws of contract or tort applicable in the BVI or their individual rights as shareholders as established by the company’s memorandum and articles of association.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

We qualify as a foreign private issuer and, as a result, we will not be subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that permit less detailed and less frequent reporting than that of a U.S. corporation.

Upon the closing of this offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder. Therefore, our shareholders may not know on a timely basis when our officers, directors and principal shareholders purchase or sell our Shares. Furthermore, foreign private issuers are not required to file their annual report on Form 20-F until one hundred twenty (120) days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within seventy-five (75) days after the end of each fiscal year. Foreign private issuers also are exempt from Regulation Fair Disclosure, aimed at preventing issuers from making selective disclosures of material information. As a result of the above, you may not have the same protections afforded to shareholders of companies that are not foreign private issuers.

If we lose our status as a foreign private issuer, we would be required to comply with the Exchange Act reporting and other requirements applicable to U.S. domestic issuers, which are more detailed and extensive than the requirements for foreign private issuers. We may also be required to make changes in our corporate governance practices in accordance with various SEC and Nasdaq rules. The regulatory and compliance costs to us under U.S. securities laws if we are required to comply with the reporting requirements applicable to a U.S. domestic issuer may be significantly higher than the cost we would incur as a foreign private issuer. As a result, we expect that a loss of foreign private issuer status would increase our legal and financial compliance costs and would make some activities highly time consuming and costly. We also expect that if we were required to comply with the rules and regulations applicable to U.S. domestic issuers, obtaining and maintaining directors’ and officers’ liability insurance would become more difficult and expensive for us, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These rules and regulations could also make it more difficult for us to attract and retain qualified members of our board of directors.

As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq rules that allow us to follow our home country law for certain governance matters. Certain corporate governance practices in our home country, the BVI, may differ significantly from corporate governance listing standards. Currently, we intend to rely on some home country practices with respect to our corporate governance after we complete this offering. If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

We are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our Ordinary Shares are directly or indirectly held by residents of the United States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq rules. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer, and accounting, reporting and other expenses in order to maintain a listing on a U.S. securities exchange.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an emerging growth company, as defined in the JOBS Act, and we may take advantage of certain exemptions from requirements applicable to other public companies that are not emerging growth companies, including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) for so long as we remain an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We have elected to take advantage of such exemptions afforded to an emerging growth company. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective data.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

Upon consummation of this offering, we will incur significant legal, accounting and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley, as well as rules subsequently implemented by the SEC, impose various requirements on the corporate governance practices of public companies. We are an “emerging growth company” as defined in the JOBS Act and will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay the adoption of new or revised accounting standards until such time as those standards apply to private companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costlier. After we are no longer an “emerging growth company”, or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of Sarbanes-Oxley and the other rules and regulations of the SEC. For example, as a public company, we will be required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We will incur additional costs in obtaining director and officer liability insurance. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. investor of our Class A Ordinary Shares.

A non-U.S. corporation will be a PFIC for any taxable year if either (i) at least 75% of its gross income for such year consists of certain types of “passive” income; or (ii) at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income, or the asset test. Based on our current and expected income and assets (taking into account the expected cash proceeds and our anticipated market capitalization following this offering), we do not presently expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. In addition, there can be no assurance that the Internal Revenue Service, or IRS, will agree with our conclusion or that the IRS would not successfully challenge our position. Fluctuations in the market price of our Class A Ordinary Shares may cause us to become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test may be determined by reference to the market price of our Class A Ordinary Shares. The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. If we were to be or become a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares, certain adverse U.S. federal income tax consequences could apply to such U.S. Holder. See “Material Income Tax Considerations — Material U.S. Federal Income Tax Considerations for U.S. Holders — Passive Foreign Investment Company Rules” for further information. We urge U.S. Holders to consult their own tax advisors regarding the possible application of the PFIC rules in light of their individual circumstances.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may”, “might”, “will”, “could”, “would”, “should”, “expect”, “intend”, “plan”, “goal”, “objective”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “continue” and “ongoing”, or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements and opinions contained in this prospectus are based upon information available to us as of the date of this prospectus and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Forward-looking statements include statements about:

•        timing of the development of future business;

•        capabilities of our business operations;

•        expected future economic performance;

•        competition in our market;

•        continued market acceptance of our services and products;

•        protection of our intellectual property rights;

•        changes in the laws that affect our operations;

•        fluctuations in foreign currency exchange rates;

•        our ability to obtain and maintain all necessary government certifications, approvals, and/or licenses to conduct our business;

•        continued development of a public trading market for our securities;

•        the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;

•        managing our growth effectively;

•        projections of revenue, earnings, capital structure and other financial items;

•        fluctuations in operating results;

•        dependence on our senior management and key employees; and

•        other factors set forth under “Risk Factors.”

You should refer to the section titled “Risk Factors” for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus forms a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

INDUSTRY AND MARKET DATA

This prospectus includes statistical market and other industry data and forecasts used in this prospectus from market research, publicly available information and industry publications, including, but not limited to, an industry report commissioned by us and prepared by Ken Research Private Limited (“Ken Research”), a third-party independent industry research firm, to provide information regarding the industry we operate in, as well as estimates by our management based on such data. Industry publications, research, surveys, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus.

Market data and statistics are inherently predictive and speculative and are not necessarily reflective of actual market conditions. Such statistics are based on market research, which itself is based on sampling and subjective judgments by both the researchers and the respondents, including judgments about what types of products and transactions should be included in the relevant market. In addition, the value of comparisons of statistics for different markets is limited by many factors, including that (i) the markets are defined differently, (ii) the underlying information was gathered by different methods, and (iii) different assumptions were applied in compiling the data. Accordingly, the market statistics included in this prospectus should be viewed with caution.

While we believe that the information from these industry publications, surveys and studies is reliable, the industry in which our operating subsidiary operates is subject to a high degree of uncertainty and risk due to a variety of important factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

INTRODUCTION OF THE WIRE/CABLE HARNESSES INDUSTRY

Wire/cable harnesses manufacturing is the process of assembling wires/cables with connectors, terminals and other components bound together with straps, cable ties and electrical tapes into a single unit to provide a reliable and organized solution for electrical connections. The customers of the wire/cable harnesses industry generally include manufacturers and OEMs in the major appliances market, the industrial products market and the automotive market. As the major appliances market is one of the major customer markets of the wire/cable harnesses industry, the rise and fall of the international major appliances market has and is expected to have a direct impact on the wire/cable harnesses industry.

MAJOR APPLIANCES MARKET IN THE ASIA PACIFIC REGION

According to Ken Research, the growth of major appliances market in the Asia Pacific region experienced fluctuation from 2017 to 2022, with a compound annual growth rate (“CAGR”) of 5.1% in terms of revenue generated from export and domestic sales of major appliances, from US$115.3 billion in 2017 to US$147.8 billion in 2022.

Major appliances market in the Asia Pacific region declined in 2019 and 2020 as a result of various factors including increasing political uncertainty and tensions in global trade, pressure upon the international trade and cross-border investment and the COVID-19 pandemic.

Major appliances market in the Asia Pacific region rebounded in 2021. In China, e-commerce had grown rapidly, with more consumers purchasing major appliances online through popular e-commerce platforms. China’s home appliance industry has filled the supply gap in the global home appliance market with its efficient supply chain system and thus had a supernormal growth. In India, as the COVID-19 pandemic developed to a later stage, users increasingly favored products with large-capacity and health-conscious features. E-commerce had developed rapidly in the past two years, with the proportion of online sales of home appliances steadily increased. For pacific countries, the COVID-19 pandemic has led to prolonged home office hours for local residents, which stimulated the demand for home renovation and refurbishment, and drove the development of the real estate market. User demand for home appliances increased accordingly.

The growth of major appliances market in the Asia Pacific region after 2022 will be affected by several factors. According to Ken Research, companies in the industry may face inflationary pressures primarily due to the fluctuation in the macro economic and foreign exchange rate. Affected by macro factors and overseas geopolitical conflicts, the political and economic environment became more complicated for companies. The outbreak of war in certain regions could impact the upstream expenses and global supply chains within the home appliance industry leading to higher prices. This would also impact the consumer confidence and they might not be willing to spend much on high ticket size goods like appliances. Furthermore, as a lot of revenue for companies comes from overseas operations, sharp exchange rate fluctuations due to macro fluctuations not only bring negative effects on the overseas operations, but also lead to exchange losses and increase the finance costs for companies leading to higher prices of major appliances. This would also make imported goods more expensive, which is another factor contributing to higher inflation. While the market may be negatively affected by economic factors such as low consumer confidence, high inflation rates, and low GDP growth rates which have been forecasted by countries, such negative effects will likely be offset by the positive impact on sales of major appliances brought about by the rapid pace of technological change. For example, the rise of smart homes and connected devices may lead to a shift away from traditional appliances towards more high-tech options. This will enable the industry to grow at a CAGR of 6.2% between 2022 and 2027 in terms of sales value, from US$147.8 billion in 2022 to US$199.3 billion in 2027.

The chart below sets out the historical (2017-2022) and forecast (2023-2027) of the sales revenue of major appliances in the Asia Pacific Region, respectively:

Source: Ken Research

MAJOR APPLIANCES MARKET IN WESTERN EUROPE

According to Ken Research, the growth of major appliances market in Western Europe also experienced fluctuation from 2017 to 2022, with a CAGR of 1.2% in terms of revenue generated from export and domestic sales of major appliances, from US$32.6 billion in 2017 to US$34.6 billion in 2022.

In 2019, Brexit had a major impact on the market affecting all the European countries leading to a decline of 3.0% in the major appliances market in Western Europe in terms of sales revenue. Shortages in the supply of semiconductors since before the pandemic in 2020 further posed challenges for the European market. Major appliances market for major economies like that of Germany was affected by the slowdown in GDP growth reflected in the fall of amount of exports of major appliances during that period.

During 2020 and 2021, COVID-19 pandemic led to a continuous increase in user demand for home appliances in the large-capacity and healthy-living categories. For some of the consumers, it led to economic uncertainty while for others it meant extra funds to spend on major appliances given lack of expenditure on travel and leisure, leading to a growth of market size by revenue of 5.2% and 9.1% in 2020 and 2021, respectively. Many consumers decided to fulfill their potential purchases and upgrade their hygiene standards or storage capabilities with new laundry appliances, dishwashers or refrigeration appliances and focused on products which added convenience to their everyday lives. Hence, the overall industry performed well in the entire region with sales revenue for major appliances experiencing strong growth in Western Europe during the years.

In 2022, major appliances market in Western Europe experienced a decline of 7.0% in terms of sales revenue as compared to that of 2021, driven by lower sales volumes. Consumer demand was negatively impacted by increased general inflation, interest rates, geopolitical tensions due to the Russia-Ukraine war which created an uncertain business environment, macro-economic fluctuations and foreign exchange rate. Supply chain constraints limited the ability to fulfill the underlying demand during the first half of the year, which led to an increase in price of raw materials and logistics causing additional cost for the companies.

Going forward, after the sales spike during the COVID-19 pandemic, major appliances market is expected to see stable growth in performances in Western Europe over the forecast period from 2023 to 2027. Despite the maturity in some of the bigger national markets and economic scenario which might worsen by uncertain geopolitical conditions, it is expected that increasing number of smart homes and subsequent demand for smart appliances along with an enhanced product visibility due to rise in online channels for sale with focus on omnichannel presence will be able to countervail the hindrance and contribute to the growth of market in the future. According to Ken Research, it is expected that sales value of major appliances market in Western Europe will be increased from US$34.6 billion in 2022 to US$38.5 billion in 2027, representing a CAGR of 2.2%.

The chart below sets out the historical (2017-2022) and forecast (2023-2027) of the sales revenue of major appliances in Western Europe, respectively:

Source: Ken Research

WIRE/CABLE HARNESSES MARKET IN MALAYSIA

The sales of wire/cable harnesses in Malaysia grew at a CAGR of 5.7% between 2017 and 2022, with revenue increased from US$509.5 million in 2017 to US$672.3 million in 2022. It is expected that the sales value will continue to increase and reach US$982.1 million in 2027, representing a CARG of 7.9% between 2022 to 2027.

The chart below sets out the historical (2017-2022) and forecast (2023-2027) of the sales revenue of wire/cable harnesses in Malaysia:

Source: Ken Research

Market Segmentation of the Wire/Cable Harnesses Market in Malaysia

According to Ken Research, the wire/cable harnesses market in Malaysia is segmented into 5 major types of end users, including automotive, major appliances, industrial equipment, other consumer appliances and others.

The chart below sets out the historical (2022) and forecast (2027) of the sales revenue of wire/cable harnesses in Malaysia segmented by each type of end users.

Wire/Cable Harnesses Market Size in Malaysia Segmented by End Users
(USD million)
400
350
300
250
200
150
100
50
0
333.9
221.8
216.1
161.3
186.6
121.0
60.5
78.6
107.7
166.9
Automotive
Major Appliances
Industrial Equipment
Other Consumer Applicances
Others
2022
2027F

Note 1: The automotive industry includes companies that require wire/cable harnesses for manufacturing vehicles, including cars, trucks, buses, and motorcycles.

Note 2: The major appliances industry includes companies that require wire/cable harnesses for manufacturing of washers, dryers, refrigerators, freezers, dishwashers, ovens, microwave ovens, cookware, juice makers, food processors and vacuum cleaners.

Note 3: The industrial equipment industry includes companies that require wire/cable harnesses for manufacturing of agricultural machineries, power generation equipment and manufacturing machineries.

Note 4: The other consumer appliances segment includes companies that require wire/cable harnesses for manufacturing of home security appliances, entertainment appliances and small kitchen appliances.

Note 5: The others segment includes wire/cable harnesses required in manufacturing of aerospace and defense, gaming and amusement, medical equipment and devices, commercial refrigeration, food machines and entertainment appliances.

Source: Ken Research

In the year of 2022, the automotive industry is the largest segment of end users with the sale revenue of US$221.8 million, representing 33.0% of the total revenue of the wire/cable harnesses market in Malaysia of the year. The increasing demand for wire/cable harnesses in the automotive industry is a major factor driving the growth of the wire/cable harnesses market in Malaysia. The automotive industry has been witnessing a significant growth in demand for wire/cable harnesses due to the rise in demand for electronic devices, electric vehicles, and embedded wiring harnesses in the vehicles. With the emerging need of electric vehicles, the demand for wire/cable harnesses in the automotive industry is expected to grow and the automotive industry is expected to remain as the largest segment of end users in 2027. This segment is estimated to contribute to US$333.9 million revenue to the wire/cable harnesses market in Malaysia, representing 34.0% of the forecast total revenue in the market in 2027.

The second largest market segment is the major appliances market with the sale revenue of US$161.3 million, representing 24.0% of the of the total revenue of the wire/cable harnesses market in Malaysia in 2022. Given the growing interest in smart and connected devices, it is expected that the major appliances market would continue to grow and forecast to contribute to US$216.1 million of the total revenue of the wire/cable harnesses market in Malaysia in 2027, representing 22.0% of the market.

The third largest market segment is the industrial equipment market with the sale revenue of US$121.0 million in 2022, representing 18.0% of the of the total revenue of the wire/cable harnesses market in Malaysia in the year. As the development of new infrastructure project in Malaysia continues, this segment is expected to grow and contribute to US$186.6 million of the revenue of the total revenue of the wire/cable harnesses market in Malaysia in 2027, representing 19.0% of forecast sale revenue of the market.

Major market drivers of the wire/cable harnesses market in Malaysia

1.Governmental encouragement towards technological development

The Malaysian government has put emphasis on technological development and launched the National Fourth Industrial Revolution Policy, being the transformation of industries through application of emerging technology. The governmental push toward industry 4.0 technologies is expected to increase the demand for wire/cable harnesses products used in automated machinery and robotics. The government of Malaysia has also set a target for 100,000 electric vehicles on the road by 2030, the increasing demand for electric and hybrid vehicles in Malaysia is expected to cause a cascading demand in the wire/cable harnesses market in Malaysia.

2.      Malaysia as an attraction location for wire/cable harnesses manufacturing

Malaysia is one of the leading producers of wire/cable harnesses in Southeast Asia, with a large number of domestic and international companies operating in the country. Malaysia’s proximity to other Association of Southeast Asia Nations market and its established manufacturing industry makes it an attractive location for wire harnesses manufacturing companies. The geographical advantage allows local wire/cable manufacturers to attract clientele from Asia and other different parts of the world.

3.      Increasing trend of mass customization and need for high quality wire/cable harnesses

In both the international and Malaysian market, there is a growing demand for complex and customized solutions, requiring technical expertise and advance manufacturing capability. To remain competitive, companies are investing in research & development and advanced technologies, with strong emphasis on innovation and customization to meet customer needs. Wire/cable manufacturers in Malaysia are in a good position to leverage on their strength and offer competitive and quality wire/cable harnesses to meet the emerging needs.

Entry barriers of the wire/cable harnesses market in Malaysia

1.      High capital investment required for setting up a wire harnesses manufacturing facility

The production of wire/cable harnesses is capital intensive as it requires specialized machinery and equipment, which can be expensive. Additionally, the cost of raw materials such as copper and plastics can be volatile, which can impact the profitability of the business. As wire/cable harnesses manufacturing has a relatively low profit margin due to constant cost and price pressures from original equipment manufacturer customers. New entrants to the market will face a heavy burden of a high capital investment with a low profit margin.

2.      Licensing, certification and high-end technological requirements

To enter the wire/cable harnesses market, the Malaysian government requires manufacturers to obtain the manufacturing license from the Malaysian Investment Development Authority (“MIDA”). In addition to regulatory licensing, most customers of the market expect manufacturers to have certifications including the international ISO 9001 Certification for manufacturing, the Malaysian SIRIM certification for electrical products or the ISO/TS 16949 certification for automotive products. Furthermore, wire/cable harnesses customers value international technical requirements of RAST and IDC, which are high-end technologies with worldwide standards. Manufacturers with RAST and IDC capability are recognized as stronger competitors in the market attracting attention of multinational clients in the target market. The requirements from customers in licensing, certification and enhanced technological capability may pose as a barrier to new entrants as they need to fulfill heightened expectations to be competitive in the market.

3.      Strong business network

Leading wire/cable manufacturers are highly competitive in the domestic market space due to their strong partnerships with local customers in various sectors which allows wire/cable harnesses manufacturers to have exclusive access to their customers and provide a reliable supply of quality wire/cable harnesses. As a result, new entrants face difficulty in securing supply contracts with local and multinational companies. In addition, wire/cable harnesses customers evaluate their wire/cable harnesses suppliers based on criteria such as the standards of pricing, support, delivery and product performance. Generally, when wire/cable harnesses customers have approved certain wire/cable harnesses suppliers based on the above criteria, they tend to establish long-term business relationship with them. This forms a formidable barrier to entry to the wire/cable harnesses industry in Malaysia.

USE OF PROCEEDS

Based upon an initial public offering price of US$5.00 per Class A Ordinary Share (the midpoint of the price range set forth on the cover page of this prospectus), we estimate that we will receive net proceeds from this offering, after deducting the estimated underwriting discounts, non-accountable expense allowance, and the estimated offering expenses payable by us, of approximately US$8,792,669 if the underwriters do not exercise their over-allotment option, and US$10,310,669 if the underwriters exercise their over-allotment option in full, after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us.

Each US$1.00 increase (decrease) in the assumed initial public offering price of US$5.00 per Class A Ordinary Share would increase (decrease) the net proceeds to us from this offering by US$2,024,000, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us. An increase (decrease) of 1.0 million in the number of Class A Ordinary Shares we are offering would increase (decrease) the net proceeds to us from this offering by US$4,600,000, assuming the assumed initial public offering price remains the same, and after deducting the underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us.

The primary purposes of this offering are to create a public market for our Class A Ordinary Shares for the benefit of all shareholders. We plan to use the net proceeds of this offering as follows:

•        Approximately 30% for potential acquisition of companies and/or formation of joint ventures within the value chain of the wire/cable harnesses industry;

•        Approximately 20% for purchase of machinery/equipment;

•        Approximately 10% for marketing promotion and setting up global sales offices, in particular in the U.S.; and

•        Approximately 40% for funding working capital.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. As of the date of this prospectus, we have no understandings, agreements or commitments for particular uses of the net proceeds from this offering and have not currently identified any targets for acquisition of companies and/or formation of joint ventures. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this registration statement. We reserve the right to change the use of proceeds that we presently anticipate and describe in this prospectus.

To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

DIVIDEND POLICY

We do not have any present plan to declare or pay any dividends on our Ordinary Shares in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business, and we do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

During the six months ended December 31, 2023 and the years ended June 30, 2023 and 2022, LIL did not declare or pay any dividends or distributions and there was no transfer of assets among LIL and its subsidiaries. If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our subsidiaries by way of dividend payments.

The declaration, amount and payment of any future dividends will be at the sole discretion of our board of directors, subject to compliance with applicable BVI laws regarding solvency. Our board of directors will take into account general economic and business conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions and other implications on the payment of dividends by us to our shareholders or by our subsidiaries to us, and such other factors as our board of directors may deem relevant.

Under the BVI Act, a BVI company may make a dividend distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due.

We are a holding company incorporated in the BVI. In order for us to distribute any dividends to our shareholders, we rely on dividends paid to us by our subsidiaries for our cash requirements, including funds to pay any dividends and other cash distributions to our shareholders, service any debt we may incur and pay our operating expenses. Our ability to pay dividends to our shareholders will depend on, among other things, the availability of dividends from our operating subsidiary.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2023 on:

•        an actual basis; and

•        a pro forma as adjusted basis to give effect to the sale of 2,200,000 Class A Ordinary Shares in this offering at the assumed initial public offering price of US$5.00 per Class A Ordinary Share (the midpoint of the price range set forth on the cover page of this prospectus) after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us, assuming the underwriters do not exercise the over-allotment option.

You should read this information together with our audited consolidated financial statements appearing elsewhere in this prospectus and the information set forth under the sections titled “Exchange Rate Information”, “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of December 31, 2023
	Actual	Actual	Adjusted(1)
	RM	US$	US$
Ordinary Shares, $0.00001 par value per share: 500,000,000 shares authorized comprising (i) 497,500,000 Class A Ordinary Shares and (ii) 2,500,000 Class B Ordinary Shares; 11,250,000 shares issued comprising 8,750,000 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares and outstanding; 13,450,000 shares issued and outstanding pro forma comprising 10,950,000 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares	482	105	127
Additional paid-in capital	—	—	8,792,647
Capital reserve	12,392,392	2,699,691	2,699,691
Foreign currency translation reserve	(1,032)	(225)	(225)
Retained earnings	5,930,979	1,292,069	1,292,069
Total shareholders’ equity	18,322,821	3,991,640	12,784,309
Loans from related parties	4,360,500	949,938	949,938
Total capitalization	22,683,321	4,941,578	13,734,247

____________

(1)      Reflects the sale of Class A Ordinary Shares in this offering at an assumed initial public offering price of US$5.00 per Class A Ordinary Share (the midpoint of the price range set forth on the cover page of this prospectus), and after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing. Additional paid-in capital reflects the net proceeds we expect to receive, after deducting the underwriting discounts (underwriting discount equal to 7% per Class A Ordinary Share, non-accountable expense allowance and estimated offering expenses payable by us (US$1,327,331). We estimate that such net proceeds will be approximately US$8,792,669. For an itemization of an estimation of the total offering expenses payable by us, see “Expenses Related to this Offering”.

DILUTION

If you invest in our Class A Ordinary Shares in this offering, your interest will be immediately diluted to the extent of the difference between the initial public offering price per Class A Ordinary Share in this offering and the net tangible book value per Ordinary Share after this offering. Dilution results from the fact that the initial public offering price per Class A Ordinary Share is substantially in excess of the net tangible book value per Ordinary Share. As of December 31, 2023, we had a historical net tangible book value of US$2,151,862, or US$0.19 per Ordinary Share. Our net tangible book value per Ordinary Share represents total net tangible assets less intangible asset, all divided by the number of Ordinary Shares outstanding as of December 31, 2023.

After giving effect to the sale of Class A Ordinary Shares in this offering at the assumed initial public offering price of US$5 per Class A Ordinary Share (the midpoint of the price range set forth on the cover page of this prospectus), we will have 13,450,000 Ordinary Shares outstanding, and after deducting the underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value at December 31, 2023 would have been US$10,944,532, or US$0.81 per Ordinary Share. This represents an immediate increase in pro forma as adjusted net tangible book value of US$0.62 per Ordinary Share to existing investors and immediate dilution of US$4.19 per Ordinary Share to new investors. The following table illustrates this dilution to new investors purchasing Ordinary Shares in this offering:

	Post-Offering(1)	Full Exercise of Over-allotment Option(2)
Assumed initial public offering price per Class A Ordinary Share	$5	$5
Net tangible book value per Ordinary Share as of December 31, 2023	$0.19	$0.19
Increase in pro forma as adjusted net tangible book value per Ordinary Share attributable to new investors purchasing Class A Ordinary Shares in this offering	$0.62	$0.71
Pro forma as adjusted net tangible book value per Ordinary Share after this offering	$0.81	$0.90
Dilution per Class A Ordinary Share to new investors in this offering	$4.19	$4.10

____________

(1)      Assumes gross proceeds from the offering of 2,200,000 Class A Ordinary Shares, and assumes that the underwriters’ over-allotment option has not been exercised.

(2)      Assumes gross proceeds from the offering of 2,200,000 Class A Ordinary Shares, and assumes that the underwriters’ over-allotment option has been exercised in full.

If the underwriters exercise their over-allotment option in full, the pro forma as adjusted net tangible book value per Class A Ordinary Share after this offering would be US$0.90, the increase in net tangible book value per Ordinary Share to existing shareholders would be US$0.71, and the immediate dilution in net tangible book value per Ordinary Share to new investors in this offering would be US$4.10.

To the extent that we issue additional Ordinary Shares in the future, there will be further dilution to new investors participating in this offering.

The following table summarizes, on a pro forma basis as of December 31, 2023, the differences between the existing shareholders and the new investors with respect to the number of Class A Ordinary Shares purchased from us in this offering, the total consideration paid and the average price per Class A Ordinary Shares paid at the assumed initial public offering price of US$5 per Class A Ordinary Shares, the midpoint of the price range set forth on the cover page of this prospectus, before deducting estimated underwriting discounts, non-accountable expense allowance, and estimated offering expenses. The total number of Ordinary Shares does not include Class A Ordinary Shares issuable upon the exercise of the over-allotment option granted to the underwriters.

	Ordinary Shares purchased		Total consideration		Average price per Ordinary Share
	Number	Percent	Amount	Percent
Existing shareholders	11,250,000	83.64%	$105	0%	$0.00
New investors	2,200,000	16.36%	$11,000,000	100%	$5.00
Total	13,450,000	100%	$11,000,105	100%	$0.82

EXCHANGE RATE INFORMATION

LIL is a holding company registered and incorporated in the BVI with operations conducted in Malaysia through its operating subsidiary, TEM. LIL’s reporting currency is RM. This prospectus contains translations of RM into U.S. dollars solely for the convenience of the reader. Unless otherwise noted, all translations from RM to U.S. dollars and from U.S. dollars to RM in this prospectus were calculated at the noon buying rate of US$1 = RM4.6650 on June 30, 2023 for figures during the fiscal years ended June 30, 2022 and 2023 and at the noon buying rate of US$1 = RM4.5903 on December 29, 2023 for the figures during the six months ended December 31, 2023, respectively, each as published in H.10 statistical release of the United States Federal Reserve Board. We make no representation that the RM or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or RM, as the case may be, at any particular rate or at all.

CORPORATE HISTORY AND STRUCTURE

Corporate History and Structure

On October 31, 1995, TEM was established under the laws of Malaysia to engage in the business of manufacturing connectors, assemblies and wire/cable harness. TSPL was incorporated under the laws of the BVI on November 15, 2022 as an investment holding company. As part of the reorganization, on December 14, 2022, TSPL acquired the entire issued share capital of TEM.

Corporate reorganization

On December 8, 2022, LIL was incorporated under the laws of the BVI as a holding company. As part of the reorganization, on December 21, 2022, LIL acquired the entire issued share capital of TSPL, following which TSPL was wholly-owned by LIL and TEM was indirectly wholly-owned by LIL.

The chart below illustrates our corporate structure and identify our subsidiaries as of the date of this prospectus/upon completion of this offering and the sale of our Class A Ordinary Shares by the Selling Shareholders pursuant to the Resale Prospectus of this offering:

Name	Background	Ownership
TEM SP Limited	— A BVI company — Incorporated on November 15, 2022 — Issued share of US$1 — Intermediate holding company	100% owned by LIL
TEM Electronics (M) Sdn. Bhd.	— A Malaysian company — Incorporated on October 31, 1995 — Issued share capital of RM2,400,000 — Engaged in manufacturing of wire/cable harnesses	100% owned by TSPL

We are offering 2,200,000 Class A Ordinary Shares, representing 16.36% of our Ordinary Shares, assuming the underwriters do not exercise the over-allotment option. We will be a “controlled company” as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this offering and the sale of our Class A Ordinary Shares by the Selling Shareholders pursuant to the Resale Prospectus, our Controlling Shareholder, will own approximately 61.93% of our total issued and outstanding Shares, representing 91.60% of the total voting power, assuming that the underwriters do not exercise their over-allotment option, and may have the ability to determine matters requiring approval by shareholders.

At each general meeting, each Class A shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one (1) vote for each Class A Ordinary Share which such shareholder holds and each Class B shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have twenty (20) votes for each Class B Ordinary Share which such shareholder holds. There are no prohibitions to cumulative voting under the laws of the BVI, but our Articles of Association do not provide for cumulative voting.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties, and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

Through our operating subsidiary, we are a manufacturer and a supplier of wire/cable harnesses with our manufacturing operations in Malaysia and have more than 20 years’ experience in the wire/cable harnesses industry. Wire/cable harness refers to an assembly of wires/cables bound together with straps, cable ties and electrical tapes to transmit signals or electrical power. Our customers are generally global brand name manufacturers and OEMs in the home appliances, industrial products and automotive industries that are mainly based in the Asia Pacific Region.

We work closely with customers in each stage of a product’s life cycle, including design, prototyping and production. Our business model enables us to offer customized wire harness for different applications and electrics designs. Our products are customized and made-to-order in accordance with the specific technical requirements of our customers.

Key Factors that Affect Results of Operation

Our results of operations have been and will continue to be affected by a number of factors, including those set out below:

Cost of raw materials

The major components of our raw materials include connectors, terminals, silicon and polyvinyl chloride wires. The purchase price of our raw materials is principally set by reference to the prevailing market prices and commodities market prices. Changes in copper commodity prices will affect our cost of copper-related raw materials, such as wires. If the prices of copper continue to increase to such an extent beyond customers’ expectations or we are unable to pass on such increases to our customers, our gross margin and results of operation will be adversely impacted. Recent global economic conditions including inflationary pressures, have not materially affected our operations. However, continued inflationary pressure may affect our operation in the future. To mitigate inflationary pressures on material costs, we have implemented the following measures: (i) proposing alternative materials with lower costs to customers; (ii) closely monitoring market and commodities prices for better inventory management; (iii) strengthening price negotiations with suppliers or passing on increased costs to customers; and (iv) reducing warehouse and logistics costs through optimization of third-party logistics services.

Direct labour cost

Direct labour cost of our Group was approximately RM1,529,566, RM4,739,127 and RM5,183,587 for the six months ended December 31, 2023 and the years ended June 30, 2023 and 2022, respectively, representing approximately 15.9%, 16.0% and 19.0% of our total cost of sales, respectively. Competition for skilled labour in Malaysia has been more intense in recent years. The average labour cost in Malaysia has been on an increasing trend due to higher cost of living and the implementation of the Minimum Wages Order 2022 in Malaysia. We cannot assure that we will be able to recruit and retain sufficient workforce in a timely manner or that our labour cost will remain stable in the future. To mitigate inflationary pressures on direct labor costs, we have implemented the following measures: (i) increase labor productivity with better production planning to minimize inefficient and/or idle manpower; (ii) use of real-time information from the production floor to achieve more effective production workforce and job order management; and (iii) subcontracting simple manual processes to subcontractors in order to maintain a relatively stable in-house work force while enjoying lower labor cost from subcontractors.

General economic and market conditions of our products

We derive substantially all of our revenue from the sale of wire/cable harnesses in the international markets. Domestic and global economic growth has a significant impact on all aspects of our operations, including but not limited to the demand for and pricing of our products. To mitigate the negative impact from customers and economic growth, the company has implemented the following measures: widening customer base at Home Appliance and diversification into the Automotive industry, and passing on price pressure from customers to suppliers.

Pricing

We price our products subject to adjustments on a regular basis for both the manufacturing and trading segments, taking into account direct costs, selling and distribution costs, product specifications, relationship with customers, the size of our customers’ orders and relevant market conditions.

Fluctuations in foreign currency exchange rate

Our revenue is substantially dominated in USD, while the daily operation and settlement of operating expenses are mainly dominated in RM, USD and EUR. We are mainly exposed to foreign exchange rates fluctuations of RM against USD and EUR. Any future significant fluctuations in exchange rates will result in increases or decreases in our reported costs and earnings, and accordingly, our business, financial condition, results of operations and prospects.

Our Group currently does not have a foreign exchange hedging policy to eliminate the currency exposures. Our Directors will continue to monitor the related foreign currency exposure closely and will consider hedging significant foreign currency exposures should the need arise considering the hedging costs involved.

Basis of Presentation

Our consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board. In preparing the consolidated financial statements, transactions, balances and unrealised gains on transactions between group entities are eliminated. Unrealised losses are also eliminated unless the transaction provides evidence of an impairment indicator of the transferred asset. Accounting policies of subsidiaries have been changed, where necessary, to ensure consistency with the policies adopted by the Group.

Critical Accounting Policies, Judgments and Estimates

The preparation of consolidated financial statements in conformity with IFRS requires management to exercise its judgement in the process of applying the Group’s accounting policies. It also requires the use of accounting estimates and assumptions that affect the reported amounts of assets and liabilities at the balance sheet date and revenues and expenses during the reporting periods. Information about estimation uncertainties that have a significant risk of resulting in a material adjustment within the next financial year are determination of functional currency, allowance for expected credit losses of trade receivables, allowance for write-down of inventories and depreciation of property, plant and equipment.

We believe the following critical accounting policies reflect the more significant judgments and estimates we used in the preparations of our combined and consolidated financial statements.

Revenue recognition

Revenue from sales of goods in the ordinary course of business is recognized when the Group satisfies a performance obligation by transferring control of a promised good to the customer. The amount of revenue recognized is the amount of the transaction price allocated to the satisfied performance obligation. The Group uses a five-step approach to recognise revenue: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation.

Group recognises revenue when a performance obligation is satisfied, i.e., when “control” of the goods underlying the particular performance obligations is transferred to customers.

Trade and other receivables

A receivable is recognised when the Group has an unconditional right to receive consideration. A right to receive consideration is unconditional if only the passage of time is required before payment of that consideration is due. If revenue has been recognised before the group has an unconditional right to receive consideration, the amount is presented as a contract asset. Trade receivables that do not contain a significant financing component are initially measured at their transaction price. Trade receivables that contain a significant financing component and other receivables are initially measured at fair value plus transaction costs. All receivables are subsequently stated at amortised cost, using the effective interest method and including an allowance for expected credit losses.

Allowance for expected credit losses of trade receivables

The Group uses a provision matrix to measure expected credit losses for trade receivables. The expected credit losses rates are based on the Group’s historical loss experience of the customers, geographical locations, product types and internal ratings, adjusted for forward-looking factors specific to the debtors and the economic environment which could affect the ability of the debtors to settle the trade receivables. In considering the impact of the economic environment on the expected credit losses rates, the Group assesses, for example, the country default risk. The Group adjusts the allowance matrix at each reporting date. Such estimation of the expected credit losses rates may not be representative of the actual default in the future.

Six months ended December 31, 2023

The table below sets forth the age analysis of our gross accounts receivable at the end of December 31, 2023:

As of December 31,	Current	31 – 60 days	61 – 90 days	> 90 days	Total
2023 (USD)	1,139,347	—	453	—	1,139,800
2023 (RM)	5,229,944	—	2,080	—	5,232,024

The table below sets forth the subsequent settlements as of March 31, 2024 related to our accounts receivable as of December 31, 2023:

As of December 31,	Current	31 – 60 days	61 – 90 days	> 90 days	Total
2023 (USD)	998,724	—	453	—	999,177
2023 (RM)	4,584,445	—	2,080	—	4,586,525

The table below sets forth the accounts receivable balance net of subsequent settlements as at March 31, 2024:

	Current	31 – 60 days	61 – 90 days	> 90 days	Total
2023 (USD)	140,623	—	—	—	140,623
2023 (RM)	645,499	—	—	—	645,499

The table below sets forth the provision of doubtful accounts for each aging group of our gross accounts receivable at the end of December 31, 2023:

As of December 31,	Current	31 – 60 days	61 – 90 days	> 90 days	Total
2023 (USD)	52,489	—	453	—	52,942
2023 (RM)	240,941	—	2,080	—	243,021

The table below sets forth the percentage of provision for doubtful accounts for each aging group of our accounts receivable at the end of December 31, 2023:

As of December 31,	Current	31 – 60 days	61 – 90 days	> 90 days	Total
2023	4.6%	—	100%	—	4.6%

Year ended June 30, 2022 compared to year ended June 30, 2023

The table below sets forth the age analysis of our gross accounts receivable at the end of each period:

As of June 30,	Current	31 – 60 days	61 – 90 days	91 – 120 days	> 120 days	Total
2023 (USD)	1,901,627	—	607	—	363	1,902,597
2023 (RM)	8,871,088	—	2,832	—	1,696	8,875,616
2022 (RM)	9,815,816	593,064	362	1,600	—	10,410,842

The table below sets forth the subsequent settlements as at August 31, 2023 related to our accounts receivable as of June 30, 2023:

As of June 30,	Current	31 – 60 days	61 – 90 days	91 – 120 days	> 120 days	Total
2023 (USD)	1,048,545	—	—	—	363	1,048,908
2023 (RM)	4,891,461	—	—	—	1,696	4,893,157

The table below sets forth the accounts receivable balance net of subsequent settlements as at August 31, 2023:

As of June 30,	Current	31 – 60 days	61 – 90 days	91 – 120 days	> 120 days	Total
2023 (USD)	853,082	—	607	—	—	853,689
2023 (RM)	3,979,627	—	2,832	—	—	3,982,459

The table below sets forth the provision of expected credit losses for trade receivables for each aging group of our gross accounts receivable at the end of each period:

As of June 30,	Current	31 – 60 days	61 – 90 days	91 – 120 days	> 120 days	Total
2023 (USD)	51,125	—	607	—	363	52,095
2023 (RM)	238,493	—	2,832	—	1,696	243,021
2022 (RM)	221,814	19,245	362	1,600	—	243,021

The table below sets forth the percentage of expected credit losses for trade receivables for each aging group of our accounts receivable at the end of each period:

As of June 30,	Current	31 – 60 days	61 – 90 days	91 – 120 days	> 120 days	Total
2023	2.7%	—	100%	—	100%	2.7%
2022	2.3%	3.2%	100%	100%	0.0%	2.3%

Taxes

Current income taxes for current and prior periods are recognised at the amount expected to be paid to or recovered from the taxation authorities, using the tax rates and tax laws that have been enacted or substantively enacted by the end of the reporting period. Management periodically evaluates the positions taken in tax returns with respect to situations in which applicable tax regulations are subject to interpretation and considers whether it is probable that a tax authority will accept an uncertain tax treatment. The Group measures its tax positions using either based on the most likely amount or the expected outcome, depending on which method provides a better prediction of the resolution of the uncertainty.

Deferred income tax is recognised for all temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the financial statements except when the deferred income tax arises from the initial recognition of goodwill or an asset or liability in a transaction that is not a business combination and affects neither the accounting nor the taxable profit or loss at the time of the transaction.

A deferred income tax liability is recognised on temporary differences arising on investments in subsidiaries, except where the Group is able to control the timing of the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future.

A deferred income tax asset is recognised to the extent that it is probable that future taxable profit will be available against which the deductible temporary differences and tax losses can be utilised.

Deferred income taxes are measured:

(i)     at the tax rates that are expected to apply when the related deferred income tax asset is realised or the deferred income tax liability is settled, based on tax rates and tax laws that have been enacted or substantively enacted by the balance sheet date; and

(ii)    based on the tax consequences that will follow from the manner in which the Group expects, at the end of the reporting period, to recover or settle the carrying amounts of its assets and liabilities.

Current and deferred income taxes are recognised as income or expense in profit or loss statement, except to the extent that the tax arises from a business combination or a transaction which is recognised directly in equity. Deferred tax arising from a business combination is adjusted against goodwill on acquisition.

The Group accounts for investment tax credits (for example, productivity and innovation credits) similar to accounting for other tax credits where a deferred tax asset is recognised for unused tax credits to the extent that it is probable that future taxable profit will be available against which the unused tax credits can be utilised.

Sales tax

Revenue, expenses and assets are recognised net of the amount of sales tax except:

(i)     when the sales taxation that is incurred on purchase of assets or services is not recoverable from the taxation authorities, in which case the sales tax is recognised as part of cost of acquisition of the asset or as part of the expense item as applicable; and

(ii)    receivables and payables that are stated with the amount of sales tax included.

The net amount of sales tax recoverable from, or payable to, the taxation authority is included as part of receivables or payables in the statement of financial position.

Recently issued accounting pronouncements

See the discussion of the recent accounting pronouncements contained in Note 2 to the consolidated financial statements, “Summary of Significant Accounting Policies and Practices”.

Results of Operations

Six months ended December 31, 2022, compared to six months ended December 31, 2023

The following table sets forth a summary of the consolidated results of operations of us for the periods indicated.

	For the six months ended December 31,
	2022	2023
	RM	RM	US$
Revenue	17,021,292	10,847,686	2,363,176
Cost of sales	(14,309,203)	(9,591,134)	(2,089,435)
Gross profit	2,712,089	1,256,552	273,741
Selling and distribution expenses	(512,640)	(250,720)	(54,620)
General and administrative expenses	(1,781,144)	(1,571,857)	(342,430)
Income/(loss) from operations	418,305	(566,025)	(123,309)
Interest income	3,710	15,428	3,361
Interest expenses	(282,688)	(239,128)	(52,094)
Other income	126,719	19,692	4,290
Other expenses	—	(42,480)	(9,255)
Profit/(loss) before income tax	266,046	(812,513)	(177,007)
Income tax (expense)/credit	2,696	(51,282)	(11,172)
Profit/(loss) for the period	268,742	(863,795)	(188,179)

Revenue

For the six months ended December 31, 2023 and 2022, our revenue was derived from sales of wire/cable harnesses.

Our revenue decreased by RM6,173,606 or 36.3% to RM10,847,686 (US$2,363,176) for the six months ended December 31, 2023 from RM17,021,292 for the six months ended December 31, 2022. The decrease was mainly due to the postponement of sales orders from our customers which was influenced by global economic uncertainties such as the ongoing conflict between Gaza and Israel as well as the war in Ukraine.

Cost of sales

Our cost of sales decreased by RM4,718,069 or 33.0% to RM9,591,134 (US$2,089,435) for the six months ended December 31, 2023 from RM14,309,203 for the six months ended December 31, 2022. The decrease was mainly due to the decrease in sales for the six months ended December 31, 2023.

Gross profit and gross profit margin

Our gross profit decreased by RM1,455,537, or 53.7%, to RM1,256,552 (US$273,741) for the six months ended December 31, 2023, from RM2,712,089 for the six months ended December 31, 2022. Our gross profit margin decreased by 4.3 percentage points to 11.6% for the six months ended December 31, 2023, from 15.9% for the six months ended December 31, 2022. The decrease was primarily due to the proportionate increase in absorption of fixed manufacturing overheads caused by the decrease in production volume.

Selling and distribution expenses

Our selling and distribution expenses consist of transportation and warehouse expenses, marketing and exhibition expenses and travelling and entertainment expenses. The following table sets forth a breakdown of our selling and distribution expenses for the six months ended December 31, 2023 and 2022:

	For the six months ended December 31,
	2022	2023	2023
	RM	RM	US$
Transportation and warehouse expenses	372,444	151,689	33,046
Marketing and exhibition expenses	10,396	5,276	1,149
Travelling and entertainment expenses	129,800	93,755	20,425
	512,640	250,720	54,620

Our selling and distribution expenses decreased by RM261,920 or 51.1% to RM250,720 (US$54,620) for the six months ended December 31, 2023 from RM512,640 for the six months ended December 31, 2022, which was mainly due to the decrease in transportation and warehouse expenses.

Transportation and warehouse expenses

Our transportation and warehouse expenses mainly represented the delivery fee and storage costs of our inventories. The expenses decreased by RM220,755 or 59.3% to RM151,689 (US$33,046) for the six months ended December 31, 2023 from RM372,444 for the six months ended December 31, 2022, which was mainly due to the decreased in sales volume.

Marketing and exhibition expenses

Our marketing and exhibition expenses decreased by RM5,120 (US$1,115) or 49.3% to RM5,276 (US$1,149) for the six months ended December 31, 2023 from RM10,396 for the six months ended December 31, 2022, which was mainly due to the decrease in sample cost.

Travelling and entertainment expenses

Our travelling and entertainment expenses decreased by RM36,045 or 27.8% to RM93,755 (US$20,425) for the six months ended December 31, 2023 from RM129,800 for the six months ended December 31, 2022, which was primarily due to the cost saving measures imposed by the Group.

General and administrative expenses

Our general and administrative expenses consist of salaries, welfare and other benefits, professional services fees, security service, office expenses and utilities, insurance, depreciation and amortization and others. The following table sets forth a breakdown of our administrative expenses for the six months ended December 31, 2023 and 2022:

	For the six months ended December 31,
	2022	2023	2023
	RM	RM	US$
Salaries, welfare and other benefits	1,204,394	1,100,780	239,806
Professional services fees	156,217	118,248	25,760
Security service	87,291	78,562	17,115
Office expenses and utilities	107,670	86,836	18,917
Insurance	72,641	76,583	16,684
Depreciation and amortization	32,788	36,020	7,847
Others	120,143	74,828	16,301
	1,781,144	1,571,857	342,430

Our general and administrative expenses decreased by RM209,287 or 11.8% to RM1,571,857 (US$342,430) for the six months ended December 31, 2023 from RM1,781,144 for the six months ended December 31, 2022, which was primarily due to the decrease in salaries, welfare and other benefits.

Salaries, welfare and other benefits

Our salaries, welfare and other benefits decreased by RM103,614 or 8.6% to RM1,100,780 (US$239,806) for the six months ended December 31, 2023 from RM1,204,394 for the six months ended December 31, 2022, which was primarily due to the reduction of headcount, resulting in a lower personnel cost.

Professional services fees

Our professional services fees decreased by RM37,969 or 24.3% to RM118,248 (US$25,760) for the six months ended December 31, 2023 from RM156,217 for the six months ended December 31, 2022, which was mainly due to the decrease in local audit fee.

Security service

Our security services remained relatively stable at RM87,291 and RM78,562 (US$17,115) for the six months ended December 31, 2022 and 2023, respectively.

Office expenses and utilities

Our office expenses and utilities decreased by RM20,834 or 19.3% to 86,836 (US$18,917) for the six months ended December 31, 2023 from RM107,670 for the six months ended December 31, 2022, the decrease was mainly due to the cost saving measures imposed by the Group.

Depreciation and amortization

Our depreciation and amortization remained relatively stable at RM32,788 and RM36,020 (US$7,847) for the six months ended December 31, 2022 and 2023, respectively.

Others

Others mainly consists of bank charge, license fees, rent and other sundry expenses. The amount decreased by RM45,315 or 37.7% to RM74,828 (US$16,301) for the six months ended December 31, 2023 from RM120,143 for the six months ended December 31, 2022, which was primarily due to the higher stamp duty expenses in December 2022.

Interest expenses

Our interest expenses represent interest expense on loan payables to related companies and interest on lease liabilities. Our interest expenses decreased by RM43,560 or 15.4% to RM239,128 (US$52,094) for the six months ended December 31, 2023 from RM282,688 for the six months ended December 31, 2022, mainly due to the decrease in loan payable to related companies.

Other income

The following table sets forth a breakdown of other income for the six months ended December 31, 2023 and 2022:

	For the six months ended December 31,
	2022	2023	2023
	RM	RM	US$
Proceeds from sale of scraped materials	1,855	19,692	4,290
Sundry income	3,278	—	—
Gain on foreign exchange, net	121,586	—	—
	126,719	19,692	4,290

Our other income primarily consists of proceeds from sale of scraped materials, sundry income and gain on foreign exchange, net. Our other income decreased by RM107,027 or 84.5% to RM19,692 (US$4,290) for the six months ended December 31, 2023 from RM126,719 for the six months ended December 31, 2022, which was primarily due to the decrease of the foreign exchange gain on financial assets.

Income tax expense/(credit)

The following table sets forth a breakdown of provision for income tax expense for the six months ended December 31, 2023 and 2022:

	For the six months ended December 31,
	2022	2023	2023
	RM	RM	US$
Current year’s provision	(2,696)	—	—
Deferred taxation	—	51,282	11,172
Total	(2,696)	51,282	11,172

Provision for income tax expense represents current income taxes and deferred taxation. Current income taxes includes tax payable in Malaysia and is calculated at 24% (2022: 24%) of the estimated assessable profits for the financial years. Taxes for other jurisdictions are calculated at the rates prevailing in the relevant jurisdictions. Deferred income tax assets are recognised for tax losses and capital allowances carried forward to the extent that realisation of the related tax benefits through future taxable profits is probable. The Group has unrecognized tax losses of RM850,000 (2023: RM1,049,000), tax losses of RM708,000 (2023: Nil) and capital allowances of RM1,128,000 (2023: RM589,000) at the reporting date which can be carried forward and used to offset against future taxable income subject to meeting certain statutory requirements. The tax losses and capital allowances have no expiry date. Deferred tax assets have not been recognised in respect of the tax losses and capital allowances due to uncertainly in the availability of future taxable profit against which the Group can utilize these tax benefits.

Under the current laws of BVI, the Company and its subsidiary, TEM SP Limited are not subject to any income tax.

Profit for the year

As a result of the foregoing, our profit decreased by RM1,132,537 turnaround to a loss of RM863,795 (US$188,179) for the six months ended December 31, 2023 as compared to RM268,742 for the six months ended December 31, 2022.

Year ended June 30, 2022, compared to year ended June 30, 2023

The following table sets forth a summary of the consolidated results of operations of us for the years indicated.

	For the years ended June 30,
	2022	2023
	RM	RM	US$
Revenue	32,465,457	34,269,482	7,346,084
Cost of sales	(27,294,708)	(29,709,433)	(6,368,582)
Gross profit	5,170,749	4,560,049	977,502
Selling and distribution expenses	(820,383)	(902,851)	(193,537)
General and administrative expenses	(3,483,423)	(3,412,182)	(731,443)
Income from operations	866,943	245,016	52,522
Interest income	4,501	12,582	2,697
Interest expenses	(419,444)	(666,870)	(142,952)
Other income	142,747	606,707	130,055
Other expenses	(61)	—	—
Profit before income tax	594,686	197,435	42,322
Income tax expense	(31,626)	(12,916)	(2,769)
Profit for the year	563,060	184,519	39,553

Revenue

For the years ended June 30, 2023 and 2022, our revenue was derived from sales of wire/cable harnesses.

Our revenue increased by RM1,804,025 or 5.6% to RM34,269,482 (US$7,346,084) for the year ended June 30, 2023 from RM32,465,457 for the year ended June 30, 2022. The increase was mainly due to the increase in demand from existing customers and the additional orders from new automotive customers.

Cost of sales

Our cost of sales increased by RM2,414,725 or 8.8% to RM29,709,433 (US$6,368,582) for the year ended June 30, 2023 from RM27,294,708 for the year ended June 30, 2022. The increase was mainly due to (i) the increase in sales for the year ended June 30, 2023; (ii) the increase in cost of wires which followed the increase in LME price and terminals and connectors due to the global shortage of terminals and connectors; and (iii) the increase in direct labor costs as a result Malaysia gazette the Minimum Wages Order effective from 1 May 2022.

Gross profit and gross profit margin

Our gross profit decreased by RM610,700, or 11.8%, to RM4,560,049 (US$977,502) for the year ended June 30, 2023, from RM5,170,749 for the year ended June 30, 2022. Our gross profit margin decreased by 2.6 percentage points to 13.3% for the year ended June 30, 2023, from 15.9% for the year ended June 30, 2022. The decrease was primarily due to the increase in material cost and labor costs during the year as mentioned above.

Selling and distribution expenses

Our selling and distribution expenses consist of transportation and warehouse expenses, marketing and exhibition expenses and travelling and entertainment expenses. The following table sets forth a breakdown of our selling and distribution expenses for the years ended June 30, 2023 and 2022:

	For the years ended June 30,
	2022	2023	2023
	RM	RM	US$
Transportation and warehouse expenses	736,012	717,832	153,876
Marketing and exhibition expenses	62,188	18,571	3,981
Travelling and entertainment expenses	22,183	166,448	35,680
	820,383	902,851	193,537

Our selling and distribution expenses increased by RM82,468 or 10.1% to RM902,851 (US$193,537) for the year ended June 30, 2023 from RM820,383 for the year ended June 30, 2022, which was mainly due to the increase in travelling and entertainment expenses.

Transportation and warehouse expenses

Our transportation and warehouse expenses mainly represented the delivery fee and storage costs of our inventories. The expenses remained relatively stable at RM736,012 and RM717,832 (US$153,876) for the year ended June 30, 2022 and 2023, respectively.

Marketing and exhibition expenses

Our marketing and exhibition expenses decreased by RM43,617 or 70.1% to RM18,571 (US$3,981) for the year ended June 30, 2023 from RM62,188 for the year ended June 30, 2022, which was primarily due to the sample cost of new projects incurred for the year ended June 30, 2022.

Travelling and entertainment expenses

Our travelling and entertainment expenses increased by RM144,265 or 650.3% to RM166,448 (US$35,680) for the year ended June 30, 2023 from RM22,183 for the year ended June 30, 2022, which was primarily due to the increase in business trips and visits to customers after the release of COVID-19 travel control by the Malaysian government.

General and administrative expenses

Our general and administrative expenses consist of salaries, welfare and other benefits, professional services fees, security service, office expenses and utilities, insurance, depreciation and amortization and others. The following table sets forth a breakdown of our administrative expenses for the years ended June 30, 2023 and 2022:

	For the years ended June 30,
	2022	2023	2023
	RM	RM	US$
Salaries, welfare and other benefits	2,497,547	2,337,869	501,151
Professional services fees	285,569	204,233	43,780
Security service	174,582	174,582	37,424
Office expenses and utilities	161,913	216,445	46,398
Insurance	127,010	140,686	30,157
Depreciation and amortization	153,186	182,373	39,094
Others	83,616	155,994	33,439
	3,483,423	3,412,182	731,443

Our general and administrative expenses remained relatively stable at RM3,483,423 and RM3,412,182 (US$731,443) for the years ended June 30, 2022 and 2023, respectively.

Salaries, welfare and other benefits

Our salaries, welfare and other benefits decreased by RM159,678 or 6.4% to RM2,337,869 (US$501,151) for the year ended June 30, 2023 from RM2,497,547 for the year ended June 30, 2022, which was primarily due to the decrease in COVID-19 prevention measures and expenses following the relaxation of COVID-19 prevention and compliance by the Malaysian Government.

Professional services fees

Our professional services fees decreased by RM81,336 or 28.5% to RM204,233 (US$43,780) for the year ended June 30, 2023 from RM285,569 for the year ended June 30, 2022, which was mainly due to the decrease of the maintenance and enhancement expenses in ERP system.

Security service

Our security services remained relatively stable at RM174,582 and RM174,582 (US$37,424) for the year ended June 30, 2022 and 2023, respectively.

Office expenses and utilities

Our office expenses and utilities increased by RM54,532 or 33.7% to RM216,445 (US$46,398) for the year ended June 30, 2023 from RM161,913 for the year ended June 30, 2022, which was primarily due to the maintenance cost of factory sound absorber roof.

Depreciation and amortization

Our depreciation and amortization increased by RM29,187 or 19.1% to RM182,373 (US$39,094) for the year ended June 30, 2023 from RM153,186 for the year ended June 30, 2022, which was primarily due to the increase of depreciation of ROU assets.

Others

Others mainly consists of bank charge, license fees, rent and other sundry expenses. The amount increased by RM72,378 or 86.6% to RM155,994 (US$33,439) for the year ended June 30, 2023 from RM83,616 for the year ended June 30, 2022, which was primarily due to the increase in stamp duty expenses.

Interest expenses

Our interest expenses represents interest expense on loan payables to related companies and interest on lease liabilities. Our interest expenses increased by RM247,426 or 59.0% to RM666,870 (US$142,952) for the year ended June 30, 2023 from RM419,444 for the year ended June 30, 2022, mainly due to the increase in interest on lease liabilities and loan payable to related companies.

Other income

The following table sets forth a breakdown of other income for the years ended June 30, 2023 and 2022:

	For the years ended June 30,
	2022	2023	2023
	RM	RM	US$
Gain on disposal of plant and equipment	—	1,300	279
Proceeds from sale of scraped materials	28,001	29,647	6,355
Sundry income	—	108,639	23,288
Gain on foreign exchange, net	114,746	467,121	100,133
	142,747	606,707	130,055

Our other income primarily consists of gain on disposal of plant and equipment, proceeds from sale of scraped materials, sundry income and gain on foreign exchange, net. Our other income increased by RM463,960 or 325.0% to RM606,707 (US$130,055) for the year ended June 30, 2023 from RM142,747 for the year ended June 30, 2022, which was primarily due to the increase of sundry income for the insurance claim and the foreign exchange gain on financial assets.

Income tax expense

The following table sets forth a breakdown of provision for income tax expense for the years ended June 30, 2023 and 2022:

	For the years ended June 30,
	2022	2023	2023
	RM	RM	US$
Current year’s provision	7,800	2,918	626
Over provision in prior financial year	(59,174)	(6,720)	(1,441)
Deferred taxation	83,000	16,718	3,584
Total	31,626	12,916	2,769

Provision for income tax expense represents current income taxes and deferred taxation. Current income taxes includes tax payable in Malaysia and is calculated at 24% (2022: 24%) of the estimated assessable profits for the financial years. Taxes for other jurisdictions are calculated at the rates prevailing in the relevant jurisdictions. Deferred income tax assets are recognised for tax losses and capital allowances carried forward to the extent that realisation of the related tax benefits through future taxable profits is probable.

Under the current laws of BVI, the Company and its subsidiary, TEM SP Limited are not subject to any income tax.

Our overall effective tax rate increased by 1.2 percentage points to 6.5% for the year ended June 30, 2023 from 5.3% for the year ended June 30, 2022, which was primarily due to the tax concessions and deductions and over provision in prior financial year.

Profit for the year

As a result of the foregoing, our profit decreased by RM378,541 or 67.2% to RM184,519 (US$39,553) for the year ended June 30, 2023 as compared to RM563,060 for the year ended June 30, 2022.

LIQUIDITY AND CAPITAL RESOURCES

The following table sets forth a breakdown of our current assets and liabilities as of the dates indicated.

	As of June 30,			As of December 31,
	2022	2023	2023	2023	2023
	RM	RM	US$	RM	US$
CURRENT ASSETS
Cash and bank balances	1,141,616	4,874,254	1,044,856	4,716,658	1,027,527
Trade and other receivables	11,671,576	11,071,652	2,373,344	10,420,693	2,270,155
Tax recoverable	145,200	268,209	57,494	325,107	70,826
Inventories	16,598,008	13,753,472	2,948,226	12,298,886	2,679,321
Total current assets	29,556,400	29,967,587	6,423,920	27,761,344	6,047,829

CURRENT LIABILITIES
Trade and other payables	6,240,237	10,118,982	2,169,128	9,091,465	1,980,582
Lease liabilities	899,630	1,206,845	258,702	1,244,680	271,154
Deferred tax liabilities	202,000	218,718	46,885	270,000	58,820
Total current liabilities	7,341,867	11,544,545	2,474,715	10,606,145	2,310,556
Net current assets	22,214,533	18,423,042	3,949,205	17,155,199	3,737,273

Trade and other receivables

The following table sets forth a breakdown of our trade and other receivables, net as of the dates indicated:

	As of June 30,			As of December 31,
	2022	2023	2023	2023	2023
	RM	RM	US$	RM	US$
Trade receivables – third parties	10,410,842	8,875,616	1,902,597	5,232,024	1,139,800
Less: Allowance for expected credit loss of trade receivables – third parties	(243,021)	(243,021)	(52,095)	(243,021)	(52,942)
Net	10,167,821	8,632,595	1,850,502	4,989,003	1,086,858

Deposits	121,494	183,591	39,355	183,591	39,995
Prepayments	8,599	68,813	14,751	71,270	15,526
Deferred IPO costs	—	2,110,605	452,434	4,849,162	1,056,393
Advance to suppliers	1,345,862	73,957	15,853	322,037	70,156
Sundry receivable	27,800	2,091	449	5,630	1,227
Total	11,671,576	11,071,652	2,373,344	10,420,693	2,270,155

Trade receivables, net

Trade receivables represent amounts due from our customers arising from our sales. We generally grant our customers a credit terms of 30 to 120 days, depending on their reputation, transaction history and the products purchased. Our trade receivables, net decreased by RM1,535,226 or 15.1% to RM8,632,595 (US$1,850,502) as of June 30, 2023 from RM10,167,821 as of June 30, 2022. The decrease was mainly due to the decrease in sales of wire/cable harnesses in the last quarter of 2023 compared the same period from last year, resulting in a lower trade receivables balance as of June 30, 2023.

Our accounts receivable decreased by RM3,643,592 or 42.2% to RM4,989,003 (US$1,086,858) as of December 31, 2023, from RM 8,632,595 as of June 30, 2023 mainly due to the decrease in sales from our customers during the period, resulting in a lower trade receivables balance as of December 31, 2023.

Our management regularly reviews outstanding receivables and provides an allowance for expected credit losses for trade receivables. When it is no longer probable that the original invoice amounts will be collected, we write off partially or fully of the balance against the allowance for expected credit losses for trade receivables. In establishing the required allowance for expected credit losses for trade receivables, management considers historical collection experience, aging of the receivables, the economic environment, industry trend analysis, and the credit history and financial condition of the customers. Our management regularly reviews its receivables to determine if the bad debt allowance is adequate and adjusts the allowance as necessary. Delinquent account balances are written-off against allowance for expected credit losses for trade receivables when all collection efforts have been exhausted and that the likelihood of collection is not probable.

For details of the trade receivables, please refer to the section headed ‘‘Index to Consolidated Financial Statements — Financial risk management’’ in this prospectus.

Deposits

Our deposits mainly consist of refundable deposits for factory rental and utilities. Our deposits increased by RM62,097 or 51.1% to RM183,591 (US$39,355) as of June 30, 2023 from RM121,494 as of June 30, 2022, which was primarily due to the increase in monthly rent upon renewal of tenancy agreement in April 2023.

Our deposits remained stable at RM183,591 (US$39,995) as of both the year ended June 30, 2023 and the six months ended December 31, 2023.

Prepayments

Our prepayments mainly represent prepaid insurance. Our prepayments increased by RM60,214 or 700.2% to RM68,813 (US$14,751) as of June 30, 2023 from RM8,599 as of June 30, 2022, which was primarily due to the annual renewal of insurance plans in June 2023. Our prepayments remained relatively stable at RM68,813 and RM71,270 (US$15,526) as of June 30, 2023 and as of December 31, 2023, respectively.

Deferred IPO costs

The deferred IPO costs were paid to professionals we engaged to assist us in preparation for our IPO project. The amount increased by RM2,738,557 or 129.7% to RM4,849,162 (US$1,056,393) as of December 31, 2023 from RM2,110,605 as of June 30, 2023 was mainly due to the additional payments made to the professional parties as more work was completed towards the IPO during the six months ended December 31, 2023.

Advances to suppliers

Advance payment to suppliers represents payment made at the request of suppliers prior to delivery of materials when purchase order is placed. Such advance payment will be reversed and drop upon receipt of materials from suppliers. As compared to June 30, 2022, there was not much advance payment made with receipt of materials crossed over the year ended June 30, 2023. Accordingly, our advance payments to suppliers decreased by RM1,271,905 or 94.5% to RM73,957 (US$15,853) as of June 30, 2023 from RM1,345,862 as of June 30, 2022.

Our advances to suppliers increased by RM248,080 or 335.4% to RM322,037 (US$70,156) as of December 31, 2023 from RM73,957 as of June 30, 2023, which was primarily due to the Company placing some purchase orders with advance payment terms close to December 31, 2023.

Inventories

Our inventories consist of raw materials, work-in-progress, finished goods, goods-in-transit and packaging materials. The decrease in inventories by RM2,844,536 or 17.1% to RM13,753,472 (US$2,948,226) as of June 30, 2023 from RM16,598,008 as of June 30, 2022 was mainly due to the lower safety stocks level held as the supply chain efficiency improved following the easing of the COVID-19 containment measures during the period.

We regularly review our inventories levels. We believe that maintaining an appropriate level of inventories can help us better plan our raw material procurement and to deliver our products in a timely manner to meet customer demand without straining our liquidity.

During the years ended June 30, 2023 and 2022, our obsolete and slow-moving inventories amounted to RM104,386 (US$22,376) and RM651,849, respectively.

Our inventories decreased by RM1,454,586 or 10.6% to RM12,298,886 (US$2,679,321) as of December 31, 2023 from RM13,753,472 as of June 30, 2023, which was due to the lower inventory maintained in response to the reduced sales.

Trade and other payables

The following table sets forth a breakdown of our trade and other payables, net as of the dates indicated:

	As of June 30,			As of December 31,
	2022	2023	2023	2023	2023
	RM	RM	US$	RM	US$
Trade payables – third parties	3,546,413	1,223,951	262,369	432,832	94,293
Trade payable – related parties	596,979	174,555	37,418	209,764	45,697
Loan from related parties	—	5,131,500	1,100,000	2,754,000	599,961
Non-trade payables – related parties	94,772	1,068	229	7,574	1,650
Advances from a related party	—	2,044,063	438,170	4,627,537	1,008,112
Other payables	646,026	241,574	51,784	180,265	39,271
Provision	48,000	48,000	10,289	48,000	10,457
Accrued expenses	1,308,047	1,254,271	268,869	831,493	181,141
Total	6,240,237	10,118,982	2,169,128	9,091,465	1,980,582

Trade payables — third parties

Our trade suppliers generally grant us credit terms between 30 and 90 days.

Our trade payables — third parties decreased by RM2,322,462 or 65.5% to RM1,223,951 (US$262,369) as of June 30, 2023, from RM3,546,413 as of June 30, 2022, which was mainly due to the decrease in purchase of raw materials before the year end. Our trade payables — third parties decreased by RM791,119 or 64.6% to RM432,832 (US$94,293) as of December 31 2023, from RM1,223,951 as of June 30, 2023, which was mainly due to the decrease in purchase of raw materials during the six months ended December 31, 2023.

Trade payables — related parties

The following table set forth the breakdown of our trade payables due to related parties as of the dates indicated:

		As of June 30,			As of December 31,
		2022	2023	2023	2023	2023
		RM	RM	US$	RM	US$
TEM Electronics (Jiangmen) Co Ltd(1)	Trade payables	(597,228)	(148,835)	(31,905)	(74,283)	(16,183)
BAP Trading Co Ltd(2)	Trade payables	—	(25,720)	(5,513)	(135,481)	(29,514)
TEM Electronics (Jiangmen) Co Ltd(3)	Trade receivables	249	—	—	—	—
Total		(596,979)	(174,555)	(37,418)	(209,764)	(45,697)

____________

(1)      The balance due to TEM Electronics (Jiangmen) Co Ltd was settled in full by March 31, 2024.

(2)      The balance due to BAP Trading Co Ltd was settled in full by March 31, 2024.

(3)      The balance due from TEM Electronics (Jiangmen) Co Ltd was fully settled in September 2022.

Loan from related parties

The following table set forth the breakdown of the current portion of our loan from related parties as of the dates indicated:

	As of June 30,			As of December 31,
	2022	2023	2023	2023	2023
	RM	RM	US$	RM	US$
SEAP Trading Pte Ltd(1)	—	5,131,500	1,100,000	2,754,000	599,961
Total	—	5,131,500	1,100,000	2,754,000	599,961

____________

(1)      The loan due to SEAP Trading Pte Ltd is unsecured and interest bearing at 4.5% p.a. The outstanding amounts are due for repayment in June 2024, July 2024 and August 2024.

Non-trade payables — related parties

The following table set forth the breakdown of our non-trade payables due to related parties as of the dates indicated:

	As of June 30,			As of December 31,
	2022	2023	2023	2023	2023
	RM	RM	US$	RM	US$
SEAP Trading Pte Ltd(1)	—	(1,068)	(229)	(7,574)	(1,650)
BAP Trading Co Ltd(2)	(94,772)	—	—	—	—
Total	(94,772)	(1,068)	(229)	(7,574)	(1,650)

____________

(1)      The balance due to SEAP Trading Pte Ltd is unsecured and interest free, the balance was settled in full by March 31, 2024.

(2)      The balance due to BAP Trading Co Ltd was fully settled in October 2022.

Advances from a related party

The following table set forth the breakdown of the current portion of our advances from a related party as of the dates indicated:

	As of June 30,			As of December 31,
	2022	2023	2023	2023	2023
	RM	RM	US$	RM	US$
New Universe Industries Ltd(1)	—	2,044,063	438,170	4,627,537	1,008,112
Total	—	2,044,063	438,170	4,627,537	1,008,112

____________

(1)      The balance due to New Universe Industries Ltd is unsecured and interest free, the amount will be settled upon listing.

Other payables

Our other payables consist of payables to sundry creditors, mainly including logistics and shipping companies. Our other payables decreased by RM404,452 or 62.6% to RM241,574 (US$51,784) as of June 30, 2023, from RM646,026 as of June 30, 2022, which was primarily due to the decrease in logistics payable as a result of the decrease in purchase of raw materials before the year end.

Our other payables decreased by RM61,309 or 25.4% to RM180,265 (US$39,271) as of December 31, 2023, from RM241,574 as of June 30, 2023, which was primarily due to the decrease in logistics payable as a result of the decrease in purchase of raw materials before the period end.

Accrued expenses

Our accrued expenses mainly represented accrued staff costs and benefits, professional fees, interest expenses and others. Our accrued expenses remained relatively stable at RM1,254,271 (US$268,869) and RM1,308,047 and as of June 30, 2023 and 2022, respectively.

Our accrued expenses decreased by RM422,778 or 33.7% to RM831,493 (US$181,141) as of December 31, 2023, from RM1,254,271 as of June 30, 2023, which was primarily due to the decrease in interest payable and salary payable.

Lease liabilities

Our lease liabilities relate to the leases of factory and hire purchase of machineries. Operating lease assets and liabilities under operating leases are included in the consolidated balance sheets as operating lease right-of-use assets, net, operating lease liabilities, current portion, and operating lease liabilities, non-current portion.

Cash Flows

Our use of cash primarily relates to operating activities. We have historically financed our operations primarily through our cash flow generated from our operations and advances from related parties.

The following table sets forth a summary of our cash flows information for the years indicated:

	As of June 30,			For the six months ended December 31,
	2022	2023	2023	2022	2023	2023
	RM	RM	US$	RM	RM	US$
Cash and cash equivalents at the beginning of the year/period	2,148,804	824,285	176,696	824,285	4,552,611	991,789
Net cash (used in)/generated from operating activities	(2,017,719)	2,040,451	437,396	(107,776)	932,819	203,215
Net cash used in investing activities	(392,730)	(381,597)	(81,800)	(262,577)	(119,628)	(26,061)
Net cash (used in)/generated from financing activities	1,085,930	2,069,472	443,616	1,179,830	(972,287)	(211,813)
Cash and cash equivalent at the end of the year	824,285	4,552,611	975,908	1,633,762	4,393,515	957,130

Cash (used in)/generated from operating activities

Our cash inflows from operating activities were principally from receipt of sales. Our cash outflows used in operating activities were principally for payment of purchases of raw materials, staff costs and other operating expenses.

For the year ended June 30, 2022, we had net cash used in operating activities of RM2,017,719 mainly arising from net profit from operation of RM594,686, as adjusted for non-cash items and changes in operating assets and liabilities. Adjustments for non-cash items primarily consisted of (i) depreciation of property, plant and equipment of RM1,086,789; and (ii) reversal of written down of inventories of RM408,321. Changes in operating assets and liabilities mainly include (i) the increase in inventories of RM4,337,485 due to the extension of lead time of raw materials from some of the suppliers during the year; (ii) the increase in trade and other receivable of RM216,669 and (iii) income tax paid of RM481,326; partially offset by the increase in trade and other payables of RM1,329,662 mainly due to the increase in purchase of raw materials before June 2022 and accrued interest expenses of RM419,444.

For the year ended June 30, 2023, we had net cash generated from operating activities of RM2,040,451 (US$437,396) mainly arising from net profit from our operation of RM197,435 (US$42,322), as adjusted for non-cash items and changes in operating assets and liabilities. Adjustments for non-cash items primarily consisted of depreciation of property, plant and equipment of RM1,427,965 (US$306,102). Changes in operating assets and liabilities mainly include (i) the decrease in inventories of RM2,783,974 (US$596,779); (ii) the decrease in trade and other receivables of RM599,923 (US$128,601) and (iii) accrued interest expenses of RM666,870 (US$142,952); partially offset by the decrease in trade and other payables of RM3,565,012 (US$764,204) mainly due to the decrease in the purchase of raw materials before year end. As lower inventory level was held following the easing of the COVID-19 containment measures and income tax paid of RM119,207 (US$25,553).

For the six months ended December 31, 2023, we had net cash generated from operating activities of RM932,819 (US$203,215) mainly arising from non-cash items and changes in operating assets and liabilities. Adjustments for non-cash items primarily consisted of depreciation of property, plant and equipment of RM617,159 (US$134,449). Changes in operating assets and liabilities mainly include (i) the decrease in inventories of RM1,388,080 (US$302,394)

due to the lower inventory maintained in response to the reduced sales; (ii) the decrease in trade and other receivables of RM654,504 (US$142,584) due to the decrease in sales during the period and (iii) accrued interest expenses of RM239,128 (US$52,094); partially offset by the decrease in trade and other payables of RM1,147,722 (US$250,032) mainly due to the decrease in the purchase of raw materials before period end.

Cash used in investing activities

For the year ended June 30, 2022, net cash used in investing activities was RM392,730 which was mainly related to the purchase of plant and equipment.

For the year ended June 30, 2023, net cash used in investing activities was RM381,597 (US$81,800) which was mainly related to the purchase of plant and equipment.

For the six months ended December 31, 2023, net cash used in investing activities was RM119,628 (US$26,061) which was mainly related to the purchase of plant and equipment.

Net cash generated from financing activities

For the year ended June 30, 2022, net cash generated from financing activities of RM1,085,930 consisted of (i) proceeds from loans from related party of RM5,730,400, the effects were partially offset by (i) repayment of loans to related party of RM3,399,910; and (ii) repayment of lease liabilities of RM855,857.

For the year ended June 30, 2023, net cash generated from financing activities of RM2,069,472 (US$443,616) consisted of (i) proceeds from loans from related party of RM2,190,942 (US$469,655); (ii) advances from a related party of RM2,044,063 (US$438,170), the effects of which were partially offset by (i) repayment of loans to related party of RM923,842 (US$198,037); and (ii) repayment of lease liabilities of RM1,047,395 (US$224,522).

For the six months ended December 31, 2023, net cash used in financing activities of RM972,287 (US$211,813) consisted of (i) advances from a related party of RM2,583,474 (US$562,812), the effects of which were partially offset by (i) repayment of loans to related party of RM2,637,000 (US$574,472); and (ii) repayment of lease liabilities of RM652,896 (US$142,234).

Working Capital Sufficiency

LIL believes that, taking into consideration the financial resources presently available, including the current levels of cash and cash flows from operations, its working capital will be sufficient to meet its anticipated cash needs for at least the next twelve months from the date of this prospectus.

Capital Expenditures

We incurred capital expenditures of RM131,511 (US$28,650), RM395,054 (US$84,685) and RM397,231 for the six months ended December 31, 2023 and the years ended June 30, 2023 and 2022, respectively, which mainly related to purchase of plant and equipment.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, including arrangements that would affect its liquidity, capital resources, market risk support, and credit risk support or other benefits.

Quantitative and Qualitative Disclosure About Financial Risk

Credit risk

We have adopted a policy of only dealing with creditworthy counterparties. We perform ongoing credit evaluation of our counterparties’ financial condition and generally do not require a collateral.

We consider the probability of default upon initial recognition of asset and whether there has been a significant increase in credit risk on an ongoing basis throughout each reporting period.

We have determined the default event on a financial asset to be when internal and/or external information indicates that the financial asset is unlikely to be received, which could include default of contractual payments due for more than 60 days or there is significant difficulty of the counterparty.

To minimise credit risk, we have developed and maintained the credit risk gradings to categorise exposures according to the degree of risk of default. The credit rating information is supplied by publicly available financial information and our own trading records to rate our major customers and other debtors.

For details of the credit risk, please refer to section headed “index to consolidated financial statements — Financial risk management” for additional information.

Customer concentration risk

Revenue generated from our top five customers accounted for 86.5% and 92.2% of our total revenue for the six months ended December 31, 2023 and 2022, respectively. Despite that we have entered into framework agreements with some of our customers, we do not have long-term agreements with any of our top five customers, and their purchases are made on an order-by-order basis.

Revenue generated from our top five customers accounted for 92.4% and 95.5% of our total revenue for the years ended June 30, 2023 and 2022, respectively. Despite that we have entered into framework agreements with some of our customers, we do not have long-term agreements with any of our top five customers, and their purchases are made on an order-by-order basis.

For details of the customer concentration risk, please refer to the section headed ‘‘Risk Factors — Risks Relating to Our Business and Industry — We rely on a limited number of major customers, of which may reduce or discontinue purchases for our products” for additional information.

Liquidity risk

Our exposure to liquidity risk arises primarily from mismatches of the maturities of financial assets and liabilities. It is managed by matching the payment and receipt cycles. We finance our working capital requirements through a combination of funds generated from operations, bank borrowings and advances from related parties, if necessary.

In assessing our liquidity, we monitor and analyse our cash on-hand and our operating expenditure commitments. As of June 30, 2023, our cash and bank balances amounted to approximately RM4.9 million and our current assets were approximately RM30.0 million, and our current liabilities were approximately RM11.5 million.

As of December 31, 2023, our cash and bank balances amounted to approximately RM4.7 million and our current assets were approximately RM27.8 million, and our current liabilities were approximately RM10.6 million.

Based on the above considerations, management is of the opinion that we have sufficient funds to meet its working capital requirements and debt obligations, for at least the next 12 months. There are several factors that could potentially arise that could undermine our plans, such as changes in the demand for our products, economic conditions, the operating results continuing to deteriorate and our shareholders and related parties being able to provide continued financial support.

We maintain sufficient cash and cash equivalents, and internally generated cash flows to finance our activities and management is satisfied that funds are available to finance the operations of our Company.

For details of the liquidity risk, please refer to section headed “index to consolidated financial statements — Financial risk management” for additional information.

Market risk

Market risk is the risk that changes in market prices, such as interest rates and foreign exchange rates will affect our income. The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimising the return on risk.

For details of the market risk, please refer to section headed “index to consolidated financial statements — Financial risk management” for additional information.

Interest rate risk

Our exposure to interest rate risk arises primarily from loans from related parties. We periodically review our liabilities and monitors interest rate fluctuations to ensure that the exposure to interest rate risk is within acceptable level.

We do not expect any significant effect on our profit or loss arising from the effects of reasonably possible changes to interest rates on interest bearing financial instruments at the end of the reporting period.

For details of the interest rate risk, please refer to section headed “index to consolidated financial statements — Financial risk management” for additional information.

Foreign currency risk

Our foreign exchange risk results mainly from cash flows from transactions denominated in foreign currencies. At present, we do not have any formal policy for hedging against currency risk. We ensure that the net exposure is kept to an acceptable level by buying or selling foreign currencies at spot rates, where necessary, to address short-term imbalances.

We have transactional currency exposures arising from sales or purchases that are denominated in a currency other than the functional currency of the entity, primarily USD, Euro and Singapore Dollar.

For details of the foreign currency risk, please refer to section headed “index to consolidated financial statements  — Financial risk management” for additional information.

BUSINESS

OVERVIEW

Through our operating subsidiary, we are a manufacturer and a supplier of wire/cable harnesses with our manufacturing operations in Malaysia and have more than 20 years’ experience in the wire/cable harnesses industry. Wire/cable harness refers to an assembly of wires/cables bound together with straps, cable ties and electrical tapes to transmit signals or electrical power. Our customers are generally global brand name manufacturers and original equipment manufacturers (“OEMs”) in the home appliances, industrial products and automotive industries that are mainly based in the Asia Pacific Region.

We work closely with customers in each stage of a product’s life cycle, including design, prototyping and production. Our business model enables us to offer customized wire harness for different applications and electrics designs. Our products are customized and made-to-order in accordance with the specific technical requirements of our customers.

Our Competitive Strengths

We believe the following competitive strengths differentiate our operating subsidiary from its competitors:

Customer base in diversified industries and long term business relationship with renowned global brand name manufacturers and OEMs

We have long-established business relationship with our key customers who are renowned global brand name manufacturers and OEMs, including:

•        a New Zealand reputable brand in the premium cooking appliance industry, specializing in the design, manufacturing, and distribution of high-end cooking appliances for both residential and commercial use;

•        a Swiss leading brand in the home appliance industry, specializing in the manufacturing and distribution of high-quality household appliances;

•        an American prestige brand in the luxury outdoor kitchen appliance industry, specializing in outdoor grills and specialty cooking appliances for household use;

•        a German multinational engineering and technology brand with business sectors in mobility solutions, industrial technology, energy and building technology and consumer goods; and

•        a Malaysian one-stop engineering solution brand, specializing in the assembly of automotive and other industrial products.

Our business relationship with these key customers provides us with a number of significant advantages, including:

•        we may be frequently selected by these customers to be involved in the design and manufacturing of the products they require from us, thus gaining the opportunities to become a core supplier for these customers;

•        we have the opportunities to understand the technical requirements of our customers and identify the general trends of our customers’ industries; and

•        we are well-positioned to increase the number of different products that we supply to them.

Extensive understanding of wire harness production process, up-to-date machinery and efficient management resulting in competitive pricing while maintaining quality

We have been in the industry for over 20 years and possess a deep and extensive understanding of wire harness design, production, and assembly process. With in-house engineering capabilities, we are able to design and optimize wire harnesses for our target customer and specify designs and abilities to specific applications of our customers’ need. Coupled with our continuous effort to evolve, we utilize up-to-date machinery, automation, and technology for wire harness production, equipping ourselves with the capability to achieve a high and speedy production capacity. Furthermore, our long-lasting experience in the industry allows us to manage procurement, production, and cost in an effective and efficient manner, resulting in competitive pricing while maintaining quality.

High standard and commitment to quality control

We are guided by the principles of integrity, efficiency and product quality. To that end, we set stringent production and quality control procedures designed to ensure that our products meet or often exceed the relevant industry standards and/or customer quality requirements, including the European Union and international standards on the use of chemicals and raw materials, such as Restriction of Hazardous Substances Directive.

We have received international certification ISO 9001:2015 and IATF 16949:2016 for our quality management systems which we believe demonstrate our technological capabilities and help promoting customer confidence. We have a quality control team from our operations department that carries out inspections at each stage of the production management process in accordance with our quality control procedures. We impose stringent standards on the selection of our suppliers, such as quality control standards, technical and managerial capabilities, to ensure the quality of our products. Through our established relationship with our customers, we have gained significant knowledge and experience in implementing stringent quality control procedures. Given our stringent quality control procedures, we have been in the position to maintain our status as a core supplier for many of our major customers and obtain their orders for our products on a continuous basis.

Strong customized production platform

Our products are customised and made-to-order in accordance with the specific technical requirements of our customers. We work closely with customers in each stage of a product’s life cycle, including design, prototyping and production which allows us to develop a deep understanding of wiring harnesses systems which, in turn, enables us to satisfy product requirements and the diverse specifications of our customers as well as product quality and reliability standards. We believe this increases customer confidence in our products, solidifies our business relationships with existing customers and enables us to expand our business with new customers and have a competitive advantage over other players in this industry.

Experienced management team with extensive knowledge of the manufacturing industry where we operate

We have a team of experienced and competent management with responsibility for directing and managing daily operations, monitoring and supervising compliance and risk management, overseeing our financial condition and performance, allocating and budgeting human resources and formulating business strategies. Our management team is led by Mr. Man Tak Lau, our director, chairman of the board of directors and a Controlling Shareholder, who possess more than 20 years of experience in the manufacturing industry, and is responsible for the corporate development and strategic planning of our Group. Our another director and our chief executive officer, Mr. Wai Kee Kan, also has more than 20 years of experience in the manufacturing industry.

Leveraging on the extensive experience and long-established presence of our management team in the manufacturing industry, we are able to optimize our production process, reduce costs and improve operational efficiency, as well as giving our customers confidence in our ability to complete quality works in a timely manner and strengthening our presence in the wire/cable harnesses manufacturing industry.

Our Strategies

Our aim is to accomplish our business objective, further strengthen our market position and continue to be a competitive manufacturer and supplier of wire/cable harnesses by pursuing the following key strategies:

Upgrade and increase our production capacity

As we continue to grow and expand our business, we intend to enhance and expand our production capacity by acquiring additional machinery, production assembly system, tooling and testing equipment. We intend to focus on increasing the level of automation of our operation by replacing the current semi-automatic and manual machines with fully-automated machines, as well as acquiring conveyor production system so as to improve our production efficiency. We expect the above upgrade will enhance our productivity, increase our cost competitiveness, give our customer better quality assurance and allow us to place ourselves in a higher level of positioning.

We believe that the increase in production capacity will also provide us with additional cost-saving advantages from economies of scale, namely reducing other indirect costs such as quality cost and manpower cost, and reducing our dependency of general workers and even some skilled works such as production engineers and technician.

Strengthen our sales and marketing efforts to diversify our customer base

We plan to increase our market share via getting more allocations from our existing projects and securing more new projects. We will focus on increasing direct selling by arranging more frequent trips to visit our existing and potential customers with a view to strengthen established customer relationships and explore new business opportunities.

In addition, we will also further strengthen our sales and marketing efforts through participation in trade shows and industry exhibitions to enhance our sales performance and continue to diversify our customer base. We plan to visit and/or participate in some major industry conferences and shows, such as Consumer Electronics Show, Wiring Harness Manufacturer’s Association Conference and Electrical Wire Processing Technology Expo, etc. in the U.S. We also plan to increase our market presence and reach more customers worldwide, by setting up global sales offices, in particular in the U.S. to support our future business development and to enable us to quickly respond to the needs of our customers in different regions.

Acquisition of companies and/or formation of joint ventures

We intend to acquire stakes in companies and/or forming joint ventures with potential business partners within the value chain of the wire/cable harnesses industry, with a view to support the business growth of our Group and diversify our revenue sources.

While we have not identified any specific targets, we plan to selectively pursue acquisitions and formation of joint ventures that complement our existing operations, facilitate our business strategies as well as strengthening our products, enhancing our production capabilities and/or expanding our market presence in our core markets, in order to maximize the potential value and capability of our Company. Our potential targets for acquisition and formation of joint venture will focus on companies with business and products that will enhance our market share and bring synergic effect to our business. We will select potential targets based on various factors including each candidate’s market share, reputation and customer base. As of the date of this prospectus, we have not identified any targets for acquisition of companies and/or formation of joint ventures.

Enhance our capability level

We intend to enhance our capability level to improve our overall operational efficiency with focus on the following aspects:

Research and development (“R&D”)

We plan to enhance our capability in our application R&D which will help increase our level of competitiveness, improve our engineering, production and quality assurance processes and methods. To achieve this, we intend to recruit additional engineering talent as well as upgrade or acquire more advanced application software/hardware.

Human resources

In addition to recruiting more R&D personnel, with a view to further maintaining our competitive advantages in the market, we also plan to strengthen the development of our staff in other key areas, mainly in (i) sales and marketing to support our direct sales and promotional effort, and (ii) technical, production, quality management and support in order to improve our operational efficiency.

Manufacturing and information technology systems

With our continuous growth in business scale and scope, we intend to upgrade our manufacturing and information technology systems to enhance our productivity and efficiency. With better control of information and records of our financials, human resources, sales and customer relationship management, it will increase our operational efficiency and accordingly, reduce our administrative costs in the long term and increase our competitive level.

BUSINESS MODEL

The following diagram illustrates our business model:

RAW MATERIAL SOURCING AND SUPPLIERS

Our major raw materials include connectors, terminals, silicon and polyvinyl chloride wires. Other raw materials include plastic materials and components such as relays, timers and thermistors. We mainly source our raw materials from suppliers in Malaysia, the PRC and Europe, who are independent third parties. We also source wires from an affiliated company.

We carefully select our suppliers based on certain assessment criteria, such as their capability to meet our customers’ specification, overall track record, scale and expertise, cost, product quality and quality control effectiveness, reliability, price, delivery punctuality, historical relationship with us, financial condition, reputation and aftersales services. During the selection process, we generally carry regular on-site examination of our potential suppliers to ensure that they meet our selection criteria. We carry out evaluation of the performance of our existing suppliers and identify better suppliers from time to time to replace the suppliers who fail to perform to our satisfaction.

We do not enter into any framework agreement or long term agreement with any of our suppliers. Instead, we make our purchases based on the requirement of each particular contract and for the customer orders we have on hand. Subsequent to the issue of purchase orders to our suppliers, our suppliers will supply the specified products in accordance with the delivery time required at the contracted price. Our quality control team from our operations department checks the quality of the raw materials upon their arrivals at our production facility to ensure that they conform to our and our customers’ quality standards.

PRODUCTION PROCESS

The production process for our wire/cable harnesses is set out below:

Wire cutting/stripping:

Wires are cut at the required length manually or with cutting machines. We use automated or semi-automated cutting machines to carry out the above wire cutting processes.

For wires to be attached to crimp terminals, the ends of wires are stripped to expose the non-insulated conductors after the wire cutting process. Wires to be attached to insulation-displacement connector (“IDC”) need not be stripped.

Crimping/termination:

At the crimping process, the strands of the wires are terminated by placing into a crimp area of a non-insulated crimp terminal. The crimp terminal is then squeezed around the wire strands using an automated or semi-automated crimping machine to ensure that the wire is securely held in the crimp terminal and there is an electrical connection between the wire and the crimp terminal.

For IDC connectors, there is no crimping process in the termination. Instead, wires are pressed to the terminals of IDC connectors.

Assembly:

This involves the installation of the wires on an assembly board and routing the wires through any required sleeves and housing of connectors. Any branch out from the wire strands will be taped and tied with fabric tapes. Further, depending on customers’ requirements, components, such as timers and thermistors, are sometimes manually assembled.

Testing:

Each completed wire harness is electronically tested for functionality with the aid of a test board/continuity and polarity testing machines. The test board is pre-programmed with the required electrical characteristics, and the completed wire harness can be plugged into the test board and tested individually or in multiple numbers.

Packing and delivery:	The conforming products are packed and stored in our warehouses before delivery.

QUALITY CONTROL

To maintain high quality standard for our products and minimize defects and returns of defective products, our management is actively involved in setting stringent production and quality control procedures designed to ensure that our products meet or often exceed the relevant industry standards and/or customer quality requirements. In order to ensure that our quality control standards are effectively applied, we regularly provide on-the-job training to our manufacturing line employees. Further, we have a quality control team from our operations department with qualified personnel to oversee the operation of our manufacturing lines to ensure adequate quality control as well as to avoid any unintended interruption, and to minimize the down time of the manufacturing lines. We also conduct frequent management review meeting to review and strengthen the quality of our products. In addition, we generally carry out visits to some of our suppliers once a year as part of our quality control measures. We have received international certifications for our quality management systems, such as ISO 9001:2015 and IATF 16949:2016 certifications which we believe demonstrate our technological capabilities and help promote customer confidence.

Our quality control team also actively engages in product design, ensuring production considerations are addressed at an early stage of the design process and minimizing the number of products that fail our quality control tests. In order to monitor our production quality and ensure that our products meet all our internal benchmarks and customers’ specifications, our quality control staff carry out quality control inspection throughout the production process, including:

•        Quality control for raw materials and components.    We purchase raw materials and components from raw materials suppliers who have passed our quality and reliability assessments. Before we use the raw materials in our production process, a sample of each type of raw materials is examined physically to ensure that their quality meets the specifications and standards of our products. We return to our raw materials suppliers any raw materials that do not pass our inspection and obtain replacement raw materials. We also periodically assess our suppliers, and those who fail our evaluation are removed from our qualified vendor list.

•        Quality control during production.    We test our products at various stages of the production process to ensure their quality, performance and compliance with our internal quality standards before we proceed to the next stage of the production process.

•        Final testing before delivery.    After the production process is finished, we perform thorough inspections and tests, such as continuity and polarity tests, to ensure that customers’ specifications are met prior to delivery of our products.

INVENTORY AND LOGISTICS MANAGEMENT

We monitor and control our inventory level so as to facilitate smooth production, avoid stock-out and reduce the risk of overstocking and accumulating obsolete stock. We generally determine our inventory of raw materials, components and finished products based on the amount of the purchase orders that our customers plan to place with us and our procurement cycle for raw materials and components. We use our enterprise resource planning system (the “ERP system”) in the Malaysia Factory to keep and produce inventory data. We periodically give each supplier a rolling raw materials and components demand projection so that these suppliers may plan and prepare inventory according to such projections. We place purchase orders for raw materials and components as close as possible to the required time of delivery, depending on our production requirements and the type of raw materials or components.

Finished products are warehoused after undergoing our quality inspection and testing procedures and meeting our quality requirements. The finished product packages will be checked and numbered by personnel in charge of product delivery according to customer delivery notice and packing note. When the finished product packages are packed according to customer’s requirements or otherwise, the finished products will then be delivered to the locations designed by customers. We typically use third-party logistics and transportation companies to deliver our products to the locations designated by our customers.

SALES AND MARKETING

We manage our business relationships with customers through our sales and marketing activities. Apart from formulating and coordinating overall sales and marketing activities, the sales and marketing personnel of our sales and applications department solicit and collect feedback from customers on our products. We manage our relationship with our key customers through frequent visits to our customers’ offices and/or factories or through our customers’ visits to our factories. Our customers also frequently contact our customer service staff, management and key account sales staff directly through phone calls, emails and meetings in relation to any queries they may have.

Apart from our suppliers’ and customers’ referrals, our sales and marketing personnel participate in industry trade fairs exhibitions, such as Electronica, and seminars related to our target markets, to solicit new customers and explore new business opportunities. With respect to target potential customers, our designated sales and marketing personnel generally maintain contact with them through emails, phone calls and visits. In addition, our sales and marketing personnel assist many of our key customers to complete in-depth evaluations on us and our products before such customers approve us their supplier for any particular products according to their internal procedures.

CUSTOMERS

Our customers are mainly global brand name manufacturers and OEMs in the home appliances, industrial products and automotive industries that are mainly based in the Asia Pacific Region, which typically incorporate our products into their products or systems.

Our customers would typically provide us with general information such as quantities of the products, delivery time, product specifications and requirements for products they expect to procure from us. Our customers generally purchase our products based on purchase orders which contain terms such as specifications, quantities and delivery time and are sent to us approximately one month before we deliver the products. We will agree with our customers on the final terms relating to the quantities, price and any other terms. The purchase orders also contain other salient terms including mode of delivery and payment terms. Under the close supervision and management of our project management team, we are able to undertake orders which require different specifications within the stipulated timeframe. Under the terms of our sales arrangements with our customers, we provide product warranties for a period of 12 to 60 months that are usually limited to replacement of defective products.

We derive a significant portion of our revenues from a few major customers. For the six months ended December 31, 2023 and the years ended June 30, 2023 and 2022, our top five customers accounted for 86.5%, 92.4% and 95.5% of our total revenue, respectively. Our management will maintain and enhance our long-standing relationships with our customers and diversify our products and services to our customers in order to reduce the level of customer concentration.

Our management will maintain and enhance our long-standing relationships with our customers and diversify our products and services to our customers in order to reduce the level of customer concentration.

PRODUCTS

We manufacture our wire/cable harnesses in a variety of specifications which are used in a wide range of applications, including:

•        home appliances or white goods;

•        industrial products including power tools such as hammer drills and electric saws; and

•        automotive parts including lighting, air conditioning, door and roof.

A wire/cable harness is an assembly of wires/cables and other components and materials, such as timers, relays, thermistors, molded plastic and stamped metal parts, that are connected to the wire/cable harness, or an electrical wiring system, used to electrically connect electronic devices and electrical components mounted in home appliances, industrial products and automotive parts for supplying power, sending sensor signals, transmitting information on operations. Our wire/cable harnesses are generally customized and manufactured based on specifications from our customers. Depending on our customers’ specifications, our wire/cable harnesses are designed according to (i) the number of wires with branches/ends running off in various directions, and (ii) the number of terminations on each branch, which can be single or multiple.

Our wire/cable harnesses are either attached to non-insulated/insulated connectors/terminals or IDC connectors. The IDC connectors we use are RAST (Raster Anschlub Steck Technik or “pitch connection plug technology”) 2.5 standard IDC wire/cable harnesses which have multiple-wire connectors with a 2.5-millimeter pitch or RAST 5 standard IDC wire/cable harnesses with multiple-wire connectors with a 5-millimeter pitch.

Example of our wire/cable harnesses with key components is set out below:

Application	Sample pictures
Home appliance
Industrial products
Automotive parts

PRODUCT DESIGN AND DEVELOPMENT

For new products to be introduced by our customers which require our products, our customers will provide us with an initial product concept or blueprints of the product they want 12 to 16 months in advance of the launch of their new products. In principle, the product development process of our product can be divided into three stages as set out below:

•        Product design.    Upon receipt of the initial product concept/blueprints, our team in sales and applications and new product introduction will meet our customers regularly to discuss and proceed to design and develop a custom-made product based on their ideas and the specifications provided. Our team will conduct a feasibility study on new products, discuss with our customers and come up with a schematic plan that will be used to create production paperwork.

•        Prototype development.    Once the product design is approved by our customers, we will make the first prototype of the product for consideration by our customers. We liaise with our customers to refine the prototype.

•        Product trial.    Once a customer is satisfied with the prototype, we will make product trial samples for the customers for the customers’ production trial at their production line. The customer decides the size of a purchase order to be placed with us before we proceed with mass production.

FACILITIES

We do not own any real property.

Our headquarter and main production facility are located in Malaysia where we lease (i) one property with production site located in Kedah Darul Aman, Malaysia, with a total gross floor area of approximately 13,794 square feet with a lease term from April 1, 2022 to March 31, 2025 and a monthly rent of RM11,660 (approximately US$2,499); (ii) one property with production site located in Kedah Darul Aman, Malaysia, with a total gross floor area of approximately 17,398 square feet with a lease term from April 1, 2023 to March 31, 2026 and a monthly rent of RM22,966 (approximately US$4,923); and (iii) one property with production site located in Kedah Darul Aman, Malaysia, with a total gross floor area of approximately 17,398 square feet with a lease term from April 1, 2023 to March 31, 2026 and a monthly rent of RM22,966 (approximately US$4,923), all from an independent third party, and together being the Malaysia Factory. The Malaysia Factory comprises production facility, offices, warehouses and testing laboratories. We conduct all our production operations at the Malaysia Factory.

Our Production Site, Malaysia Factory

TEM
TEM ELECTRONICS (M) SDN. BHD.
REJECT

The Malaysia Factory was established in Malaysia in October 1995 for manufacturing wire/cable harnesses which is equipped with different types of equipment and machinery.

PRICING POLICY

Our pricing policy takes into account of, and which is typically subject to adjustments on a regular basis based on a number of factors, including direct costs, selling and distribution costs, product specifications, size of customers’ orders, relationship with customers and relevant market conditions.

INTELLECTUAL PROPERTY

We have been granted the right to use the trademark “TEM” in Malaysia, Hong Kong, Singapore and the PRC through trademark licensing. We use the trademarks licensed from TEM Group Limited and BAP Trading Company Limited in our business operations. As of the date of this prospectus, we had not been subject to any material dispute or claims for infringement upon third parties’ trademarks, licenses and other intellectual property rights.

EMPLOYEES

As of December 31, 2023, we employed a total number of 202 full-time employees, all of them are based in Malaysia.

Our employees are employed in the areas of management, operations and production, production control, customer service and materials, procurement and logistics, sales and applications, quality assurance, warehousing, administration, human resources, finance and information technology. We have employment contracts with each of our employees in accordance with the applicable employment laws in Malaysia.

We believe that we maintain a good working relationship with our employees, and we have not experienced material labor disputes in the past. None of our employees are represented by labor unions.

SEASONALITY

Our operating results and operating cash flows historically have not been subject to seasonal variations.

COMPETITION

The wire/cable harness manufacturing market in Malaysia is highly competitive. There are a large number of players operating in the market, including both domestic and international players. We expect to face intense competition from our existing competitors and new market entrants in the future. We primarily compete on (i) product functionality, quality and reliability; (ii) design, technical and manufacturing capabilities; (iii) ability to meet customers’ delivery schedules; (iv) customer relationships and services; and (v) product price with other market players. In addition, there is a growing demand for complex and customized solutions, requiring technical expertise and advanced manufacturing capabilities in the wire/cable harness market. To remain competitive, market players are investing in R&D and advanced technologies, with a strong emphasis on innovation and customization to meet customer needs.

LICENSES, PERMISSIONS AND CERTIFICATIONS

As of the date of this prospectus, we have obtained all requisite licenses or permissions that are material to our business operations, all of which are valid and current, and we have not been denied such licenses, permissions or approvals by any authorities.

As of the date of this prospectus, TEM also obtained (i) ISO 9001:2015 certification for its management system for manufacturing of wire harness, power cords, electronic connector and related components; and (ii) IATF 16949:2016 certification for its management system for manufacturing of wire harness and sub assemblies.

COVID-19 UPDATE

Since late December 2019, the outbreak of COVID-19 spread rapidly throughout China and later to the rest of the world. On January 30, 2020, the International Health Regulations Emergency Committee of the World Health Organization declared the outbreak a “Public Health Emergency of International Concern (PHEIC)”, and later on March 11, 2020 a global pandemic. The COVID-19 outbreak has led governments across the globe to impose a series of measures intended to contain its spread, including border closures, travel bans, quarantine measures, social distancing, and restrictions on business operations and large gatherings. From 2020 to the middle of 2021, COVID-19 vaccination program had been greatly promoted around the globe. While the spread of COVID-19 was substantially controlled in 2021, several types of COVID-19 variants emerged in different parts of the world and restrictions were re-imposed from time to time in certain cities to combat sporadic outbreaks.

The impacts of COVID-19 on our business, financial condition, and results of operations include, but are not limited to, the following:

•        the Malaysia Factory was affected by the implementation of the Restriction of Movement Order (the “Order”) announced by the Malaysian government on March 16, 2020. This Order, effective nationwide initially for 2 weeks from March 18, 2020 and the Malaysia Factory was therefore requested to shut down. We had managed to obtain the conditional approval on April 19, 2020 from the Malaysian government to partially resume the operation in the Malaysia Factory subject to certain health precautionary requirements. Nonetheless, under these circumstances the production capacity of the Malaysia Factory is still far behind from its full capacity due to the uncertainty of labor workforce and lower efficiency after implementing the necessary measures to curb against the COVID-19. The Order was later changed to Conditional Movement Control Order on May 4, 2020 and then to the RMCO on June 10, 2020 and the RMCO was extended until the end of 2020. The RMCO caused a disruption on the Malaysia Factory’s operations including delay in receipt of raw material and delivery of finished products and the visit of customers from outside Malaysia.

•        The Malaysian government reimposed Full Movement Control Order (the “FMCO”) on May 28, 2021. This FMCO, effective nationwide with total lockdown for 2 weeks from June 1, 2021 and extended to June 28, 2021. On 27 June 2021, the Malaysian government announced that country-wide lockdowns will be extended indefinitely until daily cases fall below 4,000. The Malaysia Factory obtained the conditional approval to continue with partial operation from June 1, 2021, under these circumstances the production capacity of the Malaysia Factory was still far behind from its full capacity. Later on, the Malaysian government introduced National Recovery Plan to help the country emerge from the COVID-19 pandemic and its economic fallout. On September 15, 2021, the Malaysia Factory’s workers vaccination ratio was higher than 80% and were allowed to operate with 100% manpower.

According to WHO, the COVID-19 pandemic “has been on a downward trend” with immunity increasing due to increasing administration of vaccines globally. Whilst there are remaining uncertainties posted by the potential evolution of COVID-19, the WHO Director-General announced on 5 May 2023 that COVID-19 no longer constitutes a PHEIC and is now an established and ongoing health issue, concurring with the advice of the IHR Emergency Committee of the WHO. Notwithstanding such announcement, disruptions like general slowdown in economic conditions globally and volatility in the capital markets posed by COVID-19 are far-reaching and prevalent. The extent to which COVID-19 impacts our operating subsidiary’s business in the future will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extended period of time, our operating subsidiary’s ability to pursue its business objectives may be materially adversely affected. In addition, our ability to raise equity and debt financing which may be adversely impacted by COVID-19 and other events, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all. We will continue to closely monitor the situation throughout 2023 and beyond.

LEGAL PROCEEDINGS

From time to time, we may become involved in legal proceedings arising in the ordinary course of business, including actions with respect to intellectual property infringement, violation of third-party licenses or other rights, breach of contract, and labor and employment claims. As of the date of this prospectus, we are not a party to, and we are not aware of any threat of, any legal or administrative proceeding that, in the opinion of our management, is likely to have any material adverse effect on our business, financial condition or operations.

INSURANCE

We believe our insurance coverage is adequate to insure against the risks relating to our operations in Malaysia, given the size and nature of our business. We currently maintain insurance coverage on our office premises, machinery and equipment and stocks, product liabilities, business interruption and public liability. We believe that our insurance coverage is adequate and in line with the industry norm. We review our insurance policies from time to time for adequacy in the breadth of coverage.

REGULATIONS

The relevant laws and regulations governing us which do not purport to be an exhaustive description of all laws and regulations of which our business is subject to are summarized below.

Regulations Relating to Manufacturing Activities in Malaysia

Industrial Co-ordination Act 1975

The Industrial Co-ordination Act 1975 (“ICA 1975”) which applies throughout Malaysia, provide for the co-ordination and orderly development of manufacturing activities in Malaysia, for the establishment of an Industrial Advisory Council and for other matters connected therewith or incidental thereto.

Pursuant to the ICA 1975, no person shall engage in any manufacturing activity unless he is issued a licence in respect of such manufacturing activity. “Manufacturing activity” refers to the making, altering, blending, ornamenting, finishing or otherwise treating or adapting any article or substance with a view to its use, sale, transport, delivery or disposal and includes the assembly of parts and ship repairing but shall not include any activity normally associated with retail or wholesale trade. Any person who fails to comply with this requirement is guilty of an offence and is liable on conviction to a fine not exceeding RM2,000 or to a term of imprisonment not exceeding 6 months and to a further fine not exceeding RM1,000 for every day during which such default continues.

Under the ICA 1975, a manufacturer shall not manufacture any product other than those specified in a licence without the prior approval of the licensing officer. “Manufacturer” refers to a person who is engaged in any manufacturing activity, while “product” refers to any article, thing, substance or service produced as a result of any manufacturing activity and includes a range of products.

Pursuant to the ICA 1975, the licensing officer may in his discretion revoke a licence if the manufacturer to whom a licence is issued –

(a)     has not complied with any condition imposed in the licence;

(b)    is no longer engaged in the manufacturing activity in respect of which the licence is issued; or

(c)     has made a false statement in his application for the licence.

Pursuant to the Guide for Malaysian Manufacturers (“MIDA Guide Book”) issued by MIDA, being the government’s principal agency for the promotion and coordination of industrial development in Malaysia, a manufacturing company with shareholders’ fund of RM2,500,000 and above or engaging 75 or more full-time paid employees to apply for a manufacturing licence for approval by the Ministry of Investment, Trade and Industry, Malaysia (“MITI”).

For the purpose of the MIDA Guide Book –

(a)     “shareholders’ funds” refers to the aggregate amount of a company’s paid-up capital, reserves, balance of share premium account and balance of profit and loss appropriation account, where:

–       Paid-up capital shall be in respect of preference shares and ordinary shares and not including any amount in respect of bonus shares to the extent they were issued out of capital reserve created by revaluation of fixed assets.

–       Reserves shall be reserves other than any capital reserve created by revaluation of fixed assets and provisions for depreciation, renewals or replacements and diminution in value of assets.

–       Balance of share premium account shall not include any amount credited therein at the instance of issuing bonus shares at premium out of capital reserve by revaluation of fixed assets; and

(b)    “full-time paid employees” refers to all persons normally working in the establishment for at least 6 hours a day and at least 20 days a month for 12 months during the year and who receive a salary.

Since 31 July 1998, the Malaysian government had relaxed the equity policy guidelines for all applications for investments in new as well as expansion/diversification projects in the manufacturing sector. Under this relaxation, foreign investors could hold 100% of the equity irrespective of the level of exports. However, this relaxation in 1998 did not apply to specific activities and products where Malaysian companies had the capabilities and expertise.

To further enhance Malaysia’s investment climate, equity holdings in all manufacturing projects were fully liberalised effective from 17 June 2003. Foreign investors can now hold 100% of the equity in all investments in new projects, as well as investments in expansion/diversification projects by existing companies, irrespective of the level of exports and without any product/activity being excluded.

Customs Act 1967

The Customs Act 1967 (“CA 1967”) governs, amongst others, the levying of custom duties, port clearances, warehousing and other custom-related matters.

Licensed Manufacturing Warehouse (“LMW”) is established under the provision of the CA 1967. A LMW is granted to any person for warehousing and manufacturing goods liable to custom duties and any other goods in a place or places specified in the licence.

Our Malaysian subsidiary is a LMW company whose licence was granted by the Director General of Customs for the warehousing and the manufacturing of approved products at our premise located at Lot A99, Jalan 2A-3, A101 & A102, Jalan 2A, Kawasan Perusahaan MIEL Sungai Lalang, 08000 Sungai Petani, Kedah Darul Aman. With the LMW, our raw materials and components used directly in the manufacturing process are exempted from custom duties.

Local Government Act 1976

Pursuant to the Local Government Act 1976, local authorities are empowered to make, amend and revoke by-laws. As our business is carried out in Sungai Petani, Kedah, we come under the jurisdictions of the Sungai Petani Municipal Council (“SPMC”) and the relevant by-laws governing the conduct of our business would be the Licensing of Trade, Business and Industries (Sungai Petani Municipal Council) By-Laws 1995 (“By-Laws 1995”) issued by SPMC.

According to the By-Laws 1995, any person who uses any premises within the SPMC for the business of manufacturing cables or wires requires a licence issued by the President of the SPMC (“President”). Any person who contravenes this by-law is guilty of an offence and on conviction, shall be liable to a fine not exceeding RM2,000 and to a further fine not exceeding RM200 per day during which the offence is continued after conviction. A director, general manager, secretary or other similar officer or any person who was purporting to act in any such capacity is deemed to be guilty of such offence and shall be liable for the same financial penalties as the offender, unless he proves that the offence was committed without his consent or connivance and that having regard to the nature of his functions in that capacity and to all the circumstances he took all reasonable means and precautions to prevent the commission of the offence.

The President may in his discretion compound any offence under the By-Laws 1995 by collecting from the person reasonably suspected of having committed the offence a maximum of RM300.

Regulations Relating to Workplace Safety

Factories and Machinery Act 1967

The Factories and Machinery Act 1967 (“FMA 1967”) and the relevant regulations made thereunder, including the Factories and Machinery (Notification, Certificate of Fitness and Inspection) Regulations 1970 governs the control of factories with respect to matters relating to the safety, health and welfare of person, the registration and inspection of machinery and for matters connected therein.

The FMA 1967 provides that the occupier of the factory has a duty to maintain the standards of safety of appliances and machinery in his factory, and the health and welfare of his factory workers. These include provisions requiring the taking of precautions against fire, the proper maintenance of safety appliances and machinery, the keeping of a clean factory, and the mandatory reporting of accidents and dangerous occurrences to the inspector of factories and machineries.

No person shall operate or cause or permit to be operated any machinery in respect of which a certificate of fitness is prescribed, unless there is in force in relation to the operation of the machinery a valid certificate of fitness issued under the FMA 1967. In the case of any contravention, an inspector of factories and machineries appointed under the FMA 1967 shall forthwith serve upon the person aforesaid a notice in writing prohibiting the operation of the machinery or may render the machinery inoperative until such time a valid certificate of fitness is issued. The person who contravenes this requirement shall be liable of an offence and shall on conviction, be liable to a fine not exceeding RM150,000.

For the purpose of FMA 1967 –

(a)     the term “machinery” includes steam boilers, unfired pressure vessels, fired pressure vessels, pipelines, prime movers, gas cylinders, gas holders, hoisting machines and tackle, transmission machinery, driven machinery, materials handling equipment, amusement device or any other similar machinery and any equipment for the casting, cutting, welding or electro-deposition of materials and for the spraying by means of compressed gas or air of materials or other materials but does not include:

(i)     any machinery used for the propulsion of vehicles other than steam boilers or steam engines;

(ii)    any machinery driven by manual power other than hoisting machines;

(iii)   any machinery used solely for private and domestic purposes; or

(iv)   office machines; and

(b)    the term “material handling equipment” includes any power-driven equipment for handling materials, and includes forklift, conveyor, stacker, excavator, tractor, dumper or bulldozer but does not include hoisting machine.

The Factories and Machinery (Repeal) Act 2022 (“FM Repeal Act”), which has been passed as law, has received the Royal Assent on 4 March 2022 and has been gazetted on 16 March 2022. However, the date on which the FM Repeal Act comes into operation has yet to be fixed and gazetted.

The FM Repeal Act, when comes into operation, will repeal the FMA 1967. However, any registration made, or order, notice, direction, written authority, approval, certificate of fitness, special scheme of inspection or certificate of competency given or issued, under the FMA 1967 shall, on the coming into operation of the FM Repeal Act, be dealt with under the Occupational Safety and Health Act 1994 (“OSHA 1994”) and its subsidiary legislations, which will be the law of reference for all matters related to safety and welfare of persons at work.

Occupational Safety and Health Act 1994

The OSHA 1994 provides the framework to secure the safety, health and welfare among workforce and to protect others against risks to safety or health in connection with the activities of persons at work.

Pursuant to OSHA 1994, it shall be the duty of every employer to formulate a written safety and health policy with respect to the safety and health at work of his employees. The employer shall also establish a safety and health committee at the place of work if there are more than 40 or more persons employed at the place of work. An occupier of a place of work is also required to employ a competent person to act as a safety and health officer at the place of work.

Failure to comply with the general duties of employers under Part IV of OSHA 1994 constitutes an offence and the employer is liable to a fine not exceeding RM50,000 or to imprisonment for a term not exceeding 2 years or to both.

Similar to the FM Repeal Act, the Occupational Safety and Health (Amendment) Act 2022 (“OSH Amendment Act”) has been passed as law, has received the Royal Assent on 4 March 2022 and has been gazette on 16 March 2022. According to the Malaysia Federal Government Gazette dated 2 April 2024, the OSH Amendment Act will come into operation on 1 June 2024.

The OSH Amendment Act, when comes into operation, will provide amongst others:

(a)     a right to an employee to remove himself from the danger or the work if he has reasonable justification to believe there exist an imminent danger at his place of work, and the employer has failed to take any action to remove the danger;

(b)    the obligation of an employer to conduct a risk assessment in respect of the safety and health risk posed to any person who may be affected by his undertaking at the place of work and the implementation of risk control to eliminate or reduce the said safety and health risk; and

(c)     provisions relating to notification of occupation of place of work, and installation and inspection of plants, including the prescription of any plants for which a certificate of fitness is required.

Upon the OSH Amendment Act comes into operation, failure to comply with the general duties of employers under Part IV of the amended OSHA 1994 constitutes an offence and the employer is liable to a fine not exceeding RM500,000 or to imprisonment for a term not exceeding 2 years or to both.

Fire Services Act 1988

The Fire Services Act 1988 (“FSA 1988”) prescribes the effective and efficient functioning of the Fire Services Department, for the protection of persons and property from fire risks or emergencies. The FSA 1988 provides, amongst others, that a fire certificate be issued only after the designated premises have been inspected and the Fire and Rescue Department of Malaysia (“FRD”) is satisfied that there are adequate facilities for life safety, fire prevention, fire protection and firefighting.

When there is no fire certificate in force, the owners of such premises may become subject to a fine not exceeding RM5,000 or imprisonment for a term not exceeding 3 years or both.

Regulations Relating to Environmental Protection

Environmental Quality Act 1974

The Environmental Quality Act 1974 (“EQA 1974”) sets our provisions in respect of prevention, abatement, control of pollution and enhancement of the environment. It is an offence under the EQA 1974 for any person, unless licenced to do so, to amongst others:

(a)     emit or discharge environmentally hazardous substances, pollutants or wastes into the atmosphere;

(b)    emit or cause or permit to be emitted any noise greater in volume, intensity or quality;

(c)     pollute or cause or permit to be polluted any soil or surface of any land; or

(d)    emit, discharge or deposit any environmentally hazardous substances, pollutants or waste into any inland waters,

in contravention of the acceptable conditions specified in the EQA 1974.

The EQA 1974 also empowers the Minister charged with the responsibility for environment protection to make regulations specifying acceptable conditions for the emission, discharge or deposit of environmentally hazardous substances, pollutants or wastes or the emission of noise into the environment.

Failure to comply with the provisions of the EQA 1974 where no penalty is expressly provided, the offender shall be liable to a fine not exceeding RM10,000 or imprisonment for a period not exceeding 2 years.

Regulations Relating to Land

Street, Drainage and Building Act 1974 and Uniform Building By-Laws 1984

The Street, Drainage and Building Act 1974 (“SDBA 1974”) regulate laws relating to street, drainage and buildings in local authority areas in Peninsular Malaysia. It provides for the requirement to have a Certificate of Fitness for Occupation (“CFO”) or a Certificate of Completion and Compliance (“CCC”) to ensure that a building is safe and fit for occupation.

The Uniform Building By-Laws 1984 (“UBBL 1984”) has put into force pursuant to the exercise of the powers conferred by the SDBA 1974. Under the UBBL 1984, a CFO or a CCC in respect of a building shall be issued upon satisfaction of amongst others, the following requirements:

(a)     the qualified persons (i.e. the architect, registered building draughtsman or engineer) (“Qualified Persons”) have certified that they have supervised the erection of the building and that the building has been constructed in accordance with the relevant laws and regulations and any conditions imposed by the local authority;

(b)    the building has been constructed in accordance with the UBBL 1984 and any conditions imposed by the local authority have been satisfied;

(c)     the Qualified Persons accept full responsibility for those portions which they are respectively concerned with; and

(d)    all essential services have been provided.

Any person who occupies or permits to be occupied any building or any part thereof without a CFO/CCC shall be liable on conviction to a fine not exceeding RM250,000 or to imprisonment for a term not exceeding 10 years or to both.

National Land Code

The National Land Code (“NLC”) is the primary land law legislation in Malaysia which applies to lands located in Peninsular Malaysia and the Federal Territory of Labuan. Under the NLC, there are 3 categories of land use, being “building”, “industry” and “agriculture”. The category of land use, if any, is endorsed on the documents of title issued by the state authority. All alienated lands in Peninsular Malaysia and the Federal Territory of Labuan are also subject to implied conditions as more particularly described in the NLC and express conditions imposed by the state authority.

Upon any breach arising from any condition to which any alienated land is for the time being subjected to, (i) the land shall become liable for forfeiture to the state authority and (ii) except in a case where a fine is imposed, or where action for the purpose of causing the breach to be remedied is first required to be taken, the land administrator shall proceed with the enforcement of the forfeiture in accordance to the provisions of the NLC.

Regulations Relating to Intellectual Property Rights

Trademarks Act 2019

The Trademarks Act 2019 (“TMA 2019”) provides for the registration of trademarks in relation to goods and services and to implement the relevant treaties and for other connected matters. A trademark is defined under the TMA 2019 as any sign capable of being represented graphically which is capable of distinguishing goods or services of one undertaking from those of other undertakings. A sign may constitute a trademark even though it is used in relation to a service ancillary to the trade or business of an undertaking and whether or not the service is provided for money or money’s worth.

A registered trademark shall be a property right obtained by the registration of trademark under the TMA 2019 and a registered proprietor of the trademark has the rights and remedies provided under the TMA 2019. The registration of a trademark shall be for a period of 10 years and may be renewed for a further period of 10 years in accordance with the TMA 2019.

A licence to use a registered trademark may be general or limited. A limited licence may apply (i) in relation to some but not all of the goods or services for which the trademark is registered, or (ii) in relation to use of the trademark in a particular manner or a particular locality. A licence shall not be effective unless it is made in writing and is signed by or on behalf of the grantor.

A licensee shall be entitled, unless his licence or any licence through which his interest is derived, provides otherwise, to call on the registered proprietor of the trademark to take infringement proceedings in respect of any matter which affects his interests. If the registered proprietor refuses or does not take infringement proceedings within 2 months after being called upon, the licensee may bring the proceedings in his own name as if he were the registered proprietor in accordance with the provisions of the TMA 2019.

Regulations Relating to Foreign Currency Exchange and Dividend Distribution

Companies Act 2016

The Companies Act 2016 (“CA 2016”) is the principal legislation governing the distribution of dividends of a Malaysian company. Under the CA 2016, a Malaysian company may only make a distribution to the shareholders out of profits of the company available if the company is solvent. The company, every officer and any other person or individual who contravene this provision commits an offence and shall, on conviction, be liable to imprisonment for a term not exceeding 5 years or to a fine not exceeding RM3,000,000 or to both.

Financial Services Act 2013

The exchange control regime in Malaysia is regulated by the Financial Services Act 2013 (“FSA 2013”). The FSA 2013 has prescribed a list of transactions that are prohibited without approval from BNM and it regulates the domestic and international transactions involving residents and non-residents of Malaysia. The requirements, restrictions and conditions of approval in respect of the prohibited transactions and directions of BNM are further set forth in the Foreign Exchange Notices issued by BNM (“FE Notices”).

Under the FSA 2013, all payments made between the residents of Malaysia must be paid in Malaysian ringgit, subject to limited exceptions and approval under the FE Notices, whereas payment made between resident and non-resident of Malaysia may be made either (i) in Malaysian ringgit, if for the prescribed purposes (for amongst others, any purpose between immediate family members, income earned or expenses incurred in Malaysia or settlement of trade in goods or services in Malaysia), or (ii) in foreign currency (except for the currency of Israel), if for any purpose subject to certain prohibition under the FE Notices. On the other hand, non-residents are allowed to make or receive payment in foreign currency (except for the currency of Israel) in Malaysia for any purpose (including capital, divestment proceeds, profits, dividend, rent, fees and interest arising from any investment in Malaysia, subject to any withholding tax) in accordance with the FE Notices.

Any person who fails to comply with any direction of BNM commits an offence and shall, on conviction, be liable to imprisonment for a term not exceeding 10 years or to a fine not exceeding RM50,000,000 or to both.

Regulations on Tax

Dividends and Distributions

All dividends and other distributions payable on the shares of our Malaysian subsidiary may under the current laws and regulations of Malaysia be converted and paid in any other foreign currency and be remitted out of Malaysia without the necessity of obtaining any authorisation, approval, consent or licence of any governmental or regulatory body or authority in Malaysia.

All such dividends payable to its shareholders will not be subject to withholding or other taxes under the laws and regulations of Malaysia.

Corporate Income Tax

The standard corporate tax rate is 24%, whilst the rate for resident small and medium sized companies (i.e. companies incorporated in Malaysia with paid-up capital of RM2,500,000 or less and that are not part of a group containing a company exceeding this capitalisation threshold) is 17% on the first RM600,000, with the balance being taxed at the 24% rate with effect from year of assessment 2020.

Withholding Tax

Pursuant to the Income Tax Act 1967 (revised 1971) (“ITA 1967”), where any person (“payer”) is liable to make contract payment to a non-resident contractor in respect of services under a contract, he shall upon paying or crediting such contract payment deduct therefrom tax at the rate stated below:

(a)     10% of the contract payment on account of tax which is or may be payable by that non-resident contractor for any year of assessment; and

(b)    3% of the contract payment on account of tax which is or may be payable by employees of that non-resident contractor for any year of assessment,

and (whether or not that tax is so deducted) shall within one month after paying or crediting such contract payment render an account and pay the amount of that tax to the Director General of Inland Revenue.

Where the payer fails to pay any amount due from him under the foregoing provisions, the amount which he fails to pay shall be increased by a sum equal to 10% of the amount which he fails to pay, and that amount and the increased sum shall be a debt due from him to the Government and shall be payable forthwith to the Director General of Inland Revenue.

Sales and Services Tax

With effect from 1 April 2015, the Goods and Services Tax (“GST”) was implemented in Malaysia at a rate of 6% pursuant to the Goods and Services Tax Act 2014. GST was chargeable on all taxable supply of goods or services made by a taxable person in the course or furtherance of a business in Malaysia, and also charged on the importation of goods or services into Malaysia.

The Goods and Services Tax (Rate of Tax) Order 2014 was amended under P.U.(A) 118 so that the applicable GST rate was revised from “6%” to “0%” effective from 1 June 2018.

With effect from 1 September 2018, the Sales Tax Act 2018 and the Service Tax Act 2018 came into operation in Malaysia, in substitution for the GST. Accordingly, the Goods and Services Tax Act 2014 was repealed by the Goods and Service Tax (Repeal) Act 2018.

The Sales Tax Act 2018 introduced a single-stage tax (i.e. a tax which is only imposed at one stage in the supply chain at the import or manufacturer level) charged and levied on (i) taxable goods manufactured in Malaysia by a taxable person and sold by such taxable person (including used or disposed off); and (ii) taxable goods imported into Malaysia. Manufactured goods exported are not subject to sales tax.

A “taxable person” (being a person who manufactures taxable goods) is liable to be registered if its annual turnover exceeds RM500,000. Sales tax is charged and levied at fixed rates of 5% or 10% or at a specific rate, depending on the type of taxable goods. Certain goods which are listed under the Sales Tax (Goods Exempted From Tax) Order 2018 are exempt from sales tax.

The Services Tax Act 2018 is a form of indirect tax imposed on the provision of specific prescribed taxable services provided in Malaysia by a registered person in carrying on business. Service providers who provide taxable services in excess of RM500,000 per annum are liable to be registered. Service tax is charged and levied at a fixed rate of 6%.

Pursuant to the Service Tax (Rate of Tax) (Amendment) Order 2024 (“Service Tax Amendment Order 2024”) which was gazetted on 26 February 2024, with effect from 1 March 2024, the service tax rate has been revised from 6% to 8% on all taxable services except for the following taxable services which shall be levied at 6% as provided in the Service Tax Amendment Order 2024:

(a)     food and beverage;

(b)    telecommunication services;

(c)     vehicle parking space services; and

(d)    logistic services.

“Taxable persons” and “taxable services” are provided in the Service Tax Regulations 2018 to include persons operating business in the industry of (i) accommodation; (ii) food and beverage; (iii) night-clubs, dance halls, cabarets, health and wellness centres, massage parlours, public houses and beer houses; (iv) private club; (v) golf club and golf driving range; (vi) betting and gaming; (vii) professional services; (viii) credit card and charge card; and (ix) other service providers.

Regulations Relating to Employment Laws

Employment Act 1955

The Employment Act 1955 (“EA 1955”) governs the laws of employment in Peninsular Malaysia and the Federal Territory of Labuan. Such legislation set out the basic terms and conditions of employment and the rights and responsibilities of employers as well as employees who are covered under such legislation. Under the EA 1955 as amended by the Employment (Amendment of First Schedule) Order 2022, an ‘employee’ is defined as any person, irrespective of his occupation, who has entered into a contract of service with an employer.

Malaysia has also implemented a minimum wage policy that has raised the basic wage of all employees (except for domestic servants) to RM1,500 per month under the Minimum Wages Order 2022.

Employees Provident Fund Act 1991

The Employees Provident Fund Act 1991 (“EPF Act 1991”) which applies throughout Malaysia governs the mandatory scheme of savings for employees’ retirement and the management of savings for retirement purposes and for incidental matters.

Pursuant to the EPF Act 1991, every employee and every employer of a person who is an employee within the meaning of the EPF Act 1991 shall be liable to pay monthly contributions on the amount of wages at the rate respectively set out in the third schedule of the EPF Act 1991.

Any employer who fails, within such period as may be prescribed by the minister, to pay any contributions for which he is liable under the EPF Act 1991 to pay in respect of or on behalf of any employee in respect of any month, shall be guilty of an offence and shall, on conviction, be liable to imprisonment for a term not exceeding 3 years or to a fine not exceeding RM10,000 or both.

Employees’ Social Security Act 1969

The Employees’ Social Security Act 1969 (“SOCSO Act 1969”) provides social security in certain contingencies and makes provision for certain other matters in relation to it and applies throughout Malaysia to all industries having one or more employees. All employees, irrespective of the amount of wages, shall be insured in the manner provided by the SOCSO Act 1969.

Pursuant to the SOCSO Act 1969, the contribution payable under the SOCSO Act 1969 in respect of an employee shall comprise of contribution payable by the employer (being the employer’s contribution) and contribution payable by the employee (being the employee’s contribution) and shall be paid to the social security organization. The contributions fall into 2 categories, namely:

(a)     the contributions payable by or on behalf of the employees insured against the contingencies of invalidity and employment injury; and

(b)    the contributions payable by or on behalf of employees insured only against the contingency of employment injury.

The various categories of contributions shall be paid in accordance with the rates specified in the third schedule of the SOCSO Act 1969.

If any person amongst others fails to pay any contribution or any part thereof which is payable by him under the SOCSO Act 1969 or fails to pay within the time prescribed by regulations any interest payable or is guilty of any contravention of or non-compliance with any of the requirements of the SOCSO Act 1969 or the rules or the regulations in respect of which no special penalty is provided, he shall be punishable with imprisonment for a term which may extend to 2 years, or with a fine not exceeding RM10,000 or to both.

Employment Insurance System Act 2017

The Employment Insurance System Act 2017 (“EIS Act 2017”) provides certain benefits and a re-employment placement programme for insured persons in the event of loss of employment and for matters connected therewith and applies throughout Malaysia to all industries having one or more employees.

Every employer shall register his industry to which the EIS Act 2017 applies with the social security organization within such period and in such manner as prescribed. Any person who contravenes this requirement commits an offence and shall, on conviction, be liable to a fine not exceeding RM10,000 or to imprisonment for a term not exceeding 2 years or to both.

Contributions payable under the EIS Act 2017 in respect of an employee shall comprise a contribution payable by the employer and a contribution payable by the employee and shall be paid to the social security organization, according to the rates as specified in the second schedule of the EIS Act 2017.

If an employer which is a body corporate commits an offence under the EIS Act 2017, any person who at the time of the commission of the offence was a director, manager, secretary or other similar officer of the body corporate may be charged severally or jointly in the same proceedings with the body corporate.

Employment (Restriction) Act 1968 (Revised 2017)

The Employment (Restriction) Act 1968 (Revised 2017) (“ERA 1968”) provides for the restriction of employment in certain business activities in Malaysia of persons not being citizens and the registration of such persons and for matters connected therewith.

The ERA 1968 prohibits a person from employing in Malaysia any non-citizen unless there has been issued in respect of that non-citizen a valid employment permit. Subject to any exemption which may be granted under the ERA 1968, every non-citizen of the class or classes or in the category or categories of employment or business shall be registered with the Director General of Labour.

Any person who fails to comply with the foregoing provisions commits an offence and shall on conviction, be liable to a fine not exceeding RM5,000 or to imprisonment for a term not exceeding one year or to both. Further, every omission or neglect to comply with, and every act done or attempted to be done contrary to the ERA 1968 or any regulations made thereunder, or any breach of the conditions and restrictions subject to or upon which an employment permit is issued under the ERA 1968, shall be an offence against the ERA 1968 and the offender shall on conviction, if no penalty is expressly provided, be liable to a fine not exceeding RM1,000 or to imprisonment for a term not exceeding 6 months or to both and, in the case of a continuing offence, to a further fine not exceeding RM100 a day.

Immigration Act, 1959/63

The Immigration Act 1959/63 (“Immigration Act”) regulates various aspects of immigration into Malaysia, including the entry of foreign workers into Malaysia.

Any person who employs one or more persons, other than a citizen or a holder of an entry permit who is not in possession of a valid pass to enter Malaysia shall be guilty of an offence and shall, on conviction, be liable to a fine of not less than RM10,000 but not more than RM50,000 or to imprisonment for a term not exceeding 12 months or to both for each such employee. Where in the case of an offence, it is proved to the satisfaction of the court that the person has at the same time employed more than 5 of such employees, that person shall, on conviction be liable to imprisonment for a term of not less than 6 months but not more than 5 years and shall also be liable to whipping of not more than 6 strokes.

Where the offence is committed by a body corporate, any person who at the time of the commission of the offence was a member of the board of directors, a manager, a secretary or a person holding an office or a position similar to that of a manager or secretary of the body corporate shall be guilty of that offence and shall be liable to the same punishment.

Employees’ Minimum Standards of Housing, Accommodations and Amenities Act 1990

The Employees’ Minimum Standards of Housing, Accommodations and Amenities Act 1990 (“EMSHAAA 1990”) prescribes the minimum standards of housing, nurseries and accommodation for employees (and their dependants, if applicable) as well as health, hospital, medical and social amenities to be provided by the employers to their employees.

Effective from 1 June 2020, the Workers’ Minimum Standards of Housing and Amenities (Amendment) Act 2019 (“Amended Act”) amended the EMSHAAA 1990, where employers are required to comply with the Amended Act, which includes providing minimum space requirement for workers’ accommodation, basic facilities as well as safety and hygiene standards.

EMSHAAA 1990 provides that no employer or centralised accommodation provider shall use any buildings as accommodation if the building is unfit for human habitation in accordance with the relevant written laws. The employer or centralised accommodation provider shall ensure that every accommodation provide for employees complies with the minimum standards required under the Amended Act or any regulations made thereunder.

Pursuant to the EMSHAAA 1990, no accommodation shall be provided to an employee unless certified with a Certificate for Accommodation. As such, employers or centralised accommodation providers are required to apply for a Certificate for Accommodation with the Department of Labour of Peninsular Malaysia. An employer who contravenes the foregoing provisions commits an offence and shall, on conviction, be liable to a fine not exceeding RM50,000.

Regulations Relating to Human Resources Development Fund

Pembangunan Sumber Manusia Berhad Act 2001

Pembangunan Sumber Manusia Berhad Act 2001 (“PSMBA 2001”) regulates the imposition and collection of a human resources development levy for the purpose of promoting the training and development of employees, apprentices and trainees, the establishment and the administration of the Human Resources Development Fund under Section 22 of the PSMBA 2001 (“HRD Fund”) by the Pembangunan Sumber Manusia Berhad (“PSMB”) and for matters connected therewith. The PSMBA 2001 applies to the classes of employers in the industries specified in part (1) of the first schedule of the PSMBA 2001, which includes, employers with 10 or more employees in manufacturing, that is, the making or processing of an article by labour or machine or both, including the transformation of parts or components into another article of a different nature or character by way of altering, blending, ornamenting, finishing or otherwise treating or adapting any article or substance with a view to its use, sale, transport, delivery or disposal, including the building of a ship or the assembly of parts of a ship.

The main objective of PSMB shall be the imposition and collection of a human resources development levy for the purpose of promoting the training and development of employees, apprentices and trainees and the establishment and administration of the HRD Fund. The functions of the PSMB are –

(a)     to assess and determine the types and extent of employees’, apprentices’ and trainees’ training and retraining in keeping with the human resources needs of industries;

(b)    to promote and stimulate manpower training; and

(c)     to determine the terms and conditions under which any financial assistance or other benefits are to be given.

Every employer to whom the PSMBA 2001 applies shall register with the PSMB. Any employer who contravenes the foregoing provisions commits an offence and shall on conviction be liable to a fine not exceeding RM10,000 or to imprisonment for a term not exceeding one year or to both.

Regulations Relating to the Sales of Goods

Sale of Goods Act 1957

Contracts for the sales of goods in Peninsular Malaysia are governed by the Sale of Goods Act 1957 (“SOGA 1957”) unless excluded or varied by express agreement or by the course of dealing between the parties or by usage. The SOGA 1957 sets out the terms and conditions relating to the sale of goods, which includes amongst others, the condition and warranty, the sale by description and the implied conditions as to quality.

Under the SOGA 1957, a breach of a condition in a contract of sale of goods gives rise to a right of the buyer to reject the goods and treat the contract of sale as repudiated. However, where the buyer treats any breach of a condition on the part of the seller as a breach of warranty, the buyer is entitled to reject the goods for the breach of warranty and may set up against the seller the breach of warranty in diminution or extinction of the price of the goods or he may sue the seller for damages for breach of warranty.

Regulations on Overseas Securities Offering and Listing

No prospectus or other offering material or document in connection with the offer and sale of the securities has been or will be registered with the Securities Commission Malaysia (“Commission”) for the Commission’s approval pursuant to the Capital Markets and Services Act 2007 (“CMSA”). Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than –

(a)     a unit trust scheme, private retirement scheme or prescribed investment scheme;

(b)    BNM;

(c)     a holder of a Capital Markets Services Licence and a Capital Markets Services Representative’s Licence granted pursuant to Section 61 of the CMSA or a registered person;

(d)    an exchange holding company, a stock exchange, a derivatives exchange, an approved clearing house, a central depository or a recognized market operator;

(e)     a corporation that is licensed, registered or approved to carry on any regulated activity or capital market services by an authority in Labuan or outside Malaysia which exercises functions corresponding to the functions of the Commission;

(f)     a bank licensee or insurance licensee as defined under the Labuan Financial Services and Securities Act 2010;

(g)    an Islamic bank licensee or takaful licensee as defined under the Labuan Islamic Financial Services and Securities Act 2010;

(h)    a chief executive officer or a director of any person referred to in paragraphs (c), (d), (e), (f) and (g);

(i)     a closed-end fund approved by the Commission;

(j)     a company that is registered as a trust company under the Trust Companies Act 1949 and has assets under its management exceeding RM10,000,000 or its equivalent in foreign currencies;

(k)    a corporation that is a public company under the CA 2016 which is approved by the Commission to be a trustee under the CMSA and has assets under its management exceeding RM10,000,000 or its equivalent in foreign currencies;

(l)     a corporation that is carrying on the regulated activity of fund management solely for the benefit of its related corporations and has assets under its management exceeding RM10,000,000 or its equivalent in foreign currencies;

(m)   a corporation with total net assets exceeding RM10,000,000 or its equivalent in foreign currencies based on the last audited accounts;

(n)    a partnership with total net assets exceeding RM10,000,000 or its equivalent in foreign currencies;

(o)    a statutory body established under any laws unless otherwise determined by the Commission;

(p)    a pension fund approved by the Director General of Inland Revenue under the Income Tax Act 1967;

(q)    an individual whose total net personal assets or total net joint assets with his or her spouse or his or her child, exceeding RM3,000,000 or its equivalent in foreign currencies, excluding the value of the individual’s primary residence;

(r)     an individual who has a gross annual income exceeding RM300,000 or its equivalent in foreign currencies in the preceding 12 months;

(s)     an individual who jointly with his or her spouse or child, has a gross annual income exceeding RM400,000 or its equivalent in foreign currencies in the preceding 12 months;

(t)     an individual whose net personal investment portfolio or total net joint investment portfolio with his or her spouse or child, in any capital market products exceeding RM1,000,000 or its equivalent in foreign currencies;

(u)    an individual who holds (i) a Bachelor’s or Master’s degree related to finance, economics or actuarial science; (ii) a Bachelor’s or Master’s degree in accounting; or (iii) a Master of Business Administration, and has 5 consecutive years of relevant working experience in finance, economics, actuarial science or accounting;

(v)    an individual who holds membership as active member of Chartered Financial Analyst Institute, Chartered Banker of Asian Institute of Chartered Bankers, ordinary member of Financial Markets Association Malaysia, Chartered Accountant, C.A(M) of Malaysian Institute of Accountants, ordinary member of Malaysia Association of Tax Accountants, Accredited Angel Investor of Malaysian Business Angel Network, Certified Member of Financial Planning Association of Malaysia, or ordinary member of Malaysian Financial Planning Council; or

(w)    any person who has 5 consecutive years of working experience in a capital market intermediary relating to product development, corporate finance, deal advisory, investment management, sales and trading, investment research and advisory, financial analysis, or the provision of training in investment products, in accordance with Section 229 of the CMSA provided that, in each of the preceding categories (a) to (w), the distribution of securities is made by a holder of a Capital Markets Services Licence (as defined in the CMSA) who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus is subject to Malaysian laws. This prospectus does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the CMSA.

MANAGEMENT

Set forth below is information concerning our directors, director appointees, and executive officers.

Name	Age	Position(s)
Mr. Man Tak Lau	54	Director and chairman of the board of Directors
Mr. Wai Kee Kan	58	Chief Executive Officer and Director
Ms. Chooi Phing Teh	50	Chief Financial Officer and Director
Mr. Wai Cheung Law	52	Director
Mr. Wai Kuen Cheung	56	Independent Director
Mr. Norman Chun Kin Hui	45	Independent Director
Ms. Kelly Wai Yan Hui	41	Independent Director
Mr. Lionel Khuat Leok Choong	62	Independent Director
Ms. Carrie Chiu Ying Yu	41	Independent Director

The following is a brief biography of each of our executive officers, directors, and director appointees:

Mr. Man Tak Lau (“Mr. Lau”) has served as our director since December 2022 and has accepted appointment as the chairman of the board of directors effective immediately prior to the effectiveness of our registration statement of which this prospectus is a part. Mr. Lau is primarily responsible for the corporate development and strategic planning of our Group. Mr. Lau graduated from The Hong Kong Polytechnic University with a bachelor of arts degree in accountancy in November 1991. Mr. Lau has more than 20 years of experience in the wire/cable harness manufacturing industry and in finance and accounting. He has been an associate member of the Hong Kong Institute of Certified Public Accountants (“HKICPA”) since September 1997, a fellow member of the Association of Chartered Certified Accountants (“ACCA”) since July 2002, a fellow member of the Hong Kong Institute of Directors since August 2012 and a member and a fellow member of the Hong Kong Securities and Investment Institute since April 2000 and November 2015, respectively. Mr. Lau is currently the chairman and a non-executive director of REF Holdings Limited (HKSE: 1631), and an independent non-executive director of each of ISP Holdings Limited (HKSE: 2340) and Plus Group Holdings Inc. (HKSE:2486). Mr. Lau had been an executive director and chairman of TEM Holdings Limited since 2015 and was re-designated as a director in January 2021 upon TEM Holdings Limited’s withdrawal of listing by way of privatization from the Hong Kong Stock Exchange. He was also an independent non-executive director of each of Chinese Food and Beverage Group Limited from February 2019 to July 2021 and Kingston Financial Group Limited from October 2005 to March 2023.

Mr. Wai Kee Kan (“Mr. Kan”) has served as our director since December 2022 and has accepted appointment as our chief executive officer effective immediately prior to the effectiveness of our registration statement of which this prospectus is a part. Mr. Kan joined our Group in November 2010 and is responsible for our Group’s overall management, corporate development and strategic planning. Mr. Kan graduated from City University of Hong Kong with a bachelor of arts degree in accountancy in November 1991. Mr. Kan has more than 20 years of experience in the manufacturing industry and in auditing and accounting. Prior to joining our Group, Mr. Kan served as the head of financial operation of a subsidiary of a Hong Kong listed company, principally engaged in the manufacture of wires and cables, for almost 10 years from 2001 to 2010. Prior to that, Mr. Kan was an auditor with Deloitte Touche Tohmatsu from 1991 to 1993. Subsequently, he was appointed variously as the accounting manager of Wah Hing Group Company Limited from 1993 to 1996 and as the group accounting manager of Pacific Millennium Company Limited from 1996 to 2001. Mr. Kan had been an executive director of TEM Holdings Limited since 2015 and was re-designated as a director in January 2021 upon TEM Holdings Limited’s withdrawal of listing by way of privatization from the Hong Kong Stock Exchange.

Ms. Chooi Phing Teh (“Ms. Teh”) has served as our director since December, 2023 and has accepted appointment as our chief financial officer effective immediately prior to the effectiveness of our registration statement of which this prospectus is a part. Ms. Teh joined our Group in November 2016 and is responsible for overseeing the overall administration, human resource affairs and financial control of TEM. Ms. Teh graduated from University Utara Malaysia with a bachelor’s degree in accountancy with honors in 1998. Ms. Teh has more than 25 years of working experience in auditing, manufacturing, railway construction, property development and construction. She has been a member of the Malaysian Institute of Accountants since 2005. From 1998 to 2003, Ms. Teh worked at Horwath Teoh Yap, an audit firm in Malaysia, as an audit supervisor responsible for supervising an audit team. From 2003 to 2007, Ms. Teh worked at Medical Rubber Products Sdn Bhd, a local medical rubber moulding company in Malaysia, as an accountant responsible for overseeing the daily accounting operations. From 2007 to 2010, Ms. Teh worked at Asia Plywood Company Sdn Bhd, a plywood manufacturing company in Malaysia, with similar responsibility as the previous company. From 2010 to 2011, Ms. Teh was transferred to an associate company of Asia Plywood Company Sdn Bhd, Asia Green Construction Sdn. Bhd., a property development and construction in Malaysia, as an accountant responsible to lead the group accounting team and overseeing the accounts department and financial control of the group. From 2011 to 2016, Ms. Teh worked at Balfour Beatty Ansaldo Systems JV Sdn Bhd, a joint venture company of Balfour Beatty Rail (UK) and Ansaldo STS (Italy) working on Double Track Railway Project, as a project accountant responsible for overseeing the project feasibility study, estimated project completion cost, monitoring project development stages, progress billings and accounting operations.

Mr. Wai Cheung Law (“Mr. Law”) has served as our director since December 2023. Mr. Law joined our Group in July 2019 and he is the business manager of our Group. He is responsible for our Group’s internal control and overseeing the day-to-day operations of the business. Mr. Law has almost 30 years of experience in the manufacturing, accounting and finance. From March 1993 to December 2001, Mr. Law worked at International Paper Pacific Millennium Limited, a company principally engaged in packaging industry in Hong Kong and the PRC. His last title was the accounting manager responsible for overseeing the daily accounting operations. From January 2002 to February 2009, Mr. Law worked at Alpine Electronics Hong Kong Ltd, a wholly owned subsidiary of Alpine Electronics Inc, a company listed on the Tokyo Stock Exchange engaging in the manufacturing of car audio and navigation systems. He was in charge of accounting, purchasing, sales and shipping team and his last title was accounting, procurement & supply manager. From March 2009 to January 2017, Mr. Law worked at Pacific Millennium Holdings Corporation, a company engaging in manufacturing of paper packaging products, car dealership and financial service in the PRC, as a corporate accounting manager and was responsible for the group’s internal audit and financial reporting. From February 2017 to June 2019, he worked as group reporting manager of Comtec Solar Systems Group Limited (HKSE: 712), a company principally engaging in research, manufacturing and sales of efficient monocrystalline products. He assisted the chief executive officer in all financial and management reporting as well as company secretary matters.

Mr. Wai Kuen Cheung (“Mr. Cheung”) has served as our independent director since March 2024. Mr. Cheung graduated from The Hong Kong Polytechnic University with a bachelor of arts degree in accountancy in November 1991 and obtained his master of business administration degree from The University of Manchester in June 2012. Mr. Cheung has been an associate of the HKICPA since January 1997 and a fellow member of the ACCA since April 2000. Mr. Cheung has more than 25 years of experience in accounting, auditing, financial, general management and direct investment in international accounting firm, private equity, public and private companies, focusing on Hong Kong and emerging markets including the PRC and Brazil. From February 2010 to November 2010, Mr. Cheung worked at China Medicine Corporation with his last position as the chief financial officer. Mr. Cheung was an independent non-executive director, chairman of the remuneration committee, member of the audit committee and nomination committee of TEM Holding Limited from 2019 until January 2021 upon its withdrawal of listing by way of privatization from the Hong Kong Stock Exchange. He is currently the director of A&F Consulting Limited, a consulting and advisory firm in Hong Kong.

Mr. Norman Chun Kin Hui (“Mr. Hui”) has served as our independent director since March 2024. Mr. Hui obtained a bachelor of commerce degree in accounting and a bachelor of laws degree from the University of New South Wales in May 2001 and May 2002, respectively. Mr. Hui was admitted as solicitor and barrister in New South Wales, Australia in 2004, as solicitor in Hong Kong in 2005 and as solicitor in England & Wales in 2006. He has also been an international accredited professional mediator since 2022. Mr. Hui has more than 15 years of experience in corporate finance, mergers and acquisitions and other corporate transactions. He also has a focus on financial services, advising funds and asset management clients on regulatory issues, and has extensive experience in general commercial work. Mr. Hui is currently a partner and the head of equity capital markets of Dentons Hong Kong LLP, the Hong Kong branch of an international law firm.

Ms. Kelly Wai Yan Hui (“Ms. Hui”) has served as our independent director since March 2024. Ms. Hui obtained a bachelor of social sciences from Lingnan University, Hong Kong, in 2006, a master’s degree in banking and finance from University of Stirling, United Kingdom, in 2007 and a master’s degree in China economic laws from Jinan University, the PRC in 2012. Ms. Hui has more than 15 years of experience in the investment banking industry. Ms. Hui has led and executed a number of mergers and acquisitions, takeovers and initial public offerings, with specific focus across the PRC and the Asia-Pacific region. Throughout the years, Ms. Hui served at Guangdong Securities Limited from 2008 to 2011 with her last position as assistant manager, at RHB Capital Hong Kong Limited from 2015 to 2017 with her last position as senior vice president, at Success New Spring Capital Limited from 2017 to 2019 with her last position as director and at Opus Capital Limited from 2019 to 2023 with her last position as director. Ms. Hui is currently the director at Messis Capital Limited since 2023. Ms. Hui has also been a panel member of Hong Kong Mediation Centre since 2021 and has been admitted as an international accredited professional mediator since 2022. Ms. Hui has been a member of Certified Practising Accountant (CPA) with CPA Australia since 2023.

Mr. Lionel Khuat Leok Choong (“Mr. Choong”) has served as our independent director since March 2024. Mr. Choong holds a bachelor of arts degree in accountancy from London Guildhall University, UK, and a master of business administration degree from the Hong Kong University of Science and Technology and the Kellogg School of Management at US Northwestern University. Mr. Choong has over 33 years of working experience in accounting, auditing, internal control, corporate finance and corporate governance. From September 1984 to March 1992, Mr. Choong worked as a supervisor in BDO Binder Hamlyn in London, UK. In 1992, Mr. Choong joined Deloitte & Touche (“Deloitte”) as a manager of assurance and advisory department where he was responsible for consulting and audit work for clients. Mr. Choong was then promoted to principal and later partner of Deloitte where he focused on public company capital raising and mergers and acquisitions (“M&A”). In 2002, Deloitte & Touche Corporate Finance Ltd was established to provide strategic M&A advisory services, at which Mr. Choong was responsible for business development. Mr. Choong is a Certified Public Accountant in Hong Kong and is a fellow member of the Institute of Chartered Accountants in England and Wales (ICAEW).

Mr. Choong is highly experienced as a director or senior officer of listed companies. From 2003 to 2006, Mr. Choong worked at Byford International Ltd, a company listed on the Hong Kong Stock Exchange (HKSE:8272), with his last position as the executive director, chief financial officer, company secretary, qualified accountant, and authorized representative to the Hong Kong Stock Exchange. He also worked as the chief financial officer of Sinobiomed Inc. (NASDAQ: SOBM), a NASDAQ-listed drug development company from 2008 to 2011, the independent non-executive director and the audit committee chairman of Tack Fat Group International Ltd (HKSE:928), an investment holding company listed on the Hong Kong Stock Exchange engaging in branded swimwear garment, from 2009 to 2011 and the independent director and vice chairman of the board of Emerson Radio Corporation Inc, a consumer electronics distribution company listed on the New York Stock Exchange (NYSE: “MSN”) from 2013 to 2016.

He has been since 2018 and is currently the independent director and audit committee chairman of MOXIAN Inc, a social customer relations company listed on NASDAQ (NASDAQ: “MOXC”) and has also been involved in bookkeeping and consolidation work for companies through his position as the consultant of Willsing Co. Ltd since 2015.

Ms. Carrie Chiu Ying Yu (“Ms. Yu”) has served as our independent director since March 2024. Ms. Yu holds a bachelor of science degree in business administration (finance) from Carnegie Mellon University, US. From 2005 to 2014, Ms. Yu worked at JPMorgan Chase & Co. in New York with her last position as the equity research analyst in Asset Management. From April 2014 to March 2017, Ms. Yu was the head of Asia distribution of the Union Gaming Group, LLC, a boutique investment bank focused in the global gaming industry in Hong Kong. From July 2017 to August 2018, Ms. Yu was the head of investor relations at AGTech Holdings Limited. Ms. Yu has been since November 2021 and is currently the strategic advisor of Quantum Solution Limited, a company listed on the Tokyo Stock Exchange (TSE:2338). Ms. Yu also founded Woodlands Investment Partners, an investment management firm in Hong Kong, in 2019 and is currently its chief operating officer and head of business development.

Family Relationships

There is no family relationship, as defined in Item 401 of Regulation S-K, among any of our executive officers or directors.

Employment Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers. Under these agreements, each of our executive officers will hold office until his or her successor takes office or until his or her earlier death, resignation or removal or the expiration of his or her term as provided in the written agreement with or board resolutions of our company, if any. We may terminate employment for cause, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as serious or repeated breach or non-observance or material breach of his obligations, any act of negligence, fraud or dishonesty or conviction of arrestable criminal offence. We may also terminate an executive officer’s employment without cause upon thirty days’ advance written notice. The executive officer may resign at any time with a thirty days’ advance written notice.

Each executive officer has agreed to hold, at all times during and after the termination or expiry of his or her employment agreement, in strict confidence and not to use, except as required in the performance of his or her duties in connection with the employment or pursuant to applicable law, any of our confidential information, or the confidential or proprietary information disclosed to the executive officer by or obtained by the executive officer from us either directly or indirectly in writing, orally or otherwise, if specifically indicated to be confidential or reasonably expected to be confidential.

In addition, each executive officer has agreed to be bound by non-competition and non-solicitation restrictions during the term of his or her employment and typically for one year following the last date of employment. Specifically, each executive officer has agreed not to (i) approach our suppliers, clients, customers or contacts or other persons or entities introduced to the executive officer in his or her capacity as a representative of us for the purpose of doing business with such persons or entities that will harm our business relationships with these persons or entities; (ii) assume employment with or provide services to any of our competitors, or engage, whether as principal, partner, licensor or otherwise, any of our competitors, without our express consent; or (iii) seek directly or indirectly, to solicit the services of any of our employees, without our express consent.

We have also entered into agreements with all directors whose service will begin upon the effectiveness of the registration statement of which this prospectus forms a part. Pursuant to the agreements, each director has agreed to attend and participate in such number of meetings of the board of directors and of the committees of which he or she may become a member as regularly or specially called, and will agree to serve as a director and will hold office until his or her successor takes office or until his or her earlier death, resignation or removal or the expiration of his or her term as provided in the written agreement with or board resolutions of our company, if any. The directors’ services will be compensated by cash under the agreement in an amount determined by the board of director.

We have entered into indemnification agreements with each of our executive directors and executive officers. Under these agreements, we agree to indemnify them against certain liabilities and expenses that they incur in connection with claims made by reason of their being a director or officer of our company. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past 10 years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Controlled Company

Upon completion of this offering and the sale of our Class A Ordinary Shares by the Selling Shareholders pursuant to the Resale Prospectus, our Controlling Shareholder, may beneficially own approximately 91.60% of the aggregate voting power of our outstanding Ordinary Shares, assuming that the underwriters do not exercise their over-allotment option. As a result, we may be deemed a “controlled company” within the meaning of the Nasdaq listing rules. If we are deemed a controlled company, we are permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements, including:

•        the requirement that a majority of the board of directors consist of independent directors;

•        the requirement that we have a nominating and corporate governance committee and a compensation committee that are composed entirely of independent directors with a written charter addressing the purposes and responsibilities of the committees;

•        the requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•        the requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

Although we do not intend to rely on the controlled company exemptions under the Nasdaq listing rules even if we are deemed a controlled company, we could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Board of Directors

Our board of directors will consist of nine directors, comprising four executive directors and five independent directors, upon the SEC’s declaration of effectiveness of our registration statement on Form F-1 of which this prospectus is a part. A director is not required to hold any shares in our Company to qualify to serve as a director. Subject to making appropriate disclosures to the board of directors in accordance with our post-offering Amended and Restated memorandum and articles of association, a director may vote with respect to any contract, proposed contract, or arrangement in which he or she is interested, in voting in respect of any such matter, such director should take into account his or her director’s duties. A director may exercise all the powers of the company to borrow money, mortgage its business, property and uncalled capital, and issue debentures or other securities whenever money is borrowed or as security for any obligation of the company or of any third party.

Board Diversity

We seek to achieve board diversity through the consideration of a number of factors when selecting the candidates to our board of directors, including but not limited to gender, skills, age, professional experience, knowledge, cultural, education background, ethnicity, and length of service. The ultimate decision of the appointment will be based on merit and the contribution which the selected candidates will bring to our board of directors.

Our directors have a balanced mix of knowledge and skills. We will have three independent directors with different industry backgrounds, representing a majority of the members of our board of directors. We will also achieve gender diversity by having three female directors out of the total of nine directors (including independent directors). Our board of directors is well balanced and diversified in alignment with the business development and strategy of our Company and its subsidiaries.

Committees of the Board of Directors

We have established an audit committee, a compensation committee, and a nominating and corporate governance committee under the board of directors. We have adopted a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee

Our audit committee consists of Mr. Cheung, Mr. Hui, Ms. Hui, Mr. Choong, and Ms. Yu and is chaired by Mr. Cheung. We have determined that each of these directors satisfies the “independence” requirements of the Nasdaq listing rules and meet the independence standards under Rule 10A-3 under the Securities Exchange Act of 1934, as amended. We have determined that Mr. Cheung qualifies as an “audit committee financial expert.” The audit committee oversees our accounting and financial reporting processes and the audits of our financial statements. The audit committee is responsible for, among other things:

•        selecting the independent registered public accounting firm and pre-approving all auditing and non-auditing services permitted to be performed by the independent registered public accounting firm;

•        reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s responses;

•        reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

•        discussing the annual audited financial statements with management and the independent registered public accounting firm;

•        reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any special steps taken to monitor and control major financial risk exposures;

•        annually reviewing and reassessing the adequacy of our audit committee charter;

•        meeting separately and periodically with management and the independent registered public accounting firm;

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance; and

•        reporting regularly to the board of directors.

Compensation Committee

Our compensation committee consists of Mr. Cheung, Mr. Hui, Ms. Hui, Mr. Choong, and Ms. Yu and is chaired by Ms. Hui. We have determined that each of these directors satisfies the “independence” requirements of the Nasdaq listing rules. The compensation committee assists the board of directors in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which their compensation is deliberated upon. The compensation committee is responsible for, among other things:

•        reviewing and approving, or recommending to the board of directors for its approval, the compensation for our chief executive officer and other executive officers;

•        reviewing and recommending to the board of directors for determination with respect to the compensation of our non-employee directors;

•        reviewing periodically and approving any incentive compensation or equity plans, programs or other similar arrangements; and

•        selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Mr. Cheung, Mr. Hui, Ms. Hui, Mr. Choong, and Ms. Yu and is chaired by Mr. Hui. We have determined that each of these directors satisfies the “independence” requirements of the Nasdaq listing rules. The nominating and corporate governance committee assists the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board of directors and its committees. The nominating and corporate governance committee is responsible for, among other things:

•        recommending nominees to the board of directors for election or re-election to the board of directors, or for appointment to fill any vacancy on the board of directors;

•        reviewing annually with the board of directors the current composition of the board of directors with regards to characteristics such as independence, knowledge, skills, experience, expertise, diversity and availability of service to us;

•        selecting and recommending to the board of directors the names of directors to serve as members of the audit committee and the compensation committee, as well as of the nominating and corporate governance committee itself;

•        developing and reviewing the corporate governance principles adopted by the board of directors and advising the board of directors with respect to significant developments in the law and practice of corporate governance and our compliance with such laws and practices; and

•        evaluating the performance and effectiveness of the board of directors as a whole.

Foreign Private Issuer Exemption

We are a “foreign private issuer” as defined by the SEC. As a result, in accordance with the rules and regulations of Nasdaq, we may choose to comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

•        Exemption from filing quarterly reports on Form 10-Q, from filing proxy solicitation materials on Schedule 14A or 14C in connection with annual or special meetings of shareholders, or from providing current reports on Form 8-K disclosing significant events within four (4) days of their occurrence, and from the disclosure requirements of Regulation Fair Disclosure.

•        Exemption from Section 16 rules regarding sales of Ordinary Shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

•        Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four (4) business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board of directors’ approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Duties of Directors

Under BVI law, the directors owe fiduciary duties at both common law and under statute, including a statutory duty to act honestly, in good faith and with a view to our best interests. When exercising powers or performing duties as a director, the director is required to exercise the care, diligence and skill that a reasonable director would exercise in the circumstances taking into account, without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes our memorandum and articles of association or the BVI Act. You should refer to “Description of Share — Certain BVI Company Considerations — Differences in Corporate Law” for additional information on our standard of corporate governance under BVI law.

Terms of Directors and Executive Officers

Each of our directors holds office until a successor has been duly elected and qualified unless the director was appointed by the board of directors, in which case such directors will hold office until his or her successor takes office or until his or her earlier death, resignation or removal or the expiration of his or her term as provided in the written agreement with our company, if any. All of our executive officers are appointed by and serve at the discretion of our board of directors.

Qualification

There is currently no shareholding qualification for directors, although a shareholding qualification for directors may be fixed by our shareholders by ordinary resolution.

Compensation of Directors and Executive Officers

For the six months ended December 31, 2023 and the year ended June 30, 2022 and June 30, 2023, we have paid an aggregate of RM97,433, RM182,231 and RM186,049, respectively, to our directors and executive officers (including salaries and retirement benefits scheme contribution). Our subsidiary in Malaysia is required by law to make monthly contributions based on the amount of wages received by the employee to the Malaysian Employees Provident Fund which provides retirement benefits. For the fiscal year ended June 30, 2023, our subsidiary in Malaysia contributed a total amount of approximately RM19,860 for our executive officer, to the Employees Provident Fund.

Equity Compensation Plan Information

We have not adopted any equity compensation plans.

Outstanding Equity Awards at Fiscal Year-End

As of June 30, 2023 and December 31, 2023, we had no outstanding equity awards.

RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Party Transactions

Our board of directors will create an audit committee in connection with this offering which will be tasked with review and approval of all related party transactions.

Our policy is to enter into transactions with related parties on terms that, on the whole, are no more favorable, or no less favorable, than those available from unaffiliated third parties. Based on our operating subsidiary’s experience in the business sector in which it operates and the terms of its transactions with unaffiliated third parties, we believe that all of the transactions described below met this policy standard at the time they occurred. The following is a description of material transactions, or series of related material transactions, to which we were or will be a party and in which the other parties included or will include our directors, director nominees, executive officers, holders of more than 5% of our voting securities, or any member of the immediate family of any of the foregoing persons.

List of Related Parties

Name of related parties	Relationship with the Company
TEM Electronics (Jiangmen) Co Ltd	Common controlled by the substantial shareholder
SEAP Trading Pte Ltd	Common controlled by the substantial shareholder
TEM Group Ltd	Common controlled by the substantial shareholder
BAP Trading Co Ltd	Common controlled by the substantial shareholder
New Universe Industries Ltd	Common controlled by the substantial shareholder

Due from related parties

As of December 31, 2023, June 30, 2023, 2022 and 2021, amounts due from related parties consisted of the following:

Due from related parties		As of June 30,				As of December 31,
	Nature	2021	2022	2023	2023	2023	2023
		RM	RM	RM	US$	RM	US$
TEM Electronics (Jiangmen) Co Ltd(1)	Trade	98,767	249	—	—	—	—
SEAP Trading Pte Ltd(2)	Trade	—	—	—	—	—	—
Total		98,767	249	—	—	—	—

____________

(1)      The balance due from TEM Electronics (Jiangmen) Co Ltd has been fully settled in September 2022.

(2)      The balance due from SEAP Trading Pte Ltd has been fully settled in January 2023.

During the year ended June 30, 2023, 2022 and 2021, the largest amount outstanding due from TEM Electronics (Jiangmen) Co Ltd were RM3,582, RM136,521 and RM325,785, respectively. During the year ended June 30, 2023, the largest amount outstanding due from SEAP Trading Pte Ltd was RM58,086.

Due to related parties

As of December 31, 2023, June 30, 2023, 2022 and 2021, amounts due to related parties consisted of the following:

Due to related parties		As of June 30,				As of December 31,
	Nature	2021	2022	2023	2023	2023	2023
		RM	RM	RM	US$	RM	US$
TEM Electronics (Jiangmen) Co Ltd(1)	Trade	881,744	597,228	148,835	31,905	74,283	16,183
BAP Trading Co Ltd(2)	Trade	—	—	25,720	5,513	135,481	29,514
BAP Trading Co Ltd	Non-trade	140,441	94,772	—	—	—	—
New Universe Industries Ltd(3)	Non-trade	—	—	2,044,063	438,170	4,627,537	1,008,112
SEAP Trading Pte Ltd(4)	Loans	—	5,730,400	6,997,500	1,500,000	4,360,500	949,938
SEAP Trading Pte Ltd(5)	Non-trade	—	—	1,068	229	7,574	1,650
TEM Group Ltd	Loans	3,399,910	—	—	—	—	—
Total		4,422,095	6,422,400	9,217,186	1,975,817	9,205,375	2,005,397

____________

(1)      The balance due to TEM Electronics (Jiangmen) Co Ltd was settled in full by March 31, 2024.

(2)      The balance due to BAP Trading Co Ltd was settled in full by March 31, 2024.

(3)      The balance due to New Universe Industries Ltd is unsecured and interest free, the amount will be settled upon listing.

(4)      The loans due to SEAP Trading Pte Ltd is unsecured and interest bearing at 4.5% p.a., the outstanding amounts are due for repayment in June 2024, July 2024, August 2024 and August 2025.

(5)      The balance due to SEAP Trading Pte Ltd is unsecured and interest free, the balance was settled in full by Mar 31, 2024.

During the year ended June 30, 2023, the largest amount outstanding due to each of the related parties was RM736,255 to TEM Electronics (Jiangmen) Co Ltd, RM95,192 to BAP Trading Co Ltd, RM$2,044,063 to New Universe Industries Ltd, RM7,877,800 to SEAP Trading Pte Ltd and nil to TEM Group Ltd. During the year ended June 30, 2022, the largest amount outstanding due to each of the related parties was RM994,871 to TEM Electronics (Jiangmen) Co Ltd, RM143,084 to BAP Trading Co Ltd, nil to New Universe Industries Ltd, RM5,730,400 to SEAP Trading Pte Ltd and RM2,881,940 to TEM Group Ltd. During the year ended June 30,2021, the largest amount outstanding due to each of the related parties was RM881,743 to TEM Electronics (Jiangmen) Co Ltd, RM140,441 to BAP Trading Co Ltd, nil to New Universe Industries Ltd, nil to SEAP Trading Pte Ltd and RM4,357,446 to TEM Group Ltd.

Transactions with Related Parties

Related party transactions during the three years ended June 30, 2021, 2022, 2023 and for the six months ended December 31, 2023.

		For the years ended June 30,				For the six months ended December 31,
Due to related parties	Nature	2021	2022	2023	2023	2023	2023
		RM	RM	RM	US$	RM	US$
TEM Electronics (Jiangmen) Co Ltd	Trade Payables(1)	2,472,415	2,328,636	1,312,681	281,389	214,893	46,815
TEM Electronics (Jiangmen) Co Ltd	Trade Receivables(2)	217,831	166,873	3,336	715	2,455	535
BAP Trading Co Ltd	IT Support Fee(3)	140,441	202,578	72,709	15,586	—	—
BAP Trading Co Ltd	Trade Payables(4)	—	—	115,308	24,718	167,294	36,445
New Universe Industries Ltd	Listing Expenses(5)	—	—	2,044,063	438,170	2,583,474	562,812
SEAP Trading Pte Ltd	Trade Receivables(6)	—	—	119,868	25,695	3,163	689
SEAP Trading Pte Ltd	Loans(7)	—	5,730,400	2,190,942	469,655	2,637,000	574,472
SEAP Trading Pte Ltd	Interest Expenses(7)	—	169,588	344,155	73,774	138,605	30,195
TEM Group Ltd	Loans(8)	—	—	—	—	—	—
TEM Group Ltd	Interest Expenses(8)	116,220	17,275	—	—	—	—
Total		2,946,907	8,615,350	6,203,062	1,329,702	5,746,884	1,251,963

____________

(1)     During the normal course of business, TEM engaged TEM Electronics (Jiangmen) Co Ltd as supplier to supply wires and cables during the financial years. The rate(s) charged by TEM Electronics (Jiangmen) Co Ltd is /are consistent with the standard price charged by other independent third party suppliers of TEM. We are of the opinion that the cost of the wires and cables provided by TEM Electronics (Jiangmen) Co Ltd and other terms were negotiated at arm’s-length.

(2)      During the normal course of business, TEM Electronics (Jiangmen) Co Ltd purchased connector assembly from TEM during the financial years. The rate(s) charged by us is /are consistent with the standard price we charged our other independent third party customers. We are of the opinion that the price of the connector assembly provided and other terms of the sales transactions were negotiated at arm’s-length.

(3)      During the financial years, TEM engaged BAP Trading Co Ltd. to provide information technology services in supporting the ERP and MES system of TEM, which include system installation and implementation, report generation and problem shooting. Our Directors are of the opinion that the price of the service provided were negotiated at arm’s-length.

(4)      During the normal course of business, TEM engaged BAP Trading Co Ltd as supplier to supply connectors and terminals during the financial years. The rate(s) charged by BAP Trading Co Ltd is /are consistent with the standard price charged by other independent third party suppliers of TEM. We are of the opinion that the cost of the connectors and terminals provided by BAP Trading Co Ltd and other terms were negotiated at arm’s-length.

(5)      The amount due to New Universe Industries Ltd represents the listing expenses incurred in related to the fees of our professional parties including legal advisers, industry experts and auditors. The amount due to this related party is to be settled upon listing.

(6)      During the normal course of business, SEAP Trading Pte Limited purchased connector assembly from TEM during the financial years. The rate(s) charged by us is /are consistent with the standard price we charged our other independent third party customers. We are of the opinion that the price of the connector assembly provided and other terms of the sales transactions were negotiated at arm’s-length.

(7)      TEM further entered into six loan agreements with SEAP Trading Pte Limited on 6 August, 2021, 18 August 2021, 2 March 2022, 2 June, 2022, 8 July 2022 and 16 August 2022, pursuant to which SEAP Trading Pte Limited agrees to loan TEM US$550,000, US$350,000, US$200,000, US$200,000, US$200,000 and US$200,000, respectively for working capital purpose at the interest rate of 4.5% per annum, as of 31 December 2023, the balance amount to be repaid on or before 1 June 2024, 7 July 2024, 15 August 2024 and 17 August 2025 respectively.

(8)      TEM entered into three loan agreements with TEM Group Limited on 23 April, 2019, 2 May 2019 and 23 May 2019 and one supplemental agreement on 30 December 2020, pursuant to which TEM Group Limited agrees to loan TEM US$350,000, EUR200,000 and US$350,000, respectively for working capital purpose at the interest rate of 3% per annum to be repaid on or before 31 December 2022 (as extended by the supplemental agreement), 31 August 2021 and 31 December 2021, respectively. On 25 September 2020, TEM repaid EUR100,000 to TEM Group Limited, partially settled the loan entered on 2 May 2019.

Employment Agreements

See “Management — Employment Agreements and Indemnification Agreements” for more information.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our Ordinary Shares as of the date of this prospectus by our officers, directors, and 5% or greater beneficial owners of Ordinary Shares. There is no other person or group of affiliated persons known by us to beneficially own more than 5% of our Ordinary Shares. The following table assumes that none of our officers, directors or 5% or greater beneficial owners of our Ordinary Shares will purchase shares in this offering. In addition, the following table assumes that the over-allotment option has not been exercised. At each general meeting, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each Class A Ordinary Share which such shareholder holds and 20 votes for each Class B Ordinary Share which such shareholder holds. Holders of Class A Ordinary Shares and holders of Class B Ordinary Shares shall vote together as a single class, on all matters that require shareholders’ approval.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him or her, subject to applicable community property laws.

The percentage of Ordinary Shares beneficially owned prior to the offering is based on 11,250,000 Ordinary Shares outstanding as described in the “the Offering” section, including the 2,200,000 of our Class A Ordinary Shares that the Selling Shareholders are selling pursuant to the Resale Prospectus. The percentages of Ordinary Shares beneficially owned after the offering assume that the representative of the underwriters will not exercise their over-allotment option.

	Ordinary Shares beneficially owned prior to this offering				Ordinary Shares beneficially held immediately after this offering (assuming no exercise of over-allotment option)				Ordinary Shares beneficially held immediately after this offering (assuming exercise of over-allotment option)
Directors and Executive Officers(1):	Number of Ordinary Shares		Approximate percentage of outstanding Ordinary Shares	Approximate percentage of Voting power	Number of Ordinary Shares		Approximate percentage of outstanding Ordinary Shares	Approximate percentage of Voting power	Number of Ordinary Shares		Approximate percentage of outstanding Ordinary Shares	Approximate percentage of Voting power
	Class A	Class B			Class A	Class B			Class A	Class B
Mr. Man Tak Lau	5,829,500	2,500,000	74.04%	95.03%	5,829,500	2,500,000	61.93%	91.60%	5,829,500	2,500,000	60.45%	91.11%
Mr. Wai Kee Kan	—	—	—	—	—	—	—	—	—	—	—	—
Ms. Chooi Phing Teh	—	—	—	—	—	—	—	—	—	—	—	—
Mr. Wai Cheung Law	—	—	—	—	—	—	—	—	—	—	—	—
Mr. Wai Kuen Cheung	—	—	—	—	—	—	—	—	—	—	—	—
Mr. Norman Chun Kin Hui	—	—	—	—	—	—	—	—	—	—	—	—
Ms. Kelly Wai Yan Hui	—	—	—	—	—	—	—	—	—	—	—	—
Mr. Lionel Khuat Leok Choong	—	—	—	—	—	—	—	—	—	—	—	—
Ms. Carrie Chiu Ying Yu	—	—	—	—	—	—	—	—	—	—	—	—
All directors and executive officers as a group	5,829,500	2,500,000	74.04%	95.03%	5,829,500	2,500,000	61.93%	91.60%	5,829,500	2,500,000	60.45%	91.11%
5% Shareholder:
Mr. Man Tak Lau	5,829,500	2,500,000	74.04%	95.03%	5,829,500	2,500,000	61.93%	91.60%	5,829,500	2,500,000	60.45%	91.11%

____________

(1)      Unless otherwise indicated, the business address of each of the individuals is Lot A99, Jalan 2A-3, A101 & A102, Jalan 2A, Kawasan Perusahaan MIEL Sungai Lalang, 08000 Sungai Petani, Kedah Darul Aman, Malaysia.

As of the date of this prospectus, none of our outstanding Ordinary Shares are held by record holders in the United States.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

DESCRIPTION OF SHARE

We are a BVI business company and our affairs are governed by our memorandum and articles of association, as amended from time to time, and the BVI Act.

As of the date of this prospectus, we are authorized to issue up to a maximum of 500,000,000 ordinary shares of a single class with a par value of US$0.00001 each comprising (i) 497,500,000 Class A Ordinary Shares; and (b) 2,500,000 Class B Ordinary Shares. As of the date of this prospectus, 8,750,000 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares are issued and outstanding.

Immediately prior to the completion of this offering, we will have 8,750,000 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares issued and outstanding. All of our shares issued and outstanding prior to the completion of the offering are and will be fully paid, and all of our shares to be issued in the offering will be issued as fully paid.

Our Post-Offering Memorandum and Articles of Association

We have adopted a second amended and restated memorandum and articles of association. The following are summaries of the material provisions of our Memorandum and Articles that have come into effect from February 21, 2024 and the BVI Act, insofar as they relate to the material terms of our Ordinary Shares.

The following description of our Ordinary Shares and provisions of our Memorandum and Articles are summaries and are qualified by reference to the Memorandum and Articles of association that have come into effect from February 21, 2024. Copies of these documents have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

Ordinary Shares

General

All of our issued Ordinary Shares are fully paid and non-assessable. Certificates evidencing the Ordinary Shares are issued in registered form. Our shareholders who are non-residents of the BVI may freely hold and vote their Ordinary Shares. Immediately after the completion of this offering, we will have 13,450,000 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares issued and outstanding, assuming no exercise of their over-allotment option by the underwriters.

Holders of our Class A Ordinary shares and Class B Ordinary Shares will have the same rights except for voting and conversion rights. The Class A Ordinary Shares and the Class B Ordinary Shares carry equal rights and rank pari passu with one another, including the rights to dividends and other capital distributions.

Conversion

Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time by the holder thereof. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Upon any sale, transfer, assignment or disposition of Class B Ordinary Shares or the transfer or assignment of the voting power attached to such number of Class B Ordinary Shares through voting proxy or otherwise by a holder thereof to any person or entity which is neither ultimately controlled by Mr. Man Tak Lau (the “Founder”) nor another holder of Class B Ordinary Shares or an Affiliate (as defined in the Articles) of such another holder, all Class B Ordinary Shares held by a holder thereof shall be automatically and immediately converted into an equal number of Class A Ordinary Shares. Upon any sale, transfer, assignment or disposition of a majority of the issued and outstanding voting securities of, or the transfer or assignment of the voting power attached to such voting securities through voting proxy or otherwise, or the sale, transfer, assignment or disposition of all or substantially all of the assets of, a holder of Class B Ordinary Shares that is an entity to any person or entity which is neither ultimately controlled by the Founder nor another holder of Class B Ordinary Shares or an Affiliate (as defined in the Articles) of such another holder, all Class B Ordinary Shares held by a holder thereof shall be automatically and immediately converted into an equal number of Class A Ordinary Shares.

Listing

We intend to apply to list our Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “LNKS” provided that we pay the balance of our entry fee and show that we will have 300 unrestricted round-lot shareholders prior to our first day of trading. We cannot guarantee that we will be successful in listing the Class A Ordinary Shares; however, we will not complete this offering unless we are so listed.

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is VStock Transfer, LLC, at 18 Lafayette Place, Woodmere, NY 11598.

Distributions

The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors subject to the BVI Act.

Voting rights

Any action required or permitted to be taken by the shareholders must be effected at a duly called general meeting of the shareholders entitled to vote on such action or may be effected by a resolution in writing. At each general meeting, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each Class A Ordinary Share which such shareholder holds and 20 votes for each Class B Ordinary Share which such shareholder holds. Holders of Class A Ordinary Shares and holders of Class B Ordinary Shares shall vote together as a single class, on all matters that require shareholders’ approval.

Qualification

There is currently no shareholding qualification for directors.

Meetings

We must provide not less than seven days’ notice of all meetings of shareholders to those persons whose names appear as shareholders in the register of members on the date of the notice is given and are entitled to vote at the meeting. Our board of directors shall call a meeting of the shareholders upon the written request of shareholders holding at least 30% of voting rights. In addition, our board of directors may call a meeting of shareholders on its own motion. A meeting of shareholders held in contravention of the requirement to give notice is valid if shareholders holding at least 90 percent of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall constitute waiver on his part.

At any meeting of shareholders, a quorum will be present if there are shareholders present in person or by proxy representing not less than 50% of the votes of Ordinary Shares entitled to vote on the resolutions to be considered at the meeting. Such quorum may be represented by only a single shareholder or proxy. If no quorum is present within two hours of the start time of the meeting, the meeting shall be dissolved if it was requested by shareholders. In any other case, the meeting shall be adjourned to the next business day at the same time and place or to such other time and place as the board of directors may determine, and if shareholders representing not less than one-third of the votes of the Ordinary Shares entitled to vote on the matters to be considered at the meeting are present within one hour of the start time of the adjourned meeting, a quorum will be present. No business may be transacted at any general meeting unless a quorum is present at the commencement of business. If present, the chair of our board of directors shall be the chair presiding at any meeting of the shareholders. If the chair of our board of directors is not present then the shareholders present shall choose a shareholder to chair the meeting of shareholders. If the shareholders are unable to choose a chairman for any reason, then the person representing the greatest number of voting shares present in person or by proxy at the meeting shall preside as chairman.

A corporation that is a shareholder shall be deemed for the purpose of our Memorandum and Articles to be present in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Protection of minority shareholders

There are no provisions in the Articles of Association relating to rights of minority shareholders in relation to fraud or oppression. However, certain remedies are available to shareholders of the Company under the BVI law as summarised below.

The BVI Act contains various mechanism to protect minority shareholders, including:

(i)     Restraining or Compliance Orders: if a company or a director of a company engages in, proposes to engage in or has engaged in, conduct that contravenes the BVI Act or the company’s memorandum and articles of association, the court may, on the application of a member or a director of the company, make an order directing the company or its director to comply with, or restraining the company or director from engaging in conduct that contravenes, the BVI Act or the company’s memorandum and articles of association;

(ii)    Derivative Actions: the court may, on the application of a member of a company, grant leave to that member to:

(a)     bring proceedings in the name and on behalf of that company; or

(b)    intervene in proceedings to which the company is a party for the purpose of continuing, defending or discontinuing the proceedings on behalf of the company; and

(iii)   Unfair Prejudice Remedies: a member of a company who considers that the affairs of the company have been, are being or are likely to be, conducted in a manner that is, or any acts of the company have been, or are, likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him, may apply to the court for an order and, if the court considers that it is just and equitable to do so, it may make such order as it thinks fit, including, without limitation, one or more of the following orders:

(a)     in the case of a shareholder, requiring the company or any other person to acquire the shareholder’s shares;

(b)    requiring the company or any other person to pay compensation to the member;

(c)     regulating the future conduct of the company’s affairs;

(d)    amending the memorandum or articles of association of the company;

(e)     appointing a receiver of the company;

(f)     appointing a liquidator of the company under section 159(1) of the Insolvency Act;

(g)    directing the rectification of the records of the company; and

(h)    setting aside any decision made or action taken by the company or its directors in breach of the BVI Act or the company’s memorandum and articles of association.

(iv)   Personal and Representative Actions: a member is able to bring an action against the company for a breach of a duty owed by the company to member in his capacity as a member. Where a member brings such an action and other members have the same (or substantially the same) action against the company, the court may appoint the first member to represent all or some of the members having the same interest and may make an order:

(a)     as to the control and conduct of the proceedings;

(b)    as to the costs of the proceedings; and

(c)     directing the distribution of any amount ordered to be paid by a defendant in the proceedings among the members represented.

The BVI Act provides that any member of a company is entitled to payment of the fair value of his shares upon dissenting from any of the following:

(i)     a merger, if the company is a constituent company, unless the company is the surviving company and the member continues to hold the same or similar shares;

(ii)    a consolidation, if the company is a constituent company;

(iii)   any sale, transfer, lease, exchange or other disposition of more than 50% of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including:

(a)     a disposition pursuant to an order of the court having jurisdiction in the matter;

(b)    a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interests within one (1) year after the date of disposition; or

(c)     a transfer pursuant to the power of the directors to transfer assets for the protection thereof;

(iv)   a redemption of 10% or less of the issued shares of the company required by the holders of 90% or more of the shares of the company pursuant to the terms of the BVI Act; and

(v)    an arrangement, if permitted by the court.

Generally any other claims against a company by its shareholders must be based on the general laws of contract or tort applicable in the BVI or their individual rights as shareholders as established by the company’s memorandum and articles of association.

Pre-emptive rights

There are no pre-emptive rights applicable to the issue by us of new Ordinary Shares under either BVI law or our Memorandum and Articles.

Transfer of Ordinary Shares

Subject to the restrictions in our Memorandum and Articles, the lock-up agreements with the representative of the underwriters described in “Shares Eligible for Future Sale — Lock-Up Agreements” and applicable securities laws, any of our shareholders may transfer all or any of his or her Ordinary Shares by written instrument of transfer signed by the transferor and containing the name and address of the transferee. Our board of directors may resolve by resolution to refuse or delay the registration of the transfer of any Ordinary Shares.

Liquidation

The BVI court has authority under the Insolvency Act of the BVI to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

A BVI company may enter into voluntary liquidation under the BVI Act if it has no liabilities or is able to pay its debts as they fall due and the value of its assets equals or exceeds its liabilities.

Calls on Ordinary Shares and forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least fourteen days prior to the specified time of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture. For the avoidance of doubt, if the issued shares have been fully paid in accordance with the terms of its issuance and subscription, the board of directors shall not have the right to make calls on such fully paid shares and such fully paid shares shall not be subject to forfeiture.

Purchase or redemption of Ordinary Shares

Subject to the provisions of the BVI Act, the board of directors may purchase, redeem or otherwise acquire and hold its own shares on such terms and in such manner as may be determined by our Memorandum and Articles and subject to any applicable requirements imposed from time to time by, the BVI Act, the SEC, the NASDAQ Capital Market, or by any recognized stock exchange on which our securities are listed.

Modification of rights

All or any of the special rights attached to any class of shares may, subject to the provisions of the BVI Act, be amended only pursuant to consent in writing of all the holders of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate meeting of the holders of the shares of that class.

To every such separate general meeting all the provisions of the Articles relating to general meetings of shareholders shall, mutatis mutandis, apply, but so that:

(a)     separate general meetings of the holders of a class or series of shares may be called only by (i) the chairman of the board of directors, or (ii) a majority of the entire board of directors (unless otherwise specifically provided by the terms of issue of the shares of such class or series);

(b)    the necessary quorum (whether at a separate general meeting or at its adjourned meeting) shall be a person or persons (or in the case of a shareholder being a corporation, its duly authorized representative) together holding or representing by proxy not less than one-third in nominal or par value of the issued shares of that class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those shareholders who are present shall form a quorum);

(c)     every holder of shares of the class shall be entitled (whether on show of hands or on a poll) to one vote for every such share held by him; and

(d)    any holder of shares of the class present in person or by proxy or authorized representative may demand a poll.

Changes in the number of shares we are authorized to issue and those in issue

We may from time to time by a resolution of shareholders or resolution of our board of directors:

•        amend our Memorandum and Articles to increase or decrease the maximum number of shares we are authorized to issue;

•        subject to our Memorandum and Articles, sub-divide our authorized and issued shares into a larger number of shares than our existing number of shares; and

•        subject to our Memorandum and Articles, consolidate our authorized and issued shares into a smaller number of shares than our existing number of shares.

Untraceable shareholders

Our Memorandum and Articles contain no provision entitling us to sell the shares of a shareholder who is untraceable.

Inspection of books and records

Members of the general public, on a payment of a nominal fee, can inspect the public records of a company available at the office of the BVI Registrar of Corporate Affairs (the “Registrar”) which will include, inter alia, the company’s certificate of incorporation, its memorandum and articles of association (with any amendments) and the records of licence fees paid to date.

A director of a BVI company may, on giving reasonable notice, inspect (and make copies of) the documents and records of a BVI company without charge and at a reasonable time specified by the director.

A member of a BVI company may, on giving written notice to a BVI company, inspect the company’s memorandum and articles of association, the register of members, the register of directors and the minutes of meetings and resolutions of members and of those classes of members of which he is a member.

Subject to any provision to the contrary in the company’s memorandum and articles of association, the directors may, if they are satisfied that it would be contrary to the company’s interests to allow a member to inspect any document, or part of a document, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records. The directors shall, as soon as reasonably practicable, notify a member of any exercise of such powers. Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the BVI court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

A company shall keep minutes of all meetings of directors, members, committees of directors and committees of members and copies of all resolutions consented to by directors, members, committees of directors and committees of members. The books, records and minutes required by the BVI Act shall be kept at the office of the BVI registered agent of the company or at such other place as the directors determine. See “Where You Can Find Additional Information.”

Rights of non-resident or foreign shareholders

There are no limitations imposed by our Memorandum and Articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional Ordinary Shares

Our Memorandum and Articles authorizes our board of directors to issue additional Ordinary Shares from authorized but unissued Ordinary Shares, to the extent available, from time to time as our board of directors shall determine.

Certain BVI Company Considerations

Differences in Corporate Law

The BVI Act and the laws of the BVI affecting BVI companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the BVI applicable to us and, for illustrative purposes only, the Delaware General Corporation Law (the “DGCL”), which are applicable to us and the companies incorporated in the state of Delaware and their shareholders.

Mergers and similar arrangements

Under the BVI Act, two or more BVI companies may merge or consolidate in accordance with the statutory provisions. A merger means the merging of two or more constituent companies into one of the constituent companies, and a consolidation means the uniting of two or more constituent companies into a new company. In order to merge or consolidate, the directors of each constituent BVI company must approve a written plan of merger or consolidation which must be authorized by a resolution of shareholders. One or more BVI companies may also merge or consolidate with one or more companies incorporated under the laws of jurisdictions outside the BVI, if the merger or consolidation is permitted by the laws of the jurisdictions in which the companies incorporated outside the BVI are incorporated. In respect of such a merger or consolidation a BVI company is required to comply with the provisions of the BVI Act and a company incorporated outside the BVI is required to comply with the laws of its jurisdiction of incorporation.

Shareholders of BVI companies not otherwise entitled to vote on the merger or consolidation may still acquire the right to vote if the plan of merger or consolidation contains any provision which, if proposed as an amendment to the memorandum association or articles of association, would entitle them to vote as a class or series on the proposed amendment. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting or consent to the written resolution to approve the plan of merger or consolidation.

Under Delaware law each corporation’s board of directors must approve a merger agreement. The merger agreement must state, among other terms, the terms of the merger and method of carrying out the merger. This agreement must then be approved by the majority vote of the outstanding stock entitled to vote at an annual or special meeting of each corporation, and no class vote is required unless provided in the certificate of incorporation.

Delaware permits an agreement of merger to contain a provision allowing the agreement to be terminated by the board of directors of either corporation, notwithstanding approval of the agreement by the stockholders of all or any of the corporations (1) at any time prior to the filing of the agreement with the Secretary of State or (2) after filing if the agreement contains a post-filing effective time and an appropriate filing is made with the Secretary of State to terminate the agreement before the effective time. In lieu of filing an agreement of merger, the surviving corporation may file a certificate of merger, executed in accordance with Section 103 of the DGCL. The surviving corporation is also permitted to amend and restate its certification of incorporation in its entirety. The agreement of merger may also provide that it may be amended by the board of directors of either corporation prior to the time that the agreement filed with the Secretary of State becomes effective, even after approval by stockholders, so long as any amendment made after such approval does not adversely affect the rights of the stockholders of either corporation and does not change any term in the certificate of incorporation of the surviving corporation. If the agreement is amended after filing but before becoming effective, an appropriate amendment must be filed with the Secretary of State. If the surviving corporation is not a Delaware corporation, it must consent to service of process for enforcement of any obligation of the corporation arising as a result of the merger; such obligations include any suit by a stockholder of the disappearing Delaware corporation to enforce appraisal rights under Delaware law.

If a proposed merger or consolidation for which appraisal rights are provided is to be submitted for approval at a shareholder meeting, the subject company must give notice of the availability of appraisal rights to its shareholders at least 20 days prior to the meeting.

A dissenting shareholder who desires to exercise appraisal rights must (a) not vote in favor of the merger or consolidation; and (b) continuously hold the shares of record from the date of making the demand through the effective date of the applicable merger or consolidation. Further, the dissenting shareholder must deliver a written demand for appraisal to the company before the vote is taken. The Delaware Court of Chancery will determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the court will take into account “all relevant factors.” Unless the Delaware Court of Chancery in its discretion determines otherwise, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and accrue at 5% over the Federal Reserve discount rate.

Shareholders’ suits

The BVI Act provides for remedies which may be available to shareholders. Where a company incorporated under the BVI Act or any of its directors engages in, or proposes to engage in, conduct that contravenes the BVI Act or the company’s memorandum and articles of association, the BVI courts can issue a restraining or compliance order. Shareholders cannot also bring derivative, personal and representative actions under certain circumstances. The traditional English basis for members’ remedies has also been incorporated into the BVI Act: where a shareholder of a company considers that the affairs of the company have been, are being or are likely to be conducted in a manner likely to be oppressive, unfairly discriminating or unfairly prejudicial to him, he may apply to the court for an order based on such conduct.

Any shareholder of a company may apply to court for the appointment of a liquidator of the company and the court may appoint a liquidator of the company if it is of the opinion that it is just and equitable to do so.

The BVI Act provides that any shareholder of a company is entitled to payment of the fair value of his shares upon dissenting from any of the following: (a) a merger, if the company is a constituent company, unless the company is the surviving company and the member continues to hold the same or similar shares; (b) a consolidation, if the company is a constituent company; (c) any sale, transfer, lease, exchange or other disposition of more than 50% in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including (i) a disposition pursuant to an order of the court having jurisdiction in the matter, (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the shareholders in accordance with their respective interest within one year after the date of disposition, or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (d) a redemption of 10% or fewer of the issued shares of the company required by the holders of 90% or more of the shares of the company pursuant to the terms of the BVI Act; and (e) an arrangement, if permitted by the court.

Indemnification of directors and executive officers and limitation of liability

BVI law does not limit the extent to which a company’s articles of association may provide for indemnification of directors, officers and any other person, except to the extent any such provision may be held by the court to be contrary to public policy (e.g. for purporting to provide indemnification against the consequences of committing a crime.) provided that the indemnified person acted honestly and in good faith and in what he believed to be in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

This standard of conduct is generally the same as permitted under the DGCL for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ fiduciary duties

BVI law provides that every director of a BVI company in exercising his powers or performing his duties shall act honestly and in good faith and in what the director believes to be in the best interests of the company. Additionally, the director shall exercise the care, diligence, and skill that a reasonable director would exercise in the same circumstances taking into account the nature of the company, the nature of the decision and the position of the director and his responsibilities. In addition, BVI law provides that a director shall exercise his powers as a director for a proper purpose and shall not act, or agree to the company acting, in a manner that contravenes BVI law or the memorandum association or articles of association of the company.

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Shareholder action by written consent

Our Memorandum and Articles provide that shareholders may approve corporate matters by way of a resolution approved at a duly constituted meeting of shareholders by the affirmative vote of a simple majority of the votes of those shareholders entitled to vote and voting on the resolution; or a resolution consented to in writing by all of the shareholders entitled to vote thereon.

Under the DGCL, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation.

Shareholder proposals

BVI law and our Memorandum and Article provide that our directors shall call a meeting of the shareholders if requested in writing to do so by shareholders entitled to exercise at least 30% of the voting rights in respect of the matter for which the meeting is requested.

Under the DGCL, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cumulative voting

There are no prohibitions to cumulative voting under the laws of the BVI, but our Memorandum and Articles do not provide for cumulative voting.

Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director.

Under the DGCL, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of directors

Our Articles provides that a director may be removed from office by a resolution of shareholders or by resolution of directors. A resolution for the removal of a director may only be passed at a meeting called for the purpose of removing the director or for purposes including the removal of the director.

Under the DGCL, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

Transactions with interested shareholders

The DGCL contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

BVI law has no comparable provision. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. Although BVI law does not regulate transactions between a company and its significant shareholders, it does provide that transactions by the Company must be entered into bona fide in the best interests of the company and not with the effect of oppressing or constituting a fraud on the minority shareholders.

Dissolution; Winding Up

As permitted by BVI law and our Memorandum and Articles, we may be voluntarily liquidated under Part XII of the BVI Act by resolution of directors and resolution of shareholders if we have no liabilities or we are able to pay our debts as they fall due and value of the Company’s assets equals or exceeds its liabilities.

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Variation of rights of shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.

Under our Memorandum and Articles, if at any time our shares are divided into different classes of shares, the rights attached to any class may only be varied pursuant to consent in writing of all the holders of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate meeting of the holders of the shares of that class.

To every such separate general meeting all the provisions of the Articles relating to general meetings of shareholders shall, mutatis mutandis, apply, but so that:

(a)     separate general meetings of the holders of a class or series of shares may be called only by (i) the chairman of the board of directors, or (ii) a majority of the entire board of directors (unless otherwise specifically provided by the terms of issue of the shares of such class or series);

(b)    the necessary quorum (whether at a separate general meeting or at its adjourned meeting) shall be a person or persons (or in the case of a shareholder being a corporation, its duly authorized representative) together holding or representing by proxy not less than one-third in nominal or par value of the issued shares of that class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those shareholders who are present shall form a quorum);

(c)     every holder of shares of the class shall be entitled (whether on show of hands or on a poll) to one vote for every such share held by him; and

(d)    any holder of shares of the class present in person or by proxy or authorized representative may demand a poll.

Amendment of governing documents

As permitted by BVI law, our Memorandum and Articles may be amended by a resolution of shareholders and, subject to certain exceptions, by a resolution of directors. Any amendment is effective from the date it is registered at the Registry of Corporate Affairs in the BVI. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

SHARES ELIGIBLE FOR FUTURE SALE

Before this offering, there was no established public market for our Ordinary Shares, and while we have applied for approval to have our Class A Ordinary Shares listed on the Nasdaq Capital Market, we cannot assure you that a liquid trading market for the Class A Ordinary Shares will develop or be sustained after this offering. Future sales of substantial amounts of our Ordinary Shares in the public markets after this offering, or the perception that such sales may occur, could adversely affect market prices prevailing from time to time. As described below, only a limited number of our Class A Ordinary Shares currently outstanding will be available for sale immediately after this offering due to contractual and legal restrictions on resale. Nevertheless, after these restrictions lapse, future sales of substantial amounts of our Class A Ordinary Shares, including Class A Ordinary Shares issued upon exercise of outstanding options, in the public market in the United States, or the possibility of such sales, could negatively affect the market price in the United States of our Class A Ordinary Shares and our ability to raise equity capital in the future.

Upon the closing of this offering, we will have 13,450,000 issued and outstanding Ordinary Shares, including 10,950,000 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares, assuming no exercise of the underwriters’ over-allotment option. Assuming all the Selling Shareholders shares are sold pursuant to the Resale Prospectus, of that amount, 4,400,000 Class A Ordinary Shares will be publicly held by investors participating in this offering, and 9,050,000 Ordinary Shares, including 6,550,000 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares, will be held by our existing shareholders, some of whom may be our affiliates as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an affiliate of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer.

All of the Class A Ordinary Shares sold in this offering and by the Selling Shareholders pursuant to the Resale Prospectus filed contemporaneously herewith will be freely transferable by persons other than our affiliates in the United States without restriction or further registration under the Securities Act. Ordinary Shares purchased by one of our affiliates may not be resold, except pursuant to an effective registration statement or an exemption from registration, including an exemption under Rule 144 under the Securities Act described below.

All of the Ordinary Shares, including both Class A and Class B Ordinary Shares, held by existing shareholders are, and any Class A Ordinary Shares issuable upon exercise of options outstanding following the completion of this offering will be, restricted securities, as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the United States only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. These rules are described below.

Rule 144

In general, persons who have beneficially owned restricted Ordinary Shares for at least six (6) months, and any affiliate of the company who owns either restricted or unrestricted securities, are entitled to sell their securities without registration with the SEC under an exemption from registration provided by Rule 144 under the Securities Act.

Non-Affiliates

Any person who is not deemed to have been one of our affiliates at the time of, or at any time during the three (3) months preceding, a sale may sell an unlimited number of restricted securities under Rule 144 if:

•        the restricted securities have been held for at least six (6) months, including the holding period of any prior owner other than one of our affiliates;

•        we have been subject to the Exchange Act periodic reporting requirements for at least ninety (90) days before the sale; and

•        we are current in our Exchange Act reporting at the time of sale.

Any person who is not deemed to have been an affiliate of ours at the time of, or at any time during the three (3) months preceding, a sale and has held the restricted securities for at least one year, including the holding period of any prior owner other than one of our affiliates, will be entitled to sell an unlimited number of restricted securities without regard to the length of time we have been subject to Exchange Act periodic reporting or whether we are current in our Exchange Act reporting.

Affiliates

Persons seeking to sell restricted securities who are our affiliates at the time of, or any time during the three (3) months preceding, a sale, would be subject to the restrictions described above. They are also subject to additional restrictions, by which such person would be required to comply with the manner of sale and notice provisions of Rule 144 and would be entitled to sell within any three (3) month period only that number of securities that does not exceed the greater of either of the following:

•        1% of the number of Ordinary Shares then outstanding, which will equal approximately 109,500 Class A Ordinary Shares immediately after the closing of this offering based on the number of Class A Ordinary Shares outstanding as of December 31, 2023; or

•        the average weekly trading volume of our Ordinary Shares in the form of Class A Ordinary Shares on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Additionally, persons who are our affiliates at the time of, or any time during the three (3) months preceding, a sale may sell unrestricted securities under the requirements of Rule 144 described above, without regard to the six (6) month holding period of Rule 144, which does not apply to sales of unrestricted securities. Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

Rule 701 under the Securities Act, as in effect on the date of this prospectus, permits resales of shares in reliance upon Rule 144 but without compliance with certain restrictions of Rule 144, including the holding period requirement. If any of our employees, executive officers or directors purchase shares under a written compensatory plan or contract, they may be entitled to rely on the resale provisions of Rule 701, but all holders of Rule 701 shares would be required to wait until ninety (90) days after the date of this prospectus before selling any such shares. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf. Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. We are not claiming the potential exemption offered by Regulation S in connection with the offering of newly issued shares outside the United States and will register all of the newly issued shares under the Securities Act.

Subject to certain limitations, holders of our restricted shares who are not our affiliates or who are our affiliates by virtue of their status as our officer or director of may resell their restricted shares in an “offshore transaction” under Regulation S if:

•        none of the shareholder, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States, and

•        in the case of a sale of our restricted shares by an officer or director who is our affiliate solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

Additional restrictions are applicable to a holder of our restricted shares who will be our affiliate other than by virtue of his or her status as our officer or director.

Lock-up Agreements

Excluding the Shares sold in this offering and by the Selling Shareholders pursuant to the Resale Prospectus filed contemporaneously herewith, our principal shareholders (defined as owners of 5% or more of our Ordinary Shares) have also agreed, subject to limited exceptions, not to offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our Ordinary Shares or such other securities for a period of 180 days from the date of this prospectus, without the prior written consent of Revere Securities, LLC. See “Underwriting” for more information.

MATERIAL INCOME TAX CONSIDERATIONS

Material U.S. Federal Income Tax Considerations for U.S. Holders

The following discussion is a summary of U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) of the ownership and disposition of our Class A Ordinary Shares. This summary applies only to U.S. Holders that hold our Class A Ordinary Shares as capital assets (generally, property held for investment) and that have the U.S. dollar as their functional currency. This summary is based on U.S. federal tax laws in effect as of the date of this prospectus, on U.S. Treasury regulations in effect or, in some cases, proposed as of the date of this prospectus, and judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which could apply retroactively and could affect the tax consequences described below. No ruling has been sought from the Internal Revenue Service (“IRS”) with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. Moreover, this summary does not address the U.S. federal estate, gift, backup withholding, and alternative minimum tax considerations, or any state, local, and non-U.S. tax considerations, relating to the ownership and disposition of our Class A Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

•        financial institutions or financial services entities;

•        underwriters;

•        insurance companies;

•        pension plans;

•        cooperatives;

•        regulated investment companies and regulated investment companies;

•        real estate investment trusts;

•        grantor trusts;

•        broker-dealers;

•        traders that elect to use a mark-to-market method of accounting;

•        governments or agencies or instrumentalities thereof;

•        certain former U.S. citizens or long-term residents;

•        tax-exempt entities (including private foundations);

•        persons liable for alternative minimum tax;

•        persons holding stock as part of a straddle, hedging, conversion or other integrated transaction;

•        persons whose functional currency is not the U.S. dollar;

•        passive foreign investment companies;

•        controlled foreign corporations;

•        persons that actually or constructively own 5% or more of the total combined voting power of all classes of our voting stock; or

•        partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding Class A Ordinary Shares through such entities.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF U.S. FEDERAL TAXATION TO THEIR PARTICULAR CIRCUMSTANCES, AND THE STATE, LOCAL, NON-U.S., OR OTHER TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR Class A ORDINARY SHARES.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Class A Ordinary Shares that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•        a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Class A Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Class A Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Class A Ordinary Shares.

Taxation of Dividends and Other Distributions on Our Class A Ordinary Shares

As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. Subject to the PFIC rules discussed below, a U.S. Holder generally will be required to include in gross income, in accordance with such U.S. Holder’s method of accounting for United States federal income tax purposes, as dividends the amount of any distribution paid on the Class A Ordinary Shares to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under United States federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. Holder as dividend income and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Dividends received by certain non-corporate U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower capital gains rate, provided that our Class A Ordinary Shares are readily tradable on an established securities market in the United States and the U.S. Holder satisfies certain holding periods and other requirements. In this regard, shares generally are considered to be readily tradable on an established securities market in the United States if they are listed on Nasdaq, as our Class A Ordinary Shares are expected to be.

Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its Class A Ordinary Shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Class A Ordinary Shares. In the event that we do not maintain calculations of our earnings and profits under United States federal income tax principles, a U.S. Holder should expect that all cash distributions will be reported as dividends for United States federal income tax purposes. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any cash dividends paid with respect to our Class A Ordinary Shares.

Taxation of Sale or Other Disposition of Class A Ordinary Shares

Subject to the PFIC rules discussed below, a U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of Class A Ordinary Shares in an amount equal to the difference between the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in such Class A Ordinary Shares. The regular U.S. federal income tax rate on capital gains recognized by U.S. Holders generally is the same as the regular U.S. federal income tax rate on ordinary income, except that under tax law currently in effect long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at reduced rates. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the securities exceeds one year. The deductibility of capital losses is subject to various limitations. U.S. Holders who recognize losses with respect to a disposition of our securities should consult their own tax advisors regarding the tax treatment of such losses under their particular circumstances.

Passive Foreign Investment Company Rules

Certain adverse U.S. federal income tax consequences could apply to a U.S. Holder if we are treated as a PFIC for any taxable year during which U.S. Holders hold our securities. A foreign (i.e., non-U.S.) corporation will be classified as a PFIC for U.S. federal income tax purposes if at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any entity in which it is considered to own at least 25% of the interest by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any entity in which it is considered to own at least 25% of the interest by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies that in some circumstances are unclear and subject to varying interpretation. Under the income test described above, our status as a PFIC depends on the composition of our income which will depend on the transactions we enter into in the future and our corporate structure. The composition of our income and assets is also affected by the spending of the cash we raise in any offering, including this offering. We are not currently expected to be treated as a PFIC for U.S. federal income tax purposes, but this conclusion is a factual determination made annually and, thus, is subject to change. We urge U.S. Holders to consult their own tax advisors regarding the possible application of the PFIC rules in light of their individual circumstances.

Information Reporting and Backup Withholding

Certain U.S. Holders are required to report information to the Internal Revenue Service relating to an interest in “specified foreign financial assets,” including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds $50,000 (or a higher dollar amount prescribed by the Internal Revenue Service), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a U.S. financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the Internal Revenue Service and fails to do so.

In addition, dividend payments with respect to our Class A Ordinary Shares and proceeds from the sale, exchange or redemption of our Class A Ordinary Shares may be subject to additional information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR CLASS A ORDINARY SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN OUR CLASS A ORDINARY SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling any Ordinary Shares under the laws of their country of citizenship, residence or domicile.

The following is a discussion on certain BVI and Malaysian income tax consequences of an investment in the Class A Ordinary Shares. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under BVI and Malaysian laws.

BVI Taxation

We are not liable to pay any form of taxation in the BVI and all dividends, interests, rents, royalties, compensations and other amounts paid by us to persons who are not persons resident in the BVI are exempt from all forms of taxation in the BVI and any capital gains realized with respect to any shares, debt obligations, or other securities of ours by persons who are not persons resident in the BVI are exempt from all forms of taxation in the BVI.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not persons resident in the BVI with respect to any shares, debt obligation or other securities of ours.

Subject to the payment of stamp duty on the acquisition of property in the BVI by us (and in respect of certain transactions in respect of the shares, debt obligations or other securities of BVI incorporated companies owning land in the BVI), all instruments relating to transfers of property to or by us and all instruments relating to transactions in respect of the shares, debt obligations or other securities of ours and all instruments relating to other transactions relating to our business are exempt from payment of stamp duty in the BVI.

There are currently no withholding taxes or exchange control regulations in the BVI applicable to us or our shareholders.

Malaysia Taxation

The following discussion is a summary of the more relevant taxes that are applicable to our Malaysian subsidiary with regards to transactions that it may enter into with a foreign holding company. It excludes specifically all Malaysian taxes that our Malaysian subsidiary is subject to arising from its business activities in Malaysia such as income tax, various types of taxes imposable on transactions entered into in the course of conducting its business activities and taxes on capital gains.

Effective January 1, 2024, the Government of Malaysia through the Finance (No. 2) Act 2023, as gazetted on 29 December 2023, introduced a capital gains tax under which gains or profits from the disposal of capital assets are treated as income chargeable to income tax under the ITA 1967. “Capital asset” means any moveable or immovable property, including any rights or interests attached.

On December 29, 2023, the Income Tax (Exemption) (No. 7) Order 2023 was gazetted, which provides that a company, limited liability partnership, trust body or co-operative society is given an income tax exemption in respect of any gains or profits from the disposal of unlisted shares in Malaysian companies during the period commencing from January 1, 2024 to February 29, 2024. As such, capital gains tax will only be payable on disposals of unlisted shares in Malaysian companies from March 1, 2024.

The capital gains tax rate on the chargeable income of a company, limited liability partnership, trust body or co-operative society from the disposal of capital assets situated in Malaysia that were acquired before January 1, 2024 will be (i) 10% on the chargeable income from the disposal of the capital asset; or (ii) 2% on the gross disposal price of the capital asset. In respect of disposal of capital assets situated in Malaysia that were acquired on or after January 1, 2024, the capital gains tax rate will be 10% on the chargeable income from the disposal of the capital asset.

Real property gains tax (“RPGT”) which is governed by the Real Property Gains Tax Act 1976, is a tax on gains arising from the disposal of real property or shares in real property company (“RPC”). Neither subject affects our Malaysian subsidiary as it is not engaged in activities in disposing its real property or shares in real property company.

The type of transactions that Malaysian subsidiary typically enter into with their foreign holding company (that is not attributable to a business carried on in Malaysia by the foreign holding company) are royalties, interest or service fees. With respect to such income, the tax liability of the foreign holding company, it being a non-resident will be settled by way of withholding tax (“WHT”) deducted by the paying entity, i.e. the Malaysian subsidiary. The following are WHT rates that apply as per the limited agreement that exists between the United States of America and Malaysia: (Royalties: 10%, Interest: 15%, Dividends: 0%, Technical Fees: 10%).

Payments of the above types of income to non-residents (except for dividends) are subject to WHT which is due and payable to the Inland Revenue Board of Malaysia within one month after paying or crediting such payments. There is no WHT on dividends paid by Malaysian company.

UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement with Revere Securities, LLC, as representative of the underwriters (“Representative”) in this offering. The Representative may retain other brokers or dealers to act as sub-agents or selected dealers on their behalf in connection with this offering. The underwriters have agreed to purchase from us, on a firm commitment basis, the number of Class A Ordinary Shares set forth opposite its name below, at the offering price less the underwriting discounts set forth on the cover page of this prospectus:

Name of Underwriters	Number of Ordinary Shares
Revere Securities, LLC	1,100,000
R.F. Lafferty & Co., Inc.	1,100,000
Total	2,200,000

The underwriters are committed to purchase all the Class A Ordinary Shares offered by this prospectus if they purchase any Class A Ordinary Shares. The underwriters are not obligated to purchase the Class A Ordinary Shares covered by the underwriter’s over-allotment option described below. The underwriters are offering the Class A Ordinary Shares subject to their acceptance of the Class A Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Class A Ordinary Shares offered by this prospectus are subject to approval of legal matters by their counsel and other conditions contained in the underwriting agreement, such as the lack of material adverse change, or any development involving a prospective material adverse change, in the business, financial condition and results of operations of the Company. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Pricing of this Offering

Prior to this offering, there has been no public market for our Ordinary Shares. The initial public offering price for our Class A Ordinary Shares will be determined through negotiations between us and the Representative. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the Representative believe to be comparable to us, estimate of our business potential and earning prospects, the present state of our development and other factors deemed relevant. The initial public offering price of our Class A Ordinary Shares in this offering does not necessarily bear any direct relationship to the assets, operations, book value or other established criteria of value of our company.

Over-Allotment Option

We have granted to the underwriters an option to purchase up to 330,000 additional shares of the Class A Ordinary Shares equal to 15% of the number of Class A Ordinary Shares sold in this offering at a price per share equal to the public offering price, less the underwriting discount. The underwriters may exercise this option for forty-five (45) days from the effective date of this registration statement solely to cover sales of Class A Ordinary Shares by the underwriters in excess of the total number of Class A Ordinary Shares set forth in the table above.

Discounts and Expenses

The underwriting discounts for the shares and the over-allotment shares are equal to seven percent (7.0%) of the initial public offering price.

The following table shows the price per share and total initial public offering price, underwriting discounts, and proceeds before expenses to us, based on an assumed initial public offering price of US$5 per Class A Ordinary Share (the midpoint of the price range set forth on the cover page of this prospectus). The total amounts are shown assuming both no exercise and full exercise of the over-allotment option.

Total
	Per Share	No Exercise of Over-allotment Option	Full Exercise of Over-allotment Option
Initial public offering price	US$ 5	US$ 11,000,000	US$ 12,650,000
Underwriting discounts to be paid by us	US$ 0.350	US$ 770,000	US$ 885,500
Proceeds to us, before expenses	US$ 4.650	US$ 10,230,000	US$ 11,764,500

We have agreed to pay to the Representative, by deduction from the net proceeds of the offering contemplated herein, a non-accountable expense allowance equal to 1.0% of the gross proceeds received by us from the sale of the shares, including any shares issued pursuant to the exercise of the Representative’s over-allotment option.

We have agreed to reimburse the Representative up to a maximum of US$250,000 for out-of-pocket accountable expenses (including the legal fees and other disbursements as disclosed below). As of the date of this prospectus, we have advanced an amount of $80,000 in anticipation of any out-of-pocket accountable expenses. Any expenses advancement will be returned to us to the extent the Representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

We estimate that the total expenses of the offering payable by us, excluding the underwriting discounts and non-accountable expense allowance, will be approximately US$1,327,331.

Lock-Up Agreements

Each of our directors, officers and principal shareholders (defined as owners of 5% or more of our Ordinary Shares) has agreed, subject to limited exceptions, not to offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our Class A Ordinary Shares or such other securities for a period of six (6) months from the closing of this offering, without the prior written consent of the Representative.

Right of First Refusal

We have agreed to grant to the Representative, provided that this offering is completed, for a period of 12 month period following the date of our engagement letter with the Representative, a right of first refusal to provide investment banking services to the Company on terms that are the same or more favorable to the Company comparing to terms offered to the Company by other underwriters or placement agents on an exclusive basis in all matters for which investment banking services are sought by the Company (such right, the “Right of First Refusal”), which right is exercisable in the Representative’s sole discretion but is non-assignable. For these purposes, investment banking services shall include, without limitation, (a) acting as lead manager for any underwritten public offering and (b) acting as exclusive placement agent or initial purchaser in connection with any private offering of securities of the Company. The Right of First Refusal may be terminated by the Company for “cause” which shall mean a material breach by the underwriters of the terms of its engagement letter with the Company or a material failure by the underwriters to provide the services as contemplated by such engagement letter.

No Sales of Similar Securities

We, on behalf of ourselves and any successor entity, have agreed that, without the prior written consent of the Representative, we will not, for a period of three (3) months from the closing of this offering, (A) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (B) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company or (C) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (A), (B) or (C) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

Foreign Regulatory Restrictions on Purchase of our Class A Ordinary Shares

We have not taken any action to permit a public offering of our Class A Ordinary Shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. People outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of our Class A Ordinary Shares and the distribution of this prospectus outside the United States.

Indemnification

We have agreed, with certain exceptions, to indemnify the underwriters against specified liabilities, including liabilities relating to the offering under the Securities Act or arising from the Company’s breach of representations and warranties in, or failure to perform its obligations under, the underwriting agreement filed as an exhibit to this registration statement. Under circumstances where such indemnification is for any reason held to be unavailable, we have agreed to contribute to payments that the underwriters may be required to make in respect hereof.

Application for Nasdaq Listing

We intend to apply to have our Class A Ordinary Shares approved for listing/quotation on the Nasdaq Capital Market under the symbol “LNKS”. We will not consummate and close this offering without a listing approval letter from Nasdaq Capital Market.

Electronic Offer, Sale and Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters or selling group members, if any, or by their affiliates, and the underwriters may distribute prospectus electronically. The underwriters may agree to allocate a number of Class A Ordinary Shares to selling group members for sale to their online brokerage account holders. The Class A Ordinary Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on, or that can be accessed through, these websites and any information contained in any other website maintained by these entities is not part of, and is not incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters, and should not be relied upon by investors.

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Passive Market Making

Any underwriter who is a qualified market maker on Nasdaq may engage in passive market making transactions on Nasdaq, in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. Passive market makers must comply with applicable volume and price limitations and must be identified as a passive market maker. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Potential Conflicts of Interest

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Other than in the United States, no action may be taken, and no action has been taken, by us or the underwriters that would permit a public offering of the Class A Ordinary Shares offered by, or the possession, circulation or distribution of, this prospectus in any jurisdiction where action for that purpose is required. The Class A Ordinary Shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Class A Ordinary Shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

In addition to the offering of the Class A Ordinary Shares in the United States, the underwriters may, subject to applicable foreign laws, also offer the ordinary shares in certain countries.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the Class A Ordinary Shares offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriters to bid for and to purchase our Class A Ordinary Shares. As an exception to these rules, the underwriters may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain or otherwise affect the price of our ordinary shares. The underwriters may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

•        Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

•        Short sales and over-allotments occur when the managing underwriter, on behalf of the underwriting syndicate, sells more of our shares than they purchase from us in this offering. In order to cover the resulting short position, the managing underwriter may exercise the over-allotment option described above and/or may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The underwriters will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the underwriters are entitled to the same remedies under the federal securities laws as any other purchaser of units covered by the registration statement.

•        Syndicate covering transactions are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the underwriters in order to reduce a short position incurred by the managing underwriter on behalf of the underwriters.

•        A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the ordinary shares originally sold by the underwriter were later repurchased by the managing underwriter and therefore were not effectively sold to the public by such underwriter.

Stabilization, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Class A Ordinary Shares or preventing or delaying a decline in the market price of our Class A Ordinary Shares. As a result, the price of our ordinary shares may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our ordinary shares. These transactions may occur on Nasdaq or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding the underwriting discounts and non-accountable expense allowance, which are expected to be incurred in connection with the sale of Class A Ordinary Shares in this offering. With the exception of the registration fee payable to the SEC, the Nasdaq Capital Market listing fee and the filing fee payable to Financial Industry Regulatory Authority, Inc., or FINRA, all amounts are estimates.

SEC registration fee	$4,189
The Nasdaq Capital Market listing fee	50,000
FINRA filing fee	4,757
Printing and engraving expenses	24,000
Legal fees and consultancy expenses	520,350
Accounting fees and expenses	451,888
Transfer agent and registrar fee and expenses	4,647
Miscellaneous	267,500
Total	1,327,331

____________

*        To be completed by amendment.

These expenses will be borne by us. Underwriting discounts will be borne by us in proportion to the numbers of Class A Ordinary Shares sold in the offering.

LEGAL MATTERS

We are being represented by Loeb & Loeb LLP with respect to certain legal matters of U.S. federal securities laws. The validity of our Class A Ordinary Shares offered in this offering and certain other matters of BVI law will be passed upon for us by Conyers Dill & Pearman, our counsel as to BVI law. Legal matters as to Malaysian law will be passed upon for us by Mah-Kamariyah & Philip Koh. Legal matters as to Hong Kong law will be passed upon for us by Hastings & Co. Revere Securities, LLC, the representative of the underwriters, is being represented by VCL Law LLP in connection with this offering.

EXPERTS

The consolidated financial statements as of and for the years ended June 30, 2023 and 2022 and the unaudited interim condensed consolidated financial statements as of and for the six months ended December 31, 2023 and 2022 are included in this prospectus have been so included in reliance on the report of WWC, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The registered business address of WWC, P.C. is 2010 Pioneer Court, San Mateo, CA 94403, U.S.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-1 under the Securities Act. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules to the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits and schedules for that information. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

You may review a copy of the registration statement, including exhibits and any schedule filed therewith, and obtain copies of such materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, like us, that file electronically with the SEC.

Upon completion of this offering, we will be subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we will be required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. Those reports may be inspected without charge at the locations described above. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We maintain a website at www.linkers-hk.com. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Shareholders of
Linkers Industries Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of financial position of Linkers Industries Limited. and its subsidiaries (the “Company”) as of June 30, 2022 and 2023, and the related consolidated statements of profit or loss and other comprehensive income, changes in equity, and cash flows in each of the years for the two-years period ended June 30, 2022 and 2023, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2022, and 2023, and the results of its operations and its cash flows in each of the years for the two-years period ended June 30, 2022 and 2023, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

WWC, P.C.
Certified Public Accountants
PCAOB ID No. 1171

We have served as the Company’s auditor since 2022.

San Mateo, California
September 22, 2023

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	Note	June 30, 2022	June 30, 2023	June 30, 2023
		RM	RM	USD
ASSETS
Non-current assets
Property, plant and equipment	4	5,462,330	4,960,020	1,063,241
Total non-current assets		5,462,330	4,960,020	1,063,241

Current assets
Inventories	5	16,598,008	13,753,472	2,948,226
Trade and other receivables	6	11,671,576	11,071,652	2,373,344
Tax recoverable		145,200	268,209	57,494
Cash and bank balances	7	1,141,616	4,874,254	1,044,856
Total current assets		29,556,400	29,967,587	6,423,920

Total assets		35,018,730	34,927,607	7,487,161

EQUITY AND LIABILITIES
Equity attributable to owners of the Company
Share capital	8	482	482	103
Capital reserve	9	12,392,392	12,392,392	2,656,461
Foreign currency translation reserve		—	(2,707)	(580)
Retained earnings		6,610,255	6,794,774	1,456,543
Total equity		19,003,129	19,184,941	4,112,527

Non-current liabilities
Trade and other payables	10	5,730,400	1,866,000	400,000
Lease liabilities	11	2,943,334	2,332,121	499,919
Total non-current liabilities		8,673,734	4,198,121	899,919

Current liabilities
Trade and other payables	10	6,240,237	10,118,982	2,169,128
Lease liabilities	11	899,630	1,206,845	258,702
Deferred tax liabilities	12	202,000	218,718	46,885
Total current liabilities		7,341,867	11,544,545	2,474,715

Total liabilities		16,015,601	15,742,666	3,374,634

Total equity and liabilities		35,018,730	34,927,607	7,487,161

The accompanying notes are an integral part of these financial statements

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF PROFIT OR LOSS
AND OTHER COMPREHENSIVE INCOME

	Note	June 30, 2022	June 30, 2023	June 30, 2023
		RM	RM	USD
Revenue	13	32,465,457	34,269,482	7,346,084
Cost of sales		(27,294,708)	(29,709,433)	(6,368,582)
Gross profit		5,170,749	4,560,049	977,502

Operating expenses:
Selling and distribution expenses		(820,383)	(902,851)	(193,537)
General and administrative expenses		(3,483,423)	(3,412,182)	(731,443)
		(4,303,806)	(4,315,033)	(924,980)

Income from operations		866,943	245,016	52,522

Other income (expenses):
Interest income		4,501	12,582	2,697
Interest expense	14	(419,444)	(666,870)	(142,952)
Other income	15	142,747	606,707	130,055
Other expenses	16	(61)	—	—
		(272,257)	(47,581)	(10,200)

Profit before income tax	17	594,686	197,435	42,322
Income tax expense	18	(31,626)	(12,916)	(2,769)
Profit for the year		563,060	184,519	39,553

Other comprehensive income:
Exchange differences on translating foreign operations		—	(2,707)	(580)
Total comprehensive income attributable to equity owners of the Company		563,060	181,812	38,973

Earnings per share attributable to owners of the Company
Basic and diluted earnings per share		0.05	0.02	0.01
	June 30, 2022	June 30, 2023
Weighted average number of ordinary shares used in computing basic and diluted earnings	11,250,000	11,250,000

The accompanying notes are an integral part of these financial statements

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	Share capital	Capital reserve	Foreign currency translation reserve	Retained earnings	Total equity attributable to owners of the Company
	RM	RM	RM	RM	RM
Balance at July 1, 2021	482	12,392,392	—	6,047,195	18,440,069
Profit for the year, representing total comprehensive income for the year	—	—	—	563,060	563,060
Balance at June 30, 2022	482	12,392,392	—	6,610,255	19,003,129
Profit for the year	—	—	—	184,519	184,519
Other comprehensive income:
Exchange differences on translating foreign operations	—	—	(2,707)	—	(2,707)
Balance at June 30, 2023	482	12,392,392	(2,707)	6,794,774	19,184,941

The accompanying notes are an integral part of these financial statements.

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Note	June 30, 2022	June 30, 2023	June 30, 2023
		RM	RM	USD
Cash flows from operating activities
Profit before income tax		594,686	197,435	42,322

Adjustments for:
Depreciation of property, plant and equipment	4	1,086,789	1,427,965	306,102
Gain on disposal of plant and equipment		—	(1,300)	(279)
Interest expense	14	419,444	666,870	142,952
Interest income		(4,501)	(12,582)	(2,697)
Plant and equipment written off		2	1,822	391
Inventories write-down		—	25,975	5,568
Inventories written off		—	34,588	7,414
Reversal of inventories write-down		(408,321)	—	—
Operating cash flows before working capital changes		1,688,099	2,340,773	501,773

Changes in working capital:
Inventories		(4,337,485)	2,783,974	596,779
Trade and other receivables		(216,669)	599,923	128,601
Trade and other payables		1,329,662	(3,565,012)	(764,204)
Cash (used in)/generated from operations		(1,536,393)	2,159,658	462,949
Income tax paid		(481,326)	(119,207)	(25,553)
Net cash (used in)/generated from operating activities		(2,017,719)	2,040,451	437,396

Cash flows from investing activities
Interest income		4,501	12,157	2,606
Purchase of plant and equipment		(397,231)	(395,054)	(84,685)
Proceeds from sale of plant and equipment		—	1,300	279
Net cash used in investing activities		(392,730)	(381,597)	(81,800)

Cash flows from financing activities
Advances from a related party		—	2,044,063	438,170
Loans from related parties		5,730,400	2,190,942	469,655
Repayment of loans to related parties		(3,399,910)	(923,842)	(198,037)
Interest paid to related parties		(234,836)	(78,241)	(16,772)
Repayment of lease liabilities		(855,857)	(1,047,395)	(224,522)
Interest paid for lease liabilities		(149,625)	(111,743)	(23,954)
Short-term deposits pledged		(4,242)	(4,312)	(924)
Net cash generated from financing activities		1,085,930	2,069,472	443,616

Net change in cash and cash equivalents		(1,324,519)	3,728,326	799,212
Cash and cash equivalents at beginning of year		2,148,804	824,285	176,696
Cash and cash equivalents at end of year	7	824,285	4,552,611	975,908

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)

A reconciliation of liabilities arising from financing activities as follows:

				Non-cash changes
	At beginning of year	Additions	Cash flows	Lease modification	Interest expense	At end of year
	RM	RM	RM	RM	RM	RM
2023
Lease liabilities	3,842,964	532,423	(1,047,395)	112,350	98,624	3,538,966
Loans from related parties	5,730,400	2,190,942	(923,842)	—	—	6,997,500
Advances from a related party	—	2,044,063	—	—	—	2,044,063
	9,573,364	4,767,428	(1,971,237)	112,350	98,624	12,580,529

2022
Lease liabilities	3,920,237	695,627	(855,857)	—	82,957	3,842,964
Loan from related parties	3,399,910	5,730,400	(3,399,910)	—	—	5,730,400
	7,320,147	6,426,027	(4,255,767)	—	82,957	9,573,364

The accompanying notes are an integral part of these consolidated financial statements.

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.      Overview

Linkers Industries Limited (the “Company”) is incorporated in British Virgin Island (“BVI”) on December 8, 2022 and its registered office at Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, VG1110, British Virgin Islands. The principal place of business of the Company is Lot A99, Jalan 2A-3, Lot A101 and A102, Jalan 2A, Kawasan Perusahaan MIEL Sungai Lalang, 08000 Sungai Petani, Kedah Darul Aman, Malaysia.

These consolidated financial statements comprise the Company and its subsidiaries (the “Group”).

The principal activity of the Company is investment holding. The principal activities of the subsidiaries are disclosed below.

The details of its subsidiaries are as follows:

Name of subsidiary (Country of incorporation and principal place of business)	Principal activities	Percentage of effective ownership held by the Company
		June 30, 2022	June 30, 2023
TEM SP Limited (BVI)	Investment holding	100%	100%
TEM Electronics (M) Sdn Bhd (Malaysia)	Manufacturing of connectors, assemblies and wire harness	100%	100%

In order to facilitate the Company’s initial public offering, the Company completed a series of reorganization transactions (the “Reorganization”), whereby, each of the operating and holding entities under the controlling shareholder’s common control before and after the Reorganization, were ultimately contributed to the Company.

On November 15, 2022, Mr. Man Tak Lau, who is the controlling shareholder, incorporated TEM SP Limited, a company incorporated in BVI.

On December 14, 2022, TEM Group Limited, a company incorporated in BVI, whom Mr. Man Tak Lau is the controlling shareholder, transferred 100% issued share capital of TEM Electronics (M) Sdn Bhd to TEM SP Limited for a total consideration of RM20,143,836.

On December 21, 2022, Mr. Man Tak Lau transferred 100% issued share capital of TEM SP Limited to the Company.

The Reorganization was completed on December 21, 2022. Through the Reorganization, the Company became the holding company of the subsidiaries comprising the Group. Accordingly, the financial statements were prepared on a consolidated basis by applying the principles of common control as if the Reorganization had been completed at the beginning of the first reporting period.

There have been no significant changes in the nature of these activities during the financial years ended June 30, 2023 and 2022.

2.      Summary of significant accounting policies

2.1    Basis of preparation

The financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board under the historical cost convention, except as disclosed in the accounting policies below.

The preparation of financial statements in conformity with IFRS requires management to exercise its judgement in the process of applying the Group’s accounting policies. It also requires the use of certain critical accounting estimates and assumptions. The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to the financial statements are disclosed in Note 3.

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.      Summary of significant accounting policies (cont.)

In the current year, the Group has adopted all the new and revised IFRS and Interpretations of IFRS that are relevant to its operations and effective for annual periods beginning on or after 1 January 2022. Changes to the Group’s accounting policies have been made as required, in accordance with the transitional provisions in the respective IFRS and Interpretations of IFRS. The adoption of these new or amended IFRS and Interpretations of IFRS did not result in substantial changes to the Group’s accounting policies and had no material effect on the amounts reported for the current or prior financial years.

IFRS and Interpretations of IFRS issued but not year effective

At the date of authorisation of these financial statements, certain IFRS and Interpretations of IFRS were issued but not yet effective. Consequential amendments were also made to various standards as a result of these new/revised standards.

The Group does not intend to early adopt any of the above new/revised standards, interpretations and amendments to the existing standards. Management anticipates that the adoption of the aforementioned revised/new standards will not have a material impact on the financial statements of the Group and Company in the period of their initial adoption.

2.2    Revenue

Revenue from sales of goods in the ordinary course of business is recognized when the Group satisfies a performance obligation by transferring control of a promised good to the customer. The amount of revenue recognized is the amount of the transaction price allocated to the satisfied performance obligation.

The transaction price is allocated to each performance obligation in the contract on the basis of the relative stand-alone selling prices of the promised goods. The individual standalone selling price of a good that has not previously been sold on a stand-alone basis, or has a highly variable selling price, is determined based on the residual portion of the transaction price after allocating the transaction price to goods with observable stand-alone selling price. A discount or variable consideration is allocated to one or more, but not all, of the performance obligations if it relates specifically to those performance obligations.

Transaction price is the amount of consideration in the contract to which the Group expects to be entitled in exchange for transferring the promised goods. The transaction price may be fixed or variable and is adjusted for time value of money if the contract includes a significant financing component. Consideration payable to a customer is deducted from the transaction price if the Group does not receive a separate identifiable benefit from the customer. When consideration is variable, if applicable, the estimated amount is included in the transaction price to the extent that it is highly probable that a significant reversal of the cumulative revenue will not occur when the uncertainty associated with the variable consideration is resolved.

Specifically, the Group uses a five-step approach to recognise revenue:

•        Step 1: Identify the contract(s) with a client

•        Step 2: Identify the performance obligations in the contract

•        Step 3: Determine the transaction price

•        Step 4: Allocate the transaction price to the performance obligations in the contract

•        Step 5: Recognize revenue when (or as) the Company satisfies a performance obligation

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.      Summary of significant accounting policies (cont.)

The Group recognises revenue at a point in time when its performance obligation is satisfied i.e., when delivery of goods is completed and acceptance by customers.

Sales of goods

For the sales of connectors, assemblies and wire harness, the Group typically receives purchase orders from customers which will set forth the terms and conditions including transaction price, types of products, terms of delivery, and terms of payment. These terms serve as the basis of the performance obligations that the Group must fulfil in order to recognize revenue.

The key performance obligation is when delivery of finished goods has occurred, which is when the goods have been shipped to the specified location/warehouse, or the risks loss have been transferred to the customers in accordance with terms and conditions ie. Free on Board (“FOB”) or Delivered Duty Unpaid (“DDU”), as stipulated in the contracts with customers. The completion of the performance obligation is evidenced by customer’s acceptance/acknowledgement indicating receipt of the products, or other objective evidence indicating customer’s acceptance has been satisfied. No significant element of financing is deemed present as typical payment terms range from 30 to 120 days from the date of issuance of invoice.

2.3    Government grants

Grants from the government are recognised as a receivable at their fair value when there is reasonable assurance that the grant will be received and the Group will comply with all the attached conditions.

Government grants receivable are recognised as income over the periods necessary to match them with the related costs which they are intended to compensate, on a systematic basis. Government grants relating to expenses are shown separately as “other income”.

Government grants relating to assets are deducted against the carrying amount of the assets.

2.4    Basis of consolidation

Consolidation

Subsidiaries are all entities (including structured entities) over which the Group has control. The Group controls an entity when the Group is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. Subsidiaries are fully consolidated from the date on which control is transferred to the Group. They are deconsolidated from the date on that control ceases.

In preparing the consolidated financial statements, transactions, balances and unrealised gains on transactions between group entities are eliminated. Unrealised losses are also eliminated unless the transaction provides evidence of an impairment indicator of the transferred asset. Accounting policies of subsidiaries have been changed, where necessary, to ensure consistency with the policies adopted by the Group.

Non-controlling interests comprise the portion of a subsidiary’s net results of operations and its net assets, which is attributable to the interests that are not owned directly or indirectly by the equity holders of the Company. They are shown separately in the consolidated statements of profit or loss and other comprehensive income, statements of changes in equity, and statements of financial position. Total comprehensive income is attributed to the non-controlling interests based on their respective interests in a subsidiary, even if this results in the non-controlling interests having a deficit balance.

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.      Summary of significant accounting policies (cont.)

Common control

Acquisition of entities under an internal reorganization scheme does not result in any change in economic substance. Accordingly, the consolidated financial statements of the Group are a continuation of the acquired entities and is accounted for as follows:

•        The results of entities are presented as if the internal reorganization occurred from the beginning of the earliest period presented in the financial statements;

•        The Group will consolidate the assets and liabilities of the acquired entities at the pre-combination carrying amounts. No adjustments are made to reflect fair values, or recognize any new assets or liabilities, at the date of the internal reorganization that would otherwise be done under the acquisition method; and

•        No new goodwill is recognized as a result of the internal reorganization. The only goodwill that is recognized is the existing goodwill relating to the combining entities. Any difference between the consideration paid/transferred and the equity acquired is reflected within equity as merger reserve.

Acquisition

The acquisition method of accounting is used to account for business combinations entered by the Group.

The consideration transferred for the acquisition of a subsidiary or business comprises the fair value of the assets transferred, the liabilities incurred and the equity interests issued by the Group. The consideration transferred also includes any contingent consideration arrangement and any pre-existing equity interest in the subsidiary measured at their fair values at the acquisition date.

Acquisition-related costs are expensed as incurred.

Identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination are, with limited exceptions, measured initially at their fair values at the acquisition date. The excess of (a) the consideration transferred over the (b) fair value of the identifiable net assets acquired is recorded as goodwill, if any.

Disposals

When a change in the Group’s ownership interest in a subsidiary result in a loss of control over the subsidiary, the assets and liabilities of the subsidiary including any goodwill are derecognised. Amounts previously recognised in other comprehensive income in respect of that entity are also reclassified to profit or loss or transferred directly to retained earnings if required by a specific standard.

Any retained equity interest in the entity is remeasured at fair value. The difference between the carrying amount of the retained interest at the date when control is lost and its fair value is recognised in profit or loss.

Transactions with non-controlling interests

Changes in the Group’s ownership interest in a subsidiary that do not result in a loss of control over the subsidiary are accounted for as transactions with equity owners of the Company. Any difference between the change in the carrying amounts of the non-controlling interest and the fair value of the consideration paid or received is recognised within equity attributable to the equity holders of the Company.

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.      Summary of significant accounting policies (cont.)

2.5    Convenience translation

Translations of amounts in the consolidated statements of financial position, consolidated statements of profit or loss and other comprehensive income, and consolidated statements of cash flows from Ringgit Malaysia (“RM”) into United States Dollar (“USD”) as of and for the year ended June 30, 2023 are solely for the convenience of the reader and were calculated at the noon middle rate of US$1 — RM4.665, as published in H.10 statistical release of the United States Federal Reserve Board. No representation is made that the RM amounts could have been, or could be, converted, realized or settled into USD at such rate or at any other rate.

2.6    Property, plant and equipment

All items of property, plant and equipment are initially recorded at cost. Subsequent to recognition, property, plant and equipment are measured at cost less accumulated depreciation and any accumulated impairment losses. The cost of property, plant and equipment includes its purchase price and any costs directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management. Dismantlement, removal or restoration costs are included as part of the cost of property, plant and equipment if the obligation for dismantlement, removal or restoration is incurred as a consequence of acquiring or using the property, plant and equipment.

The projected cost of dismantlement, removal or restoration is also recognised as part of the cost of property, plant and equipment if the obligation for the dismantlement, removal or restoration is incurred as a consequence of either acquiring the asset or using the asset for purpose other than to produce inventories.

Depreciation is calculated using the straight-line method to allocate depreciable amounts over their estimated useful lives. The estimated useful lives are as follows:

Plant and machinery	2 – 10 years
Office equipment	2 – 5 years
Computer systems	2 – 5 years
Renovation	2 – 5 years
Tester and tools	2 – 10 years
Motor vehicles	5 years
Leasehold premises	Over the lease term

Fully depreciated property, plant and equipment are retained in the financial statements until they are no longer in use.

The residual values, useful lives and depreciation method are reviewed at the end of each reporting period, and adjusted prospectively, if appropriate.

An item of property, plant and equipment is derecognised upon disposal or when no future economic benefits are expected from its use or disposal. Any gain or loss on derecognition of the asset is included in profit or loss in the year the asset is derecognised.

2.7    Borrowing costs

All borrowing costs that are not directly attributable to the acquisition, construction or production of a qualifying asset are recognised in profit or loss in the period in which they are incurred.

Borrowings are presented as current liabilities unless the Group has an unconditional right to defer settlement for at least 12 months after the reporting date. When an entity breaches an undertaking under a long-term loan agreement on or before the reporting date with the effect that the liability becomes payable on demand, the liability is classified as current, even if the lender has agreed, after the reporting date and

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.      Summary of significant accounting policies (cont.)

before the authorisation of the financial statements for issue, not to demand payment as a consequence of the breach. The liability is classified as current because, at the reporting date, the entity does not have an unconditional right to defer its settlement for at least twelve months after that date.

Where the entity expects, and has the discretion, to re-finance or roll over an obligation for at least 12 months after the reporting period under an existing loan facility with the same lender, the liability is classified as non-current.

2.8    Impairment of non-financial assets

The Group assesses at each reporting date whether there is an indication that an asset may be impaired. If any indication exists, (or, where applicable, when an annual impairment testing for an asset is required), the Group makes an estimate of the asset’s recoverable amount.

An asset’s recoverable amount is the higher of an asset’s or cash-generating unit’s fair value less costs of disposal and its value in use and is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or group of assets. Where the carrying amount of an asset or cash-generating unit exceeds its recoverable amount, the asset is considered impaired and is written down to its recoverable amount.

Impairment losses are recognised in profit or loss.

A previously recognised impairment loss is reversed only if there has been a change in the estimates used to determine the asset’s recoverable amount since the last impairment loss was recognised. If that is the case, the carrying amount of the asset is increased to its recoverable amount. That increase cannot exceed the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognised previously.

Such reversal is recognised in profit or loss.

2.9    Financial assets

Classification and measurement

The Group classifies its financial assets in the following measurement categories:

•        Amortized cost;

•        Fair value through other comprehensive income (“FVOCI”); and

•        Fair value through profit or loss (“FVPL”).

The classification depends on the Group’s business model for managing the financial assets as well as the contractual terms of the cash flows of the financial asset.

Financial assets with embedded derivatives are considered in their entirety when determining whether their cash flows are solely payment of principal and interest.

The Group reclassifies debt instruments when and only when its business model for managing those assets changes.

At initial recognition

At initial recognition, the Group measures a financial asset at its fair value plus, in the case of a financial asset not at fair value through profit or loss, transaction costs that are directly attributable to the acquisition of the financial asset. Transaction costs of financial assets carried at fair value through profit or loss are expensed in profit or loss.

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.      Summary of significant accounting policies (cont.)

At subsequent measurement

Debt instruments

Debt instruments mainly comprise of cash and cash equivalents, and trade and other receivables.

There are three subsequent measurement categories, depending on the Group’s business model for managing the asset and the cash flow characteristics of the asset:

Amortised cost

Debt instruments that are held for collection of contractual cash flows where those cash flows represent solely payments of principal and interest are measured at amortised cost. A gain or loss on a debt instrument that is subsequently measured at amortised cost and is not part of a hedging relationship is recognised in profit or loss when the asset is derecognised or impaired. Interest income from these financial assets is included in interest income using the effective interest rate method.

Fair value through other comprehensive income

Debt instruments that are held for collection of contractual cash flows and for sale, and where the assets’ cash flows represent solely payments of principal and interest, are classified as FVOCI. Movements in fair values are recognised in other comprehensive income and accumulated in fair value reserve, except for the recognition of impairment gains or losses, interest income and foreign exchange gains and losses, which are recognised in profit and loss. When the financial asset is derecognised, the cumulative gain or loss previously recognised in other comprehensive income is reclassified from equity to profit or loss and presented in “other income” or “other expenses”. Interest income from these financial assets is recognised using the effective interest rate method and presented in “interest income”.

Fair value through profit or loss

Debt instruments that are held for trading as well as those that do not meet the criteria for classification as amortised cost or FVOCI are classified as FVPL. Movement in fair values and interest income is recognised in profit or loss in the period in which it arises and presented in “other income” or “other expenses”.

Impairment

The Group recognises an allowance for expected credit losses (“ECLs”) for all debt instruments not held at FVPL. ECLs are based on the difference between the contractual cash flows due in accordance with the contract and all the cash flows that the Group expects to receive, discounted at an approximation of the original effective interest rate. The expected cash flows will include cash flows from the sale of collateral held or other credit enhancements that are integral to the contractual terms.

ECLs are recognised in two stages. For credit exposures for which there has not been a significant increase in credit risk since initial recognition, ECLs are provided for credit losses that result from default events that are possible within the next 12-months (a 12-month ECL). For those credit exposures for which there has been a significant increase in credit risk since initial recognition, a loss allowance is recognised for credit losses expected over the remaining life of the exposure, irrespective of timing of the default (a lifetime ECL).

For trade receivables, the Group applies a simplified approach in calculating ECLs. Therefore, the Group does not track changes in credit risk, but instead recognises a loss allowance based on lifetime ECLs at each reporting date. The Group has established a provision matrix that is based on its historical credit loss experience, adjusted for forward-looking factors specific to the debtors and the economic environment which could affect debtors’ ability to pay.

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.      Summary of significant accounting policies (cont.)

The Group considers a financial asset in default when contractual payments are 60 days past due. However, in certain cases, the Group may also consider a financial asset to be in default when internal or external information indicates that the Group is unlikely to receive the outstanding contractual amounts in full before taking into account any credit enhancements held by the Group. A financial asset is written off when there is no reasonable expectation of recovering the contractual cash flows.

Recognition and derecognition

Regular way purchases and sales of financial assets are recognised on trade date — the date on which the Group commits to purchase or sell the asset.

Financial assets are derecognised when the rights to receive cash flows from the financial assets have expired or have been transferred and the Group has transferred substantially all risks and rewards of ownership.

On disposal of a debt instrument, the difference between the carrying amount and the sale proceeds is recognised in profit or loss. Any amount previously recognised in other comprehensive income relating to that asset is reclassified to profit or loss.

Offsetting of financial instruments

Financial assets and liabilities are offset and the net amount reported in the statements of financial position when there is a legally enforceable right to offset and there is an intention to settle on a net basis or realise the asset and settle the liability simultaneously.

2.10  Trade and other receivables

A receivable is recognised when the Group has an unconditional right to receive consideration. A right to receive consideration is unconditional if only the passage of time is required before payment of that consideration is due. If revenue has been recognised before the Group has an unconditional right to receive consideration, the amount is presented as a contract asset. Trade receivables that do not contain a significant financing component are initially measured at their transaction price. Trade receivables that contain a significant financing component and other receivables are initially measured at fair value plus transaction costs. All receivables are subsequently stated at amortised cost, using the effective interest method and including an allowance for expected credit losses.

2.11  Trade and other payables

Trade and other payables represent liabilities for goods and services provided to the Group prior to the end of financial year which are unpaid. They are classified as current liabilities if payment is due within one year or less (or in the normal operating cycle of the business if longer). Otherwise, they are presented as non-current liabilities.

Trade and other payables are initially recognised at fair value, and subsequently carried at amortised cost using the effective interest method.

The effective interest method is a method of calculating the amortised cost of a financial liability and of allocating interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the financial liability, or (where appropriate) a shorter period, to the amortised cost of a financial liability.

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.      Summary of significant accounting policies (cont.)

2.12  Leases

When the Group is the lessee

At the inception of the contract, the Group assesses if the contract contains a lease. A contract contains a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Reassessment is only required when the terms and conditions of the contract are changed.

Right-of-use assets

The Group recognises a right-of-use asset and lease liability at the date which the underlying asset is available for use. Right-of-use assets are measured at cost which comprises the initial measurement of lease liabilities adjusted for any lease payments made at or before the commencement date and lease incentives received. Any initial direct costs that would not have been incurred if the lease had not been obtained are added to the carrying amount of the right-of-use assets.

These right-of-use assets are subsequently depreciated using the straight-line method from the commencement date to the earlier of the end of the useful life of the right-of-use asset or the end of the lease term.

Right-of-use assets are presented within “property, plant and equipment”.

Lease liabilities

The initial measurement of a lease liability is measured at the present value of the lease payments discounted using the interest rate implicit in the lease, if the rate can be readily determined. If that rate cannot be readily determined, the Group shall use its incremental borrowing rate.

Lease payments include the following:

•        Fixed payments (including in-substance fixed payments), less any lease incentives receivable;

•        Variable lease payments that are based on an index or rate, initially measured using the index or rate as at the commencement date;

•        Amounts expected to be payable under residual value guarantees;

•        The exercise price of a purchase option if the Group is reasonably certain to exercise the option; and

•        Payment of penalties for terminating the lease, if the lease term reflects the Group exercising that option.

For a contract that contain both lease and non-lease components, the Group allocates the consideration to each lease component on the basis of the relative stand-alone prices of the lease and non-lease components. The Group has elected to not separate lease and non-lease components for property leases and account these as one single lease component.

Lease liabilities are measured at amortised cost using the effective interest method. Lease liabilities shall be remeasured when:

•        There is a change in future lease payments arising from changes in an index or rate;

•        There is a change in the Group’s assessment of whether it will exercise an extension option; or

•        There is a modification in the scope or the consideration of the lease that was not part of the original term.

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.      Summary of significant accounting policies (cont.)

Lease liabilities are remeasured with a corresponding adjustment to the right-of-use asset, or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.

Short-term and low-value leases

The Group has elected to not recognise right-of-use assets and lease liabilities for short-term leases that have lease terms of 12 months or less and leases of low-value leases, except for sublease arrangements. Lease payments relating to these leases are expensed to profit or loss on a straight-line basis over the lease term.

Variable lease payments

Variable lease payments that are not based on an index or a rate are not included as part of the measurement and initial recognition of the lease liability. The Group shall recognize those lease payments in profit or loss in the periods that triggered those lease payments.

2.13  Inventories

Inventories are carried at the lower of cost and net realisable value. Cost is determined using the weighted average method. The cost of finished goods and work-in-progress comprises direct materials, direct labour, other direct costs and related production overheads (based on normal operating capacity) that have been incurred in bringing the inventories to their present location and condition.

Net realisable value is the estimated selling price in the ordinary course of business, less the estimated costs of completion and applicable variable selling expenses.

2.14  Income taxes

Current income tax for current and prior periods is recognised at the amount expected to be paid to or recovered from the tax authorities, using the tax rates and tax laws that have been enacted or substantively enacted by the end of the reporting period. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation and considers whether it is probable that a tax authority will accept an uncertain tax treatment. The Group measures its tax balances either based on the most likely amount or the expected value, depending on which method provides a better prediction of the resolution of the uncertainty.

Deferred income tax is recognised for all temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the financial statements except when the deferred income tax arises from the initial recognition of goodwill or an asset or liability in a transaction that is not a business combination and affects neither accounting nor taxable profit or loss at the time of the transaction.

A deferred income tax liability is recognised on temporary differences arising on investments in subsidiaries, except where the Group is able to control the timing of the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future.

A deferred income tax asset is recognised to the extent that it is probable that future taxable profit will be available against which the deductible temporary differences and tax losses can be utilised.

Deferred income tax is measured:

(i)     at the tax rates that are expected to apply when the related deferred income tax asset is realized or the deferred income tax liability is settled, based on tax rates and tax laws that have been enacted or substantively enacted by the balance sheet date; and

(ii)     based on the tax consequence that will follow from the manner in which the Group expects, at the end of the reporting period, to recover or settle the carrying amounts of its assets and liabilities.

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.      Summary of significant accounting policies (cont.)

Current and deferred income taxes are recognised as income or expense in profit or loss, except to the extent that the tax arises from a business combination or a transaction which is recognised directly in equity. Deferred tax arising from a business combination is adjusted against goodwill on acquisition.

The Group accounts for investment tax credits (for example, productivity and innovation credit) similar to accounting for other tax credits where a deferred tax asset is recognised for unused tax credits to the extent that it is probable that future taxable profit will be available against which the unused tax credits can be utilised.

Sales tax

Revenue, expenses and assets are recognised net of the amount of sales tax except:

(i)     when the sales taxation that is incurred on purchase of assets or services is not recoverable from the taxation authorities, in which case the sales tax is recognized as part of cost of acquisition of the asset or as part of the expense item as applicable; and

(ii)    receivables and payables that are stated with the amount of sales tax included.

The net amount of sales tax recoverable from, or payable to, the taxation authority is included as part of receivables or payables in the statement of financial position.

2.15  Provisions

Provisions are recognised when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and the amount of the obligation can be estimated reliably.

Provisions are reviewed at the end of each reporting period and adjusted to reflect the current best estimate. If it is no longer probable that an outflow of economic resources will be required to settle the obligation, the provision is reversed. If the effect of the time value of money is material, provisions are discounted using a current pre-tax rate that reflects, where appropriate, the risks specific to the liability. When discounting is used, the increase in the provision due to the passage of time is recognised as a finance cost.

Provisions for asset dismantlement, removal or restoration are recognised when the Group has a present legal or constructive obligation as a result of past events, it is more likely than not that an outflow of resources will be required to settle the obligation and the amounts have been reliably estimated.

The Group recognises the estimated costs of dismantlement, removal or restoration of items of property, plant and equipment arising from the acquisition or use of assets. This provision is estimated based on the best estimate of the expenditure required to settle the obligation, taking into consideration time value of money.

2.16  Employee benefits

Defined contribution plans

Defined contribution plans are post-employment benefit plans under which the Group pays fixed contributions into separate entities such as the Employees Provident Fund on a mandatory, contractual or voluntary basis. The Group has no further payment obligations once the contributions have been paid.

Short-term employee benefits

Short-term employee benefit obligations are measured on an undiscounted basis and are expensed as the related service is provided. A liability is recognised for the amount expected to be paid if the Group has a present legal or constructive obligation to pay this amount as a result of past service provided by the employee, and the obligation can be estimated reliably.

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.      Summary of significant accounting policies (cont.)

Short-term compensation

Employee entitlements to annual leave are recognised when they accrue to employees. An accrual is made for the estimated liability for unutilised annual leave as a result of services rendered by employees up to the balance sheet date.

2.17  Foreign currency translations and balances

Functional and presentation currency

Items included in the financial statements of each entity in the Group are measured using the currency of the primary economic environment in which the entity operates (“functional currency”). The functional currency of the Company and its subsidiary incorporated in BVI is USD, and the operating subsidiary incorporated in Malaysia is Ringgit Malaysia. The financial statements are presented in RM, which is the reporting currency of the Company.

Transactions and balances

Transactions in a currency other than the functional currency (“foreign currency”) are translated into the functional currency using the exchange rates at the dates of the transactions. Currency exchange differences resulting from the settlement of such transactions and from the translation of monetary assets and liabilities denominated in foreign currencies at the closing rates at the balance sheet date are recognised in profit or loss. Monetary items include primarily financial assets (other than equity investments), contract assets and financial liabilities.

Non-monetary items measured at fair value in foreign currencies are translated using the exchange rates at the date when the fair values are determined.

Translation of Group entities’ financial statements

The results and financial position of all the Group entities (none of which has the currency of a hyperinflationary economy) that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

(i)     assets and liabilities are translated at the closing exchange rates at the reporting date;

(ii)    income and expenses are translated at average exchange rates (unless the average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated using the exchange rates at the dates of the transactions); and

(iii)   all resulting currency translation differences are recognized in other comprehensive income and accumulated in the currency translation reserve. These currency translation differences are reclassified to profit or loss on disposal or partial disposal with loss of control of the foreign operation.

2.18  Segment reporting

Operating segment is reported in a manner consistent with the internal reporting provided to the executive committee whose members are responsible for allocating resources and assessing performance of the operating segment.

2.19  Cash and cash equivalents

Cash and bank balances in the consolidated statements of financial position comprise cash on hand, bank balances and pledged deposits which are readily convertible to known amounts of cash and subject to insignificant risk of changes in value. For the purposes of consolidated statements of cash flows, cash and cash equivalents excludes any pledged deposits.

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.      Summary of significant accounting policies (cont.)

2.20  Share capital

Ordinary shares are classified as equity. Incremental costs directly attributable to the issuance of new ordinary shares are deducted against the share capital account.

2.21  Related party

A related party is defined as follows:

(a)     A person or a close member of that person’s family is related to the Group if that person:

(i)     Has control or joint control over the Group;

(ii)    Has significant influence over the Group; or

(iii)   Is a member of the key management personnel of the Group or of a parent of the Company.

(b)    An entity is related to the Group if any of the following conditions applies:

(i)     The entity and the Group are members of the same group (which means that each parent, subsidiary and fellow subsidiary is related to the others).

(ii)    One entity is an associate or joint venture of the other entity (or an associate or joint venture of a member of a group of which the other entity is a member).

(iii)   Both entities are joint ventures of the same third party.

(iv)   One entity is a joint venture of a third entity and the other entity is an associate of the third entity.

(v)    The entity is a post-employment benefit plan for the benefit of employees of either the Group or an entity related to the Group. If the Group is itself such a plan, the sponsoring employers are also related to the Group.

(vi)   The entity is controlled or jointly controlled by a person identified in (a).

(vii)  A person identified in (a) (i) has significant influence over the entity or is a member of the key management personnel of the entity (or of a parent of the entity).

(viii) The entity, or any member of a group of which it is a part, provides key management personnel services to the Group or to the parent of the Group.

3.      Use of estimates and assumptions

The preparation of consolidated financial statements in conformity with IFRS requires management to exercise its judgement in the process of applying the Group’s accounting policies. It also requires the use of accounting estimates and assumptions that affect the reported amounts of assets and liabilities at the balance sheet date and revenues and expenses during the reporting periods.

Information about estimation uncertainties that have a significant risk of resulting in a material adjustment within the next financial year are included in the following notes:

Determination of functional currency

In determining the functional currency, judgement is used by the Group to determine the currency of the primary economic environment in which the entities operate. Consideration factors include the currency that mainly influences sales prices of goods and services and the currency of the country whose competitive forces and regulations mainly determines the sales prices of its goods and services.

Allowance for expected credit losses of trade receivables — third parties

The Group uses a provision matrix to measure expected credit losses for trade receivables. The expected credit losses rates are based on the Group’s historical loss experience of the customers, geographical locations, product types and internal ratings, adjusted for forward-looking factors specific to the debtors and the economic

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3.      Use of estimates and assumptions (cont.)

environment which could affect the ability of the debtors to settle the trade receivables. In considering the impact of the economic environment on the expected credit losses rates, the Group assesses, for example, the country default risk. The Group adjusts the allowance matrix at each reporting date. Such estimation of the expected credit losses rates may not be representative of the actual default in the future.

If the expected credit losses are higher than management’s estimation by 5% (2022:5%), the profit or loss would decrease by approximately RM443,000 (2022: RM520,000) assuming all other factors remain.

Allowance for write-down of inventories

Inventory is valued at the lower of cost and net realisable value. Management reviews the Group’s inventory levels in order to identify slow-moving and obsolete inventory and identifies items of inventory which have a market price, being the selling price quoted from the market of similar items, that is lower than its carrying amount. Management then estimates the amount of inventory loss as an allowance on inventory. Changes in demand levels, technological developments and pricing competition could affect the saleability and values of the inventory which could then consequentially impact the Group’s results.

If the future expected realisable value lower by 5% (2022:5%) of its carrying amount, the carrying amount of the Group’s inventories would have been approximately RM692,000 (2022: RM862,000) lower.

Depreciation of property, plant and equipment

The Group depreciates property, plant and equipment over their estimated useful lives after taking into account of their estimated residual values. The estimated useful life reflects management’s estimate of the period that the Group intends to derive future economic benefits from the use of the Group’s property, plant and equipment. The residual value reflects management’s estimated amount that the Group would currently obtain from the disposal of the asset, after deducting the estimated costs of disposal, as if the asset was already of the age and in the condition expected at the end of its useful life. Changes in the expected level of usage and technological developments could affect the economics, useful lives and the residual values of these assets which could then consequentially impact future depreciation charges.

4.      Property, plant and equipment

	Plant and machinery	Leasehold premises	Computer systems and office equipment	Renovation	Tester and tools	Motor vehicles	Total	Total
	RM	RM	RM	RM	RM	RM	RM	USD
Cost:
Balance at June 30, 2021	9,183,066	1,573,481	1,704,916	1,324,034	1,981,747	73,287	15,840,531	3,395,612
Additions	139,262	695,627	137,862	—	120,107	—	1,092,858	234,268
Write-off	(42,839)	—	(1,120)	(4,660)	(1,500)	—	(50,119)	(10,744)
Balance at June 30, 2022	9,279,489	2,269,108	1,841,658	1,319,374	2,100,354	73,287	16,883,270	3,619,136
Additions	45,121	—	88,994	11,600	249,339	—	395,054	84,685
Modification of lease liability	—	532,423	—	—	—	—	532,423	114,131
Write-off	—	—	(88,467)	(16,800)	(6,597)	—	(111,864)	(23,979)
Balance at June 30, 2023	9,324,610	2,801,531	1,842,185	1,314,174	2,343,096	73,287	17,698,883	3,793,973

Accumulated depreciation
Balance at June 30, 2021	5,351,762	392,183	1,615,988	1,253,143	1,697,907	73,285	10,384,268	2,225,995
Depreciation	577,279	299,230	97,926	25,186	87,168	—	1,086,789	232,967
Write-off	(42,839)	—	(1,120)	(4,659)	(1,499)	—	(50,117)	(10,743)
Balance at June 30, 2022	5,886,202	691,413	1,712,794	1,273,670	1,783,576	73,285	11,420,940	2,448,219
Depreciation	555,531	616,206	108,879	20,775	126,574	—	1,427,965	306,102
Write-off	—	—	(88,447)	(16,800)	(4,795)	—	(110,042)	(23,589)
Balance at June 30, 2023	6,441,733	1,307,619	1,733,226	1,277,645	1,905,355	73,285	12,738,863	2,730,732

Carrying amount
Balance at June 30, 2022	3,393,287	1,577,695	128,864	45,704	316,778	2	5,462,330	1,170,917

Balance at June 30, 2023	2,882,877	1,493,912	108,959	36,529	437,741	2	4,960,020	1,063,241

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

4.      Property, plant and equipment (cont.)

Right-of-use assets acquired under leasing arrangements are presented together with the owned assets of the same class. Details of such leased assets are disclosed in Note 11 to the financial statements.

5.      Inventories

	June 30, 2022	June 30, 2023	June 30, 2023
	RM	RM	USD
Raw materials	10,688,228	9,824,097	2,105,916
Work-in-progress	1,892,219	1,148,881	246,277
Finished goods	2,222,660	2,104,709	451,170
Goods-in-transit	1,752,812	653,730	140,135
Packaging materials	42,089	22,055	4,728
	16,598,008	13,753,472	2,948,226

The cost of inventories recognized as an expense and included in “cost of sales” amounted to RM16,743,173 (2022: RM20,145,582).

During the financial year, the Group recognized RM25,975 in respective of inventory write-down. This amount has been included in “cost of sales”.

In prior financial year, the Group reversed RM408,321 in respective of previous inventory write-down as the Group sold these goods that were previously written down above their carrying value. This amount has been included in “cost of sales”.

6.      Trade and other receivables

	June 30, 2022	June 30, 2023	June 30, 2023
	RM	RM	USD
Trade receivables – third parties	10,410,842	8,875,616	1,902,597
Less: Allowance for expected credit losses of trade receivables – third parties	(243,021)	(243,021)	(52,095)
	10,167,821	8,632,595	1,850,502

Deposits	121,494	183,591	39,355
Prepayments	8,599	68,813	14,751
Advance to suppliers	1,345,862	73,957	15,853
Deferred IPO expenses	—	2,110,605	452,434
Sundry receivables	27,800	2,091	449
	11,671,576	11,071,652	2,373,344

Trade receivables are unsecured, non-interest bearing and are generally on 30 to 120 days’ (2022: 30 to 120 days’) credit terms.

The movement in allowance for expected credit losses of trade receivables — third parties computed based on lifetime ECL was as follows:

	June 30, 2022	June 30, 2023	June 30, 2023
	RM	RM	USD
At beginning and end of financial year	243,021	243,021	52,095

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6.      Trade and other receivables (cont.)

Included within trade and other receivables are deferred IPO expenses amounting to RM2,110,605 (2022: RM Nil). These costs include professional fees that are directly attributable to the preparation of the Group’s proposed SEC filing.

The currency profiles of the Group’s trade and other receivables as at the end of each reporting period are as follows:

	June 30, 2022	June 30, 2023	June 30, 2023
	RM	RM	USD
Malaysian Ringgit	842,001	874,845	187,534
United States Dollar	9,243,859	8,993,253	1,927,814
Euro	1,585,367	1,203,176	257,915
Others	349	378	81
	11,671,576	11,071,652	2,373,344

7.      Cash and bank balances

	June 30, 2022	June 30, 2023	June 30, 2023
	RM	RM	USD
Cash and bank balances	824,285	4,552,611	975,908
Fixed deposits	317,331	321,643	68,948
	1,141,616	4,874,254	1,044,856

The fixed deposits bear interest of 2.65% (2022: 1.65%) per annum and for tenor of 365 (2022: 365) days. The fixed deposits are due for renewal in May 2024 (2022: May 2023).

Fixed deposits amounted to RM321,643 (2022: RM317,331) are pledged to a financial institution as security for bank guarantee granted to the Group.

	June 30, 2022	June 30, 2023	June 30, 2023
	RM	RM	USD
Cash and bank balances	1,141,616	4,874,254	1,044,856
Less: Fixed deposits pledged	(317,331)	(321,643)	(68,948)
Cash and cash equivalents per consolidated statements of cash flows	824,285	4,552,611	975,908

The currency profiles of the Group’s cash and bank balances as at the end of each reporting period are as follows:

	June 30, 2022	June 30, 2023	June 30, 2023
	RM	RM	USD
Malaysian Ringgit	408,523	2,257,730	483,972
United States Dollar	157,334	1,819,907	390,119
Euro	559,761	782,968	167,839
Thai Baht	15,998	13,649	2,926
	1,141,616	4,874,254	1,044,856

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

8.      Share capital

	June 30, 2022	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2023
	Number of shares		RM	RM	USD
Paid-up capital
Balance at beginning and end of financial year	11,250,000	11,250,000	482	482	103

As of June 30, 2023, the Company has authorized and issued 11,250,000 ordinary shares at USD0.00001.

The fully paid ordinary shares have no par value, carry one vote per share and carry a right to dividends as and when declared by the Company.

9.      Capital reserve

Capital reserve represents non-distributable reserve which arose from waiver of inter-company balances in prior years.

10.    Trade and other payables

	June 30, 2022	June 30, 2023	June 30, 2023
	RM	RM	USD
Non-current
Loans from related parties (Note 19)	5,730,400	1,866,000	400,000

Current
Trade payables – third parties	3,546,413	1,223,951	262,369
Loans from related parties (Note 19)	—	5,131,500	1,100,000
Amount due to related parties, net (Note 19)	691,751	175,623	37,647
Advances from a related party (Note 19)	—	2,044,063	438,170
Other payables	646,026	241,574	51,784
Provision	48,000	48,000	10,289
Accrued expenses	1,308,047	1,254,271	268,869
	6,240,237	10,118,982	2,169,128
	11,970,637	11,984,982	2,569,128

Trade payables are non-interest bearing and are normally settled on 30 to 90 days’ (2022: 30 to 90 days’) credit term.

Accrued expenses mainly consist of staff cost, contract workers’ cost, interest payables, freight charges and professional fees.

During the financial year, advances from a related party amounted to RM2,044,063 is unsecured and non-interest bearing. The advances were used to finance the Group’s proposed IPO exercise.

The provision pertained to estimated costs of dismantlement, removal or restoration of leased properties to its original condition as stipulated in the terms and conditions of the lease contracts.

Loans from related parties are unsecured, bear interest ranging from 4.5% (2022: 3.0% to 4.5%) per annum and expected to be settled in cash.

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

10.    Trade and other payables (cont.)

The currency profiles of the Group’s trade and other payables as at the end of each reporting period are as follows:

	June 30, 2022	June 30, 2023	June 30, 2023
	RM	RM	USD
Malaysian Ringgit	2,578,893	1,327,480	284,562
United States Dollar	8,024,218	10,063,356	2,157,204
Euro	1,011,886	530,488	113,717
Singapore Dollar	205,675	37,938	8,132
Japanese Yen	139,971	25,720	5,513
Others	9,994	—	—
	11,970,637	11,984,982	2,569,128

11.    Lease liabilities

Group as a lessee

The Group has lease contracts for leasehold premises and plant and machinery. The Group’s obligations under these leases are secured by the lessor’s title to the leased assets. The Group is restricted from assigning and subleasing the leased assets.

The Group also has certain leases with lease terms of 12 months or less and leases with low value. The Group applies the ‘short-term lease’ and ‘lease of low-value assets’ recognition exemptions for these leases.

Carrying amount of right-of-use assets presented within property, plant and equipment

	Leasehold premises	Plant and machinery	Total	Total
	RM	RM	RM	USD
At July 1, 2021	1,181,298	3,202,809	4,384,107	939,787
Addition	695,627	—	695,627	149,116
Depreciation	(299,230)	(348,516)	(647,746)	(138,852)
At June 30, 2022	1,577,695	2,854,293	4,431,988	950,051
Addition	532,423	—	532,423	114,131
Depreciation	(616,206)	(348,516)	(964,722)	(206,800)
At June 30, 2023	1,493,912	2,505,777	3,999,689	857,382

Lease liabilities

The carrying amount of lease liabilities and the movement during the financial year are disclosed elsewhere in the financial statements, and the maturity analysis of lease liabilities is disclosed in Note 21.

	June 30, 2022	June 30, 2023	June 30, 2023
	RM	RM	USD
Current	899,630	1,206,845	258,702
Non-current	2,943,334	2,332,121	499,919
	3,842,964	3,538,966	758,621

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

11.    Lease liabilities (cont.)

Amounts recognized in profit or loss

	June 30, 2022	June 30, 2023	June 30, 2023
	RM	RM	USD
Depreciation of right-of-use assets	647,746	964,722	206,800
Interest expense on lease liabilities (Note 14)	232,582	210,365	45,094
	880,328	1,175,087	251,894

Total cash outflows

The Group had total cash outflows for leases of RM1,159,138 (2022: RM1,005,482).

12.    Deferred tax liabilities

Movement in deferred tax liabilities are as follows:

	June 30, 2022	June 30, 2023	June 30, 2023
	RM	RM	USD
At beginning of financial year	119,000	202,000	43,301
Charged to profit or loss (Note 18)	83,000	16,718	3,584
At end of financial year	202,000	218,718	46,885

13.    Revenue

	June 30, 2022	June 30, 2023	June 30, 2023
	RM	RM	USD
Sales of goods – transfer at a point in time	32,465,457	34,269,482	7,346,084

14.    Interest expense

	June 30, 2022	June 30, 2023	June 30, 2023
	RM	RM	USD
Interest expense on loan payables to related companies	186,862	344,155	73,774
Interest on lease liabilities (Note 11)	232,582	210,365	45,094
Lease modification	—	112,350	24,084
	419,444	666,870	142,952

15.    Other income

	June 30, 2022	June 30, 2023	June 30, 2023
	RM	RM	USD
Gain on disposal of plant and equipment	—	1,300	279
Proceeds from sale of scraped materials	28,001	29,647	6,355
Sundry income	—	108,639	23,288
Gain on foreign exchange, net	114,746	467,121	100,133
	142,747	606,707	130,055

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

16.    Other expenses

	June 30, 2022	June 30, 2023	June 30, 2023
	RM	RM	USD
Loss on disposal of plant and equipment	1	—	—
Others	60	—	—
	61	—	—

17.    Profit before income tax

	June 30, 2022	June 30, 2023	June 30, 2023
	RM	RM	USD
Cost of sales
Cost of inventories	20,145,582	16,743,173	3,589,105
Employee benefits expense
– Salaries and related costs	7,269,081	7,542,589	1,616,847
– Defined contribution plan	507,264	538,281	115,387
Property, plant and equipment written off	2	1,802	386

Selling and distribution expenses
Freight outwards	391,981	329,104	70,547
Rental of warehouse	344,031	388,728	83,329

General and administrative expenses
Employee benefits expense
– Salaries and related costs	1,742,751	1,698,474	364,089
– Defined contribution plan	209,997	198,792	42,613
– Staff welfare	228,389	120,705	25,875
Legal and professional fees	266,569	131,650	28,221

18.    Income tax expense

The major components of income tax expense recognized in profit or loss for the years ended June 30, 2022 and 2023 were:

	June 30, 2022	June 30, 2023	June 30, 2023
	RM	RM	USD
Current income tax
Current year’s provision	7,800	2,918	626
Over provision in prior financial year	(59,174)	(6,720)	(1,441)

Deferred taxation
Current year (Note 12)	83,000	16,718	3,584
	31,626	12,916	2,769

Relationship between tax expense and accounting profits

Domestic income tax is calculated at 24% (2022: 24%) of the estimated assessable profits for the financial years. Taxation for other jurisdictions is calculated at the rates prevailing in the relevant jurisdictions.

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

18.    Income tax expense (cont.)

A reconciliation between tax expense and the product of accounting profits multiplied by Malaysia income tax rate for the financial years ended June 30, 2022 and 2023 were as follows:

	June 30, 2022	June 30, 2023	June 30, 2023
	RM	RM	USD
Profit before income tax	594,686	197,435	42,322

Tax calculated at tax rate of 24% (2022: 24%)	142,725	47,385	10,158

Effects of:
Expenses not deductible for tax purposes	461,481	624,957	133,967
Income not subject to tax	(27,143)	(312)	(67)
Tax concessions and deductions	(487,045)	(684,717)	(146,777)
Deferred tax assets not recognised	83,040	58,320	12,502
Utilisation of deferred tax assets previously not recognised	(91,000)	(17,040)	(3,653)
Over provision in prior financial year	(59,174)	(6,720)	(1,441)
Others	8,742	(8,957)	(1,920)
	31,626	12,916	2,769

Deferred income tax assets are recognized for tax losses and capital allowances carried forward to the extent that realization of the related tax benefits through future taxable profits is probable. The Group has unrecognized tax losses of RM1,049,000 (2022: RM1,120,000) and capital allowances of RM589,000 (2022: RM346,000) at the reporting date which can be carried forward and used to offset against future taxable income subject to meeting certain statutory requirements. The tax losses and capital allowances have no expiry date. Deferred tax assets have not been recognised in respect of the tax losses and capital allowances due to uncertainty in the availability of future taxable profit against which the Group can utilise these tax benefits.

BVI

Under the current laws of BVI, the Company and its subsidiary, TEM SP Limited is not subject to any income tax.

19.    Significant related party transactions and balances

Other than those disclosed elsewhere in the financial statements, significant related party transactions during the year on terms agreed between the Group and its related parties were as follows:

	June 30, 2022	June 30, 2023	June 30, 2023
	RM	RM	USD
TEM Group Limited
Interest expense – non-trade	17,275	—	—

SEAP Trading Pte Ltd
Sales to	—	119,868	25,695
Interest expense – non-trade	169,588	344,155	73,774

TEM Electronics (Jiangmen) Co Ltd
Sales to	166,873	3,336	715
Purchase from	2,328,636	1,312,681	281,389

BAP Trading Co Ltd
Purchase from	—	115,308	24,718
IT support fee – non-trade	202,578	72,709	15,586

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

19.    Significant related party transactions and balances (cont.)

Balances with related parties

	June 30, 2022	June 30, 2023	June 30, 2023
	RM	RM	USD
Trade receivables
TEM Electronics (Jiangmen) Co Ltd	249	—	—

Trade payables
TEM Electronics (Jiangmen) Co Ltd	(597,228)	(148,835)	(31,905)
BAP Trading Co Ltd	—	(25,720)	(5,513)

Non-trade payables
SEAP Trading Pte. Ltd.	—	(1,068)	(229)
BAP Trading Co Ltd	(94,772)	—	—
Amount due to related parties, net	(691,751)	(175,623)	(37,647)

Advances from a related party
New Universe Industries Ltd	—	2,044,063	438,170

Loans from related parties
SEAP Trading Pte. Ltd.(1)
Current	—	5,131,500	1,100,000
Non-current	5,730,400	1,866,000	400,000
	5,730,400	6,997,500	1,500,000

____________

(1)             The loans from SEAP Trading Pte. Ltd. are due for repayment in August 2023, March 2024, June 2024, July 2024 and August 2024.

Key management personnel

Key management personnel are directors of the Group and those persons having authority and responsibility for planning, directing and controlling the activities of the Group, directly or indirectly.

The remuneration of key management personnel of the Group during the financial years were as follows:

	June 30, 2022	June 30, 2023	June 30, 2023
	RM	RM	USD
Salaries and related costs	282,605	285,739	61,252
Defined contribution plan	33,807	34,157	7,322
	316,412	319,896	68,574

20.    Segment reporting

Operating segments are identified on the basis of internal reports about components of the Group that are regularly reviewed by the COO (“Chief Operating Officer”) for the purpose of resource allocation and performance assessment. Segment results, assets and liabilities include items directly attributable to a segment as well as those that can be allocated on a reasonable basis.

The Group operates in a single business segment which is the business of sales of connectors, assemblies and wire harness.

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

20.    Segment reporting (cont.)

Geographical information and major customers

The Group’s non-current assets are based in Malaysia.

The following table breaks down revenue by geographic location of the Group’s revenue. The geographical location is based on the location at which the goods is delivered to the customers.

	June 30, 2022	June 30, 2023	June 30, 2023
	RM	RM	USD
Thailand	14,623,456	13,839,239	2,966,611
Malaysia	6,603,241	8,779,051	1,881,897
Switzerland	8,221,138	7,823,338	1,677,028
United States of America	2,687,546	3,467,540	743,310
Others(a)	330,076	360,314	77,238
	32,465,457	34,269,482	7,346,084

____________

(a)      No revenue from other single country amounted to 1% or more of the Group’s revenue.

21.    Financial risk management

The Group’s activities expose it to a variety of financial risks from its operation. The key financial risks include credit risk, liquidity risk and market risk (including foreign currency risk and interest rate risk).

The directors review and agree policies and procedures for the management of these risks, which are executed by the management team. It is, and has been throughout the current and previous financial years, the Group’s policy that no trading in derivatives for speculative purposes shall be undertaken.

The following sections provide details regarding the Group’s exposure to the abovementioned financial risks and the objectives, policies and processes for the management of these risks.

There has been no change to the Group’s exposure to these financial risks or the manner in which it manages and measures the risks.

Credit risk

Credit risk refers to the risk that the counterparty will default on its contractual obligations resulting in a loss to the Group. The Group’s exposure to credit risk arises primarily from trade and other receivables. For other financial assets (including cash), the Group minimizes credit risk by dealing exclusively with high credit rating counterparties.

The Group has adopted a policy of only dealing with creditworthy counterparties. The Group performs ongoing credit evaluation of its counterparties’ financial condition and generally do not require a collateral.

The Group considers the probability of default upon initial recognition of asset and whether there has been a significant increase in credit risk on an ongoing basis throughout each reporting period.

The Group has determined the default event on a financial asset to be when internal and/or external information indicates that the financial asset is unlikely to be received, which could include default of contractual payments due for more than 60 days or there is significant difficulty of the counterparty.

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

21.    Financial risk management (cont.)

To minimize credit risk, the Group has developed and maintained the Group’s credit risk gradings to categorize exposures according to their degree of risk of default. The credit rating information is supplied by publicly available financial information and the Group’s own trading records to rate its major customers and other debtors. The Group considers available reasonable and supportive forward-looking information which includes the following indicators:

•        Internal credit rating

•        External credit rating

•        Actual or expected significant adverse changes in business, financial or economic conditions that are expected to cause a significant change to the debtor’s ability to meet its obligations

•        Actual or expected significant changes in the operating results of the debtor

•        Significant increases in credit risk on other financial instruments of the same debtor

•        Significant changes in the expected performance and behavior of the debtor, including changes in the payment status of debtors in the company and changes in the operating results of the debtor

Regardless of the analysis above, a significant increase in credit risk is presumed if a debtor is more than 30 days past due in making contractual payment.

The Group determined that its financial assets are credit-impaired when:

•        There is significant difficulty of the debtor

•        A breach of contract, such as a default or past due event

•        It is becoming probable that the debtor will enter bankruptcy or other financial reorganization

•        There is a disappearance of an active market for that financial asset because of financial difficulty

The Group categorizes a receivable for potential write-off when a debtor fails to make contractual payments more than 120 days past due. Financial assets are written off when there is evidence indicating that the debtor is in severe financial difficulty and the debtor has no realistic prospect of recovery.

The Group’s current credit risk grading framework comprises the following categories:

Category	Definition of category	Basis for recognising expected credit loss (ECL)
I	Counterparty has a low risk of default and does not have any past-due amounts.	12-month ECL
II	Amount is >30 days past due or there has been a significant increase in credit risk since initial recognition.	Lifetime ECL – not credit impaired
III	Amount is >60 days past due or there is evidence indicating the asset is credit-impaired (in default).	Lifetime ECL – credit-impaired
IV	There is evidence indicating that the debtor is in severe financial difficulty and the debtor has no realistic prospect of recovery.	Amount is written off

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

21.    Financial risk management (cont.)

The table below details the credit quality of the Group’s financial assets, as well as maximum exposure to credit risk by credit risk rating categories:

	Category	12-month or lifetime ECL	Gross carrying amount	Loss allowance	Net carrying amount	Net carrying amount
			RM	RM	RM	USD
June 30, 2023
Trade receivables	Note 1	Life time ECL (Simplified)	8,875,616	(243,021)	8,632,595	1,850,502
Other receivables	I Note 2	12-month ECL	185,682	—	185,682	39,804
Cash and bank balances	I Note 3	12-month ECL	4,874,254	—	4,874,254	1,044,856
June 30, 2022
Trade receivables	Note 1	Lifetime ECL (Simplified)	10,410,842	(243,021)	10,167,821	2,179,597
Other receivables	I Note 2	12-month ECL	149,294	—	149,294	32,003
Cash and bank balances	I Note 3	12-month ECL	1,141,616	—	1,141,616	244,719

Trade receivables (Note 1)

For trade receivables, the Group has applied the simplified approach in IFRS 9 and use provision matrix to measure the loss allowance at lifetime ECL. In determining ECL on a collective basis, trade receivables are grouped based on similar credit risk and aging. The Group considers the historical credit loss experience based on the past due status of the debtors, historical customers’ payment profile and adjusted as appropriate to reflect current conditions and estimates of future economic conditions affecting the ability of the customers to settle the debts. The Group has identified the country’s risk in which it sells goods to be the most relevant factor and the historical loss rates is adjusted accordingly based on the expected changes in this factor. Accordingly, the credit risk profile of trade receivables is presented based on their past due status in terms of the provision matrix.

	Trade receivables	ECL	Trade receivables, net	Trade receivables, net
	RM	RM	RM	USD
June 30, 2023
Not past due	7,342,981	(219,384)	7,123,597	1,527,030
< 30 days	1,528,107	(19,109)	1,508,998	323,472
31 days to 60 days	—	—	—	—
61 days to 90 days	2,832	(2,832)	—	—
91 days to 120 days	—	—	—	—
>120 days	1,696	(1,696)	—	—
	8,875,616	(243,021)	8,632,595	1,850,502

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

21.    Financial risk management (cont.)

	Trade receivables	ECL	Trade receivables, net	Trade receivables, net
	RM	RM	RM	USD
June 30, 2022
Not past due	8,714,436	(202,705)	8,511,731	1,824,594
< 30 days	1,101,380	(19,109)	1,082,271	231,998
31 days to 60 days	593,064	(19,245)	573,819	123,005
61 days to 90 days	362	(362)	—	—
91 days to 120 days	1,600	(1,600)	—	—
>120 days	—	—	—	—
	10,410,842	(243,021)	10,167,821	2,179,597

Other receivables (Note 2)

Other receivables are considered to be low credit risk and subject to immaterial credit loss. Credit loss for these assets have not been increased significantly since their initial recognition. Consequently, they are measured at the 12-month ECL.

Cash and cash equivalents (Note 3)

Cash and cash equivalents are mainly deposits with reputable banks with high international credit rating. Credit loss for the assets have not been increased significantly since their initial recognition. Consequently, they are measured at the 12-month ECL.

Excessive risk concentration

Concentrations arise when a number of counterparties are engaged in similar business activities, or activities in the same geographical region, or have economic features that would cause their ability to meet contractual obligations to be similarly affected by changes in economic, political or other conditions. Concentrations indicate the relative sensitivity of the Group’s performance to developments affecting a particular industry.

Exposure to credit risk

The Group has no significant concentration of credit risk except for those significant customers disclosed below. The Group has credit policies and procedures in place to minimize and mitigate its credit risk exposure.

The following table sets forth a summary of single customers who represent 10% or more of the Group’s revenue:

	June 30, 2022	June 30, 2023	June 30, 2023
	RM	RM	USD
Customer A	14,517,863	13,716,413	2,940,281
Customer B	8,221,138	7,823,338	1,677,029
Customer C	4,507,837	5,804,590	1,244,285
Customer D	—	3,413,844	731,799
	27,246,838	30,758,185	6,593,394

Liquidity risk

Liquidity risk refers to the risk that the Group will encounter difficulties in meeting its short-term obligations due to shortage of funds. The Group’s exposure to liquidity risk arises primarily from mismatches of the maturities of financial assets and liabilities. It is managed by matching the payment and receipt cycles. The Group finances its working capital requirements through a combination of funds generated from operations, advances and loans from related parties, if necessary.

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

21.    Financial risk management (cont.)

In assessing our liquidity, we monitor and analyze our cash and bank balances and our operating expenditure commitments. As of June 30, 2023, our cash and bank balances amounted to approximately RM4.9 million, our current assets were approximately RM30.0 million, and our current liabilities were approximately RM11.5 million.

Based on the above considerations, management is of the opinion that the Group has sufficient funds to meet its working capital requirements and debt obligations, for at least the next 12 months. There are several factors that could potentially arise that could undermine the Group’s plans, such as changes in the demand for its products, economic conditions, its operating results continuing to deteriorate and its shareholders and related parties being unable to provide continued financial support.

The Group maintains sufficient cash and bank balances, and internally generated cash flows to finance their activities and management is satisfied that funds are available to finance the operations of the Company.

Analysis of financial instruments by remaining contractual maturities

The following table details the remaining contractual maturity for non-derivative financial liabilities. The tables have been drawn up based on the undiscounted cash flows of financial liabilities based on the earliest date on which the Group can be required to pay. The table includes both interest and principal cash flows.

	On demand or within 1 year	Within 2 to 5 years	Total
	RM	RM	RM
June 30, 2023
Trade and other payables	10,197,354	1,954,985	12,152,339
Lease liabilities	1,389,125	2,488,437	3,877,562
Total	11,586,479	4,443,422	16,029,901

June 30, 2022
Trade and other payables	6,240,237	6,068,769	12,309,006
Lease liabilities	1,099,941	3,226,407	4,326,348
Total	7,340,178	9,295,176	16,635,354

Market risk

Market risk is the risk that changes in market prices, such as interest rates and foreign exchange rates will affect the Group’s profit or loss. The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimizing the return on risk.

Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of the Group’s financial instruments will fluctuate because of changes in market interest rates. The Group’s exposure to interest rate risk arises primarily from loans from related parties.

The Group periodically review its liabilities and monitors interest rate fluctuations to ensure that the exposure to interest rate risk is within acceptable level.

The Group does not expect any significant effect on the Group’s profit or loss arising from the effects of reasonably possible changes to interest rates on interest bearing financial instruments at the end of the reporting period.

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

21.    Financial risk management (cont.)

Foreign currency risk

The Group’s foreign exchange risk results mainly from cash flows from transactions denominated in foreign currencies. At present, the Group does not have any formal policy for hedging against foreign currency risk. The Group ensures that the net exposure is kept to an acceptable level by buying or selling foreign currencies at spot rates, where necessary, to address short-term imbalances.

The Group has transactional currency exposures arising from sales or purchases that are denominated in a currency other than the functional currency of the entity, primarily United States Dollar (“USD”), Euro (“EUR”) and Singapore Dollar (“SGD”).

At the end of each reporting period, the Group’s exposure to foreign currency risk is as follows:

	June 30, 2022			June 30, 2023
	USD	EUR	SGD	USD	EUR	SGD
	RM	RM	RM	RM	RM	RM
Financial assets
Trade and other receivables	9,243,859	1,585,367	—	8,993,253	1,203,176	—
Cash and bank balances	157,334	559,761	—	1,819,907	782,968	—

Financial liabilities
Trade and other payables	(8,024,218)	(1,011,886)	(205,675)	(10,063,356)	(530,487)	(37,938)
Net exposure	1,376,975	1,133,242	(205,675)	749,804	1,455,657	(37,938)

Strengthening of Malaysian Ringgit against the foreign currencies denominated balances as at the reporting date would increase/(decrease) profit or loss by the amounts shown below. The analysis assumes that all other variables remain constant.

	Profit or loss (after tax)
	June 30, 2022	June 30, 2023
	RM	RM
USD strengthening 4% (2022: 4%)	41,860	22,794
EUR strengthening 7% (2022: 3%)	25,838	77,441
SGD strengthening 4% (2022: 2%)	(3,126)	(1,153)

Weakening of Malaysian Ringgit against the above currencies would have had equal but opposite effect on the above currencies to the amounts shown above, on the basis that all other variables remain constant.

22.    Fair value of assets and liabilities

Fair value measurement

The accounting standard regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by the Group.

The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosure requirements for fair value measures. The three levels are defined as follow:

•        Level 1 — Quoted prices (unadjusted) in active market for identical assets or liabilities that the Company can access at the measurement date

•        Level 2 — Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, and

•        Level 3 — Unobservable inputs for the asset or liability.

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

22.    Fair value of assets and liabilities (cont.)

Assets and liabilities not measured at fair value

Cash and cash equivalents, other receivables and other payables

The carrying amount of these balances approximate their fair value due to the short-term nature of these balances.

Trade receivables and trade payables

The carrying amount of these receivables and payables approximate their fair value as they are subject to normal trade credit terms.

Lease liabilities and loans from related parties

The carrying amount of these balances approximate their fair value as they are subject to interest rates close to market rate of interest for similar arrangements with financial institutions.

23.    Financial instruments by category

At the reporting date, the aggregate carrying amounts of financial assets and receivables and financial liabilities at amortized cost were as follows:

	June 30, 2022	June 30, 2023	June 30, 2023
	RM	RM	USD
Financial assets measured at amortised cost
Trade and other receivables	10,317,115	8,818,277	1,890,306
Cash and cash equivalents	1,141,616	4,874,254	1,044,856
	11,458,731	13,692,531	2,935,162

Financial liabilities measured at amortised cost
Trade and other payables	11,922,637	11,936,982	2,558,839
Lease liabilities	3,842,964	3,538,966	758,621
	15,765,601	15,475,948	3,317,460

24.    Capital management

The Group manage their capital to ensure that the Group is able to continue as a going concern and maintain an optimal capital structure so as to maximize shareholder’s value. The capital structure of the Group consists of equity attributable to owners of the Company, comprising issued share capital, reserves and retained earnings as presented in the statements of changes in equity.

The Group manage its capital structure and makes adjustments to it, in light of changes in economic conditions. To maintain or adjust the capital structure, the Group may adjust the dividend payment to shareholders, return capital to shareholders or issue new shares. The Group is not subject to any externally imposed capital requirements. No changes were made in the objectives, policies or processes during the financial years ended June 30, 2022 and 2023.

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

25.    Commitment

The Group has the following commitments in respect of acquisition of property, plant and equipment:

	June 30, 2022	June 30, 2023	June 30, 2023
	RM	RM	USD
Approved and contracted for	34,129	—	—

26.    Events after reporting period

The Company has assessed all events from June 30, 2023, up through September 22, 2023 which is the date that these consolidated financial statements are available to be issued, there are not any material subsequent events that require disclosure in these consolidated financial statements except below:.

On 29 August 2023, the Company passed a written resolution to re-designate and re-classify its existing authorized ordinary shares. Prior to the re-classification exercise, the Company is authorized to issue a maximum of 500,000,000 ordinary shares of a single class with a par value of USD0.00001 each. Subsequent to the re-classification exercise, the Company’s authorized shares was 500,000,000 ordinary shares with a par value of US$0.00001 each comprising (a) 497,500,000 Class A Ordinary Shares with a par value of US$0.00001 each; and (b) 2,500,000 Class B Ordinary Shares with a par value US$0.00001 each.

On 29 August 2023, the Company had 8,750,000 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares, issued and outstanding, respectively. Holders of Class A Ordinary Shares and Class B Ordinary Shares vote together as one class on all matters submitted to a vote by the shareholders at any general meeting of the Company and have the same rights except each Class A Ordinary Share is entitled to one (1) vote and each Class B Ordinary Share is entitled to twenty (20) votes.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Shareholders of
Linkers Industries Limited

Results of Review of Interim Financial Information

We have reviewed the unaudited interim condensed consolidated statements of financial position of Linkers Industries Limited and its subsidiaries (collectively the “Company”) as of December 31, 2023, and the related unaudited interim condensed consolidated statements of profit or loss and other comprehensive income, changes in equity, and cash flows for the six-month periods ended December 31, 2022 and 2023, and the related notes (collectively referred to as the unaudited interim condensed consolidated financial statements). Based on our reviews, we are not aware of any material modifications that should be made to the accompanying unaudited interim condensed consolidated financial statements for them to be in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), the consolidated statements of financial position of the Company as of June 30, 2023, and the related consolidated statements of profit or loss and other comprehensive income, changes in equity and cash flows for the year then ended (not presented herein); we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying condensed consolidated statement of financial position as of June 30, 2023, is fairly stated, in all material respects, in relation to the statement of financial position from which it has been derived.

Basis for Review Results

These unaudited interim condensed consolidated financial statements are the responsibility of the Company’s management. We conducted our review in accordance with the standards of the PCAOB. A review of unaudited interim condensed consolidated financial statements consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the PCAOB, the objective of which is the expression of an opinion regarding the unaudited interim condensed consolidated financial statements taken as a whole. Accordingly, we do not express such an opinion. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

WWC, P.C.
Certified Public Accountants
PCAOB ID No. 1171

We have served as the Company’s auditor since 2022.

San Mateo, California
May 8, 2024

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES
UNAUDITED INTERIM CONDENSED
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	Note	June 30, 2023	December 31, 2023	December 31, 2023
		RM	RM	USD
ASSETS
Non-current assets
Property, plant and equipment	4	4,960,020	4,474,369	974,744
Total non-current assets		4,960,020	4,474,369	974,744

Current assets
Inventories	5	13,753,472	12,298,886	2,679,321
Trade and other receivables	6	11,071,652	10,420,693	2,270,155
Tax recoverable		268,209	325,107	70,826
Cash and bank balances	7	4,874,254	4,716,658	1,027,527
Total current assets		29,967,587	27,761,344	6,047,829
Total assets		34,927,607	32,235,713	7,022,573

EQUITY AND LIABILITIES
Equity attributable to owners of the Company
Share capital	8	482	482	105
Capital reserve	9	12,392,392	12,392,392	2,699,691
Foreign currency translation reserve		(2,707)	(1,032)	(225)
Retained earnings		6,794,774	5,930,979	1,292,069
Total equity		19,184,941	18,322,821	3,991,640

Non-current liabilities
Trade and other payables	10	1,866,000	1,606,500	349,977
Lease liabilities	11	2,332,121	1,700,247	370,400
Total non-current liabilities		4,198,121	3,306,747	720,377

Current liabilities
Trade and other payables	10	10,118,982	9,091,465	1,980,582
Lease liabilities	11	1,206,845	1,244,680	271,154
Deferred tax liabilities	12	218,718	270,000	58,820
Income tax payables		—	—	—
Total current liabilities		11,544,545	10,606,145	2,310,556
Total liabilities		15,742,666	13,912,892	3,030,933
Total equity and liabilities		34,927,607	32,235,713	7,022,573

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES
UNAUDITED INTERIM CONDENSED
CONSOLIDATED STATEMENTS OF PROFIT OR LOSS
AND OTHER COMPREHENSIVE INCOME

		For the Six Months Ended
	Note	December 31, 2022	December 31, 2023	December 31, 2023
		RM	RM	USD
Revenue	13	17,021,292	10,847,686	2,363,176
Cost of sales		(14,309,203)	(9,591,134)	(2,089,435)
Gross profit		2,712,089	1,256,552	273,741

Operating expenses:
Selling and distribution expenses		(512,640)	(250,720)	(54,620)
General and administrative expenses		(1,781,144)	(1,571,857)	(342,430)
		(2,293,784)	(1,822,577)	(397,050)

Income/(Loss) from operations		418,305	(566,025)	(123,309)

Other income (expenses):
Interest income		3,710	15,428	3,361
Interest expense	14	(282,688)	(239,128)	(52,094)
Other income	15	126,719	19,692	4,290
Other expenses	16	—	(42,480)	(9,255)
		(152,259)	(246,488)	(53,698)

Profit/(Loss) before income tax	17	266,046	(812,513)	(177,007)
Income tax credit/(expense)	18	2,696	(51,282)	(11,172)
Profit/(Loss) for the period		268,742	(863,795)	(188,179)

Other comprehensive income:
Items that may be reclassified subsequently to profit or loss:
Currency translation differences arising from consolidation		1,878	1,675	365
Total comprehensive income/(loss) attributable to equity owners of the Company		270,620	(862,120)	(187,814)

Earnings per share attributable to owners of the Company
Basic and diluted earnings per share		0.02	(0.08)	(0.02)
	December 31, 2022	December 31, 2023
Weighted average number of ordinary shares used in computing basic and diluted earnings	11,250,000	11,250,000

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES
UNAUDITED INTERIM CONDENSED
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	Share capital	Capital reserve	Foreign currency translation reserve	Retained earnings	Total equity attributable to owners of the Company
	RM	RM	RM	RM	RM
Balance at July 1, 2022	482	12,392,392	—	6,610,255	19,003,129
Profit for the period	—	—	—	268,742	268,742
Other comprehensive income: Exchange differences on translating foreign operations	—	—	1,878	—	1,878
Balance at December 31, 2022	482	12,392,392	1,878	6,878,997	19,273,749
Balance at July 1, 2023	482	12,392,392	(2,707)	6,794,774	19,184,941
Loss for the period	—	—	—	(863,795)	(863,795)
Other comprehensive income: Exchange differences on translating foreign operations	—	—	1,675	—	1,675
Balance at December 31, 2023	482	12,392,392	(1,032)	5,930,979	18,322,821

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES
UNAUDITED INTERIM CONDENSED
CONSOLIDATED STATEMENTS OF CASH FLOWS

		For the Six Months Ended
	Note	December 31, 2022	December 31, 2023	December 31, 2023
		RM	RM	USD
Cash flows from operating activities
Profit/(Loss) before tax		266,046	(812,513)	(177,007)

Adjustments for:
Depreciation of property, plant and equipment	4	581,980	617,159	134,449
Interest expense	14	282,688	239,128	52,094
Interest income		(3,710)	(15,428)	(3,361)
Property, plant and equipment written off		—	3	1
Inventories write-down		—	66,506	14,488
Reversal of inventories write-down		(168,682)	—	—
Operating cash flows before working capital changes		958,322	94,855	20,664

Changes in working capital:
Inventories		(401,048)	1,388,080	302,394
Trade and other receivables		1,261,311	654,504	142,584
Trade and other payables		(1,872,176)	(1,147,722)	(250,032)
Cash (used in)/generated from operations		(53,591)	989,717	215,610
Income tax paid		(54,185)	(56,898)	(12,395)
Net cash (used in)/generated from operating activities		(107,776)	932,819	203,215

Cash flows from investing activities
Interest income		1,536	11,883	2,589
Purchase of plant and equipment		(264,113)	(131,511)	(28,650)
Net cash used in investing activities		(262,577)	(119,628)	(26,061)

Cash flows from financing activities
Advances from a related party		—	2,583,474	562,812
Loans from a related party		1,756,000	—	—
Repayment of loans to related party		—	(2,637,000)	(574,472)
Interest paid to related parties		—	(222,699)	(48,515)
Repayment of lease liabilities		(515,563)	(652,896)	(142,234)
Interest paid for lease liabilities		(60,607)	(41,666)	(9,077)
Short-term deposits pledged		—	(1,500)	(327)
Net cash generated from/(used in) financing activities		1,179,830	(972,287)	(211,813)
Net change in cash and cash equivalents		809,477	(159,096)	(34,659)
Cash and cash equivalents at beginning of period		824,285	4,552,611	991,789
Cash and cash equivalents at end of period	7	1,633,762	4,393,515	957,130

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES
UNAUDITED INTERIM CONDENSED
CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)

A reconciliation of liabilities arising from financing activities as follows:

	At beginning of financial period	Additions	Cash flows	Non-cash changes- interest expense	At end of financial period
	RM	RM	RM	RM	RM
2023
Lease liabilities	3,538,966	—	(652,896)	58,857	2,944,927
Loan from related companies	6,997,500	—	(2,637,000)	—	4,360,500
Advance from a related party	2,044,063	2,583,474	—	—	4,627,537
	12,580,529	2,583,474	(3,289,896)	58,857	11,932,964

2022
Lease liabilities	3,842,964	—	(515,563)	51,294	3,378,695
Loan from related companies	5,730,400	1,732,600	—	—	7,463,000
	9,573,364	1,732,600	(515,563)	51,294	10,841,695

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

1.      Overview

Linkers Industries Limited (the “Company”) is incorporated in British Virgin Islands (“BVI”) on December 8, 2022 and its registered office at Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, VG1110, British Virgin Islands. The principal place of business of the Company is Lot A99, Jalan 2A-3, Lot A101 and A102, Jalan 2A, Kawasan Perusahaan MIEL Sungai Lalang, 08000 Sungai Petani, Kedah Darul Aman, Malaysia.

These unaudited interim condensed consolidated financial statements comprise the Company and its subsidiaries (the “Group”).

The principal activity of the Company is investment holding. The principal activities of the subsidiaries are disclosed below.

The details of its subsidiaries are as follows:

Name of subsidiary (Country of incorporation and principal place of business)	Principal activities	Percentage of effective ownership held by the Company
		June 30, 2023	December 31, 2023
TEM SP Limited (British Virgin Islands)	Investment holding	100%	100%
TEM Electronics (M) Sdn Bhd (Malaysia)	Manufacturing of connectors, assemblies and wire harness	100%	100%

In order to facilitate the Company’s initial public offering, the Company completed a series of reorganization transactions (the “Reorganization”), whereby, each of the operating and holding entities under the controlling shareholder’s common control before and after the Reorganization, were ultimately contributed to the Company.

On November 15, 2022, Mr Lau Man Tak, who is the controlling shareholder, incorporated TEM SP Limited. a company incorporated in BVI.

On December 14, 2022, TEM Group Limited, a company incorporated in BVI, whom Mr Lau Man Tak is the controlling shareholder, transferred 100% issued share capital of TEM Electronics (M) Sdn Bhd to TEM SP Limited for a total consideration of RM20,143,836.

On December 21, 2022, Mr Lau Man Tak transferred 100% issued share capital of TEM SP Limited to the Company.

The Reorganization was completed on December 21, 2022. Through the Reorganization, the Company became the holding company of the subsidiaries comprising the Group. Accordingly, the unaudited interim condensed consolidated financial statements were prepared on a consolidated basis by applying the principles of common control as if the Reorganization had been completed at the beginning of the first reporting period.

There have been no significant changes in the nature of these activities during the financial periods ended December 31, 2023 and December 31, 2022.

2.      Material accounting policies information

2.1    Basis of preparation

The unaudited interim condensed consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board under the historical cost convention, except as disclosed in the accounting policies below.

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

2.      Material accounting policies information (cont.)

The preparation of financial statements in conformity with IFRS requires management to exercise its judgement in the process of applying the Group’s accounting policies. It also requires the use of certain critical accounting estimates and assumptions. The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to the unaudited interim condensed consolidated financial statements are disclosed in Note 3.

In the current period, the Group has adopted all the new and revised IFRS and Interpretations of IFRS that are relevant to its operations and effective for annual periods beginning on or after July 1, 2023. Changes to the Group’s accounting policies have been made as required, in accordance with the transitional provisions in the respective IFRS and Interpretations of IFRS. The adoption of these new or amended IFRS and Interpretations of IFRS did not result in substantial changes to the Group’s accounting policies and had no material effect on the amounts reported for the current or prior financial years.

IFRS and Interpretations of IFRS issued but not year effective

At the date of authorisation of these unaudited interim condensed consolidated financial statements, certain IFRS and Interpretations of IFRS were issued but not yet effective. Consequential amendments were also made to various standards as a result of these new/revised standards.

The Group does not intend to early adopt any of the above new/revised standards, interpretations and amendments to the existing standards. Management anticipates that the adoption of the aforementioned revised/new standards will not have a material impact on the unaudited interim condensed consolidated financial statements of the Group and Company in the period of their initial adoption.

2.2    Revenue

Revenue from sales of goods in the ordinary course of business is recognized when the Group satisfies a performance obligation by transferring control of a promised good to the customer. The amount of revenue recognized is the amount of the transaction price allocated to the satisfied performance obligation.

The transaction price is allocated to each performance obligation in the contract on the basis of the relative stand-alone selling prices of the promised goods. The individual standalone selling price of a good that has not previously been sold on a stand-alone basis, or has a highly variable selling price, is determined based on the residual portion of the transaction price after allocating the transaction price to goods with observable stand-alone selling price. A discount or variable consideration is allocated to one or more, but not all, of the performance obligations if it relates specifically to those performance obligations.

Transaction price is the amount of consideration in the contract to which the Group expects to be entitled in exchange for transferring the promised goods. The transaction price may be fixed or variable and is adjusted for time value of money if the contract includes a significant financing component. Consideration payable to a customer is deducted from the transaction price if the Group does not receive a separate identifiable benefit from the customer. When consideration is variable, if applicable, the estimated amount is included in the transaction price to the extent that it is highly probable that a significant reversal of the cumulative revenue will not occur when the uncertainty associated with the variable consideration is resolved.

Specifically, the Group uses a five-step approach to recognise revenue:

•        Step 1: Identify the contract(s) with a client

•        Step 2: Identify the performance obligations in the contract

•        Step 3: Determine the transaction price

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

2.      Material accounting policies information (cont.)

•        Step 4: Allocate the transaction price to the performance obligations in the contract

•        Step 5: Recognise revenue when (or as) the Company satisfies a performance obligation

The Group recognises revenue when a performance obligation is satisfied, i.e., when “control” of the goods underlying the particular performance obligations is transferred to customers.

Sales of goods

For the sales of connectors, assemblies and wire harness, the Group typically receives purchase orders from customers which will set forth the terms and conditions including transaction price, types of products, terms of delivery, and terms of payment. These terms serve as the basis of the performance obligations that the Group must fulfil in order to recognize revenue.

The key performance obligation is when delivery of finished goods has occurred, which is when the goods have been shipped to the specified location/warehouse, or the risks loss have been transferred to the customers in accordance with terms and conditions ie. Free on Board (“FOB”) or Delivered Duty Unpaid (“DDU”), as stipulated in the contracts with customers. The completion of the performance obligation is evidenced by customer’s acceptance/acknowledgement indicating receipt of the products, or other objective evidence indicating customer’s acceptance has been satisfied. No significant element of financing is deemed present as typical payment terms range from 30 to 120 days from the date of issuance of invoice.

2.3    Government grants

Grants from the government are recognised as a receivable at their fair value when there is reasonable assurance that the grant will be received and the Group will comply with all the attached conditions.

Government grants receivable are recognised as income over the periods necessary to match them with the related costs which they are intended to compensate, on a systematic basis. Government grants relating to expenses are shown separately as “other income”.

2.4    Basis of consolidation

Consolidation

Subsidiaries are all entities (including structured entities) over which the Group has control. The Group controls an entity when the Group is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. Subsidiaries are fully consolidated from the date on which control is transferred to the Group. They are deconsolidated from the date on that control ceases.

In preparing the unaudited interim condensed consolidated financial statements, transactions, balances and unrealised gains on transactions between group entities are eliminated. Unrealised losses are also eliminated unless the transaction provides evidence of an impairment indicator of the transferred asset. Accounting policies of subsidiaries have been changed, where necessary, to ensure consistency with the policies adopted by the Group.

Non-controlling interests comprise the portion of a subsidiary’s net results of operations and its net assets, which is attributable to the interests that are not owned directly or indirectly by the equity holders of the Company. They are shown separately in the unaudited interim condensed consolidated statements of profit or loss and other comprehensive income, statements of changes in equity, and statements of financial position. Total comprehensive income is attributed to the non-controlling interests based on their respective interests in a subsidiary, even if this results in the non-controlling interests having a deficit balance.

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

2.      Material accounting policies information (cont.)

Common control

Acquisition of entities under an internal reorganization scheme does not result in any change in economic substance. Accordingly, the unaudited interim condensed consolidated financial statements of the Group are a continuation of the acquired entities and is accounted for as follows:

•        The results of entities are presented as if the internal reorganization occurred from the beginning of the earliest period presented in the unaudited interim condensed consolidated financial statements;

•        The Group will consolidate the assets and liabilities of the acquired entities at the pre-combination carrying amounts. No adjustments are made to reflect fair values, or recognize any new assets or liabilities, at the date of the internal reorganization that would otherwise be done under the acquisition method; and

•        No new goodwill is recognized as a result of the internal reorganization. The only goodwill that is recognized is the existing goodwill relating to the combining entities. Any difference between the consideration paid/transferred and the equity acquired is reflected within equity as merger reserve.

Acquisition

The acquisition method of accounting is used to account for business combinations entered by the Group.

The consideration transferred for the acquisition of a subsidiary or business comprises the fair value of the assets transferred, the liabilities incurred and the equity interests issued by the Group. The consideration transferred also includes any contingent consideration arrangement and any pre-existing equity interest in the subsidiary measured at their fair values at the acquisition date.

Acquisition-related costs are expensed as incurred.

Acquisition

Identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination are, with limited exceptions, measured initially at their fair values at the acquisition date. The excess of (a) the consideration transferred over the (b) fair value of the identifiable net assets acquired is recorded as goodwill, if any.

Disposals

When a change in the Group’s ownership interest in a subsidiary result in a loss of control over the subsidiary, the assets and liabilities of the subsidiary including any goodwill are derecognised. Amounts previously recognised in other comprehensive income in respect of that entity are also reclassified to profit or loss or transferred directly to retained earnings if required by a specific standard.

Any retained equity interest in the entity is remeasured at fair value. The difference between the carrying amount of the retained interest at the date when control is lost and its fair value is recognised in profit or loss.

Transactions with non-controlling interests

Changes in the Group’s ownership interest in a subsidiary that do not result in a loss of control over the subsidiary are accounted for as transactions with equity owners of the Company. Any difference between the change in the carrying amounts of the non-controlling interest and the fair value of the consideration paid or received is recognised within equity attributable to the equity holders of the Company.

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

2.      Material accounting policies information (cont.)

2.5    Convenience translation

Translations of amounts in the unaudited interim condensed consolidated statements of financial position, unaudited interim condensed consolidated statements of profit or loss and other comprehensive income, and unaudited interim condensed consolidated statements of cash flows from Ringgit Malaysia (“RM”) into United States Dollar (“USD”) as of and for the period ended June 30, 2023 and December 31, 2023 solely for the convenience of the reader and were calculated at the noon middle rate of USD1 — RM4.665 and USD1 — RM4.5903 respectively, as published in H.10 statistical release of the United States Federal Reserve Board. No representation is made that the RM amounts could have been, or could be, converted, realized or settled into USD at such rate or at any other rate.

2.6    Property, plant and equipment

All items of property, plant and equipment are initially recorded at cost. Subsequent to recognition, property, plant and equipment are measured at cost less accumulated depreciation and any accumulated impairment losses. The cost of property, plant and equipment includes its purchase price and any costs directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management. Dismantlement, removal or restoration costs are included as part of the cost of property, plant and equipment if the obligation for dismantlement, removal or restoration is incurred as a consequence of acquiring or using the property, plant and equipment.

The projected cost of dismantlement, removal or restoration is also recognised as part of the cost of property, plant and equipment if the obligation for the dismantlement, removal or restoration is incurred as a consequence of either acquiring the asset or using the asset for purpose other than to produce inventories.

Depreciation is calculated using the straight-line method to allocate depreciable amounts over their estimated useful lives. The estimated useful lives are as follows:

Plant and machinery	2 – 10 years
Office equipment	2 – 5 years
Computer system	2 – 5 years
Renovation	2 – 5 years
Tester and tools	2 – 10 years
Motor vehicles	5 years
Leasehold premises	Over the lease term

Fully depreciated property, plant and equipment are retained in the unaudited interim condensed consolidated financial statements until they are no longer in use.

The residual value, useful lives and depreciation method are reviewed at the end of each reporting period, and adjusted prospectively, if appropriate.

An item of property, plant and equipment is derecognised upon disposal or when no future economic benefits are expected from its use or disposal. Any gain or loss on derecognition of the asset is included in profit or loss in the period the asset is derecognised.

2.7    Borrowing costs

All borrowing costs that are not directly attributable to the acquisition, construction or production of a qualifying asset are recognised in profit or loss in the period in which they are incurred.

Borrowings are presented as current liabilities unless the Group has an unconditional right to defer settlement for at least 12 months after the reporting date. When an entity breaches an undertaking under a long-term loan agreement on or before the reporting date with the effect that the liability becomes payable

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

2.      Material accounting policies information (cont.)

on demand, the liability is classified as current, even if the lender has agreed, after the reporting date and before the authorisation of the unaudited interim condensed consolidated financial statements for issue, not to demand payment as a consequence of the breach. The liability is classified as current because, at the reporting date, the entity does not have an unconditional right to defer its settlement for at least twelve months after that date.

Where the entity expects, and has the discretion, to re-finance or roll over an obligation for at least 12 months after the reporting period under an existing loan facility with the same lender, the liability is classified as non-current.

2.8    Impairment of non-financial assets

The Group assesses at each reporting date whether there is an indication that an asset may be impaired. If any indication exists, (or, where applicable, when an annual impairment testing for an asset is required), the Group makes an estimate of the asset’s recoverable amount.

An asset’s recoverable amount is the higher of an asset’s or cash-generating unit’s fair value less costs of disposal and its value in use and is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or group of assets. Where the carrying amount of an asset or cash-generating unit exceeds its recoverable amount, the asset is considered impaired and is written down to its recoverable amount.

Impairment losses are recognised in profit or loss.

A previously recognised impairment loss is reversed only if there has been a change in the estimates used to determine the asset’s recoverable amount since the last impairment loss was recognised. If that is the case, the carrying amount of the asset is increased to its recoverable amount. That increase cannot exceed the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognised previously. Such reversal is recognised in profit or loss.

2.9    Financial assets

Classification and measurement

The Group classifies its financial assets in the following measurement categories:

•        Amortized cost;

•        Fair value through other comprehensive income (“FVOCI”); and

•        Fair value through profit or loss (“FVPL”).

The classification depends on the Group’s business model for managing the financial assets as well as the contractual terms of the cash flows of the financial asset.

Financial assets with embedded derivatives are considered in their entirety when determining whether their cash flows are solely payment of principal and interest.

The Group reclassifies debt instruments when and only when its business model for managing those assets changes.

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

2.      Material accounting policies information (cont.)

At initial recognition

At initial recognition, the Group measures a financial asset at its fair value plus, in the case of a financial asset not at fair value through profit or loss, transaction costs that are directly attributable to the acquisition of the financial asset. Transaction costs of financial assets carried at fair value through profit or loss are expensed in profit or loss.

At subsequent measurement

Debt instruments

Debt instruments mainly comprise of cash and cash equivalents, and trade and other receivables.

There are three subsequent measurement categories, depending on the Group’s business model for managing the asset and the cash flow characteristics of the asset:

Amortised cost

Debt instruments that are held for collection of contractual cash flows where those cash flows represent solely payments of principal and interest are measured at amortised cost. A gain or loss on a debt instrument that is subsequently measured at amortised cost and is not part of a hedging relationship is recognised in profit or loss when the asset is derecognised or impaired. Interest income from these financial assets is included in interest income using the effective interest rate method.

Fair value through other comprehensive income

Debt instruments that are held for collection of contractual cash flows and for sale, and where the assets’ cash flows represent solely payments of principal and interest, are classified as FVOCI. Movements in fair values are recognised in other comprehensive income and accumulated in fair value reserve, except for the recognition of impairment gains or losses, interest income and foreign exchange gains and losses, which are recognised in profit and loss. When the financial asset is derecognised, the cumulative gain or loss previously recognised in other comprehensive income is reclassified from equity to profit or loss and presented in “other income” or “other expenses”. Interest income from these financial assets is recognised using the effective interest rate method and presented in “interest income”.

Fair value through profit or loss

Debt instruments that are held for trading as well as those that do not meet the criteria for classification as amortised cost or FVOCI are classified as FVPL. Movement in fair values and interest income is recognised in profit or loss in the period in which it arises and presented in “other income” or “other expenses”.

Impairment

The Group recognises an allowance for expected credit losses (“ECLs”) for all debt instruments not held at FVPL. ECLs are based on the difference between the contractual cash flows due in accordance with the contract and all the cash flows that the Group expects to receive, discounted at an approximation of the original effective interest rate. The expected cash flows will include cash flows from the sale of collateral held or other credit enhancements that are integral to the contractual terms.

ECLs are recognised in two stages. For credit exposures for which there has not been a significant increase in credit risk since initial recognition, ECLs are provided for credit losses that result from default events that are possible within the next 12-months (a 12-month ECL). For those credit exposures for which there

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

2.      Material accounting policies information (cont.)

has been a significant increase in credit risk since initial recognition, a loss allowance is recognised for credit losses expected over the remaining life of the exposure, irrespective of timing of the default (a lifetime ECL).

For trade receivables, the Group applies a simplified approach in calculating ECLs. Therefore, the Group does not track changes in credit risk, but instead recognises a loss allowance based on lifetime ECLs at each reporting date. The Group has established a provision matrix that is based on its historical credit loss experience, adjusted for forward-looking factors specific to the debtors and the economic environment which could affect debtors’ ability to pay.

The Group considers a financial asset in default when contractual payments are 60 days past due. However, in certain cases, the Group may also consider a financial asset to be in default when internal or external information indicates that the Group is unlikely to receive the outstanding contractual amounts in full before taking into account any credit enhancements held by the Group. A financial asset is written off when there is no reasonable expectation of recovering the contractual cash flows.

Recognition and derecognition

Regular way purchases and sales of financial assets are recognised on trade date — the date on which the Group commits to purchase or sell the asset.

Financial assets are derecognised when the rights to receive cash flows from the financial assets have expired or have been transferred and the Group has transferred substantially all risks and rewards of ownership.

On disposal of a debt instrument, the difference between the carrying amount and the sale proceeds is recognised in profit or loss. Any amount previously recognised in other comprehensive income relating to that asset is reclassified to profit or loss.

Offsetting of financial instruments

Financial assets and liabilities are offset and the net amount reported in the statements of financial position when there is a legally enforceable right to offset and there is an intention to settle on a net basis or realise the asset and settle the liability simultaneously.

2.10  Trade and other receivables

A receivable is recognised when the Group has an unconditional right to receive consideration. A right to receive consideration is unconditional if only the passage of time is required before payment of that consideration is due. If revenue has been recognised before the Group has an unconditional right to receive consideration, the amount is presented as a contract asset. Trade receivables that do not contain a significant financing component are initially measured at their transaction price. Trade receivables that contain a significant financing component and other receivables are initially measured at fair value plus transaction costs. All receivables are subsequently stated at amortised cost, using the effective interest method and including an allowance for expected credit losses.

2.11  Trade and other payables

Trade and other payables represent liabilities for goods and services provided to the Group prior to the end of financial period which are unpaid. They are classified as current liabilities if payment is due within one year or less (or in the normal operating cycle of the business if longer). Otherwise, they are presented as non-current liabilities.

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

2.      Material accounting policies information (cont.)

Trade and other payables are initially recognised at fair value, and subsequently carried at amortised cost using the effective interest method.

The effective interest method is a method of calculating the amortised cost of a financial liability and of allocating interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the financial liability, or (where appropriate) a shorter period, to the amortised cost of a financial liability.

2.12  Leases

When the Group is the lessee

At the inception of the contract, the Group assesses if the contract contains a lease. A contract contains a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Reassessment is only required when the terms and conditions of the contract are changed.

Right-of-use assets

The Group recognises a right-of-use asset and lease liability at the date which the underlying asset is available for use. Right-of-use assets are measured at cost which comprises the initial measurement of lease liabilities adjusted for any lease payments made at or before the commencement date and lease incentives received. Any initial direct costs that would not have been incurred if the lease had not been obtained are added to the carrying amount of the right-of-use assets.

These right-of-use assets are subsequently depreciated using the straight-line method from the commencement date to the earlier of the end of the useful life of the right-of-use asset or the end of the lease term.

Right-of-use assets are presented within “property, plant and equipment”.

Lease liabilities

The initial measurement of a lease liability is measured at the present value of the lease payments discounted using the interest rate implicit in the lease, if the rate can be readily determined. If that rate cannot be readily determined, the Group shall use its incremental borrowing rate.

Lease payments include the following:

•        Fixed payments (including in-substance fixed payments), less any lease incentives receivable;

•        Variable lease payments that are based on an index or rate, initially measured using the index or rate as at the commencement date;

•        Amounts expected to be payable under residual value guarantees;

•        The exercise price of a purchase option if the Group is reasonably certain to exercise the option; and

•        Payment of penalties for terminating the lease, if the lease term reflects the Group exercising that option.

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

2.      Material accounting policies information (cont.)

For a contract that contain both lease and non-lease components, the Group allocates the consideration to each lease component on the basis of the relative stand-alone prices of the lease and non-lease components. The Group has elected to not separate lease and non-lease components for property leases and account these as one single lease component.

Lease liabilities are measured at amortised cost using the effective interest method. Lease liabilities shall be remeasured when:

•        There is a change in future lease payments arising from changes in an index or rate;

•        There is a change in the Group’s assessment of whether it will exercise an extension option; or

•        There is a modification in the scope or the consideration of the lease that was not part of the original term.

Lease liabilities are remeasured with a corresponding adjustment to the right-of-use asset, or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.

Short-term and low-value leases

The Group has elected to not recognise right-of-use assets and lease liabilities for short-term leases that have lease terms of 12 months or less and leases of low-value leases, except for sublease arrangements. Lease payments relating to these leases are expensed to profit or loss on a straight-line basis over the lease term.

Variable lease payments

Variable lease payments that are not based on an index or a rate are not included as part of the measurement and initial recognition of the lease liability. The Group shall recognize those lease payments in profit or loss in the periods that triggered those lease payments.

2.13  Inventories

Inventories are carried at the lower of cost and net realisable value. Cost is determined using the weighted average method. The cost of finished goods and work-in-progress comprises direct materials, direct labour, other direct costs and related production overheads (based on normal operating capacity) that have been incurred in bringing the inventories to their present location and condition.

Net realisable value is the estimated selling price in the ordinary course of business, less the estimated costs of completion and applicable variable selling expenses.

2.14  Income taxes

Current income tax for current and prior periods is recognised at the amount expected to be paid to or recovered from the tax authorities, using the tax rates and tax laws that have been enacted or substantively enacted by the end of the reporting period. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation and considers whether it is probable that a tax authority will accept an uncertain tax treatment. The Group measures its tax balances either based on the most likely amount or the expected value, depending on which method provides a better prediction of the resolution of the uncertainty.

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

2.      Material accounting policies information (cont.)

Deferred income tax is recognised for all temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the unaudited interim condensed consolidated financial statements except when the deferred income tax arises from the initial recognition of goodwill or an asset or liability in a transaction that is not a business combination and affects neither accounting nor taxable profit or loss at the time of the transaction.

A deferred income tax liability is recognised on temporary differences arising on investments in subsidiaries, except where the Group is able to control the timing of the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future.

A deferred income tax asset is recognised to the extent that it is probable that future taxable profit will be available against which the deductible temporary differences and tax losses can be utilised.

Deferred income tax is measured:

(i)     at the tax rates that are expected to apply when the related deferred income tax asset is realized or the deferred income tax liability is settled, based on tax rates and tax laws that have been enacted or substantively enacted by the balance sheet date; and

(ii)    based on the tax consequence that will follow from the manner in which the Group expects, at the end of the reporting period, to recover or settle the carrying amounts of its assets and liabilities.

Current and deferred income taxes are recognised as income or expense in profit or loss, except to the extent that the tax arises from a business combination or a transaction which is recognised directly in equity. Deferred tax arising from a business combination is adjusted against goodwill on acquisition.

The Group accounts for investment tax credits (for example, productivity and innovation credit) similar to accounting for other tax credits where a deferred tax asset is recognised for unused tax credits to the extent that it is probable that future taxable profit will be available against which the unused tax credits can be utilised.

Sales tax

Revenue, expenses and assets are recognised net of the amount of sales tax except:

(i)     when the sales taxation that is incurred on purchase of assets or services is not recoverable from the taxation authorities, in which case the sales tax is recognized as part of cost of acquisition of the asset or as part of the expense item as applicable; and

(ii)    receivables and payables that are stated with the amount of sales tax included.

The net amount of sales tax recoverable from, or payable to, the taxation authority is included as part of receivables or payables in the statement of financial position.

2.15  Provisions

Provisions are recognised when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and the amount of the obligation can be estimated reliably.

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

2.      Material accounting policies information (cont.)

Provisions are reviewed at the end of each reporting period and adjusted to reflect the current best estimate. If it is no longer probable that an outflow of economic resources will be required to settle the obligation, the provision is reversed. If the effect of the time value of money is material, provisions are discounted using a current pre-tax rate that reflects, where appropriate, the risks specific to the liability. When discounting is used, the increase in the provision due to the passage of time is recognised as a finance cost.

Provisions for asset dismantlement, removal or restoration are recognised when the Group has a present legal or constructive obligation as a result of past events, it is more likely than not that an outflow of resources will be required to settle the obligation and the amounts have been reliably estimated.

The Group recognises the estimated costs of dismantlement, removal or restoration of items of property, plant and equipment arising from the acquisition or use of assets. This provision is estimated based on the best estimate of the expenditure required to settle the obligation, taking into consideration time value of money.

2.16  Employee benefits

Defined contribution plans

Defined contribution plans are post-employment benefit plans under which the Group pays fixed contributions into separate entities such as the Employees Provident Fund on a mandatory, contractual or voluntary basis. The Group has no further payment obligations once the contributions have been paid.

Short-term employee benefits

Short-term employee benefit obligations are measured on an undiscounted basis and are expensed as the related service is provided. A liability is recognised for the amount expected to be paid if the Group has a present legal or constructive obligation to pay this amount as a result of past service provided by the employee, and the obligation can be estimated reliably.

Short-term compensation

Employee entitlements to annual leave are recognised when they accrue to employees. An accrual is made for the estimated liability for unutilised annual leave as a result of services rendered by employees up to the balance sheet date.

2.17  Foreign currency translations and balances

Functional and presentation currency

Items included in the financial statements of each entity in the Group are measured using the currency of the primary economic environment in which the entity operates (“functional currency”). The functional currency of the Company and its subsidiary incorporated in BVI is United States Dollar (“USD”), and the operating subsidiary incorporated in Malaysia is Ringgit Malaysia. The unaudited interim condensed consolidated financial statements are presented in Ringgit Malaysia (“RM”), which is the reporting currency of the Company.

Transactions and balances

Transactions in a currency other than the functional currency (“foreign currency”) are translated into the functional currency using the exchange rates at the dates of the transactions. Currency exchange differences resulting from the settlement of such transactions and from the translation of monetary assets and liabilities

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

2.      Material accounting policies information (cont.)

denominated in foreign currencies at the closing rates at the balance sheet date are recognised in profit or loss. Monetary items include primarily financial assets (other than equity investments), contract assets and financial liabilities.

Non-monetary items measured at fair value in foreign currencies are translated using the exchange rates at the date when the fair values are determined.

Translation of Group entities’ financial statements

The results and financial position of all the Group entities (none of which has the currency of a hyperinflationary economy) that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

(i)     assets and liabilities are translated at the closing exchange rates at the reporting date;

(ii)    income and expenses are translated at average exchange rates (unless the average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated using the exchange rates at the dates of the transactions); and

(iii)   all resulting currency translation differences are recognised in other comprehensive income and accumulated in the foreign currency translation reserve. These foreign currency translation differences are reclassified to profit or loss on disposal or partial disposal with loss of control of the foreign operation.

2.18  Segment reporting

Operating segment is reported in a manner consistent with the internal reporting provided to the executive committee whose members are responsible for allocating resources and assessing performance of the operating segment.

2.19  Cash and cash equivalents

Cash and bank balances in the unaudited interim condensed consolidated statements of financial position comprise cash on hand, bank balances and pledged deposits which are readily convertible to known amounts of cash and subject to insignificant risk of changes in value. For the purposes of the unaudited interim condensed consolidated statements of cash flows, cash and cash equivalents excludes any pledged deposits.

2.20  Share capital

Ordinary shares are classified as equity. Incremental costs directly attributable to the issuance of new ordinary shares are deducted against the share capital account.

2.21  Related party

A related party is defined as follows:

(a)     A person or a close member of that person’s family is related to the Group if that person:

(i)     Has control or joint control over the Group;

(ii)    Has significant influence over the Group; or

(iii)   Is a member of the key management personnel of the Group or of a parent of the Company.

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

2.      Material accounting policies information (cont.)

(b)    An entity is related to the Group if any of the following conditions applies:

(i)     The entity and the Group are members of the same group (which means that each parent, subsidiary and fellow subsidiary is related to the others).

(ii)    One entity is an associate or joint venture of the other entity (or an associate or joint venture of a member of a group of which the other entity is a member).

(iii)   Both entities are joint ventures of the same third party.

(iv)   One entity is a joint venture of a third entity and the other entity is an associate of the third entity.

(v)    The entity is a post-employment benefit plan for the benefit of employees of either the Group or an entity related to the Group. If the Group is itself such a plan, the sponsoring employers are also related to the Group.

(vi)   The entity is controlled or jointly controlled by a person identified in (a).

(vii)  A person identified in (a) (i) has significant influence over the entity or is a member of the key management personnel of the entity (or of a parent of the entity).

(viii) The entity, or any member of a group of which it is a part, provides key management personnel services to the Group or to the parent of the Group.

3.      Use of estimates and assumptions

The preparation of unaudited interim condensed consolidated financial statements in conformity with IFRS requires management to exercise its judgement in the process of applying the Group’s accounting policies. It also requires the use of accounting estimates and assumptions that affect the reported amounts of assets and liabilities at the balance sheet date and revenues and expenses during the reporting periods.

Information about estimation uncertainties that have a significant risk of resulting in a material adjustment within the next financial period are included in the following notes:

Determination of functional currency

In determining the functional currency, judgement is used by the Group to determine the currency of the primary economic environment in which the entities operate. Consideration factors include the currency that mainly influences sales prices of goods and services and the currency of the country whose competitive forces and regulations mainly determines the sales prices of its goods and services.

Allowance for expected credit losses of trade receivables — third parties

The Group uses a provision matrix to measure expected credit losses for trade receivables. The expected credit losses rates are based on the Group’s historical loss experience of the customers, geographical locations, product types and internal ratings, adjusted for forward-looking factors specific to the debtors and the economic environment which could affect the ability of the debtors to settle the trade receivables. In considering the impact of the economic environment on the expected credit losses rates, the Group assesses, for example, the country default risk. The Group adjusts the allowance matrix at each reporting date. Such estimation of the expected credit losses rates may not be representative of the actual default in the future.

Allowance for write-down of inventories

Inventory is valued at the lower of cost and net realisable value. Management reviews the Group’s inventory levels in order to identify slow-moving and obsolete inventory and identifies items of inventory which have a market price, being the selling price quoted from the market of similar items, that is lower than its carrying

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

3.      Use of estimates and assumptions (cont.)

amount. Management then estimates the amount of inventory loss as an allowance on inventory. Changes in demand levels, technological developments and pricing competition could affect the saleability and values of the inventory which could then consequentially impact the Group’s results.

Depreciation of property, plant and equipment

The Group depreciates property, plant and equipment over their estimated useful lives after taking into account of their estimated residual values. The estimated useful life reflects management’s estimate of the period that the Group intends to derive future economic benefits from the use of the Group’s property, plant and equipment. The residual value reflects management’s estimated amount that the Group would currently obtain from the disposal of the asset, after deducting the estimated costs of disposal, as if the asset was already of the age and in the condition expected at the end of its useful life. Changes in the expected level of usage and technological developments could affect the economics, useful lives and the residual values of these assets which could then consequentially impact future depreciation charges.

4.      Property, plant and equipment

	Plant and machinery	Leasehold premises	Computer systems and office equipment	Renovation	Tester and tools	Motor vehicles	Total	Total
	RM	RM	RM	RM	RM	RM	RM	USD
Cost:
Balance at July 1, 2022	9,279,489	2,269,108	1,841,658	1,319,374	2,100,354	73,287	16,883,270	3,678,032
Additions	45,121	—	88,994	11,600	249,339	—	395,054	86,063
Modification of lease liability	—	532,423	—	—	—	—	532,423	115,989
Write-off	—	—	(88,467)	(16,800)	(6,597)	—	(111,864)	(24,370)
Balance at June 30, 2023	9,324,610	2,801,531	1,842,185	1,314,174	2,343,096	73,287	17,698,883	3,855,714
Additions	7,225	—	16,971	64,410	42,905	—	131,511	28,650
Write-off	—	—	(52,795)	(5,510)	—	—	(58,305)	(12,702)
Balance at December 31, 2023	9,331,835	2,801,531	1,806,361	1,373,074	2,386,001	73,287	17,772,089	3,871,662

Accumulated depreciation
Balance at July 1, 2022	5,886,202	691,413	1,712,794	1,273,670	1,783,576	73,285	11,420,940	2,488,060
Depreciation	555,531	616,206	108,879	20,775	126,574	—	1,427,965	311,083
Write-off	—	—	(88,447)	(16,800)	(4,795)	—	(110,042)	(23,973)
Balance at June 30, 2023	6,441,733	1,307,619	1,733,226	1,277,645	1,905,355	73,285	12,738,863	2,775,170
Depreciation	261,916	229,461	45,474	10,319	69,989	—	617,159	134,449
Write-off	—	—	(52,792)	(5,510)	—	—	(58,302)	(12,701)
Balance at December 31, 2023	6,703,649	1,537,080	1,725,908	1,282,454	1,975,344	73,285	13,297,720	2,896,918

Carrying amount
Balance at June 30, 2022	3,393,287	1,577,695	128,864	45,704	316,778	2	5,462,330	1,189,972
Balance at June 30, 2023	2,882,877	1,493,912	108,959	36,529	437,741	2	4,960,020	1,080,544
Balance at December 31, 2023	2,628,186	1,264,451	80,453	90,620	410,657	2	4,474,369	974,744

Right-of-use assets acquired under leasing arrangements are presented together with the owned assets of the same class. Details of such leased assets are disclosed in Note 11 to the unaudited interim condensed consolidated financial statements.

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NOTES TO THE UNAUDITED INTERIM CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

5.      Inventories

	June 30, 2023	December 31, 2023	December 31, 2023
	RM	RM	USD
Raw materials	9,824,097	8,665,916	1,887,876
Work-in-progress	1,148,881	297,896	64,897
Finished goods	2,104,709	3,124,929	680,768
Goods-in-transit	653,730	182,055	39,661
Packaging materials	22,055	28,090	6,119
	13,753,472	12,298,886	2,679,321

The cost of inventories recognised as an expense and included in “cost of sales” amounted to RM4,878,498 (June 2023: RM16,743,173).

During the financial period, the Group recognized RM66,506 (June 2023: RM25,975) in respective of inventory write-down. This amount has been included in “cost of sales”.

6.      Trade and other receivables

	June 30, 2023	December 31, 2023	December 31, 2023
	RM	RM	USD
Trade receivables – third parties	8,875,616	5,232,024	1,139,800
Less: Allowance for expected credit losses for trade receivables – third parties	(243,021)	(243,021)	(52,942)
	8,632,595	4,989,003	1,086,858
Deposits	183,591	183,591	39,995
Prepayments	68,813	71,270	15,526
Advance to suppliers	73,957	322,037	70,156
Deferred IPO costs	2,110,605	4,849,162	1,056,393
Sundry receivables	2,091	5,630	1,227
	11,071,652	10,420,693	2,270,155

Trade receivables are unsecured, non-interest bearing and are generally on 30 to 120 days’ (June 2023: 30 to 120 days’) credit terms.

Included within trade and other receivables are deferred IPO expenses amounting to RM4,849,162 (June 2023: RM2,110,605). These costs include professional fees that are directly attributable to the preparation of the Group’s proposed SEC filing.

The movement in allowance for expected credit losses of trade receivables — third parties computed based on lifetime ECL was as follows:

	June 30, 2023	December 31, 2023	December 31, 2023
	RM	RM	USD
At beginning and end of financial period	243,021	243,021	52,942

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

6.      Trade and other receivables (cont.)

The currency profiles of the Group’s trade and other receivables as at the end of each reporting period are as follows:

	June 30, 2023	December 31, 2023	December 31, 2023
	RM	RM	USD
Malaysian Ringgit	874,845	925,258	201,568
United States Dollar	8,993,253	9,123,854	1,987,638
Euro	1,203,176	325,925	71,003
Others	378	45,656	9,946
	11,071,652	10,420,693	2,270,155

7.      Cash and bank balances

	June 30, 2023	December 31, 2023	December 31, 2023
	RM	RM	USD
Cash and bank balances	4,552,611	4,393,515	957,130
Fixed deposits	321,643	323,143	70,397
	4,874,254	4,716,658	1,027,527

The fixed deposits bear interest of 2.65% (June 2023: 2.65%) per annum and for tenor of 365 (June 2023: 365) days. The fixed deposits are due for renewal in May 2024 (June 2023: May 2024).

Fixed deposits amounted to RM323,143 (June 2023: RM321,643) are pledged to a financial institution as security for bank guarantee & bank facility granted to the Group.

	June 30, 2023	December 31, 2023	December 31, 2023
	RM	RM	USD
Cash and bank balances	4,874,254	4,716,658	1,027,527
Less: Fixed deposits pledged	(321,643)	(323,143)	(70,397)
Cash and cash equivalents per consolidated statement of cash flows	4,552,611	4,393,515	957,130

The currency profiles of the Group’s cash and bank balances as at the end of each reporting period are as follows:

	June 30, 2023	December 31, 2023	December 31, 2023
	RM	RM	USD
Malaysian Ringgit	2,257,730	750,831	163,569
United States Dollar	1,819,907	2,827,095	615,885
Euro	782,968	1,126,547	245,419
Thai Baht	13,649	12,185	2,654
	4,874,254	4,716,658	1,027,527

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

8.      Share capital

	Ordinary shares – Class A	Ordinary shares – Class B	Total
	Number of shares	Number of shares	Number of shares	RM	USD
Paid-up capital
Balance at July 1, 2022, June 30, 2023 and December 31, 2023	8,750,000	2,500,000	11,250,000	482	105

As of 30 June 2023, the Company has authorized and issued 11,250,000 ordinary shares at USD$0.00001.

On 29 August 2023, the Company passed a written resolution to re-designated and re-classified its existing authorized ordinary shares. Prior to the re-classification exercise, the Company is authorized to issue a maximum of 500,000,000 ordinary shares of a single class with a par value of USD0.00001 each. Subsequent to the re-classification exercise, the Company’s authorized shares was 500,000,000 ordinary shares with a par value of US$0.00001 each comprising (i) 497,500,000 Class A Ordinary Shares with a par value of US$0.00001 each; and (b) 2,500,000 Class B Ordinary Shares with a par value US$0.00001 each.

On 29 August 2023, the Company had 8,750,000 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares, issued and outstanding, respectively. Holders of Class A Ordinary Shares and Class B Ordinary Shares vote together as one class on all matters submitted to a vote by the shareholders at any general meeting of the Company and have the same rights except each Class A Ordinary Share is entitled to one (1) vote and each Class B Ordinary Share is entitled to twenty (20) votes.

As of 31 December 2023, the Company has authorized and issued 8,750,000 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares.

9.      Capital reserve

Capital reserve represents non-distributable reserve which arose from waiver of inter-company balances in prior years, net of merger reserve.

10.    Trade and other payables

	June 30, 2023	December 31, 2023	December 31, 2023
	RM	RM	USD
Non-current
Loan from related parties (Note 19)	1,866,000	1,606,500	349,977

Current
Trade payables – third parties	1,223,951	432,832	94,293
Trade payables – related parties (Note 19)	174,555	209,764	45,697
Loans from related parties (Note 19)	5,131,500	2,754,000	599,961
Non-trade payables – related parties (Note 19)	1,068	7,574	1,650
Advances from a related party (Note 19)	2,044,063	4,627,537	1,008,112
Other payables	241,574	180,265	39,271
Provision	48,000	48,000	10,457
Accrued expenses	1,254,271	831,493	181,141
	10,118,982	9,091,465	1,980,582
	11,984,982	10,697,965	2,330,559

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

10.    Trade and other payables (cont.)

Trade payables are non-interest bearing and are normally settled on 30 to 90 days’ (June 2023: 30 to 90 days’) credit term.

Accrued expenses mainly consist of staff cost, contract workers’ cost, interest payables, freight charges and professional fees.

During the financial period, advances from a related party amounted to RM4,627,537 (June 2023: RM2,044,063) is unsecured and non-interest bearing. The advances were used to finance the Group’s proposed IPO exercise.

The provision pertained to estimated costs of dismantlement, removal or restoration of leased properties to its original condition as stipulated in the terms and conditions of the lease contracts.

Loans from related parties are unsecured, bear interest ranging at 4.5% (2023: 4.5%) per annum and expected to be settled in cash.

The currency profiles of the Group’s trade and other payables as at the end of each reporting period are as follows:

	June 30, 2023	December 31, 2023	December 31, 2023
	RM	RM	USD
Malaysian Ringgit	1,327,480	862,755	187,952
United States Dollar	10,063,356	9,548,066	2,080,053
Euro	530,488	151,663	33,040
Singapore Dollar	37,938	—	—
Japanese Yen	25,720	135,481	29,514
	11,984,982	10,697,965	2,330,559

11.    Lease liabilities

Group as a lessee

The Group has lease contracts for leasehold premises and plant and machinery. The Group’s obligations under these leases are secured by the lessor’s title to the leased assets. The Group is restricted from assigning and subleasing the leased assets.

The Group also has certain leases with lease terms of 12 months or less and leases with low value. The Group applies the ‘short-term lease’ and ‘lease of low-value assets’ recognition exemptions for these leases.

Carrying amount of right-of-use assets presented within property, plant and equipment

	Leasehold premises	Plant and machinery	Total	Total
	RM	RM	RM	USD
At July 1, 2022	1,577,695	2,854,293	4,431,988	965,512
Addition	532,423	—	532,423	115,989
Depreciation	(616,206)	(348,516)	(964,722)	(210,166)
At June 30, 2023	1,493,912	2,505,777	3,999,689	871,335
Addition	—	—	—	—
Depreciation	(229,461)	(174,258)	(403,719)	(87,950)
At December 31, 2023	1,264,451	2,331,519	3,595,970	783,385

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

11.    Lease liabilities (cont.)

Lease liabilities

The carrying amount of lease liabilities and the movement during the financial period are disclosed elsewhere in the unaudited interim condensed consolidated financial statements, and the maturity analysis of lease liabilities is disclosed in Note 21.

	June 30, 2023	December 31, 2023	December 31, 2023
	RM	RM	USD
Current	1,206,845	1,244,680	271,154
Non-current	2,332,121	1,700,247	370,400
	3,538,966	2,944,927	641,554

Amounts recognised in profit or loss

	December 31, 2022	December 31, 2023	December 31, 2023
	RM	RM	USD
Depreciation of right-of-use assets	359,351	403,719	87,951
Interest expense on lease liabilities (Note 14)	111,901	100,524	21,899
	471,252	504,243	109,850

Total cash outflow

The Group had total cash outflows for leases of RM694,562 (December 2022: RM576,170).

12.    Deferred tax liabilities

Movement in deferred tax liabilities are as follows:

	June 30, 2023	December 31, 2023	December 31, 2023
	RM	RM	USD
At beginning of financial period	202,000	218,718	47,648
Charged to profit or loss (Note 18)	16,718	51,282	11,172
At end of financial period	218,718	270,000	58,820

13.    Revenue

	December 31, 2022	December 31, 2023	December 31, 2023
	RM	RM	USD
Sales of goods – transfer at a point in time	17,021,292	10,847,686	2,363,176

14.    Interest expense

	December 31, 2022	December 31, 2023	December 31, 2023
	RM	RM	USD
Interest expense on loan payables to related companies (Note 19)	170,787	138,604	30,195
Interest on lease liabilities (Note 11)	111,901	100,524	21,899
	282,688	239,128	52,094

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

15.    Other income

	December 31, 2022	December 31, 2023	December 31, 2023
	RM	RM	USD
Gain on disposal of scraped materials	1,855	19,692	4,290
Gain on foreign exchange, net	121,586	—	—
Others	3,278	—	—
	126,719	19,692	4,290

16.    Other expenses

	December 31, 2022	December 31, 2023	December 31, 2023
	RM	RM	USD
Loss on foreign exchange, net	—	42,480	9,255

17.    Profit before tax

	December 31, 2022	December 31, 2023	December 31, 2023
	RM	RM	USD
Cost of sales
Cost of inventories	9,883,583	4,878,498	1,062,784
Employee benefits expense
– Salaries and related costs	3,920,810	2,635,213	574,083
– Defined contribution plan	275,574	231,179	50,363

Selling and distribution expenses
Freight outwards	175,709	119,342	25,999
Rental of warehouse	196,736	32,347	7,047

General and administrative expenses
Employee benefits expense
– Salaries and related costs	858,189	718,489	156,523
– Defined contribution plan	100,411	86,982	18,949
– Staff welfare	68,941	87,893	19,148
Legal and professional fees	107,051	94,029	20,484

18.    Income tax (credit)/expense

The major components of income tax expense recognised in profit or loss for the periods ended December 31, 2022 and 2023 were:

	December 31, 2022	December 31, 2023	December 31, 2023
	RM	RM	USD
Current income tax
Current period’s provision	(2,696)	—	—
Deferred taxation
Current year (Note 12)	—	51,282	11,172
	(2,696)	51,282	11,172

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

18.    Income tax (credit)/expense (cont.)

Relationship between tax expense and accounting profits/(loss)

Domestic income tax is calculated at 24% (2022: 24%) of the estimated assessable profits/(loss) for the financial periods. Taxation for other jurisdictions is calculated at the rates prevailing in the relevant jurisdictions.

A reconciliation between tax expense and the product of accounting profits/(loss) multiplied by Malaysia income tax rate for the financial periods ended December 31, 2022 and 2023 were as follows:

	December 31, 2022	December 31, 2023	December 31, 2023
	RM	RM	USD
Profit/(Loss) before income tax	266,046	(812,513)	(177,007)

Tax calculated at tax rate of 24% (2022: 24%)	63,851	(195,003)	(42,482)

Effects of:
Expenses not deductible for tax purposes	232,561	248,404	54,115
Income not subject to tax	(124,712)	—	—
Tax concessions and deductions	(188,491)	(223,460)	(48,681)
Deferred tax assets not recognised	—	299,280	65,198
Utilisation of deferred tax assets previously not recognised	—	(47,760)	(10,405)
Others	14,095	(30,179)	(6,573)
Income tax (credit)/expense	(2,696)	51,282	11,172

Deferred income tax assets are recognized for tax losses and capital allowances carried forward to the extent that realization of the related tax benefits through future taxable profits is probable. The Group has unrecognized provisions of RM850,000 (2023: RM1,049,000), tax losses of RM708,000 (2023: Nil) and capital allowances of RM1,128,000 (2023: RM589,000) at the reporting date which can be carried forward and used to offset against future taxable income subject to meeting certain statutory requirements. The tax losses and capital allowances have no expiry date. Deferred tax assets have not been recognised in respect of the tax losses and capital allowances due to uncertainty in the availability of future taxable profit against which the Group can utilize these tax benefits.

BVI

Under the current laws of the BVI, the Company and its subsidiary, TEM SP Limited is not subject to any income tax.

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

19.    Significant related party transactions and balances

Other than those disclosed elsewhere in the unaudited interim condensed consolidated financial statements, significant related party transactions during the period on terms agreed between the Group and its related parties were as follows:

	December 31, 2022	December 31, 2023	December 31, 2023
	RM	RM	USD
SEAP Trading Pte Ltd
Sales to	63,060	3,163	689
Interest expense – non-trade (Note 14)	170,787	138,604	30,195

TEM Electronics (Jiangmen) Co Ltd
Sales to	3,336	2,455	535
Purchase from	1,030,902	214,893	46,815

BAP Trading Co Ltd
Purchase from	—	167,294	36,445
IT support fee – non-trade	72,709	—	—

Balances with related parties

	June 30, 2023	December 31, 2023	December 31, 2023
	RM	RM	USD
Trade payables
TEM Electronics (Jiangmen) Co Ltd	(148,835)	(74,283)	(16,183)
BAP Trading Co Ltd	(25,720)	(135,481)	(29,514)
	(174,555)	(209,764)	(45,697)

Non-trade payables
SEAP Trading Pte. Ltd.	(1,068)	(7,574)	(1,650)

Advances from a related party
New Universe Industries Ltd	2,044,063	4,627,537	1,008,112

Loans from related parties
SEAP Trading Pte. Ltd(1)
Current	5,131,500	2,754,000	599,961
Non-current	1,866,000	1,606,500	349,977
	6,997,500	4,360,500	949,938

____________

(1)      The loans from SEAP Trading Pte. Ltd. are due for repayment in June 2024, July 2024, August 2024 and August 2025.

Key management personnel

Key management personnel are directors of the Group and those persons having authority and responsibility for planning, directing and controlling the activities of the Group, directly or indirectly.

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

19.    Significant related party transactions and balances (cont.)

The remuneration of key management personnel of the Group during the financial periods were as follows:

	December 31, 2022	December 31, 2023	December 31, 2023
	RM	RM	USD
Salaries and related costs	157,960	185,265	40,360
Defined contribution plan	18,893	22,151	4,826
	176,853	207,416	45,186

20.    Segment reporting

Operating segments are identified on the basis of internal reports about components of the Group that are regularly reviewed by the COO (“Chief Operating Officer”) for the purpose of resource allocation and performance assessment. Segment results, assets and liabilities include items directly attributable to a segment as well as those that can be allocated on a reasonable basis.

The Group operates in a single business segment which is the business of sales of connectors, assemblies and wire harness.

Geographical information and major customers

The Group’s non-current assets are based in Malaysia.

The following table breaks down revenue by geographic location of the Group’s revenue. The geographical location is based on the location at which the goods is delivered to the customers.

	December 31, 2022	December 31, 2023	December 31, 2023
	RM	RM	USD
Thailand	7,205,535	5,363,142	1,168,364
Malaysia	3,524,497	3,797,780	827,349
Switzerland	4,672,426	849,109	184,979
United States of America	1,431,647	707,872	154,210
Others(a)	187,187	129,783	28,274
	17,021,292	10,847,686	2,363,176

____________

(a)      No revenue from other single country amounted to 5 per cent or more of the Group’s revenue.

21.    Financial risk management

The Group’s activities expose it to a variety of financial risks from its operation. The key financial risks include credit risk, liquidity risk and market risk (including foreign currency risk and interest rate risk).

The directors reviews and agrees policies and procedures for the management of these risks, which are executed by the management team. It is, and has been throughout the current and previous financial periods, the Group’s policy that no trading in derivatives for speculative purposes shall be undertaken.

The following sections provide details regarding the Group’s exposure to the abovementioned financial risks and the objectives, policies and processes for the management of these risks.

There has been no change to the Group’s exposure to these financial risks or the manner in which it manages and measures the risks.

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

21.    Financial risk management (cont.)

Credit risk

Credit risk refers to the risk that the counterparty will default on its contractual obligations resulting in a loss to the Group. The Group’s exposure to credit risk arises primarily from trade and other receivables. For other financial assets (including cash), the Group minimises credit risk by dealing exclusively with high credit rating counterparties.

The Group has adopted a policy of only dealing with creditworthy counterparties. The Group performs ongoing credit evaluation of its counterparties’ financial condition and generally do not require a collateral.

The Group considers the probability of default upon initial recognition of asset and whether there has been a significant increase in credit risk on an ongoing basis throughout each reporting period.

The Group has determined the default event on a financial asset to be when internal and/or external information indicates that the financial asset is unlikely to be received, which could include default of contractual payments due for more than 60 days or there is significant difficulty of the counterparty.

To minimise credit risk, the Group has developed and maintained the Group’s credit risk gradings to categorise exposures according to their degree of risk of default. The credit rating information is supplied by publicly available financial information and the Group’s own trading records to rate its major customers and other debtors. The Group considers available reasonable and supportive forward-looking information which includes the following indicators:

•        Internal credit rating

•        External credit rating

•        Actual or expected significant adverse changes in business, financial or economic conditions that are expected to cause a significant change to the debtor’s ability to meet its obligations

•        Actual or expected significant changes in the operating results of the debtor

•        Significant increases in credit risk on other financial instruments of the same debtor

•        Significant changes in the expected performance and behaviour of the debtor, including changes in the payment status of debtors in the company and changes in the operating results of the debtor

Regardless of the analysis above, a significant increase in credit risk is presumed if a debtor is more than 30 days past due in making contractual payment.

•        The Group determined that its financial assets are credit-impaired when:

•        There is significant difficulty of the debtor

•        A breach of contract, such as a default or past due event

•        It is becoming probable that the debtor will enter bankruptcy or other financial reorganization

•        There is a disappearance of an active market for that financial asset because of financial difficulty

The Group categorises a receivable for potential write-off when a debtor fails to make contractual payments more than 120 days past due. Financial assets are written off when there is evidence indicating that the debtor is in severe financial difficulty and the debtor has no realistic prospect of recovery.

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

21.    Financial risk management (cont.)

The Group’s current credit risk grading framework comprises the following categories:

Category	Definition of category	Basis for recognising expected credit loss (ECL)
I	Counterparty has a low risk of default and does not have any past-due amounts.	12-month ECL
II	Amount is >30 days past due or there has been a significant increase in credit risk since initial recognition.	Lifetime ECL — not credit impaired
III	Amount is >60 days past due or there is evidence indicating the asset is credit-impaired (in default).	Lifetime ECL — credit-impaired
IV	There is evidence indicating that the debtor is in severe financial difficulty and the debtor has no realistic prospect of recovery.	Amount is written off

The table below details the credit quality of the Group’s financial assets, as well as maximum exposure to credit risk by credit risk rating categories:

	Category	12-month or lifetime ECL	Gross carrying amount	Loss allowance	Net carrying amount	Net carrying amount
			RM	RM	RM	USD
December 31, 2023
Trade receivables	II Note 1	Lifetime ECL (Simplified)	5,232,024	(243,021)	4,989,003	1,086,858
Other receivables (exclude prepayments, advance to suppliers and deferred IPO costs)	I Note 2	12-month ECL	189,221	—	189,221	41,222
Cash and bank balances	I Note 3	12-month ECL	4,716,658	—	4,716,658	1,027,527
June 30, 2023
Trade receivables	II Note 1	Lifetime ECL (Simplified)	8,875,616	(243,021)	8,632,595	1,880,617
Other receivables (exclude prepayments, advance to suppliers and deferred IPO costs)	I Note 2	12-month ECL	185,682	—	185,682	40,451
Cash and bank balances	I Note 3	12-month ECL	4,874,254	—	4,874,254	1,061,859

Trade receivables (Note 1)

For trade receivables, the Group has applied the simplified approach in IFRS 9 and use provision matrix to measure the loss allowance at lifetime ECL. In determining ECL on a collective basis, trade receivables are grouped based on similar credit risk and aging. The Group considers the historical credit loss experience based on the past due status of the debtors, historical customers’ payment profile and adjusted as appropriate to reflect current conditions and estimates of future economic conditions affecting the ability of the customers to settle

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

21.    Financial risk management (cont.)

the debts. The Group has identified the country’s risk in which it sells goods to be the most relevant factor and the historical loss rates is adjusted accordingly based on the expected changes in this factor. Accordingly, the credit risk profile of trade receivables is presented based on their past due status in terms of the provision matrix.

	Trade receivables	ECL	Trade receivables, net	Trade receivables, net
	RM	RM	RM	USD
December 31, 2023
Not past due	4,697,733	(221,832)	4,475,901	975,078
< 30 days	532,211	(19,109)	513,102	111,780
31 days to 60 days	—	—	—	—
61 days to 90 days	2,080	(2,080)	—	—
91 days to 120 days	—	—	—	—
>120 days	—	—	—	—
	5,232,024	(243,021)	4,989,003	1,086,858
June 30, 2023
Not past due	7,342,981	(219,384)	7,123,597	1,551,880
< 30 days	1,528,107	(19,109)	1,508,998	328,736
31 days to 60 days	—	—	—	—
61 days to 90 days	2,832	(2,832)	—	—
91 days to 120 days	—	—	—	—
>120 days	1,696	(1,696)	—	—
	8,875,616	(243,021)	8,632,595	1,880,616

Other receivables (Note 2)

Other receivables are considered to be low credit risk and subject to immaterial credit loss. Credit loss for these assets have not been increased significantly since their initial recognition. Consequently, they are measured at the 12-month ECL.

Cash and cash equivalents (Note 3)

Cash and cash equivalents are mainly deposits with reputable banks with high international credit rating. Credit loss for the assets have not been increased significantly since their initial recognition. Consequently, they are measured at the 12-month ECL.

Excessive risk concentration

Concentrations arise when a number of counterparties are engaged in similar business activities, or activities in the same geographical region, or have economic features that would cause their ability to meet contractual obligations to be similarly affected by changes in economic, political or other conditions. Concentrations indicate the relative sensitivity of the Group’s performance to developments affecting a particular industry.

Exposure to credit risk

The Group has no significant concentration of credit risk except for those significant customers disclosed below. The Group has credit policies and procedures in place to minimise and mitigate its credit risk exposure.

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

21.    Financial risk management (cont.)

The following table sets forth a summary of single customers who represent 10% or more of the Group’s revenue:

	December 31, 2022	December 31, 2023	December 31, 2023
	RM	RM	USD
Customer A	7,137,978	5,310,365	1,156,867
Customer B	4,672,426	849,109	184,979
Customer C	2,011,875	1,971,634	429,522
	13,822,279	8,131,108	1,771,368

Liquidity risk

Liquidity risk refers to the risk that the Group will encounter difficulties in meeting its short-term obligations due to shortage of funds. The Group’s exposure to liquidity risk arises primarily from mismatches of the maturities of financial assets and liabilities. It is managed by matching the payment and receipt cycles. The Group finances its working capital requirements through a combination of funds generated from operations, bank borrowings and advances from related parties, if necessary.

In assessing our liquidity, we monitor and analyse our cash on-hand and our operating expenditure commitments. As of December 31, 2023, our cash and bank balances amounted to approximately RM4.7 million, our current assets were approximately RM27.8 million, and our current liabilities were approximately RM10.6 million.

Based on the above considerations, management is of the opinion that the Group has sufficient funds to meet its working capital requirements and debt obligations, for at least the next 12 months. There are several factors that could potentially arise that could undermine the Group’s plans, such as changes in the demand for its products, economic conditions, its operating results continuing to deteriorate and its shareholders and related parties being unable to provide continued financial support.

The Group maintains sufficient cash and bank balances, and internally generated cash flows to finance their activities and management is satisfied that funds are available to finance the operations of the Company.

Analysis of financial instruments by remaining contractual maturities

The following table details the remaining contractual maturity for non-derivative financial liabilities. The tables have been drawn up based on the undiscounted cash flows of financial liabilities based on the earliest date on which the Group can be required to pay. The table includes both interest and principal cash flows.

	On demand or within 1 year	Within 2 to 5 years	Total
	RM	RM	RM
December 31, 2023
Trade and other payables	9,153,086	1,721,766	10,874,852
Lease liabilities	1,389,125	1,793,875	3,183,000
Total	10,542,211	3,515,641	14,057,852

June 30, 2023
Trade and other payables	10,197,354	1,954,985	12,152,339
Lease liabilities	1,389,125	2,488,437	3,877,562
Total	11,586,479	4,443,422	16,029,901

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

21.    Financial risk management (cont.)

Market risk

Market risk is the risk that changes in market prices, such as interest rates and foreign exchange rates will affect the Group’s profit or loss. The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimizing the return on risk.

Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of the Group’s financial instruments will fluctuate because of changes in market interest rates. The Group’s exposure to interest rate risk arises primarily from loans from related parties.

The Group periodically review its liabilities and monitors interest rate fluctuations to ensure that the exposure to interest rate risk is within acceptable level.

The Group does not expect any significant effect on the Group’s profit or loss arising from the effects of reasonably possible changes to interest rates on interest bearing financial instruments at the end of the reporting period.

Foreign currency risk

The Group’s foreign exchange risk results mainly from cash flows from transactions denominated in foreign currencies. At present, the Group does not have any formal policy for hedging against foreign currency risk. The Group ensures that the net exposure is kept to an acceptable level by buying or selling foreign currencies at spot rates, where necessary, to address short-term imbalances.

The Group has transactional currency exposures arising from sales or purchases that are denominated in a currency other than the functional currency of the entity, primarily United States Dollar (USD), Euro (EUR) and Singapore Dollar (SGD).

At each reporting date, the Group’s exposure to foreign currency risk is as follows:

	June 30, 2023		December 31, 2023
	USD	EUR	USD	EUR
	RM	RM	RM	RM
Financial assets
Trade and other receivables	8,993,253	1,203,176	9,123,854	325,925
Cash and bank balances	1,819,907	782,968	2,827,095	1,126,547

Financial liabilities
Trade and other payables	(10,063,356)	(530,488)	(9,548,066)	(151,663)
Net exposure	749,804	1,455,656	2,402,883	1,300,809

Strengthening of Malaysian Ringgit against the foreign currencies denominated balances as at the reporting date would increase/(decrease) profit or loss by the amounts shown below. The analysis assumes that all other variables remain constant.

	Profit or loss (after tax)
	June 30, 2023	December 31, 2023
	RM	RM
USD strengthening 1% (Jun 2023: 4%)	22,794	18,262
EUR strengthening 1% (Jun 2023: 7%)	77,441	9,886

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

21.    Financial risk management (cont.)

Weakening of Malaysian Ringgit against the above currencies would have had equal but opposite effect on the above currencies to the amounts shown above, on the basis that all other variables remain constant.

22.    Fair value of assets and liabilities

Fair value measurement

The accounting standard regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by the Group.

The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosure requirements for fair value measures. The three levels are defined as follow:

•        Level 1 — Quoted prices (unadjusted) in active market for identical assets or liabilities that the Company can access at the measurement date

•        Level 2 — Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, and

•        Level 3 — Unobservable inputs for the asset or liability.

Assets and liabilities not measured at fair value

Cash and cash equivalents, other receivables and other payables

The carrying amount of these balances approximate their fair value due to the short-term nature of these balances.

Trade receivables and trade payables

The carrying amount of these receivables and payables approximate their fair value as they are subject to normal trade credit terms.

Lease liabilities and loan from related companies

The carrying amount of these balances approximate their fair value as they are subject to interest rates close to market rate of interest for similar arrangements with financial institutions.

23.    Financial instruments by category

At the reporting date, the aggregate carrying amounts of financial assets and receivables and financial liabilities at amortized cost were as follows:

	June 30, 2023	December 31, 2023	December 31, 2023
	RM	RM	USD
Financial assets measured at amortised cost
Trade and other receivables	8,818,277	5,178,224	1,128,080
Cash and cash equivalents	4,874,254	4,716,658	1,027,527
	13,692,531	9,894,882	2,155,607

Financial liabilities measured at amortised cost
Trade and other payables	11,936,982	10,649,965	2,320,102
Lease liabilities	3,538,966	2,944,927	641,554
	15,475,948	13,594,892	2,961,656

LINKERS INDUSTRIES LIMITED AND ITS SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

24.    Capital management

The Group manage their capital to ensure that the Group is able to continue as a going concern and maintain an optimal capital structure so as to maximise shareholder’s value. The capital structure of the Group consists of equity attributable to owners of the Company, comprising issued share capital, reserves and retained earnings as presented in the unaudited interim condensed consolidated statements of changes in equity.

The Group manage its capital structure and makes adjustments to it, in light of changes in economic conditions. To maintain or adjust the capital structure, the Group may adjust the dividend payment to shareholders, return capital to shareholders or issue new shares. The Group is not subject to any externally imposed capital requirements. No changes were made in the objectives, policies or processes during the financial periods ended June 30 and December 31, 2023.

25.    Events after reporting period

The Company has assessed all events from December 31, 2023, up through May 8, 2024, which is the date that these unaudited interim condensed consolidated financial statements are available to be issued, other than the events disclosed above, there are not any material subsequent events that require in these unaudited interim condensed consolidated financial statements.

Linkers Industries Limited

2,200,000 Class A Ordinary Shares

____________________

PROSPECTUS

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          , 2024

Until and including April 12, 2024 (twenty-five (25) days after the date of this prospectus), all dealers that buy, sell or trade our Class A Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED , 2024

2,200,000 Class A Ordinary Shares

Linkers Industries Limited

This Resale Prospectus relates to the resale of 2,200,000 Class A Ordinary Shares in aggregate by the Selling Shareholders named in this prospectus. We will not receive any of the proceeds from the sale of Class A Ordinary Shares by the Selling Shareholders named in this prospectus.

Any shares sold by the Selling Shareholders covered by this prospectus will only occur after the commencement of trading of our Ordinary Shares on the Nasdaq Capital Market, and such sales will begin at prevailing market prices or at privately negotiated prices. No sales of the shares covered by this prospectus shall occur until after completion of our initial public offering. The distribution of securities offered hereby may be effected in one or more transactions that may take place in ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals. The Selling Shareholders will sell their shares at prevailing market prices or in privately negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholders. The date of effectiveness of this registration statement is May [•], 2024.

The Class A Ordinary Shares registered for resale as part of this Resale Prospectus, once registered, will constitute a considerable percentage of our public float. The sales of a substantial number of registered shares could result in a significant decline in the public trading price of our Class A Ordinary Shares and could impair our ability to raise capital through the sale or issuance of additional Class A Ordinary Shares. We are unable to predict the effect that such sales may have on the prevailing market price of our Class A Ordinary Shares. Despite such a decline in the public trading price, certain Selling Shareholders may still experience a positive rate of return on the Class A Ordinary Shares due to the lower price that they purchased the Class A Ordinary Shares compared to other public investors and may be incentivized to sell their Class A Ordinary Shares when others are not. See “Risk Factors — Risks Related to our Corporate Structure — The future sales of Class A Ordinary Shares by existing shareholders, including the sales pursuant to the Resale Prospectus, may adversely affect the market price of our Class A Ordinary Share.”

Prior to this offering, there has been no public market for our Class A Ordinary Shares. We intend to apply to list our Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “LNKS.” There is no assurance that our listing application will be approved by the Nasdaq Capital Market, and if our application is not approved by the Nasdaq Capital Market, this initial public offering will be terminated.

We will be a “controlled company” as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this offering and the sale of our Class A Ordinary Shares by the Selling Shareholders pursuant to the Resale Prospectus, Mr. Man Tak Lau, our controlling shareholder (“Controlling Shareholder”) will own 5,829,500 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares, being 61.93% of our total issued and outstanding Ordinary Shares and representing 91.60% of the total voting power, assuming that the underwriters do not exercise their over-allotment option. As a result, our Controlling Shareholder will have the ability to control the outcome of certain matters submitted to shareholders for approval through his controlling ownership of the Company, such as the election of directors, amendments to our organizational documents and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions. See “Risk Factors — Risks Related to our Class A Ordinary Shares — our Controlling Shareholder has significant voting power and may take actions that may not be in the best interests of our other shareholders” for further information. However, even if we are deemed as a “controlled company,” we do not intend to avail ourselves of the corporate governance exemptions afforded to a “controlled company” under the Nasdaq Stock Market Rules. See “Risk Factors — Risks Related to our Corporate Structure — We are a “controlled company” within the meaning of the Nasdaq listing rules, and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.”

LIL is a holding company registered and incorporated in the British Virgin Islands (“BVI”), and is not a Malaysian operating company. As a holding company with no material operations, we conduct our operations in Malaysia through our operating subsidiary, TEM. This is an offering of the Class A Ordinary Shares of LIL, the holding company incorporated in the BVI, instead of shares of our operating subsidiary, TEM. You may never directly hold any equity interest in our operating subsidiary.

The date of this Resale Prospectus is            , 2024

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in the Public Offering Prospectus and does not contain all of the information you should consider before investing in our Class A Ordinary Shares. You should read the entire prospectus carefully, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and the related notes thereto, in each case included in the Public Offering Prospectus. You should carefully consider, among other things, the matters discussed in the section of this prospectus titled “Business” before making an investment decision.

Overview

Through our operating subsidiary, we are a manufacturer and a supplier of wire/cable harnesses with our manufacturing operations in Malaysia and have more than 20 years’ experience in the wire/cable harnesses industry. Wire/cable harness refers to an assembly of wires/cables bound together with straps, cable ties and electrical tapes to transmit signals or electrical power. Our customers are generally global brand name manufacturers and original equipment manufacturers (“OEMs”) in the home appliances, industrial products and automotive industries that are mainly based in the Asia Pacific Region.

We work closely with customers in each stage of a product’s life cycle, including design, prototyping and production. Our business model enables us to offer customized wire harness for different applications and electrics designs. Our products are customized and made-to-order in accordance with the specific technical requirements of our customers.

Our Competitive Strengths

We believe the following competitive strengths differentiate our operating subsidiary from its competitors:

•        Customer base in diversified industries and long term business relationship with renowned global brand name manufacturers and OEMs;

•        Extensive understanding of wire harness production process, up to date machinery and efficient management resulting in competitive pricing while maintaining quality;

•        High standard and commitment to quality control;

•        Strong customized production platform; and

•        Experienced management team with extensive knowledge of the manufacturing industry where we operate.

Our Strategies

We aim to accomplish our business objective, further strengthen our market position and continue to be a competitive manufacturer and supplier of wire/cable harnesses by pursing the following key strategies:

•        Upgrade and increase our production capacity;

•        Strengthen our sales and marketing efforts to diversify our customer base;

•        Enhance our capability level; and

•        Acquisition of companies and/or formation of joint ventures.

Corporate History and Structure

On October 31, 1995, TEM was established under the laws of Malaysia to engage in the business of manufacturing connectors, assemblies and wire/cable harness. TSPL was incorporated under the laws of the BVI on November 15, 2022 as an investment holding company. As part of the reorganization, on December 14, 2022, TSPL acquired the entire issued share capital of TEM.

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On December 8, 2022, LIL was incorporated under the laws of the BVI as a holding company. As part of the reorganization, on December 21, 2022, LIL acquired the entire issued share capital of TSPL, following which TSPL was wholly-owned by LIL, and TEM was indirectly wholly-owned by LIL.

We are offering 2,200,000 Class A Ordinary Shares, representing 16.36% of the Ordinary Shares following the completion of this offering, assuming the underwriters do not exercise their over-allotment option. The chart below illustrates our corporate structure and identify our subsidiaries as of the date of this prospectus/upon completion of this offering:

We will be a “controlled company” as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this offering and the sale of our Class A Ordinary Shares by the Selling Shareholders pursuant to the Resale Prospectus, our Controlling Shareholder, will own 61.93% of our total issued and outstanding Ordinary Shares, representing 91.60% of the total voting power, assuming that the underwriters do not exercise their over-allotment option, and may have the ability to determine matters requiring approval by shareholders.

Investors are purchasing securities of our holding company, LIL, instead of securities of our operating subsidiary, through which our operations are conducted.

Transfers of Cash to and from Our Subsidiaries

As part of our cash management policies and procedures, our management monitors the cash position of our subsidiaries regularly and prepares budgets on a monthly basis to ensure it has the necessary funds to fulfil its obligations for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our chief financial officer and subject to approval by our board of directors.

Cash is transferred through our organization in the following manner: (i) funds are transferred to TEM, our operating subsidiary in Malaysia, from LIL as needed through our BVI subsidiary in the form of capital contributions or shareholder loans, as the case may be; and (ii) dividends or other distributions may be paid by TEM to LIL through our BVI subsidiary.

Under BVI Act, a BVI company can provide funding to its direct subsidiary (i) by making shareholder’s loan, (ii) by way of further subscription for shares or (iii) by way of capital contribution without subscribing for further shares. For LIL to transfer cash to its subsidiaries, LIL is permitted under the laws of the BVI to provide funding to its direct subsidiary, TSPL, in the three aforementioned ways subject to certain restrictions laid down in the BVI Act (as

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amended) and the memorandum and articles of association of LIL. Similarly, TSPL is permitted under the laws of the BVI to provide funding to our operating subsidiary, TEM, in the three aforementioned ways subject to certain restrictions laid down in the BVI Act (as amended) and the memorandum and articles of association of TSPL.

TEM’s ability to transfer funds to us in the form of dividends or other distributions is not materially restricted by regulatory provisions in accordance with laws and regulations in Malaysia. TEM is free to remit divestment proceeds, profits, dividends, or any income arising from any investment in Malaysia, as long as the payment is made in foreign currency, instead of Malaysian Ringgit, and in accordance with the Foreign Exchange Notices issued by the Bank Negara Malaysia (the Central Bank of Malaysia) (“BNM”).

Under the BVI Act (as amended), subject to the memorandum and articles of association, a BVI company may make a dividend distribution to its shareholders to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due.

Other than the above, we did not adopt or maintain any cash management policies and procedures dictating the amount of such funding or how funds are transferred and our subsidiaries have not experienced any difficulties or limitations on their ability to transfer cash between each other, to distribute earnings from our subsidiaries to LIL and to settle amounts owed under any applicable agreements as of the date of this prospectus.

During the six months ended December 31, 2023 and the years ended June 30, 2023 and 2022, LIL did not declare or pay any dividends or distributions and there was no transfer of assets among LIL and its subsidiaries.

We do not expect to pay dividends on our Shares in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our operating subsidiary’s business. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Enforcement of Civil Liabilities

We are incorporated under the laws of the BVI with limited liability. Substantially all of our assets are located outside the United States. In addition, all of our directors and executive officers are nationals or residents in Malaysia or Hong Kong and substantially all of their assets are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors. See “Risk Factors — Risks Related to our Ordinary Shares — You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Malaysia or Hong Kong against us or our directors named in the prospectus based on foreign laws.” for more information.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Conyers Dill & Pearman, our counsel as to the laws of the BVI, has advised us that there is uncertainty as to whether the courts of the BVI would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers to impose liabilities predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in the BVI against us or our directors or officers predicated upon the federal securities laws of the United States or the securities law of any state in the United States.

We have been advised by Conyers Dill & Pearman that although there is no statutory enforcement in the BVI of judgments obtained in the federal or state courts of the United States (and the BVI is not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the BVI would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts in the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the BVI, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would

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not be contrary to the public policy of the BVI, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the BVI and (f) there is due compliance with the correct procedures under the laws of the BVI. However, the BVI courts are unlikely to enforce a punitive judgment of a United States court predicated upon the civil liability provisions of the federal securities laws in the United States without retrial on the merits if such judgment is determined by the courts of the BVI to give rise to obligations to make payments that may be regarded as fines, penalties or punitive in nature.

Mah-Kamariyah & Philip Koh, our counsel as to the laws of Malaysia, has advised us that the enforcement of a foreign judgment in Malaysia could be effected through either statutory enforcement or the common law rule of enforcement. Under the Reciprocal Enforcement of Judgments Act 1958 of Malaysia, or REJA, judgments given by superior courts of reciprocating countries, as listed in the First Schedule to the REJA are recognized and may be enforced directly or summarily by way of registration of the judgment provided that such judgments satisfy the requirements as specified under the REJA. Foreign judgments obtained in countries other than the countries listed in the First Schedule to REJA, have to be enforced through the common law rule. Although the United States is not a reciprocating country listed in the First Schedule to the REJA, a judgment pronounced in the United States may still be enforced in Malaysia pursuant to Malaysian common law principles provided that such foreign judgments must fulfil certain conditions which includes the following:

(a)     the judgment is for a definite sum, and which is final and conclusive;

(b)    the original court granting the judgment had jurisdiction in the action;

(c)     the judgment was not obtained by fraud;

(d)    the proceedings in which the judgment was obtained were not contrary to natural justice; and

(e)     the enforcement of the judgment would not be contrary to public policy in Malaysia.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

Hastings & Co., our counsel as to the laws of Hong Kong, has advised us that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty); and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Summary of Key Risk Factors

Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may materially and adversely affect our business, financial condition, results of operations, cash flows and prospects that you should consider before making a decision to invest in our Class A Ordinary Shares. These risks are discussed more fully in “Risk Factors”. These risks include, but are not limited to, the following:

Risks Related to Doing Business in Malaysia (for a more detailed discussion, see “Risk Factors — Risks Related to Doing Business in Malaysia” beginning on page 14 of this prospectus)

•        Our operations are subject to various laws and regulations in Malaysia (see page 14 of this prospectus).

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•        Developments in the social, political, regulatory and economic environment in Malaysia may have a material adverse impact on us (see page 14 of this prospectus).

•        We face the risk that changes in the policies of the Malaysian government could have a significant impact upon the business we may be able to conduct in Malaysia and the profitability of such business (see page 15 of this prospectus).

•        Fluctuations in exchange rates could adversely affect our business and the value of our securities (see page 15 of this prospectus).

•        We are subject to foreign exchange control policies in Malaysia (see page 15 of this prospectus).

Risks Related to Our Business and Industry (for a more detailed discussion, see “Risk Factors — Risks Related to Our Business and Industry” beginning on page 16 of this prospectus)

•        Fluctuations in the prices of our major raw materials could materially and adversely affect our business, financial conditions and results of operations (see page 16 of this prospectus).

•        An unanticipated or prolonged interruption of operations at production facility would have a material and adverse effect on our business, financial conditions and results of operations (see page 16 of this prospectus).

•        Our failure to acquire raw materials or to fill our customers’ orders in a timely and cost-effective manner could materially and adversely affect our business operations (see page 17 of this prospectus).

•        The economy in general may not grow as quickly as expected, which could adversely affect our revenues and business prospects (see page 17 of this prospectus).

•        We generate a significant amount of export sales. Conducting business in overseas markets involves risks and uncertainties such as foreign exchange rate exposure and political and economic instability that could lead to reduced overseas sales and reduced profitability associated with such sales (see page 17 of this prospectus).

•        If we fail to effectively implement our production plan or our inventories become obsolete, our future performance and operating results will be adversely affected (see page 17 of this prospectus).

•        We rely on a limited number of major customers, of which may reduce or stop making purchase orders for our products (see page 18 of this prospectus).

Risks Related to our Corporate Structure (for a more detailed discussion, see “Risk Factors — Risks Related to our Corporate Structure” beginning on page 23 of this prospectus)

•        Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class B Ordinary Shares may view as beneficial (see page 23 of this prospectus).

•        We cannot predict the effect our dual-class structure may have on the market price of our Class A Ordinary Shares (see page 23 of this prospectus).

•        The future sales of Ordinary Shares by existing shareholders, including the sales pursuant to the Resale Prospectus, may adversely affect the market price of our Ordinary Share. (see page 24 of this prospectus).

•        Our Controlling Shareholder has significant voting power and may take actions that may not be in the best interests of our other shareholders (see page 24 of this prospectus).

•        We are a “controlled company” within the meaning of the Nasdaq listing rules, and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders (see page 24 of this prospectus).

•        Our Controlling Shareholder’s shareholdings in companies with similar businesses may lead to conflicts of interest with our Company and our other shareholders (see page 25 of this prospectus).

•        Certain of our directors may allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs (see page 25 of this prospectus).

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Risks Related to our Class A Ordinary Shares (for a more detailed discussion, see “Risk Factors — Risks Related to our Class A Ordinary Shares” beginning on page 25 of this prospectus)

•        If we fail to meet applicable listing requirements, Nasdaq may not approve our listing application, or may delist our Class A Ordinary Shares from trading, in which case the liquidity and market price of our Class A Ordinary Shares could decline (see page 25 of this prospectus).

•        There has been no public market for our Class A Ordinary Shares prior to this offering, and you may not be able to resell our Class A Ordinary Shares at or above the price you pay for them, or at all (see page 26 of this prospectus).

•        Our Class A Ordinary Shares are expected to initially trade under US$5.00 per share and thus would be known as “penny stock.” Trading in penny stocks has certain restrictions and these restrictions could negatively affect the price and liquidity of our Class A Ordinary Shares (see page 26 of this prospectus).

•        Volatility in the price of our Class A Ordinary Shares may subject us to securities litigation (see page 26 of this prospectus).

•        The market price of our Class A Ordinary Shares may be highly volatile, and you could lose all or part of your investment (see page 27 of this prospectus).

•        Our pre-IPO shareholders, including our Controlling Shareholder, will be able to sell their shares after completion of this offering subject to restrictions under Rule 144 (see page 27 of this prospectus).

•        Substantial future sales or perceived sales of our Class A Ordinary Shares in the public market could cause the price of our Class A Ordinary Shares to decline (see page 28 of this prospectus).

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), enacted in April 2012. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

•        may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

•        are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analysing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis;”

•        are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•        are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay”, “say-on frequency” and “say-on-golden-parachute” votes);

•        are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

•        are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

•        will not be required to conduct an evaluation of our internal control over financial reporting.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

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We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

IMPLICATIONS OF BEING A FOREIGN PRIVATE ISSUER

We are a “foreign private issuer” within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions of the Exchange Act that are applicable to United States domestic public companies. For example:

•        we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

•        for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•        we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•        we are exempt from provisions of Regulation Fair Disclosure aimed at preventing issuers from making selective disclosures of material information;

•        we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

•        our officers, directors and principal shareholders are not required to comply with Section 16 of the Exchange Act requiring them to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s notification of non-compliance requirement (Rule 5625), the voting rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

IMPLICATIONS OF BEING A CONTROLLED COMPANY

Controlled companies are exempt from the majority of independent director requirements. Controlled companies are subject to an exemption from Nasdaq standards requiring that the board of a listed company consist of a majority of independent directors within one year of the listing date.

Public Companies that qualify as a “controlled company” with securities listed on the Nasdaq, must comply with the exchange’s continued listing standards to maintain their listings. Nasdaq has adopted qualitative listing standards. Companies that do not comply with these corporate governance requirements may lose their listing status. Under the Nasdaq rules, a “controlled company” is a company with more than 50% of its voting power held by a single person, entity or group. Under Nasdaq rules, a “controlled company” is exempt from certain corporate governance requirements including:

•        the requirement that a majority of the board of directors consist of independent directors;

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•        the requirement that a listed company have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•        the requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•        the requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

Upon completion of this offering and the sale of our Class A Ordinary Shares by the Selling Shareholders pursuant to the Resale Prospectus, the outstanding shares of LIL will consist of 13,450,000 Ordinary Shares, assuming the underwriters do not exercise their over-allotment option to purchase additional Class A Ordinary Shares, or 13,780,000 Ordinary Shares, assuming the over-allotment option is exercised in full. Immediately after completion of this offering, our Controlling Shareholder will own 61.93% of our total issued and outstanding Ordinary Shares, representing 91.60% of the total voting power, assuming that the underwriters do not exercise their over-allotment option, or 60.45% of our total issued and outstanding Ordinary Shares, representing 91.11% of the total voting power, assuming that the over-allotment option is exercised in full. As a result, we will be a “controlled company” as defined under Nasdaq Listing Rule 5615(c) because our Controlling Shareholder will hold more than 50% of the voting power for the election of directors, and our Controlling Shareholder may have the ability to determine matters requiring approval by shareholders. As a “controlled company”, we are permitted to elect not to comply with certain corporate governance requirements. We do not plan to rely on these exemptions, but we may elect to do so after we complete this offering. If we elected to rely on the “controlled company” exemptions, a majority of the members of our board of directors might not be independent directors, our nominating and corporate governance and compensation committees might not consist entirely of independent directors upon closing of the offering, and you would not have the same protection afforded to shareholders of companies that are subject to Nasdaq’s corporate governance rules

IMPACT OF COVID-19

Since late December 2019, the outbreak of COVID-19 spread rapidly throughout China and later to the rest of the world. On January 30, 2020, the International Health Regulations Emergency Committee of the World Health Organization declared the outbreak a “Public Health Emergency of International Concern (PHEIC)”, and later on March 11, 2020 a global pandemic. The COVID-19 outbreak has led governments across the globe to impose a series of measures intended to contain its spread, including border closures, travel bans, quarantine measures, social distancing, and restrictions on business operations and large gatherings. From 2020 to the middle of 2021, COVID-19 vaccination program had been greatly promoted around the globe. While the spread of COVID-19 was substantially controlled in 2021, several types of COVID-19 variants emerged in different parts of the world and restrictions were re-imposed from time to time in certain cities to combat sporadic outbreaks.

The impacts of COVID-19 on our business, financial condition, and results of operations include, but are not limited to, the following:

•        the Malaysia Factory was affected by the implementation of the Restriction of Movement Order (the “Order”) announced by the Malaysian government on March 16, 2020. This Order, effective nationwide initially for 2 weeks from March 18, 2020 and the Malaysia Factory was therefore requested to shut down. We had managed to obtain the conditional approval on April 19, 2020 from the Malaysian government to partially resume the operation in the Malaysia Factory subject to certain health precautionary requirements. Nonetheless, under these circumstances the production capacity of the Malaysia Factory is still far behind from its full capacity due to the uncertainty of labor workforce and lower efficiency after implementing the necessary measures to curb against the COVID-19. The Order was later changed to Conditional Movement Control Order (the “CMCO”) on May 4, 2020 and then to Recovery Movement Control Order (the “RMCO”) on June 10, 2020 and the RMCO was extended until the end of 2020. The RMCO caused a disruption on the Malaysia Factory’s operations including delay in receipt of raw material and delivery of finished products and the visit of customers from outside Malaysia.

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•        The Malaysian government reimposed Full Movement Control Order (the “FMCO”) on May 28, 2021. This FMCO, effective nationwide with total lockdown for 2 weeks from June 1, 2021 and extended to June 28, 2021. On 27 June 2021, the Malaysian government announced that country-wide lockdowns will be extended indefinitely until daily cases fall below 4,000. The Malaysia Factory obtained the conditional approval to continue with partial operation from June 1, 2021, under these circumstances the production capacity of the Malaysia Factory was still far behind from its full capacity. Later on, the Malaysian government introduced National Recovery Plan to help the country emerge from the COVID-19 pandemic and its economic fallout. On September 15, 2021, the Malaysia Factory’s workers vaccination ratio was higher than 80% and were allowed to operate with 100% manpower.

•        As of March 2022, Malaysia stood at position 26 as the country with the highest COVID-19 cases as recorded under the coronavirus statistics of the “worldometer”. Total COVID-19 cases in Malaysia hit approximately 3.6 million and associated fatality of 33,228. These figures are huge relative to the small size economy of the country. We are witnessing the adverse impact on the purchasing power of consumers in Malaysia, where our operations are mainly conducted as a direct result of the prolonged pandemic. As such, the extent to which the coronavirus may continue to adversely impact the Malaysian economy is uncertain. In the event that the Malaysian economy suffers, demand for our products may diminish, which would in turn result in adverse impacts on our revenues, cash flows, financial condition and business prospect.

According to WHO, the COVID-19 pandemic “has been on a downward trend” with immunity increasing due to increasing administration of vaccines globally. Whilst there are remaining uncertainties posted by the potential evolution of COVID-19, the WHO Director-General announced on 5 May 2023 that COVID-19 no longer constitutes a PHEIC and is now an established and ongoing health issue, concurring with the advice of the IHR Emergency Committee of the WHO. Notwithstanding such announcement, disruptions like general slowdown in economic conditions globally and volatility in the capital markets posed by COVID-19 are far-reaching and prevalent. The extent to which COVID-19 impacts our operating subsidiary’s business in the future will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extended period of time, our operating subsidiary’s ability to pursue its business objectives may be materially adversely affected. In addition, our ability to raise equity and debt financing which may be adversely impacted by COVID-19 and other events, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all. We will continue to closely monitor the situation throughout 2023 and beyond.

CORPORATE INFORMATION

Our principal executive office is located at Lot A99, Jalan 2A-3, A101 & A102, Jalan 2A, Kawasan Perusahaan MIEL Sungai Lalang, 08000 Sungai Petani, Kedah Darul Aman, Malaysia. Our telephone number is +604-4417802. Our registered office in the BVI is located at Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, VG 1110, British Virgin Islands. Our website is www.linkers-hk.com. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

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THE OFFERING(1)

Offering Price	5(2)
Number of Class A Ordinary Shares offered by the Selling Shareholders in aggregate	2,200,000 Class A Ordinary Shares
Number of Ordinary Shares issued and outstanding prior to this offering:	11,250,000 Ordinary Shares including 8,750,000 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares
Number of Ordinary Shares issued and outstanding after this offering:

13,450,000 Ordinary Shares, including 10,950,000 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares, assuming no exercise of the underwriters’ over-allotment option.

13,780,000 Ordinary Shares, including 11,280,000 Class A Ordinary Shares and 2,500,000 Class B Ordinary Shares, assuming full exercise of the underwriters’ over-allotment option

Voting Rights	Class A Ordinary Shares are entitled to one (1) vote per share. Class B Ordinary Shares are entitled to twenty (20) votes per share.

Holders of Class A Ordinary Shares and Class B Ordinary Shares will vote together as a single class, unless otherwise required by law or our Memorandum and Articles. The holder of our Class B Ordinary Shares will hold approximately 91.60% of the total votes for our issued and outstanding Shares including 9.56% of the total votes from his Class A Ordinary Shares and 82.04% of the total votes from his Class B Ordinary Shares, following the completion of this Offering, assuming no exercise of the underwriters’ over-allotment option, and will have the ability to control the outcome of matters submitted to our shareholders for approval, including the election of our directors and the approval of any change in control transaction. See the sections titled “Principal Shareholders” and “Description of Share” for additional information.

Use of proceeds:	We will not receive any of the proceeds from the sale of the Ordinary Shares by the Selling Shareholders named in this Resale Prospectus.

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(1)      Estimate only. To be finalized at pricing.

(2)      Any shares sold by the Selling Shareholders covered by this prospectus will only occur after the commencement of trading of our Ordinary Shares on the Nasdaq Capital Market, and such sales will begin at prevailing market prices or at privately negotiated prices.

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ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the BVI with limited liability. We are incorporated in the BVI because of certain benefits associated with being a BVI business company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the BVI has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, BVI companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, all of our directors and executive officers are nationals or residents in Malaysia or Hong Kong and substantially all of their assets are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

We have appointed Cogency Global Inc., as our agent to receive service of process with respect to any action brought against us in the United States in connection with this offering under the federal securities laws of the United States or of any State in the United States.

Enforceability

BVI

Conyers Dill & Pearman, our counsel as to the laws of the BVI, has advised us that there is uncertainty as to whether the courts of the BVI would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers to impose liabilities predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in the BVI against us or our directors or officers predicated upon the federal securities laws of the United States or the securities law of any state in the United States.

We have been advised by Conyers Dill & Pearman that although there is no statutory enforcement in the BVI of judgments obtained in the federal or state courts of the United States (and the BVI is not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the BVI would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts in the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the BVI, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the BVI, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the BVI and (f) there is due compliance with the correct procedures under the laws of the BVI. However, the BVI courts are unlikely to enforce a punitive judgment of a United States court predicated upon the civil liability provisions of the federal securities laws in the United States without retrial on the merits if such judgment is determined by the courts of the BVI to give rise to obligations to make payments that may be regarded as fines, penalties or punitive in nature.

Malaysia

Mah-Kamariyah & Philip Koh, our counsel as to the laws of Malaysia, has advised us that the enforcement of a foreign judgment in Malaysia could be effected through either statutory enforcement or the common law rule of enforcement. Under the Reciprocal Enforcement of Judgments Act 1958 of Malaysia, or REJA, judgments given by superior courts of reciprocating countries, as listed in the First Schedule to the REJA are recognized and may be enforced directly or summarily by way of registration of the judgment provided that such judgments satisfy the requirements as specified under the REJA. Foreign judgments obtained in countries other than the countries listed in

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the First Schedule to the REJA, have to be enforced through the common law rule. Although the United States is not a reciprocating country listed in the First Schedule to the REJA, a judgment pronounced in the United States may still be enforced in Malaysia pursuant to Malaysian common law principles provided that such foreign judgments must fulfil certain conditions which includes the following:

(a)     the judgment is for a definite sum, and which is final and conclusive;

(b)    the original court granting the judgment had jurisdiction in the action;

(c)     the judgment was not obtained by fraud;

(d)    the proceedings in which the judgment was obtained were not contrary to natural justice; and

(e)     the enforcement of the judgment would not be contrary to public policy in Malaysia.

Hong Kong

Hastings & Co., our counsel as to the laws of Hong Kong, has advised us that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Ordinary Shares by the Selling Shareholders.

SELLING SHAREHOLDERS

The following table sets forth the name of the Selling Shareholders, the number of Shares owned by the Selling Shareholders immediately prior to the date of this Resale Prospectus and the number of Shares to be offered by the Selling Shareholders pursuant to this Resale Prospectus. The table also provides information regarding the beneficial ownership of our Shares by the Selling Shareholders as adjusted to reflect the assumed sale of all of the Shares offered under this Resale Prospectus.

The percentage of Ordinary Shares beneficially owned prior to the offering is based on 11,250,000 Ordinary Shares issued and outstanding prior to this offering, as described in “The Offering” section, including the 2,200,000 Ordinary Shares in aggregate that the Selling Shareholders are selling pursuant to this Resale Prospectus. At each general meeting, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each Class A Ordinary Share which such shareholder holds and 20 votes for each Class B Ordinary Share which such shareholder holds. Holders of Class A Ordinary Shares and holders of Class B Ordinary Shares shall vote together as a single class, on all matters that require shareholders’ approval.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, her or it, subject to applicable community property laws.

Name of Selling Shareholder:	Ordinary Shares beneficially owned prior to this offering		Maximum number of Ordinary Shares sold pursuant to this Resale Prospectus		Ordinary Shares beneficially held immediately after this offering(1)		Approximate percentage of outstanding Ordinary Shares
	Class A	Class B	Class A	Class B	Class A	Class B
CHIU Hok Yu	381,375	—	298,375	—	83,000	—	0.62%
SIN Lai Yan	431,375	—	431,375	—	—	—	—
Allied Worldwide Investment Limited(2)	411,375	—	411,375	—	—	—	—
Apex Infinite Investment Limited(3)	411,375	—	411,375	—	—	—	—
Billion Track International Limited(4)	337,500	—	337,500	—	—	—	—
Premier Ace Limited(5)	310,000	—	310,000	—	—	—	—

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(1)      Assumes the sale of our Ordinary Shares by the Selling Shareholders pursuant to the Resale Prospectus filed herewith.

(2)      Our Ordinary Shares held by Allied Worldwide Investment Limited are beneficially owned by FOO Chi Ming.

(3)      Our Ordinary Shares held by Apex Infinite Investment Limited are beneficially owned by SO Kang Ming.

(4)      Our Ordinary Shares held by Billion Track International Limited are beneficially owned by CHEUNG Yuen Ching.

(5)      Our Ordinary Shares held by Premier Ace Limited are beneficially owned by TAM Wai Ming.

Lock-up Agreements

The Selling Shareholders, with respect to their Ordinary Shares sold pursuant to the Resale Prospectus in this offering, have not entered into Lock-up Agreement.

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SELLING SHAREHOLDERS PLAN OF DISTRIBUTION

The Selling Shareholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their Class A Ordinary Shares being offered under this Resale Prospectus on any stock exchange, market or trading facility on which shares of our Class A Ordinary Shares are traded or in private transactions. No sales of the Class A Ordinary Shares covered by this prospectus shall occur until after completion of our initial public offering. These sales may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of the following methods when disposing of shares:

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        block trades in which the broker-dealer will attempt to sell the shares as agent but may position; and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        privately negotiated transactions;

•        to cover short sales made after the date that the registration statement of which this Resale Prospectus is a part is declared effective by the SEC;

•        broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

•        a combination of any of these methods of sale; and

•        any other method permitted pursuant to applicable law.

The shares may also be sold under Rule 144 under the Securities Act of 1933, as amended, if available for the Selling Shareholders, rather than under this Resale Prospectus. The Selling Shareholders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Shareholders may pledge their shares to their brokers under the margin provisions of customer agreements. If the Selling Shareholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of shares offered under this Resale Prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this Resale Prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The Selling Shareholders and any broker-dealers or agents that are involved in selling the shares offered under this Resale Prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting discount under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this Resale Prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this Resale Prospectus or, if required, in a replacement resale prospectus included in a post-effective amendment to the registration statement of which this Resale Prospectus is a part.

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The Selling Shareholders and any other persons participating in the sale or distribution of the shares offered under this Resale Prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the Selling Shareholders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

Rule 2710 requires members firms to satisfy the filing requirements of Rule 2710 in connection with the resale, on behalf of Selling Shareholders, of the securities on a principal or agency basis. NASD Notice to Members 88-101 states that in the event the Selling Shareholders intends to sell any of the shares registered for resale in this Resale Prospectus through a member of FINRA participating in a distribution of our securities, such member is responsible for insuring that a timely filing, if required, is first made with the Corporate Finance Department of FINRA and disclosing to FINRA the following:

•        it intends to take possession of the registered securities or to facilitate the transfer of such certificates;

•        the complete details of how the Selling Shareholder’s shares are and will be held, including location of the particular accounts;

•        whether the member firm or any direct or indirect affiliates thereof have entered into, will facilitate or otherwise participate in any type of payment transaction with the Selling Shareholders, including details regarding any such transactions; and

•        in the event any of the securities offered by the Selling Shareholders are sold, transferred, assigned or hypothecated by any Selling Shareholders in a transaction that directly or indirectly involves a member firm of FINRA or any affiliates thereof, that prior to or at the time of said transaction the member firm will timely file all relevant documents with respect to such transaction(s) with the Corporate Finance Department of FINRA for review.

No FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 2710, in connection with the resale of the securities by the Selling Shareholders. If any of the ordinary shares offered for sale pursuant to this Resale Prospectus are transferred other than pursuant to a sale under this Resale Prospectus, then subsequent holders could not use this Resale Prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the Selling Shareholders will sell all or any portion of the shares offered under this Resale Prospectus.

We have agreed to pay all fees and expenses we incur incident to the registration of the shares being offered under this Resale Prospectus. However, each of the Selling Shareholders and purchaser is responsible for paying any discount, and similar selling expenses they incur.

We and the Selling Shareholders have agreed to indemnify one another against certain losses, damages and liabilities arising in connection with this Resale Prospectus, including liabilities under the Securities Act.

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LEGAL MATTERS

We are being represented by Loeb & Loeb LLP with respect to certain legal matters of U.S. federal securities laws. The validity of our Class A Ordinary Shares offered in this offering and certain other matters of BVI law will be passed upon for us by Conyers Dill & Pearman, our counsel as to BVI law. Legal matters as to Malaysian law will be passed upon for us by Mah-Kamariyah & Philip Koh. Legal matters as to Hong Kong law will be passed upon for us by Hastings & Co.

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Linkers Industries Limited

2,200,000 Class A Ordinary Shares

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RESALE PROSPECTUS

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You should rely only on the information contained in this Resale Prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this Resale Prospectus. This Resale Prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this Resale Prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or the sale of these securities.

Until             , 2024, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter with respect to their unsold subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.       Indemnification of Directors and Officers.

Our post-offering Memorandum and Articles of Association, which will become effective prior to the completion of this offering, will empower us to indemnify our directors and officers against certain liabilities they incur by reason of their being a director or officer of our Company.

Pursuant to indemnification agreements, the form of which is filed as Exhibit 10.3 to this registration statement, we have agreed to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

The Underwriting Agreement, the form of which will be filed as Exhibit 1.1 to this registration statement, will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We intend to obtain directors’ and officer’s liability insurance coverage that will cover certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7.       Recent Sales of Unregistered Securities

On December 21, 2022, Man Tak Lau and the Company entered into a Share Swap Agreement, pursuant to which the Company allotted and issued 11,249,999 Ordinary Shares to Man Tak Lau as consideration for the entire share capital of TEM SP Limited as part of the reorganization. Please see Corporate History and Structure for more information.

All of the foregoing issuances were made outside of the U.S. pursuant to Regulation S.

Item 8.       Exhibits and Financial Statement Schedules

(a)     The following documents are filed as part of this registration statement:

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b)    Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or has been included in the consolidated financial statements or notes thereto.

Item 9.       Undertakings.

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table in the effective registration statement;

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)    That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)     If the registrant is relying on Rule 430B:

(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)    If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)    The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1*	Form of Underwriting Agreement
3.1#	Memorandum and Articles of Association, as currently in effect
3.2#	Form of Second Amended and Restated Memorandum and Articles of Association (to be effective in connection with the completion of this offering)
4.1#	Specimen certificate evidencing Ordinary Shares
5.1#	Opinion of Conyers Dill & Pearman regarding the validity of the Ordinary Shares being registered
8.1#	Opinion of Conyers Dill & Pearman regarding certain BVI tax matters
8.2#	Opinion of Mah-Kamariyah & Philip Koh regarding certain Malaysian law matters and tax matters
10.1#	Form of Employment Agreement, by and between executive officers and the Registrant
10.2#	Form of Independent Director Agreement between the Registrant and independent directors
10.3#	Form of Indemnification Agreement between the Registrant and independent directors
10.4#	Share Swap Agreement between Mr. Man Tak Lau, our Controlling Shareholder and Linkers Industries Limited, the Company, dated 21 December 2022
10.5#	Loan Agreement entered by TEM Electronics (M) Sdn. Bhd. with TEM Group Limited dated 23 April 2019
10.6#	Loan Agreement entered by TEM Electronics (M) Sdn. Bhd. with TEM Group Limited dated 2 May 2019
10.7#	Loan Agreement entered by TEM Electronics (M) Sdn. Bhd. with TEM Group Limited dated 23 May 2019
10.8#	Supplemental Loan Agreement entered by TEM Electronics (M) Sdn. Bhd. with TEM Group Limited dated 30 December 2020
10.9#	Loan Agreement entered by TEM Electronics (M) Sdn. Bhd. with SEAP Trading Pte Limited dated 6 August 2021
10.10#	Loan Agreement entered by TEM Electronics (M) Sdn. Bhd. with SEAP Trading Pte Limited dated 18 August 2021
10.11#	Loan Agreement entered by TEM Electronics (M) Sdn. Bhd. with SEAP Trading Pte Limited dated 2 March 2022
10.12#	Loan Agreement entered by TEM Electronics (M) Sdn. Bhd. with SEAP Trading Pte Limited dated 2 June 2022
10.13#	Loan Agreement entered by TEM Electronics (M) Sdn. Bhd. with SEAP Trading Pte Limited dated 8 July 2022
10.14#	Loan Agreement entered by TEM Electronics (M) Sdn. Bhd. with SEAP Trading Pte Limited dated 16 August 2022
10.15#

Tenancy Agreement entered by TEM Electronics (M) Sdn. Bhd. with MIDF Property Berhad regarding Lot No. A101, Jalan 2A, Kawasan Perusahaan Sungai Lalang, 08000 Sungai Pentani, Kedah Darul Aman dated 27 February 2020

10.16#

Tenancy Agreement entered by TEM Electronics (M) Sdn. Bhd. with MIDF Property Berhad regarding Lot No. A102, Jalan 2A, Kawasan Perusahaan Sungai Lalang, 08000 Sungai Pentani, Kedah Darul Aman dated 27 February 2020

10.17#

Tenancy Agreement entered by TEM Electronics (M) Sdn. Bhd. with MIDF Property Berhad regarding Lot No. A99, Jalan 2A-3, Kawasan Perusahaan Sungai Lalang, 08000 Sungai Pentani, Kedah Darul Aman dated 23 November 2022

10.18#

Tenancy Agreement entered by TEM Electronics (M) Sdn. Bhd. with MIDF Property Berhad regarding Lot No. A101, Jalan 2A, Kawasan Perusahaan Sungai Lalang, 08000 Sungai Pentani, Kedah Darul Aman dated 21 July 2023

10.19#

Tenancy Agreement entered by TEM Electronics (M) Sdn. Bhd. with MIDF Property Berhad regarding Lot No. A102, Jalan 2A, Kawasan Perusahaan Sungai Lalang, 08000 Sungai Pentani, Kedah Darul Aman dated 21 July 2023

10.20#	Bank Guarantee of MYR6,000 by TEM Electronics (M) Sdn. Bhd. In favour of Tenaga Nasional Berhad dated 16 June 2022
10.21#	Bank Guarantee of MYR50,000 by TEM Electronics (M) Sdn. Bhd. In favour of Tenaga Nasional Berhad dated 16 June 2022
10.22#	Industrial Hire Purchase Financing Facility Agreement between TEM Electronics (M) Sdn. Bhd. and HSBC Amanah Malaysia Berhad dated 12 September 2019

Exhibit Number	Description of Exhibit
10.23#	Hire Purchase Contract between between TEM Electronics (M) Sdn. Bhd. and HSBC Amanah Malaysia Berhad dated 12 December 2019
10.24#	Hire Purchase Contract between between TEM Electronics (M) Sdn. Bhd. and HSBC Amanah Malaysia Berhad dated 25 November 2020
10.25#	Hire Purchase Contract between between TEM Electronics (M) Sdn. Bhd. and HSBC Amanah Malaysia Berhad dated 23 February 2021
21.1#	List of Subsidiaries
23.1#	Consent of WWC, P.C., an independent registered public accounting firm
23.2#	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
23.3#	Consent of Mah-Kamariyah & Philip Koh (included in Exhibit 8.2)
23.4#	Consent of Hastings & Co.
23.5#	Consent of Ken Research Private Limited
24.1#	Power of Attorney
99.1#	Code of Business Conduct and Ethics
99.2#	Form of Audit Committee Charter
99.3#	Form of Nominating and Corporate Governance Committee Charter
99.4#	Form of Compensation Committee Charter
107#	Filing Fee Table

____________

*        Filed herewith.

**      To be filed by amendment.

#        Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on June 5, 2024.

Linkers Industries Limited
By:	/s/ Man Tak Lau
Name: Man Tak Lau
Title: Chairman of the Board of Directors

Power of Attorney

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Man Tak Lau and Wai Kee Kan and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to (1) act on, sign and file with the U.S. Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, together with all schedules and exhibits thereto, (2) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (3) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, and (4) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Man Tak Lau	Director and Chairman of the Board of Directors	June 5, 2024
Name: Man Tak Lau	(Principal Executive Officer)
/s/ Wai Kee Kan	Chief Executive Officer and Director	June 5, 2024
Name: Wai Kee Kan
/s/ Chooi Phing Teh	Chief Financial Officer and Director	June 5, 2024
Name: Chooi Phing Teh	(Principal Accounting and Financial Officer)
/s/ Wai Cheung Law	Director	June 5, 2024
Name: Wai Cheung Law
/s/ Wai Kuen Cheung	Independent Director	June 5, 2024
Name: Wai Kuen Cheung
/s/ Norman Chun Kin Hui	Independent Director	June 5, 2024
Name: Norman Chun Kin Hui
/s/ Kelly Wai Yan Hui	Independent Director	June 5, 2024
Name: Kelly Wai Yan Hui
/s/ Lionel Khuat Leok Choong	Independent Director	June 5, 2024
Name: Lionel Khuat Leok Choong
/s/ Carrie Chiu Ying Yu	Independent Director	June 5, 2024
Name: Carrie Chiu Ying Yu

SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, as amended, the undersigned, the duly authorized representative in the United States of Linkers Industries Limited has signed this registration statement or amendment thereto in New York, on June 5, 2024.

Authorized U.S. Representative – Cogency Global Inc.
By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President on behalf of Cogency Global Inc.